As filed with the Securities and Exchange Commission on July 30, 2021
No. 333-[ • ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	85-0800493 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
4850 West 78th Street,
Indianapolis, IN
(647) 812-2417

Bill Demers
4850 West 78th Street,
Indianapolis, IN
(647) 812-2417
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Jonathan D. Stanley, Esq.
Susan V. Sidwell, Esq.
Bass Berry & Sims, PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Tel: (615) 742-6200
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	53,211,039(2)	$8.695(3)	$462,669,984.11	$50,477.30(5)
Common stock, par value $0.0001 per share	2,006,588(4)		$10,421,983.82(4)	$1,137.04(5)
Total				$51,614.33

(1)
This registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of POINT Biopharma Global Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Consists of an aggregate of up to 53,211,039 shares of Common Stock registered for sale by the selling securityholders named in this Registration Statement.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $8.695, which is the average of the high and low prices of shares of the Registrant’s Common Stock on The Nasdaq Capital Market (“Nasdaq”) on July 27, 2021 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)
Consists of an aggregate of 2,006,588 shares of Common Stock issuable upon the exercise of outstanding options held by the selling securityholders named in this Registration Statement. The proposed maximum aggregate offering price of those shares is equal to the aggregate of the product of the shares underlying each outstanding option times its applicable exercise price, which exercise price ranges from $1.39 to $8.47 per share.

(5)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
SUBJECT TO COMPLETION, DATED JULY 30, 2021
PRELIMINARY PROSPECTUS
Up to 53,211,039 Shares of Common Stock
This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their pledgees, donees, assignees and successors-in-interest (“permitted transferees”), of (i) up to an aggregate of 16,500,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined below), (ii) up to an aggregate of 34,704,451 shares of our common stock otherwise held by the Selling Securityholders, and (iii) up to an aggregate of 2,006,588 shares of our common stock that may be issued to the Selling Securityholders upon exercise of outstanding options held by the Selling Securityholders. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of up to an aggregate of 2,006,588 outstanding options held by the Selling Securityholders. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PNT”. On July 29, 2021, the closing price of our common stock was $8.49 per share.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 13 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

i

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS
On June 30, 2021 (the “Closing Date”), Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I, a Delaware corporation and our predecessor company (“RACA”), consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the Business Combination Agreement, dated as of March 15, 2021 (the “Business Combination Agreement”), by and among RACA, Bodhi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of RACA (“Merger Sub”), and POINT Biopharma Inc., a Delaware corporation (together with its consolidated subsidiaries, “Old POINT”).
Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into Old POINT (the “Merger”), with Old POINT as the surviving company in the Merger and, after giving effect to such Merger, Old POINT became a wholly-owned subsidiary of RACA and (ii) RACA changed its name to “POINT Biopharma Global Inc.” (together with its consolidated subsidiaries, “New POINT” or the “Company”).
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share and vested equity award of Old POINT outstanding as of immediately prior to the Effective Time was exchanged, at a conversion ratio of approximately 3.59:1, for shares of the common stock, par value $0.0001 per share, of New POINT (“Common Stock” or “New POINT Common Stock”) or comparable vested equity awards that are exercisable for shares of Common Stock, as applicable, based on an implied Old POINT vested equity value of $585,000,000; (ii) all unvested equity awards of Old POINT were exchanged for comparable unvested equity awards that are exercisable for shares of Common Stock, determined based on the same conversion ratio at which the vested equity awards are exchanged for shares of Common Stock; and (iii) each share of Class A common stock, par value $0.0001 per share, of RACA (“Class A Common Stock”) and each share of Class B common stock, par value $0.0001 per share, of RACA (“Class B Common Stock”) that was issued and outstanding immediately prior to the Effective Time became one share of Common Stock following the consummation of the Business Combination.
Unless the context otherwise requires, references in this prospectus to “POINT”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean POINT Biopharma Inc., a Delaware corporation, and its consolidated subsidiaries, and, after the closing of the Business Combination, POINT Biopharma Global Inc. and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of the Company.
In addition, in this document, unless otherwise stated or the context otherwise requires, references to:
“Business Combination” or “Transactions” are to the Merger and other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing;
“Bylaws” are to the Amended and Restated By-laws of New POINT;
“Certificate of Incorporation” are to the Amended and Restated Certificate of Incorporation of New POINT;
“Class A Common Stock” are to the Class A common stock of RACA, which automatically converted, on a one-for-one basis, into shares of New POINT Common Stock in connection with the Business Combination;
“Class B Common Stock” are to the Class B common stock of RACA, which automatically converted, on a one-for-one basis, into shares of New POINT Common Stock in connection with the Business Combination;
“Closing” are to the closing of the Business Combination;
“Closing Date” are to June 30, 2021;
“Common Stock” or “New POINT Common Stock” are to the common stock, par value $0.0001 per share, of New POINT;

“Equity Incentive Plan” are to the POINT Biopharma Global Inc. 2021 Equity Incentive Plan;
“initial public offering” are to RACA’s initial public offering that was consummated on July 10, 2020;
“initial shareholders” are to Sponsor and each of Daniel S. Grau, David C. Lubner and Michael P. Gray;
“Governing Documents” are to the Certificate of Incorporation and the Bylaws;
“New POINT” refers to RACA following the consummation of the Business Combination;
“PIPE Financing” are to the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors collectively subscribed for an aggregate of 16,500,000 shares of Class A Common Stock for an aggregate purchase price of $165,000,000;
“RACA” means Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I, a Delaware corporation;
“Sponsor” are to Therapeutics Acquisition Holdings LLC, a Delaware limited liability company; and
“Subscription Agreements” are to the subscription agreements, entered into by RACA and each of the PIPE Investors in connection with the PIPE Financing,

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell or distribute such securities from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of up to an aggregate of 2,006,588 outstanding options held by the Selling Securityholders. We will receive proceeds from any exercise of the options for cash. More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.
A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.
Overview
We are a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. We are advancing two Phase 3 assets in prostate and neuroendocrine cancers as well as an early-stage portfolio of next-generation product candidates. Our pipeline of product candidates and early-stage development programs are well supported by our management team’s extensive experience in the manufacturing and clinical development of radiopharmaceuticals. Core to our strategy is a focus on supply chain and manufacturing to overcome the historical limitations in the development and commercialization of radiopharmaceuticals, and to accelerate the availability and adoption of these treatments. We are focused on advancing our pipeline and development programs to help ensure that radiopharmaceuticals become a core pillar of cancer treatment across multiple indications. With recent innovations in the production and purification medical isotopes, radiopharmaceuticals are progressing faster than ever before, and we believe we are well-positioned to be a leader in this rapidly advancing field.
For our early-stage development programs, we plan to evaluate the utility of both lutetium-177 and actinium-225, as well as other radioisotopes that may be considered for use in radiopharmaceuticals. We currently hold worldwide or expansive multi-jurisdictional development and commercialization rights to each of our product candidates.
Our pipeline of product candidates includes PNT2002 and PNT2003 for the treatment of prostate cancer and neuroendocrine tumors, respectively. PNT2002 is a prostate-specific membrane antigen, or PSMA, targeted radioligand currently in a Phase 3 trial for the treatment of metastatic castration-resistant prostate cancer, or mCRPC, in patients who have progressed following treatment with androgen receptor-axis-targeted, or ARAT, therapy. PNT2002 combines a PSMA-specific ligand, PSMA-I&T, with the beta-emitting radioisotope lutetium-177, or 177Lu-PSMA-I&T. We are leveraging clinical data from a prospective single-arm study of 56 mCRPC patients published by Dr. Richard P. Baum of the Theranostics Center for Molecular Radiotherapy and Precision Oncology in Germany. We presented the clinical data published by Dr. Baum to the U.S. Food and Drug Administration (the “FDA”) as the basis for starting a Phase 3 clinical trial. We have initiated patient recruitment for our potential registrational Phase 3 trial and estimate top-line results from this trial in mid-2023. As of July 21, 2021, there have been 15 patients dosed with
177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002. No assurance can be given, however, that the results published by Dr. Baum will result in the successful completion of our clinical trial or that PNT2002 will be approved for commercialization and reimbursement.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of neuroendocrine tumors. PNT2003 combines a somatostatin-specific radioligand called DOTATATE with lutetium-177, or
177Lu-DOTATATE. We received interim data from CanProbe in December 2020 from an ongoing Phase 3 clinical trial in Canada conducted by the University Health Network (NCT0274374). We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs. The last patient last dose occurred in July 2021, and full results are now expected from this trial in the first half of 2022. No assurance can be given, however, that the interim results from this trial will result in the successful completion of the clinical trial or that PNT2003 will be approved for commercialization and reimbursement.
We are also advancing two early-stage programs, PNT2001 and PNT2004, as well as a tumor microenvironment targeting technology platform that could be applied across a variety of radioligands.

PNT2001, our next-generation PSMA-targeting product candidate, will be evaluated in preclinical studies to assess its potential for the treatment of non-metastatic castration sensitive prostate cancer, or nmCSPC. PNT-2004, a fibroblast activation protein-α, or FAP-α, targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by FAP-α in the tumor microenvironment, potentially expanding the therapeutic window of radiopharmaceutical product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium-177 and actinium-225.
We are leveraging our expertise in radiopharmaceutical manufacturing to develop processes that enable us to efficiently manufacture our radiopharmaceutical product candidates at scale. Manufacturing and supply chain are key success factors in the radiopharmaceutical industry. Both the raw ingredients and finished radiopharmaceutical products cannot be stored for long periods of time due to decay of the radioactive isotope. As a result, radiopharmaceuticals are manufactured on-demand, with a just-in-time supply chain. To lead in this category, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate both radioisotope and radioligand production. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our product candidates, if approved.
Critical to our success has been the assembly of an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. Our management team has extensive capabilities in the clinical development and manufacturing of radiopharmaceuticals, along with expertise in commercial product launches, marketing, physician and stakeholder engagement. Collectively, our team possesses a strong record of success, as demonstrated by 44 accepted INDs, CTA and international trial approvals, 12 drug approvals, and eight GMP radiopharmaceutical facilities. Our management team brings direct radiopharmaceutical experience from Progenics, Zevecor (owned by Curium), Radiomedix and the Centre for Probe Development and Commercialization (CPDC), as well as broader pharmaceutical companies, including Sanofi-Genzyme and GlaxoSmithKline.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of RACA’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Risks Associated with Our Business
Our business is subject to numerous material and other risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors.” These risks include, among others:
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Risks related to our financial condition and capital requirements, including, among others, that:

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We have incurred significant losses since inception, and we expect to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.

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We will require substantial additional financing, which may not be available on acceptable terms, or at all.

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We have not generated any revenue to date and may never be profitable.

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We have a limited operating history.

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Risks related to the development of our product candidates, including, among others, that:

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Our approach to the discovery and development of product candidates based on our proprietary radioligand targeted therapies represents a novel approach to radiation therapy.

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We are very early in our development efforts and we may not achieve research, development and commercialization goals in the time frames that we publicly estimates.

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We may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements.

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Clinical development involves a lengthy and expensive process with uncertain outcomes. We may encounter difficulties enrolling patients in our clinical trials.

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COVID-19 may materially and adversely affect our business and financial results.

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We currently have a minimal marketing and sales organization and have no experience in marketing products.

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Risks related to our manufacturing operations, including, among others, that:

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Our product candidates are radioligands and the manufacture of our product candidates is complex.

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Delays in completing and receiving regulatory approvals for our manufacturing facilities, could delay our development plans or commercialization efforts.

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Any failure to perform proper quality control and quality assurance would have a material adverse effect on our business and financial results.

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Risks related to our reliance on third parties, including, among others, that:

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While we are constructing our own manufacturing facility, we currently rely, and will likely continue to rely, on third parties to manufacture our lead product candidates for our ongoing clinical trial and our preclinical studies, as well as any preclinical studies or clinical trials of our future product candidates that we may conduct.

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We may be unable to obtain a sufficient supply of radioisotopes to support clinical development or at commercial scale.

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We rely on third parties to conduct our clinical trials of PNT2002 and PNT2003 and plan to rely on third parties to conduct future clinical trials.

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Risks related to government regulation, including, among others, that:

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The FDA regulatory approval process is lengthy and time-consuming, and we may experience significant delays in the clinical development and regulatory approval of our product candidates.

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Even if we receive regulatory approval of our product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review.

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The insurance coverage and reimbursement status of newly-approved products is uncertain.

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Our relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations.

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Healthcare legislative reform measures and constraints on national budget social security systems may have a material adverse effect on our business and results of operations.

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Risks related to our intellectual property, including, among others, that:

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If we are unable to obtain and maintain patent protection for any product candidates we develop and for our technology, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours.

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If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in its market.

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If we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are important to our business.

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We may not be able to protect our intellectual property and proprietary rights throughout the world.

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Issued patents covering our product candidates or technologies could be found invalid or unenforceable if challenged in court.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

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Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

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Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats.

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Risks related to employee matters and managing growth, including, among others, that:

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We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

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We will need to grow the size of our organization, and we may experience difficulties in managing this growth.

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Risks relating to ownership of our Common Stock, including, among others, that:

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We do not know whether an active, liquid and orderly trading market will develop for our Common Stock or what the market price of our Common Stock will be and, as a result, it may be difficult for you to sell your Common Stock.

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The price of our Common Stock may be volatile, and you could lose all or part of your investment.

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Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to the Equity Incentive Plan, could result in additional dilution of the percentage ownership of our shareholders and could cause the price of our Common Stock to fall.

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We do not intend to pay dividends on our Common Stock, so any returns will be limited to the value of our Common Stock.

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Risks related to the Business Combination and integration of business, including, among others, that:

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Our management’s focus and resources may be diverted from operational matters and other strategic opportunities as we navigate the transition process following the Business Combination.

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We will incur significant increased expenses and administrative burdens as a public company.

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Risks related to our organizational structure, including, among others, that:

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Delaware law and our Governing Documents contain certain provisions, including anti-takeover provisions, which limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

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Our Bylaws designate a state or federal court located within the State of Delaware as the sole and exclusive forum for substantially all disputes between us and our stockholders.

Corporate Information
The mailing address for our principal executive office is 4850 West 78th Street, Indianapolis, IN 46268, and our telephone number is (647) 812-2417. Our website address is www.pointbiopharma.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING
The following summary of the offering contains basic information about the offering and our Common Stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Common Stock, please refer to the section titled “Description of Capital Stock.”
This prospectus relates to the issuance by us of up to an aggregate of 2,006,588 shares of our Common Stock that may be issued upon exercise of outstanding options held by the Selling Securityholders. This prospectus also relates to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of (i) up to an aggregate of 16,500,000 shares of our Common Stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination, (ii) up to an aggregate of 34,704,451 shares of our Common Stock otherwise held by the Selling Securityholders and (iii) up to an aggregate of 2,006,588 shares of our Common Stock that may be issued to the Selling Securityholders upon exercise of outstanding options held by the Selling Securityholders.
Securities that may be offered and
sold from time to time by the Selling Securityholders named herein
Up to an aggregate of 53,211,039 shares of Common Stock, including (i) up to an aggregate of 16,500,000 shares of our Common Stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination, (ii) up to an aggregate of 34,704,451 shares of our Common Stock otherwise held by the Selling Securityholders and (iii) up to an aggregate of 2,006,588 shares of our Common Stock that may be issued to the Selling Securityholders upon exercise of outstanding options held by the Selling Securityholders.
Common Stock outstanding
90,121,794 shares of Common Stock as of June 30, 2021.
Use of proceeds
All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us upon exercise of the options to the extent such options are exercised for cash.
Market for our Common Stock
Our Common Stock is listed on Nasdaq under the symbol “PNT”.
Risk factors
Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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the success, cost and timing of our product development activities and clinical trials, our plans for clinical development of our product candidates and the initiation and completion of any other clinical trials and related preparatory work and the expected timing of the availability of results of the clinical trials;

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our ability to recruit and enroll suitable patients in our clinical trials;

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the potential attributes and benefits of our product candidates;

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our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;

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our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

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the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

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the potential for our business development efforts to maximize the potential value of our portfolio;

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our ability to identify, in-license or acquire additional product candidates;

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our ability to maintain the license agreements underlying our product candidates;

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our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;

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our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

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our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacture our product candidates;

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the development of our own manufacturing facility in Indianapolis, Indiana and the ability of this facility to provide adequate production capacity to meet future commercial demands for our product candidates;

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the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;

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the rate and degree of market acceptance of our product candidates, if approved;

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the pricing and reimbursement of our product candidates, if approved;

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regulatory developments in the United States and foreign countries;

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the impact of laws and regulations;

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our ability to attract and retain key scientific, medical, commercial or management personnel;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our financial performance;

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the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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the level of activity in the trading market for our Common Stock and the volatility of the market price of our Common Stock;

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the effect of COVID-19 on the foregoing; and

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other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus beginning on page 13. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND INDUSTRY DATA
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and POINT’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

RISK FACTORS
Investing in our securities involves a high degree of risk. The following risk factors will apply to our business and operations. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of POINT. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with RACA’s financial statements and the financial statements of Old POINT and the notes to the financial statements included herein. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our Common Stock could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this prospectus to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and our future prospects. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to POINT’S Business
Risks Related to POINT’s Financial Condition and Capital Requirements
POINT has incurred significant losses since inception, and POINT expects to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.
Investment in drug product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. POINT is still in the early stages of development of its product candidates and its lead product candidates are still in clinical trials. POINT has no products licensed for commercial sale and has not generated any revenue to date, and POINT continues to incur significant research and development and other expenses related to its ongoing operations.
POINT has incurred significant net losses in each period since its inception in September 2019. For the years ended December 31, 2019 and 2020, POINT reported net losses of $9.2 thousand and $13.4 million, respectively. For the quarter ended March 31, 2021, POINT reported net losses of $5.8 million. As of March 31, 2021, POINT had an accumulated deficit of $19.2 million. POINT expects to continue to incur significant losses for the foreseeable future, and POINT expects these losses to increase substantially if and as POINT:
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continues its research and development efforts and submits new drug applications (NDAs), for POINT’s lead product candidates and submits investigational new drug applications (INDs), for its other product candidates;

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conducts preclinical studies and clinical trials for POINT’s current and future product candidates;

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seeks to identify additional product candidates;

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acquires or in-licenses other product candidates and technologies;

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construct POINT’s manufacturing facility and obtain required regulatory approvals of the facility;

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adds operational, financial and management information systems and personnel, including personnel to support the development of POINT’s product candidates and help it comply with its obligations as a public company;

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hires and retains additional personnel, such as clinical, quality control, scientific, commercial and administrative personnel;

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seeks marketing approvals for any product candidates that successfully complete clinical trials;

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establishes a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities, whether alone or with third parties, to commercialize product candidates for which POINT may obtain regulatory approval, if any;

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expand, maintain and protect POINT’s intellectual property portfolio;

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continues to experience delays or interruptions from the impact of COVID-19;

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competes with technological and market developments; and

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operates as a public company.

Because of the numerous risks and uncertainties associated with drug product development, POINT is unable to accurately predict the timing or amount of increased expenses it will incur or when, if ever, it will be able to achieve profitability. Even if POINT succeeds in commercializing one or more of its product candidates, POINT will continue to incur substantial research and development, manufacturing and other expenditures to develop, seek regulatory approval for, and market additional product candidates. POINT may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect POINT’s business. The size of POINT’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. POINT’s prior losses and expected future losses have had and will continue to have an adverse effect on POINT’s shareholders’ equity and working capital.
POINT will require substantial additional financing, which may not be available on acceptable terms, or at all. A failure to obtain this necessary capital when needed could force POINT to delay, limit, reduce or terminate its product development or commercialization efforts.
As of March 31, 2021, POINT had cash and cash equivalents totaling $19.8 million and an accumulated deficit of $19.2 million. Immediately following the closing of the Business Combination, POINT had approximately $273.7 million in cash and cash equivalents. POINT’s operations have consumed substantial amounts of cash since inception. POINT expects to continue to spend substantial amounts to continue the clinical development of its PSMA targeted radioligand (PNT2002), somatostatin targeted radioligand (PNT2003) and future clinical trials for its other product candidates and to continue to identify new product candidates.
POINT will require significant additional amounts of cash in order to launch and commercialize its current and future product candidates to the extent that such launch and commercialization are not the responsibility of a future collaborator that POINT may contract with in the future. In addition, other unanticipated costs may arise in the course of POINT’s development efforts. Because the design and outcome of POINT’s planned and anticipated clinical trials is highly uncertain, POINT cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate POINT develops.
POINT’s future capital requirements depend on many factors, including:
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the scope, progress, results and costs of researching and developing PNT2002, PNT2003 and its other product candidates;

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the timing of, and the costs involved in, obtaining marketing approvals for its current and future product candidates;

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the number of future product candidates and potential additional indications that it may pursue and their development requirements;

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the timing of and costs involved in, completing the construction of POINT’s manufacturing facility and obtaining all the regulatory approvals of such facility;

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the cost of manufacturing its product candidates for clinical trials in preparation for regulatory approval and in preparation for commercialization;

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the cost and availability of lutetium 177 and actinium 225 or any other medical isotope it may incorporate into its product candidates;

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the cost and availability of ytterbium 176 or any other raw material necessary to manufacture medical isotopes internally;

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if approved, the costs of commercialization activities for any approved product candidate to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

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subject to receipt of regulatory approval and revenue, if any, received from commercial sales for any approved indications for any of its product candidates;

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the extent to which it in-licenses or acquires rights to other products, product candidates or technologies;

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its headcount growth and associated costs as it expands its research and development capabilities and establishes a commercial infrastructure;

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the continued impact of delays or interruptions from COVID-19;

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the costs of preparing, filing and prosecuting patent applications and maintaining and protecting its intellectual property rights, including enforcing and defending intellectual property related claims; and

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the costs of operating as a public company.

POINT cannot be certain that additional funding will be available on acceptable terms, or at all. If POINT is unable to raise additional capital in sufficient amounts or on terms acceptable to it, POINT may have to significantly delay, scale back or discontinue the development or commercialization of its product candidates or other research and development initiatives. Any of its current or future license agreements may also be terminated if it is unable to meet the payment or other obligations under the agreements.
POINT currently anticipates that, based on its existing research and development programs and expectations related to the build out of its manufacturing facility, POINT’s existing cash and cash equivalents will enable POINT to fund its operating expenses and capital expenditure requirements into 2024. POINT’s estimate may prove to be wrong, and POINT could use its available capital resources sooner than currently expected. Further, changing circumstances, some of which may be beyond POINT’s control, could cause POINT to consume capital significantly faster than it currently anticipates, and POINT may need to seek additional funds sooner than planned.
POINT has not generated any revenue to date and may never be profitable.
POINT’s ability to become profitable depends upon its ability to generate revenue. To date, POINT has not generated any revenue. POINT does not expect to generate significant product revenue unless or until it successfully completes clinical development and obtains regulatory approval of, and then successfully commercializes, at least one of its product candidates. Only PNT2002 and PNT2003 are in Phase 3 clinical trials. POINT’s other product candidates are in the preclinical stages of clinical development and will require additional preclinical studies and clinical development. All of POINT’s product candidates will require substantial regulatory review and approval, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before POINT can generate any revenue from product sales. The PNT2003 Phase 3 clinical trial has completed enrollment. As of July 21, 2021, there have been 15 patients dosed with 177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002. POINT faces significant development risk as its product candidates advance further through clinical development. POINT’s ability to generate revenue depends on a number of factors, including, but not limited to:
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timely completion of its preclinical studies and its current and future clinical trials, which may be significantly slower or more costly than POINT currently anticipates and will depend substantially upon the performance of third-party contractors;

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its ability to complete IND-enabling studies and successfully submit INDs or comparable applications to allow it to initiate clinical trials for its current or any future product candidates;

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whether it is required by the United States Food and Drug Administration (FDA) or similar foreign regulatory authorities to conduct additional clinical trials or other studies beyond those planned to support the approval and commercialization of its product candidates or any future product candidates;

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its ability to demonstrate to the satisfaction of the FDA or similar foreign regulatory authorities the safety, effectiveness and acceptable risk-to-benefit profile of its product candidates or any future product candidates;

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the prevalence, duration and severity of potential side effects or other safety issues experienced with its product candidates or future product candidates, if any;

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the timely receipt of necessary marketing approvals from the FDA or similar foreign regulatory authorities;

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the willingness of physicians, operators of clinics and patients to utilize or adopt any of its product candidates or future product candidates as potential cancer treatments;

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its ability and the ability of third parties with whom it contracts to manufacture adequate clinical and commercial supplies of its product candidates or any future product candidates, remain in good standing with regulatory authorities and develop, validate and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practices (cGMP);

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its ability to navigate existing market exclusivities of competitors or avoid patent infringement claims;

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its ability to successfully develop a commercial strategy and thereafter commercialize its product candidates or any future product candidates in the United States and internationally, if licensed for marketing, reimbursement, sale and distribution in such countries and territories, whether alone or in collaboration with others; and

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its ability to establish and enforce intellectual property rights in and to its product candidates or any future product candidates.

Many of the factors listed above are beyond POINT’s control, and could cause it to experience significant delays or prevent it from obtaining regulatory approvals or commercialize its product candidates. Even if POINT is able to commercialize its product candidates, it may not achieve profitability soon after generating product sales, if ever. If POINT is unable to generate sufficient revenue through the sale of its product candidates or any future product candidates, POINT may be unable to continue operations without continued funding.
POINT’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess its future viability.
POINT is a clinical-stage precision oncology company with a limited operating history. POINT was founded to advance the development and commercialization of radioligand therapies for the treatment of cancer in September 2019, and its operations to date have been limited to organizing and staffing, business planning, raising capital, conducting discovery and research activities, filing patent applications, identifying potential product candidates, initiating and conducting its clinical trials, undertaking preclinical studies, in-licensing product candidates for development, establishing arrangements with third parties for the manufacture of POINT’s product candidates and component materials, and beginning the construction of its own manufacturing facility in Indianapolis, Indiana. POINT has only advanced two product candidates to clinical development. POINT has not yet demonstrated its ability to successfully obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions you make about POINT’s future success or viability may not be as accurate as they could be if POINT had a longer operating history.

In addition, as a young business, POINT may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. POINT will need to transition at some POINT from a company with a research and development focus to a company capable of supporting commercial activities. POINT may not be successful in such a transition.
POINT may be exposed to financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates.
POINT may be adversely affected by foreign currency fluctuations. POINT’s reporting currency is the United States dollar. The functional currency of POINT’s subsidiary in Canada and its two subsidiaries in the United States are also the United States dollar. To date, POINT has been primarily funded through issuances of equity that have been denominated in United States dollars. The majority of the Company’s expenditures incurred are in U.S. dollars. Certain expenditures in connection with the production of POINT’s clinical trial products are paid in Canadian dollars and therefore, POINT is subject to foreign currency fluctuations that may, from time to time, impact its financial positions and results of operations. However, a significant portion of POINT’s expenditures are paid in Canadian dollars, and POINT is, therefore, subject to foreign currency fluctuations that may, from time to time, impact its financial position and results of operations.
Risks Related to the Development of POINT’s Product Candidates
POINT’s approach to the discovery and development of product candidates based on its proprietary radioligand targeted therapies represents a novel approach to radiation therapy, which creates significant and potentially unpredictable challenges for it.
POINT’s future success depends on the successful development of its product candidates, which are designed to treat cancers using targeted radioligand therapies, representing a novel approach to radiopharmaceutical therapy. Lutetium-177 oncology therapy is relatively new, and only one lutetium-177 therapy has been approved in the United States or the European Union and only a limited number of clinical trials of products based on lutetium-177 therapies have commenced. There are currently no approved therapies which use actinium-225. Global supply of actinium-225 is also currently limited and may not be capable of expanding sufficiently to enable commercial volume manufacturing of actinium-225 therapies. As such, it is difficult to accurately predict the developmental challenges POINT may incur for its product candidates as they proceed through product discovery or identification, preclinical studies and clinical trials. In addition, there may be long-term effects from treatment, including late radiation toxicity, with any of POINT’s future product candidates that it cannot predict at this time. It is difficult for POINT to predict the time and cost of the development of its product candidates, and it cannot predict whether the application of its technology, or any similar or competitive technologies, will result in the identification, development, and regulatory approval of any product candidates. There can be no assurance that any development problems POINT experiences in the future related to its technology or any of its research programs will not cause significant delays or unanticipated costs, or that such development problems can be solved at all. Any of these factors may prevent POINT from completing its preclinical studies and clinical trials that it may initiate or commercializing any product candidates it may develop on a timely or profitable basis, if at all. In addition, the success of POINT’s targeted radioligand therapies, including its lead product candidates, will depend on several factors, including the following:
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sourcing clinical and, if successfully approved for commercial sale, commercial supplies for the materials used to manufacture its product candidates;

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establishing manufacturing capabilities to produce adequate amounts of its product candidates;

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utilizing imaging analogues or other companion diagnostics to visualize tumor uptake in advance of administering its product candidates, which may increase the risk of adverse side effects;

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educating medical personnel regarding the potential side effect profile of its product candidates;

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facilitating patient access to the limited number of facilities able to administer its product candidates, if licensed;

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using medicines to manage adverse side effects of its product candidates that may not adequately control the side effects or that may have detrimental impacts on the efficacy of the treatment; and

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establishing sales and marketing capabilities upon obtaining any regulatory approval to gain market acceptance of POINT’s novel therapies.

POINT is very early in its development efforts. If POINT is unable to advance its product candidates through clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or if it experiences significant delays in doing so, POINT’s business will be materially harmed.
POINT is very early in its development efforts. PNT2003, POINT’s most advanced product candidate, is still in clinical development, and it and PNT2002 are POINT’s only product candidates to have advanced beyond preclinical studies. POINT’s ability to generate any product revenues will depend heavily on the successful development and eventual commercialization of one or more of its product candidates. The success of POINT’s product candidates will depend on several factors, including the following:
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successful initiation and completion of preclinical studies;

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successful initiation of clinical trials;

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successful patient enrollment in, and completion, of clinical trials;

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receipt and related terms of marketing approvals from applicable regulatory authorities;

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obtaining and maintaining patent and trade secret protection and regulatory exclusivity for its product candidates;

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making and maintaining arrangements with third-party manufacturers, or establishing manufacturing capabilities, for both clinical and commercial supplies of its product candidates;

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establishing sales, marketing and distribution capabilities and successfully launching commercial sales of its product candidates, if and when approved, whether alone or in collaboration with others;

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acceptance of its product candidates, if and when approved, by patients, the medical community and third-party payors;

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effectively competing with other cancer therapies;

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avoidance of any delays or interruptions in its preclinical studies, clinical trials and supply chain due to the COVID-19 pandemic;

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obtaining and maintaining third-party coverage and adequate reimbursement; and

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maintaining a continued acceptable safety profile of its products following regulatory approval.

If POINT does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or be unable to successfully commercialize its product candidates, which would materially harm its business.
POINT business is highly dependent on its lead product candidates, PNT2002 and PNT2003, and it must complete preclinical studies and clinical testing before it can seek regulatory approval and begin commercialization of its other product candidates. If POINT is unable to obtain regulatory approval for, and successfully commercialize, PNT2002 or PNT2003, its business may be materially harmed and such failure may affect the viability of its other product candidates.
There is no guarantee that any of POINT’s product candidates will proceed in preclinical or clinical development or achieve regulatory approval. The process for obtaining marketing approval for any product candidate is very long and risky and there will be significant challenges for POINT to address in order to obtain marketing approval as planned or, if at all.
There is no guarantee that the results obtained in current and planned preclinical studies, POINT’s Phase 3 clinical trial of PNT2002, its Phase 3 clinical trial of PNT2003 or future clinical trials will be sufficient to obtain regulatory approval. In addition, because PNT2002 and PNT2003 are POINT’s most advanced product candidates, and because its other product candidates and future product candidates are based or will be based on similar radioligand developments, if POINT’s lead product candidates encounter safety or efficacy problems, developmental delays, regulatory issues, or other problems, POINT’s development plans and business related to its other current or future product candidates could be significantly harmed. A failure of POINT’s lead product candidates may affect the ability to obtain regulatory approval to continue or conduct clinical programs for its other or future product candidates. Further, competitors who are developing products for similar treatments may experience problems with their products that could identify problems that would potentially harm POINT’s business.
Clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. If POINT’s preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its product candidates, it may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.
POINT cannot be certain that its preclinical study and clinical trial results will be sufficient to support regulatory approval of its product candidates. Clinical testing is expensive and can take many years to complete, and its outcomes are inherently uncertain. Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. POINT’s clinical trials may not be conducted as planned or completed on schedule, if at all, and failure can occur at any time during the preclinical study or clinical trial process. Despite promising preclinical or clinical results, any product candidate can unexpectedly fail at any stage of preclinical or clinical development. The historical failure rate for product candidates in POINT’s industry is high.
POINT may experience delays in obtaining the FDA’s authorization to initiate clinical trials. Additionally, POINT cannot be certain that preclinical studies or clinical trials for its product candidates will begin on time, not require redesign, enroll an adequate number of subjects on time, or be completed on schedule, if at all. Clinical trials can be delayed or terminated for a variety of reasons, including delays or failures related to:
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the availability of financial resources to commence and complete the planned trials;

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limited number of, and competition for, suitable sites to conduct POINT’s clinical trials;

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the FDA or similar foreign regulatory authorities disagreeing as to the design or implementation of POINT’s clinical trials or imposing a clinical hold on a clinical trial;

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delays in obtaining regulatory approval or authorization to commence a clinical trial, including delays or issues relating to POINT’s use of imaging analogues or any future companion diagnostics it may develop;

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reaching agreement on acceptable terms with prospective contract research organizations (CROs) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

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obtaining and maintaining institutional review board (IRB) or ethics committee approval at each clinical trial site;

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termination of POINT’s clinical trials by an IRB at one or more clinical trial sites;

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recruiting an adequate number of suitable patients to participate in a clinical trial;

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having subjects complete a clinical trial or return for post-treatment follow-up;

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clinical trial sites deviating from clinical trial protocol or dropping out of a clinical trial;

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having third-party contractors fail to complete their obligations in a timely manner or failing to comply with applicable regulatory requirements;

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addressing subject safety concerns that arise during the course of a clinical trial;

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access or travel to clinical sites as a result of COVID-19;

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adding a sufficient number of clinical trial sites;

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access to raw materials, such as radioisotopes;

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obtaining sufficient product supply of POINT’s product candidates for use in preclinical studies or clinical trials from third-party suppliers; or

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lack of efficacy evidenced during clinical trials, which risk may be heightened given the advanced state of disease and lack of response to prior therapies of patients in certain clinical trials.

If POINT is required to conduct additional clinical trials or other testing of its product candidates beyond those that it currently contemplates, for example, should FDA require additional clinical data to evaluate the potential for late radiation toxicity, if it is unable to successfully complete clinical trials of its product candidates or other testing, if the results of these trials or tests are not positive or are not as positive as POINT expects or if there are safety concerns, POINT’s business and results of operations may be adversely affected and it may incur significant additional costs.
If POINT experiences delays in the completion, or termination, of any preclinical study or clinical trial of its product candidates, the commercial prospects of its product candidates may be harmed, and its ability to generate revenues from any of these product candidates will be delayed or not realized at all. In addition, any delays in completing POINT’s preclinical studies or clinical trials may increase its costs, slow down the development of its product candidates and approval process and jeopardize its ability to commence product sales and generate revenues. Any of these occurrences may significantly harm POINT’s business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of POINT’s product candidates. If one or more of POINT’s product candidates generally prove to be ineffective, unsafe or commercially unviable, POINT’s entire pipeline and targeted radioligand therapies would have little, if any, value, which would have a material and adverse effect on POINT’s business, financial condition, results of operations and prospects.
POINT may not achieve research, development and commercialization goals in the time frames that it publicly estimates, which could have an adverse impact on POINT’s business and could cause its stock price to decline.
POINT sets goals, and make public statements regarding its expectations, regarding the timing of certain accomplishments, developments and milestones under its research and development programs. The actual timing of these events can vary significantly due to a number of factors, including, without limitation, the amount of time, effort and resources committed to POINT’s programs by it and any collaborators, COVID-19 related delays and the uncertainties inherent in the regulatory approval process. As a result, there can be no assurance that POINT or any collaborators will make regulatory submissions or receive regulatory approvals as planned or that POINT or any collaborators will be able to adhere to POINT’s current schedule for the achievement of key milestones under any of its programs. If POINT or any collaborators fail to achieve one or more of the milestones described above as planned, POINT’s business could be materially adversely affected and the price of its Common Stock could decline.
The commercial success of POINT’s product candidates will depend upon public perception of radiopharmaceuticals and the degree of their market acceptance by physicians, patients, healthcare payors and others in the medical community.
Adverse events in clinical trials of POINT’s product candidates or in clinical trials of others developing similar products and the resulting negative publicity, as well as any other adverse events in the field of radiopharmaceuticals that may occur in the future, could result in a decrease in demand for POINT’s current product candidates or any product candidates that it may develop. If public perception is influenced by claims that radiopharmaceuticals or specific therapies within radiopharmaceuticals are unsafe or less safe than available alternatives, POINT’s product candidates may not be accepted by the general public or the medical community.
In particular, the future commercial success of POINT’s product candidates, as applicable, depends and will depend upon, among other things, these product candidates gaining and maintaining acceptance by physicians, patients, third-party payors and other members of the medical community as efficacious and cost-effective alternatives to competing products and treatments. If any of POINT’s product candidates do not achieve and maintain an adequate level of acceptance, POINT may not generate material sales of that product candidate or be able to successfully commercialize it. The degree of market acceptance of POINT’s product candidates will depend on a number of factors, including:
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POINT’s ability to provide acceptable evidence of safety and efficacy;

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the prevalence and severity of any side effects and any contraindications, drug interactions or other limitations included in the product labeling of any product candidates that may receive regulatory approval;

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publicity concerning its product candidates or competing products and treatments;

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availability, relative cost and relative efficacy of alternative and competing treatments;

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the ability to offer its product candidates, if approved, for sale at competitive prices;

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the relative convenience and ease of administration of its product candidates;

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the willingness of the target patient population to try new product candidates and of physicians to prescribe these product candidates;

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the strength of marketing and distribution support; and

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the sufficiency of coverage or reimbursement by third parties.

If POINT’s product candidates, if approved, do not become widely accepted by potential customers, physicians, patients, third-party payors and other members of the medical community, such a lack of acceptance could have a material adverse effect on POINT’s business, financial condition and results of operations.
POINT may be unable to obtain regulatory approval for its product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of POINT’s product candidates and adversely impact its potential to generate revenue, its business and its results of operations.
The research, testing, manufacturing, labeling, licensure, sale, marketing and distribution of drug products are subject to extensive regulation by the FDA and similar regulatory authorities in the United States and other countries, and such regulations differ from country to country. POINT is not permitted to market its product candidates in the United States or in any foreign countries until they receive the requisite marketing approval from the applicable regulatory authorities of such jurisdictions.
The FDA and similar foreign regulatory authorities can delay, limit or deny marketing authorization of POINT’s product candidates for many reasons, including:
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its inability to demonstrate to the satisfaction of the FDA or similar foreign regulatory authority that any of its product candidates are safe and effective;

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the FDA’s or the applicable foreign regulatory agency’s disagreement with its trial protocols, trial designs or the interpretation of data from preclinical studies or clinical trial;

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its inability to demonstrate that the clinical and other benefits of any of its product candidates outweigh any safety or other perceived risks;

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the FDA’s or the applicable foreign regulatory agency’s requirement for additional preclinical studies or clinical trial;

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the results of clinical trials may not meet the level of statistical significance required by the FDA or similar foreign regulatory authorities for marketing approval, or that regulatory agencies may require it to include a larger number of patients than POINT anticipated;

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the FDA’s or the applicable foreign regulatory agency’s failure to approve the manufacturing processes or facilities of third-party manufacturers upon which it relies;

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the quality of its product candidates or other materials necessary to conduct preclinical studies or clinical trials of its product candidates, including any potential companion diagnostics, may be insufficient or inadequate;

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the potential for approval policies or regulations of the FDA or similar foreign regulatory authorities to significantly change in a manner rendering its clinical data insufficient for marketing approval; or

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the data collected from clinical trials of its product candidates may not be sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a NDA or other comparable submission in foreign jurisdictions or to obtain approval of its product candidates in the United States or elsewhere.

Any of these factors, many of which are beyond POINT’s control, may result in POINT failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations and prospects. Of the large number of drug products in development, only a small percentage successfully complete the FDA or similar regulatory approval processes and are commercialized. Even if POINT eventually completes clinical testing and receives marketing authorization from the FDA or similar foreign regulatory authorities for any of its product candidates, the FDA or similar foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or similar foreign regulatory agency also may approve POINT’s product candidates for a more limited indication or a narrower patient population than POINT originally requested, and the FDA similar other foreign regulatory agency, may not approve its product candidates with the labeling that it believes is necessary or desirable for the successful commercialization of such product candidates.
In addition, even if the trials are successfully completed, preclinical and clinical data are often susceptible to varying interpretations and analyses, and POINT cannot guarantee that the FDA or similar foreign regulatory authorities will interpret the results as POINT does, and more preclinical studies and clinical trials could be required before POINT submits its product candidates for approval. To the extent that the results of the clinical trials are not satisfactory to the FDA or similar foreign regulatory authorities for support of a marketing application, approval of POINT’s product candidates may be significantly delayed, or it may be required to expend significant additional resources, which may not be available to it, to conduct additional clinical trials in support of potential approval of its product candidates.
Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of POINT’s product candidates and would materially adversely impact its business and prospects.
POINT’s preclinical studies and clinical trial may fail to adequately demonstrate the safety or effectiveness of any of POINT’s product candidates, which would prevent or delay development, regulatory approval and commercialization.
Before obtaining regulatory approvals for the commercial sale of POINT’s product candidates, including its lead product candidates, POINT must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that its product candidates are both safe and effective for use in each target indication. Preclinical studies and clinical trials are expensive and can take many years to complete, and their outcomes are inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because POINT’s product candidates are in an early stage of development, there is a high risk of failure and POINT may never succeed in developing marketable products.
Any preclinical studies or clinical trials that POINT may conduct may not demonstrate the safety or effectiveness necessary to obtain regulatory approval to market its product candidates. If the results of POINT’s ongoing or future preclinical studies and clinical trials are inconclusive, if POINT does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with POINT’s product candidates, POINT may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

In addition, for POINT’s Phase 3 clinical trial of PNT2002, its Phase 3 clinical trial of PNT2003 and any future clinical trials that may be completed for other product candidates, POINT cannot guarantee that the FDA will interpret the results as POINT does, and more trials could be required before it submits its product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA to support a marketing application, approval of POINT’s product candidates may be significantly delayed or prevented entirely, or it may be required to expend significant additional resources, which may not be available to it, to conduct additional trials in support of potential approval of its product candidates.
The results of preclinical studies and early-stage clinical trials may not be predictive of future results. Initial success in POINT’s ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later-stage trials.
The results of preclinical studies may not be predictive of the results of clinical trials, and the results of any early-stage clinical trials POINT commences may not be predictive of the results of the later-stage clinical trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. There can be no assurance that any of POINT’s current or future clinical trials will ultimately be successful or support further clinical development of any of its product candidates. There is a high failure rate for drugs proceeding through clinical trials.
A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in POINT’s clinical development could have a material adverse effect on its business and operating results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies or clinical trials nonetheless failed to obtain FDA approval or approval from foreign regulatory authorities.
Interim, “top-line” and preliminary data from POINT’s clinical trials that it announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, POINT may publish interim, “top-line” or preliminary data from its clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a full analysis of all data related to the particular trial. POINT has included certain interim data obtained from CanProbe in this registration statement/prospectus, which is also subject to change following a full analysis of all data related to the particular trial. POINT also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and it may not have received or had the opportunity to fully and carefully evaluate all data. For example, POINT’s ongoing trials of PNT2002 and PNT2003 are open-label trials and it may decide to disclose interim, “top-line,” or preliminary safety data at certain points in their development. Such data from clinical trials that POINT may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Interim, “top-line” or preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data POINT previously published. As a result, interim, “top-line,” and preliminary data should be viewed with caution until the final data are available. Adverse differences between interim, “top-line” or preliminary data and final data could significantly harm POINT’s reputation and business prospects.
In addition, the information POINT chooses to publicly disclose regarding a particular study or clinical trial is distilled from a large body of raw data and you or others may not agree with what POINT determines is the material or otherwise appropriate information to include in its disclosures, and any information POINT determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product candidate or its business. If the interim, “top-line,” or preliminary data that POINT reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, POINT’s ability to obtain approval for and commercialize its product candidates, its business, prospects, financial condition and results of operations may be harmed.

POINT has never commercialized a product candidate and may experience delays or unexpected difficulties in obtaining regulatory approval for its current and future product candidates.
POINT has never obtained regulatory approval for, or commercialized, a drug. It is possible that the FDA may refuse to accept any or all of POINT’s planned NDAs for substantive review or may conclude after review of POINT’s data that its application is insufficient to obtain regulatory approval for any product candidates. If the FDA does not approve any of POINT’s planned NDAs, it may require that POINT conduct additional costly clinical trials, preclinical studies or manufacturing validation studies before it will reconsider POINT’s applications. Depending on the extent of these or any other FDA- required studies, approval of any NDA or other application that POINT submits may be significantly delayed, possibly for several years, or may require POINT to expend more resources than it has available. Any failure or delay in obtaining regulatory approvals would prevent POINT from commercializing its product candidates, generating revenues and achieving and sustaining profitability. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve any NDA or other application that POINT submits. If any of these outcomes occur, POINT may be forced to abandon the development of its product candidates, which would materially adversely affect its business and could potentially cause it to cease operations. POINT faces similar risks for its applications in foreign jurisdictions.
POINT’s product candidates may cause adverse events, undesirable side effects or have other properties that could halt their preclinical or clinical development, prevent, delay, or cause the withdrawal of their regulatory approval, limit their commercial potential, or result in significant negative consequences, including death of patients. If any of POINT’s product candidates receive marketing approval and POINT, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, POINT’s ability, or that of any potential future collaborators, to market the drug could be compromised.
As with most drug products, use of POINT’s product candidates could be associated with undesirable side effects or adverse events which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by POINT’s product candidates could cause it or regulatory authorities to interrupt, delay, or halt clinical trials.
Treatment-related undesirable side effects or adverse events could also affect patient recruitment or the ability of enrolled subjects to complete the trial, or could result in potential product liability claims. In addition, these side effects may not be appropriately or timely recognized or managed by the treating medical staff, particularly outside of the research institutions that collaborate with POINT. POINT expects to have to educate and train medical personnel using its product candidates to understand their side effect profiles, both for its Phase 3 clinical trial for PNT2003 and PNT2002, and for any future clinical trials and upon any commercialization of any product candidates. Inadequate training in recognizing or managing the potential side effects of POINT’s product candidates could result in adverse events to patients, including death. Additionally, there could be later discovery of longer-term undesirable side effects associated with POINT’s product candidates, including the potential discovery of late radiation toxicity. Any of these occurrences may materially and adversely harm POINT’s business, financial condition, results of operations and prospects.
Clinical trials of POINT’s product candidates must be conducted in carefully defined subsets of patients who have agreed to enter into clinical trials. Consequently, it is possible that POINT’s clinical trials, or those of any potential future collaborator, may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable side effects. If one or more of POINT’s product candidates receives marketing approval and POINT, or others, discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, including during any long-term follow-up observation period recommended or required for patients who receive treatment using POINT’s products, a number of potentially significant negative consequences could result, including:
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regulatory authorities may withdraw approvals of such product, seize the product, or seek an injunction against its manufacture or distribution;

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POINT, or any future collaborators, may be required to recall the product, change the way such product is administered to patients or conduct additional clinical trials;

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additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the particular product;

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regulatory authorities may require additional warnings on the label, such as a “black box” warning or a contraindication, or impose distribution or use restrictions;

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POINT, or any future collaborators, may be required to create a Risk Evaluation and Mitigation Strategy (REMS), which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

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POINT, or any future collaborators, may be subject to fines, injunctions or the imposition of civil or criminal penalties;

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POINT, or any future collaborators, could be sued and held liable for harm caused to patients;

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the drug may become less competitive; and

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POINT’s reputation may suffer.

Any of the foregoing could prevent POINT from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm POINT’s business, results of operations, and prospects, and could adversely impact its financial condition, results of operations or the market price of its common shares.
COVID-19 may materially and adversely affect POINT’s business and financial results.
POINT’s business could be adversely affected by health epidemics in regions where it has clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom POINT relies. In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus that causes the disease known as COVID-19 a pandemic.
In an attempt to contain the spread and impact of the COVID-19 pandemic, travel bans and restrictions, quarantines, shelter-in-place orders and other limitations on business activity have been implemented globally. Specifically, the United States government-imposed travel restrictions on travel between the United States, Europe and certain other countries, and other countries have imposed travel restrictions against those traveling to or from the United States and other countries. POINT has a principal executive office in Toronto, Ontario and is constructing a manufacturing facility in Indianapolis, Indiana.
In response to public health directives and orders and to help minimize the risk of the virus to POINT’s employees, POINT has taken precautionary measures, including implementing work-from-home policies for certain employees. The effects of the public health directives and orders and POINT’s work-from-home policies may negatively impact productivity, disrupt its business and delay its clinical programs and timelines (including its clinical development timelines for PNT2002 and PNT2003) and any future clinical trials, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on POINT’s ability to conduct its business in the ordinary course. These and similar, and perhaps more severe, disruptions in POINT’s operations could negatively impact its business, financial condition and results of operations, including its ability to obtain financing.
Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19, the identification of emerging variants or other infectious diseases could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt POINT’s supply chain.
In addition, POINT’s clinical trials of PNT2002 and PNT2003, and any future clinical trials, have been and may be further affected by the COVID-19 pandemic, including:
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delays or difficulties in enrolling patients in the clinical trial, including patient inability to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services;

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delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

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diversion or prioritization of healthcare resources away from the conduct of clinical trials and towards the COVID-19 pandemic, including the diversion of hospitals serving as its clinical trial sites and hospital staff supporting the conduct of its clinical trials, who, as healthcare providers, may have heightened exposure to COVID-19 and adversely impact its clinical trial operations;

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interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal, state or provincial governments, employers and others; and

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limitations in employee resources that would otherwise be focused on the conduct of its clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

For POINT’s clinical trials that it may conduct at sites outside the United States, particularly in countries that are experiencing heightened impact from COVID-19 and its emerging variants, in addition to the risks listed above, it has also experienced, and may also in the future experience, the following adverse impacts:
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delays in receiving approval from local regulatory authorities to initiate its planned clinical trials;

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delays in clinical sites receiving the supplies and materials needed to conduct its clinical trials;

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interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug products and comparator drugs used in its clinical trials;

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changes in local regulations as part of a response to the COVID-19 outbreak, which may require it to change the ways in which its clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

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delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and

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the refusal of the FDA to accept data from clinical trials in these affected geographies.

POINT has completed enrollment of its ongoing Phase 3 clinical trial of PNT2003. For PNT2002, as of July 21, 2021, there have been 15 patients dosed with 177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002; however, POINT may not be able to enroll additional patients on its planned timelines due to disruptions at its clinical trial sites. The global COVID-19 pandemic and emergence of variants continues to rapidly evolve. The extent to which the COVID-19 pandemic may impact POINT’s business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, the effectiveness of actions taken in the United States and other countries to contain and treat the disease, and the efficacy and the ability to widely distribute vaccines.
The market opportunities for POINT’s product candidates may be smaller than POINT anticipated or may be limited to those patients who are ineligible for or have failed prior treatments. If POINT encounters difficulties enrolling patients in its clinical trials, its clinical development activities could be delayed or otherwise adversely affected.
POINT’s current and future target patient populations are based on its beliefs and estimates regarding the incidence or prevalence of certain types of cancers that may be addressable by its product candidates, which is derived from a variety of sources, including scientific literature and surveys of clinics. POINT’s estimates may prove to be incorrect and the number of potential patients may turn out to be lower than expected. Even if POINT obtains significant market share for its product candidates, because the potential target populations could be small, POINT may never achieve profitability without obtaining regulatory approval for additional indications, including use of its product candidates for front-line and second-line therapy.

POINT expects to initially seek approval of some of its product candidates as second- or third-line therapies for patients who have failed other approved treatments. Subsequently, for those product candidates that prove to be sufficiently beneficial, if any, POINT would expect to seek approval as a second-line therapy and potentially as a front-line therapy, but there is no guarantee that its product candidates, even if approved for third-line therapy, would be approved for second-line or front-line therapy. In addition, POINT may have to conduct additional clinical trials prior to gaining approval for second-line or front-line therapy.
POINT may encounter difficulties enrolling patients in its clinical trials, and its clinical development activities could thereby be delayed or otherwise adversely affected.
The timely completion of clinical trials in accordance with their protocols depends, among other things, on POINT’s ability to enroll a sufficient number of patients who remain in the trial until its conclusion. POINT may experience difficulties in patient enrollment in its clinical trials for a variety of reasons, including:
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the size and nature of the patient population;

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the patient eligibility criteria defined in the protocol;

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the size of the trial population required for analysis of the trial’s primary endpoints;

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the proximity of patients to trial sites;

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the design of the trial;

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its ability to recruit clinical trial investigators with the appropriate competencies and experience;

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competing clinical trials for similar therapies or other new therapeutics not involving its product candidates and or related technologies;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the type of targeted radioligand therapy of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications it is investigating;

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its ability to obtain and maintain patient consents; and

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the risk that patients enrolled in clinical trials will not complete a clinical trial.

In addition, POINT’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as POINT’s product candidates, and this competition will reduce the number and types of patients available to it, because some patients who might have opted to enroll in POINT’s trials may instead opt to enroll in a trial being conducted by one of its competitors. POINT may conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for its clinical trials at such clinical trial sites. Moreover, because POINT’s product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to only use conventional therapies, such as chemotherapy and external beam radiation, rather than enroll patients in any future clinical trial.
Even if POINT is able to enroll a sufficient number of patients in its clinical trials, delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect POINT’s ability to advance the development of its product candidates.
POINT currently has a minimal marketing and sales organization and has no experience in marketing products. If POINT is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, if approved for commercial sale, it may not be able to generate product revenue.
POINT currently has a very minimal sales, marketing or distribution capabilities and has no experience in marketing products. POINT intends to further develop its in-house marketing organization and sales force, which will require significant capital expenditures, management resources and time. POINT will have to compete with other pharmaceutical companies to recruit, hire, train and retain marketing and sales personnel.
If POINT is unable or decides not to establish internal sales, marketing and distribution capabilities, it will pursue collaborative arrangements regarding the sales and marketing of its product candidates, if approved and licensed. However, there can be no assurance that POINT will be able to establish or maintain such collaborative arrangements, or if it is able to do so, that they will have effective sales forces. Any revenue POINT receives will depend upon the efforts of such third parties, which may not be successful. POINT may have little or no control over the marketing and sales efforts of such third parties and its revenue from product sales may be lower than if it had commercialized its product candidates itself. POINT also faces competition in its search for third parties to assist it with the sales and marketing efforts of its product candidates.
There can be no assurance that POINT will be able to develop in-house sales and distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or overseas for which it is able to obtain regulatory approval.
If POINT evolves from a company primarily involved in clinical development to a company also involved in commercialization, it may encounter difficulties in managing its growth and expanding its operations successfully.
If POINT is able to advance its product candidates through clinical trials, it will need to expand its development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for it. If POINT’s operations expand, it expects that it may need to manage additional relationships with such third parties, as well as additional collaborators and suppliers.
Maintaining these relationships and managing POINT’s future growth will impose significant added responsibilities on members of its management and other personnel. POINT must be able to: manage its development efforts effectively; manage its clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve its managerial, development, operational and finance systems; and expand its facilities, all of which may impose a strain on its administrative and operational infrastructure. POINT may also begin to expand its capabilities or enter into contractual relationships during the later stage clinical trial or regulatory approval process, and then have to reduce its capabilities or terminate those relationships if the trials or approval processes are terminated.
POINT may expend its resources to pursue a particular product candidate and forgo the opportunity to capitalize on product candidates or indications that may ultimately be more profitable or for which there is a greater likelihood of success.
POINT has limited financial and personnel resources and is placing significant focus on the development of its lead product candidates, and as such, it may forgo or delay pursuit of opportunities with other future product candidates that later prove to have greater commercial potential. POINT’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. POINT’s spending on current and future research and development programs and other future product candidates for specific indications may not yield any commercially viable future product candidates. If POINT does not accurately evaluate the commercial potential or target market for a particular future product candidate, it may relinquish valuable rights to those future product candidates through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for POINT to retain sole development and commercialization rights to such future product candidates.
POINT currently conducts and may in the future conduct clinical trials for its product candidates outside the United States, and the FDA and similar foreign regulatory authorities may not accept data from such trials.
POINT is currently conducting clinical trials in Canada and may in the future choose to conduct additional clinical trials outside the United States, including in Australia, Europe or other foreign jurisdictions. The acceptance of trial data from clinical trials conducted outside the United States by the FDA may be subject to certain conditions. In cases where data from clinical trials conducted outside the United States are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the United States population and United States medical practice; (ii) the trials were performed by clinical investigators of recognized competence and (iii) the data may be considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any similar foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any similar foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of POINT’s business plan, and which may result in its product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.
If POINT’s competitors develop and market products that are more effective, safer or less expensive than its product candidates, its commercial opportunities will be negatively impacted.
The pharmaceutical industry is highly competitive, and POINT faces significant competition from many companies that are researching and marketing products designed to address various types of cancer and other indications it treats or may treat in the future. POINT is currently developing cancer therapeutics that will compete with other drugs and therapies that currently exist or are being developed. Also, certain of POINT’s product candidates may be clinically developed not as an initial first line therapy but as a therapy for patients whose tumors have developed resistance to first line chemotherapy, which limits its potential addressable market. Products POINT may develop in the future are also likely to face competition from other drugs and therapies.
Many of POINT competitors have significantly greater financial, manufacturing, marketing and drug development resources than POINT does. Large pharmaceutical companies, in particular, have extensive experience in clinical testing and in obtaining regulatory approvals for drugs. Additional mergers and acquisitions in the pharmaceutical industry may result in even more resources being concentrated by POINT’s competition. Competition may increase further as a result of advances in the commercial applicability of technologies currently being developed and a greater availability of capital investment in those fields. These companies may also have significantly greater research and marketing capabilities than POINT does. In addition, many universities and private and public research institutes are active in cancer research, the results of which may result in direct competition with POINT’s product candidates.
In certain instances, the drugs which will compete with POINT’s product candidates are widely available or established, existing standards of care. To compete effectively with these drugs, POINT’s product candidates will need to demonstrate advantages that lead to improved clinical safety or efficacy compared to these competitive products. POINT cannot assure you that it will be able to achieve competitive advantages versus alternative drugs or therapies. If POINT’s competitors’ market products are more effective, safer or less expensive than POINT’s product candidates or reach the market sooner than POINT’s product candidates, POINT may not achieve commercial success.
POINT believes that its ability to successfully compete will depend on, among other things:
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its ability to design and successfully execute appropriate clinical trials;

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its ability to recruit and enroll patients for its clinical trials;

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the results of its clinical trials and the efficacy and safety of its product candidates;

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the speed at which it develops its product candidates;

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achieving and maintaining compliance with regulatory requirements applicable to its business;

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the timing and scope of regulatory approvals, including labeling;

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adequate levels of reimbursement under private and governmental health insurance plans, including Medicare;

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its ability to protect intellectual property rights related to its product candidates;

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its ability to commercialize and market any of its product candidates that may receive regulatory approval;

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its ability to have any partners manufacture and sell commercial quantities of any approved product candidates to the market;

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acceptance of its product candidates by physicians, other healthcare providers and patients; and

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the cost of treatment in relation to alternative therapies.

In addition, the pharmaceutical industry is characterized by rapid technological change. POINT’s future success will depend in large part on its ability to maintain a competitive position with respect to these technologies. POINT’s competitors may render POINT’s technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in POINT’s drug discovery process that it believes it derives from its research approach and proprietary technologies. Also, because POINT’s research approach integrates many technologies, it may be difficult for POINT to stay abreast of the rapid changes in each technology. If POINT fails to stay at the forefront of technological change, it may be unable to compete effectively.
Risks Related to POINT’s Manufacturing Operations
POINT’s product candidates are radioligands and the manufacture of its product candidates is complex. POINT is currently constructing a manufacturing facility with the intent to manufacture most, if not all, of any approved drugs itself.
POINT’s product candidates are radioligands and the process of manufacturing them is complex, highly regulated and subject to multiple risks. The facility being constructed by POINT to manufacture its product candidates and future approved drugs has not been completed and will be subject to applicable laws, regulations, and GMP. These regulations govern manufacturing processes and procedures, including record keeping and the implementation and operation of quality management systems to control and assure the quality of investigational products and products approved for sale.
POINT currently is building a manufacturing facility in Indianapolis, Indiana and may build additional manufacturing facilities in other markets to expand its manufacturing capacity. These facilities may encounter unanticipated delays and expenses due to a number of factors, including regulatory requirements. If construction, regulatory evaluation, and/or approval of POINT’s new facility is delayed, POINT may not be able to manufacture sufficient quantities of its drug candidates, if approved, which could limit POINT’s development and commercialization activities and its opportunities for growth. Cost overruns associated with constructing or maintaining POINT’s facilities could require POINT to raise additional funds from other sources.
To produce POINT’s drug candidates in the quantities that it believes will be required to meet anticipated market demand, if approved, POINT will need to increase or “scale up” the production process by a significant factor over expected initial levels of production. A significant part of the scaling up process will include seeking for ways to increase the automation and semi-automation of POINT’s production process, which will require additional research and development, investment, potential new regulatory approvals, and cooperation with third-parties, some of which may not be successful. If POINT is unable or delayed in scaling up, or if the cost of doing so is not economically feasible for POINT, POINT may not be able to produce its drug candidates, if approved, in a sufficient quantity to meet future demand.
Delays in completing and receiving regulatory approvals for POINT’s manufacturing facilities, could delay its development plans or commercialization efforts.
POINT’s manufacturing facilities will be subject to ongoing, periodic inspection by various regulatory authorities, including the Nuclear Regulatory Commission (NRC), as well as the FDA, Health Canada and other comparable regulatory agencies to ensure compliance with cGMP. POINT’s failure to follow and document its adherence to such cGMP or other regulatory requirements may lead to significant delays in the availability of product candidates for clinical or, in the future, commercial use, and may result in the termination of or a hold on a clinical trial, or may delay or prevent filing or approval of marketing applications for POINT’s drug candidates or the commercialization of its drugs, if approved. POINT also may encounter manufacturing problems with the following:
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achieving adequate or clinical-grade materials that meet FDA, EMA, NMPA, Health Canada, TGA or other comparable regulatory agency standards or specifications with consistent and acceptable production yield and costs;

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shortages of qualified personnel, raw materials or key contractors; and

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ongoing compliance with GMP and other requirements of the FDA, EMA, NMPA, TGA or other comparable regulatory agencies.

Failure to comply with applicable regulations could also result in sanctions being imposed on POINT, including fines, injunctions, civil penalties, a requirement to suspend or put on hold one or more of POINT’s clinical trials, failure of regulatory authorities to grant marketing approval of POINT’s drug candidates, delays, suspension or withdrawal of approvals, supply disruptions, license revocation, seizures, or recalls of POINT’s drug candidates, operating restrictions and civil or criminal prosecutions, any of which could harm POINT’s business.
Damage to, destruction of or interruption of production at POINT’s manufacturing facilities would negatively affect its business and prospects.
If POINT’s manufacturing facilities or the equipment in them is damaged or destroyed, POINT may not be able to quickly or inexpensively replace its manufacturing capacity or replace it at all. In the event of a temporary or protracted loss of the facilities or equipment, POINT might not be able to transfer manufacturing to a third party. Even if POINT could transfer manufacturing to a third party, the shift would likely be expensive and time-consuming, particularly since the new facility would need to comply with the necessary regulatory requirements and POINT would need regulatory agency approval before selling any of POINT’s drug candidates, if approved, manufactured at that new facility. Such an event could delay POINT’s clinical trials or reduce POINT’s product sales if and when POINT is able to commercialize one or more of its drug candidates. Any interruption in manufacturing operations at POINT’s manufacturing facilities could result in its inability to satisfy the demands of its clinical trials or commercialization. Any disruption that impedes POINT’s ability to manufacture its drugs in a timely manner could materially harm its business, financial condition and operating results.
Any failure to perform proper quality control and quality assurance would have a material adverse effect on POINT’s business and financial results.
The manufacturing of POINT’s drug candidates, if approved, and any future approved drugs is subject to applicable laws, regulations, and cGMP. These regulations govern manufacturing processes and procedures, including record keeping and the implementation and operation of quality management systems to control and assure the quality of investigational products and products approved for sale. POINT and/or its third party manufacturers apply stringent quality controls at each stage of its production process to comply with these requirements. POINT and/or its third party manufacturers perform extensive tests throughout the manufacturing processes to ensure the safety and effectiveness of its drug candidates. POINT and/or its third party manufacturers may, however, detect instances in which an unreleased product was produced without adherence to its manufacturing procedures or the raw material used in the production process was not collected to store in accordance with the cGMP or other regulations, resulting in a determination that the implicated products should be destroyed. In addition, if POINT and/or its third party manufacturers fail to comply with relevant quality control requirements under laws and cGMP, POINT could experience a disruption in the supply of POINT’s product candidates, which could delay or prevent further sales of such product candidates, which could have a material adverse effect on POINT’s business and financial results. In addition, quality issues may arise during scale-up activities. If POINT and/or its third party manufacturers are unable to successfully ensure consistent and high quality of its product candidates during large-volume production, the sales of its product candidates may not be able to be promoted, which could have a material adverse effect on its business and financial results. In addition, quality issues may arise during scale-up activities. If POINT is unable to successfully ensure consistent and high quality of its product candidates during large-volume production, the sales of its products may not be able to be promoted, which could have a material adverse effect on its business and financial results.

Risks Related to POINT’s Reliance on Third Parties
While POINT is constructing its own manufacturing facility, it currently relies, and will likely continue to rely, on third parties to manufacture its lead product candidates for its ongoing clinical trial and its preclinical studies, as well as any preclinical studies or clinical trials of its future product candidates that it may conduct.
Although POINT is constructing its own manufacturing facility, it still relies, and is likely to continue to rely on third parties to manufacture its product candidates. If POINT’s third-party suppliers fail to comply with relevant quality control requirements under laws and cGMP or contaminations are discovered in POINT’s product candidates or in the manufacturing facilities in which its product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Any such event could cause a disruption in the supply of POINT’s product candidates, which could delay or prevent further sales of such product candidates, which could have a material adverse effect on POINT’s business and financial results.
POINT’s third-party suppliers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in patient injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm POINT’s business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel.
If any contract manufacturer with whom POINT contracts fails to perform its obligations, POINT may be forced to manufacture the materials itself sooner than expected but POINT may not have the capabilities or resources to do so and may need to enter into an agreement with a different contract manufacturer. However, POINT may not be able to enter into such an agreement on terms as favorable to it. In either scenario, POINT’s clinical trials supply could be delayed as it establishes alternative supply sources. In some cases, such as under the CPDC Clinical Supply Agreement, the technical skills required to manufacture POINT’s product candidates may be unique or proprietary to the original contract manufacturer and POINT may have difficulty, or there may be contractual restrictions prohibiting POINT from, transferring such skills to a back-up or alternate supplier, or POINT may be unable to transfer such skills at all. In addition, if POINT is required to change contract manufacturers for any reason, it will be required to verify that the new contract manufacturers maintains facilities and procedures that comply with quality standards and with all applicable regulations. POINT will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce POINT’s product candidate according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new contract manufacturer or transition to POINT’s own manufacturing earlier than expected could negatively affect POINT’s ability to develop product candidates or commercialize POINT’s product candidates in a timely manner or within budget. Furthermore, a contract manufacturer, such as the CPDC, may possess technology related to the manufacture of POINT’s product candidate that such contract manufacturer owns independently. This would increase POINT’s reliance on such contract manufacturer or require POINT to obtain a license from such contract manufacturer in order to have another contractor manufacture its product candidates. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that POINT conducts bridging studies between its prior clinical supply used in its clinical trials and that of any new manufacturer. POINT may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.
POINT may be unable to obtain a sufficient supply of radioisotopes to support clinical development or at commercial scale.
POINT currently relies on third-party entities for the supply of its raw materials and for manufacturing, as its manufacturing facility is not yet fully operational. No-carrier added (nca) lutetium-177 is a key component of POINT’s radioligands. POINT’s current suppliers of nca lutetium-177 are located in Germany and Israel and POINT may encounter issues with importing nca lutetium-177 into the United States, including on account of any shipping interruptions or delays due to the COVID-19 pandemic. To date, POINT has obtained nca lutetium-177 for the clinical trials of PNT2002 and PNT2003 from Isotopia

Molecular Imaging LTD and ITG Isotope Technologies Garching GmbH. The isotopes for these targeted radioligand therapies is shipped to POINT’s CMO, the Centre for Probe Development and Commercialization located in southern Ontario, Canada, which currently manufactures these radioligand therapy products until POINT’s Indianapolis, IN facility is fully operational.
Currently, POINT believes there is sufficient supply of the needed radioisotopes to advance its ongoing PNT2002 and PNT2003 clinical trials, support additional trials it may undertake and for commercialization of its product candidates. POINT continually evaluates manufacturers and suppliers of its radioisotopes and intends to have redundant suppliers prior to the commercial launch of PNT2002 and PNT2003, if approved.
POINT’s ability to conduct clinical trials to advance its product candidates is dependent on its ability to obtain the radioisotope nca lutetium-177 and other isotopes it may choose to utilize in the future. Currently, POINT is dependent on third-party manufacturers and suppliers for its isotopes. These suppliers may not perform their contracted services or may breach or terminate their agreements with POINT. POINT’s suppliers are subject to regulations and standards that are overseen by regulatory and government agencies and POINT has no control over its suppliers’ compliance to these standards. Failure to comply with regulations and standards may result in their inability to supply isotopes could result in delays in POINT’s clinical trials, which could have a negative impact on its business. POINT also intends to produce nca lutetium-177 in-house. For the in-house production of nca lutetium-177, POINT has secured access to a sufficient North American supply of ytterbium-176, obtained a license to nca lutetium-177 purification technology and has contracted with a research reactor to irradiate ytterbium-176. However, if POINT is not able to build out and establish its own manufacturing facilities, establish the nca lutetium-177 purification technology or expand its reactor network, or if the supplier of ytterbium-176 is unable to produce sufficient product, POINT would be required to continue to rely on third-party suppliers as it currently does.
POINT relies on third parties to conduct its clinical trials of PNT2002 and PNT2003 and plans to rely on third parties to conduct future clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, POINT may not be able to obtain regulatory approval of or commercialize its product candidates.
POINT depends and will continue to depend on independent investigators and collaborators, such as medical institutions, CROs, contract manufacturing organizations (CMOs) and strategic partners to conduct and supply product candidates for its preclinical studies and clinical trials, including its current Phase 3 clinical trials of PNT2003 and PNT2002. POINT expects to negotiate budgets and contracts with CROs, trial sites and CMOs, which may result in delays to its development timelines and increased costs. POINT will rely heavily on these third parties over the course of its clinical trials, and POINT controls only certain aspects of their activities. As a result, POINT will have less direct control over the conduct, timing and completion of these clinical trials and the management of data developed through clinical trials than would be the case if POINT were relying entirely upon its own staff. Nevertheless, POINT is responsible for ensuring that each of its studies is conducted in accordance with applicable protocol, legal and regulatory requirements and scientific standards, and its reliance on third parties does not relieve it of its regulatory responsibilities. POINT and these third parties are required to comply with good clinical practices (GCPs), which are regulations and guidelines enforced by the FDA and similar foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If POINT or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in POINT’s clinical trials may be deemed unreliable and the FDA or similar foreign regulatory authorities may require POINT to perform additional clinical trials before approving its marketing applications. POINT cannot assure you that, upon inspection, such regulatory authorities will determine that any of its clinical trials comply with the GCP regulations. In addition, POINT’s clinical trials must be conducted with drug products produced under cGMP regulations, and will require a large number of test patients. POINT’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require POINT to repeat clinical trials, which would delay the regulatory approval process. Moreover, POINT’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting POINT’s clinical trials are not and will not be POINT’s employees and, except for remedies available to POINT under its agreements with such third parties, POINT cannot control whether or not they devote sufficient time and resources to POINT’s ongoing, clinical and preclinical product candidates. These third parties may also have relationships with other commercial entities, including POINT’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on POINT’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to POINT’s clinical protocols or regulatory requirements or for other reasons, POINT’s clinical trials may be extended, delayed or terminated and POINT may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates. As a result, POINT’s financial results and the commercial prospects for its product candidates would be harmed, its costs could increase and its ability to generate revenue could be delayed.
Switching or adding third parties to conduct POINT’s clinical trials involves substantial cost and requires extensive management time and focus and may ultimately be unsuccessful. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact POINT’s ability to meet its desired clinical development timelines.
POINT depends in part on CanProbe and other third-party sponsors to advance clinical development of PNT2003.
CanProbe is currently sponsoring the clinical trials involving PNT2003. The advancement of PNT2003 depends in part on the continued sponsorship by CanProbe, as POINT’s resources and capital would not be sufficient to conduct these trials on its own. CanProbe is not obligated to continue sponsorship of any clinical trials involving POINT’s product candidates and could stop their support at any time. If this or other third-party sponsors ceased their support for POINT’s product candidates, its ability to advance clinical development of product candidates could be limited and POINT may not be able to pursue the number of different indications for its product candidates that are currently being pursued.
Even if CanProbe continues to sponsor clinical trials of POINT’s product candidates, POINT’s reliance on their support subjects it to numerous risks. For example, POINT has limited control over the design, execution or timing of the clinical trials and limited visibility into the day-to-day activities, including with respect to how the sponsor is providing and administering POINT product candidates. If a clinical trial sponsored by a third party has a failure due to poor design of the trial, errors in the way the clinical trial is executed or for any other reason, or if the sponsor fails to comply with applicable regulatory requirements or if there are errors in the reported data, it could represent a major set-back for the development and approval of POINT’s product candidates, even if POINT was not directly involved in the trial and even if the clinical trial failure was not related to the underlying safety or efficacy of the product candidate. In addition, these third-party sponsors could decide to de-prioritize clinical development of POINT’s product candidates in relation to other projects, which could adversely affect the timing of further clinical development. POINT is also subject to various confidentiality obligations with respect to the clinical trials sponsored by third party sponsors, which could prevent POINT from disclosing current information about the progress or results from these trials until the applicable sponsor publicly discloses such information or permits POINT to do so. This may make it more difficult to evaluate POINT’s business and prospects at any given POINT in time and could also impair its ability to raise capital on its desired timelines.
POINT may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and it may not realize the benefits of such collaborations, alliances or licensing arrangements.
POINT may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that it believes will complement or augment its development and commercialization efforts with respect to its product candidates and any future product candidates that it may develop. Any of these relationships may require POINT to incur non-recurring and other charges, increase its near and long-term expenditures, issue securities that dilute its existing shareholders or disrupt its management and business.

In addition, POINT faces significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. POINT may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for its product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view POINT’s product candidates as having the requisite potential to demonstrate safety and effectiveness and obtain marketing approval.
Further, collaborations involving POINT’s product candidates are subject to numerous risks, which may include the following:
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collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of POINT’s product candidates or may elect not to continue or renew development or commercialization of POINT’s product candidates based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with POINT’s product candidates;

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a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend POINT’s intellectual property rights or may use POINT’s intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate POINT’s intellectual property or proprietary information or expose POINT to potential liability;

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disputes may arise between POINT and a collaborator that cause the delay or termination of the research, development or commercialization of POINT’s product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

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collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

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collaborators may own or co-own intellectual property covering POINT’s product candidates that results from POINT collaborating with them, and in such cases, POINT would not have the exclusive right to commercialize such intellectual property.

As a result, if POINT enters into collaboration agreements and strategic partnerships or license its product candidates, it may not be able to realize the benefit of such transactions if POINT is unable to successfully integrate them with its existing operations and company culture, which could delay its timelines or otherwise adversely affect its business. POINT also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to its product candidates could delay the development and commercialization of its product candidates in certain geographies for certain indications, which would harm its business, prospects, financial condition and results of operations.
If POINT or third parties, such as CROs or CMOs, use hazardous materials in a manner that causes injury or violates applicable law, POINT may be liable for damages.
POINT’s research and development activities may involve the controlled use of potentially hazardous substances, including chemical materials, by POINT or third parties, such as CROs and CMOs. The use of radiopharmaceutical treatments involves the inherent risk of exposure from radiation, which can alter or harm healthy cells in the body. POINT and such third parties are subject to federal, state, provincial and local laws and regulations in the United States, Canada and other foreign jurisdictions governing the use, manufacture, storage, handling, and disposal of medical and hazardous materials. These laws and regulations include, but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), which imposes strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites, including releases of radioactive materials, regardless of the lawfulness of the original activities that led to the contamination, the LLRW Policy Act, which requires the safe disposal of mildly radioactive materials that cannot be decayed in storage, NRC regulations concerning various irradiated and radioactive, materials, and health regulations from the United States Occupational Safety and Health Administration, which limit exposures to hazardous substances, including radioactive materials, in the workplace and impose various worker safety requirements. Although POINT believes that its and such third-parties’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, POINT cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, POINT may incur liability or local, city, state, provincial or federal authorities may curtail the use of these materials and interrupt POINT’s business operations. In the event of an accident, POINT could be held liable for damages or penalized with fines, and the liability could exceed POINT’s resources. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair POINT’s research, development and production efforts, which could harm its business, prospects, financial condition, or results of operations. POINT will maintain insurance coverage for injuries resulting from the hazardous materials it uses; however, future claims may exceed the amount of its coverage. Also, POINT does not currently have insurance coverage for pollution cleanup and removal. Currently the costs of complying with such federal, state, provincial, local and foreign environmental regulations are not significant, and consist primarily of waste disposal expenses. However, they could become expensive, and current or future environmental laws or regulations may impair POINT’s research, development, production and commercialization efforts.
Risks Related to Government Regulation
The FDA regulatory approval process is lengthy and time-consuming, and POINT may experience significant delays in the clinical development and regulatory approval of its product candidates.
POINT has not previously submitted a NDA to the FDA or similar marketing applications to similar foreign regulatory authorities. A NDA must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. The NDA must also include significant information regarding the manufacturing controls for the product.
Securing regulatory approval also requires the submission of information about the radioligand manufacturing process and inspection of manufacturing facilities by the relevant regulatory authority. The FDA or similar foreign regulatory authorities may fail to approve POINT’s manufacturing processes or facilities, whether run by POINT or its CMOs. In addition, if POINT makes manufacturing changes to its product candidates in the future, POINT may need to conduct additional preclinical studies and/or clinical trials to bridge its modified product candidates to earlier versions.
Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may ultimately lead to the denial of regulatory approval of POINT’s product candidates.
POINT may seek orphan drug designation for product candidates it develops, and POINT may be unsuccessful or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.
As part of POINT’s business strategy, it has sought orphan drug designation for PNT2003 and may seek orphan drug designation for other product candidates it develops, and it may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs.
Generally, if a drug with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the European Medicines Agency (EMA) or the FDA from approving another marketing application for the same drug and for the same indication during the period of exclusivity, except in limited circumstances.
Even if POINT obtains orphan drug exclusivity for a product candidate, such exclusivity may not effectively protect the product candidate from competition because different therapies can be approved for the same condition and the same therapies can be approved for different conditions but used off-label. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While POINT has sought orphan drug designation for PNT2003 and may seek orphan drug designation for other applicable indications for its current and any future product candidates, POINT may never receive such designations. Even if POINT does receive such designation, there is no guarantee that it will enjoy the benefits of that designation.
A breakthrough therapy designation by the FDA, even if granted for any of POINT’s product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that POINT’s product candidates will receive marketing approval.
POINT may seek breakthrough therapy designation for some or all of its future product candidates. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, sponsors may obtain more frequent interaction with and communication with the FDA to help to identify the most efficient path for clinical development. Therapies designated as breakthrough therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.
Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if POINT believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval and does not assure ultimate approval by the FDA. In addition, even if one or more of POINT’s product candidates qualify as a breakthrough therapy, the FDA may later decide that the product candidate no longer meets the conditions for qualification. As such, even though POINT could seek breakthrough therapy designation for PNT2002 and/or PNT2003 and some or all of its future product candidates for the treatment of certain cancers, there can be no assurance that POINT will receive breakthrough therapy designation or that even if POINT does receive it, that such designation will have a material impact on POINT’s development program.
A fast-track designation by the FDA, even if granted for PNT2002, PNT2003 or any other future product candidates, may not lead to a faster development or regulatory review or approval process and does not increase the likelihood that POINT’s product candidates will receive marketing approval.
If a drug is intended for the treatment of a serious or life-threatening condition and the product demonstrates the potential to address unmet medical needs for this condition, the sponsor may apply for FDA fast track designation for a particular indication. POINT may seek fast track designation for certain of its current or future product candidates, but there is no assurance that the FDA will grant this status to any of POINT’s proposed product candidates. If granted, fast track designation makes a product eligible for more frequent interactions with FDA to discuss the development plan and clinical trial design, as well as rolling review of the application, which means that the company can submit completed sections of its marketing application for review prior to completion of the entire submission. Marketing applications of product candidates with fast-track designation may qualify for priority review under the policies and procedures offered by the FDA, but the fast-track designation does not assure any such qualification or ultimate marketing approval by the FDA. The FDA has broad discretion whether or not to grant fast track designation, so even if POINT believes a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if POINT does receive fast track designation, POINT may not experience a faster development process, review or approval compared to conventional FDA procedures, and receiving a fast-track designation does not provide any assurance of ultimate FDA approval. In addition, the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from POINT’s clinical development program. In addition, the FDA may withdraw any fast-track designation at any time.
Accelerated approval by the FDA, even if granted for PNT2002, PNT2003 or any other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that POINT’s product candidates will receive marketing approval.
POINT may seek accelerated approval of PNT2002 and PNT2003 and for future product candidates. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (IMM) that is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.
Even if POINT does receive accelerated approval, it may not experience a faster development or regulatory review or approval process, and receiving accelerated approval does not provide assurance of ultimate FDA approval.
If POINT is unable to successfully develop, validate and obtain regulatory approval for companion diagnostic tests for its product candidates that require or would commercially benefit from such tests, or experiences significant delays in doing so, it may not realize the full commercial potential of these product candidates.
In connection with the clinical development of POINT’s product candidates for certain indications, POINT may work with collaborators to develop or obtain access to in vitro or in vivo companion diagnostic tests to identify patient subsets within a disease category who may derive selective and meaningful benefit from POINT’s product candidates. Such companion diagnostics would be used during POINT’s clinical trials as well as in connection with the commercialization of its product candidates. To be successful, POINT or its collaborators will need to address a number of scientific, technical, regulatory and logistical challenges. The FDA and similar foreign regulatory authorities regulate in vitro companion diagnostics as medical devices and, under that regulatory framework, will likely require the conduct of clinical trials to demonstrate the safety and effectiveness of any diagnostics POINT may develop, which POINT expects will require separate regulatory clearance or approval prior to commercialization.
POINT may rely on third parties for the design, development and manufacture of companion diagnostic tests for its therapeutic product candidates that may require such tests. If POINT enters into such collaborative agreements, it will be dependent on the sustained cooperation and effort of its future collaborators in developing and obtaining approval for these companion diagnostics. It may be necessary to resolve issues, such as selectivity/specificity, analytical validation, reproducibility or clinical validation of companion diagnostics, during the development and regulatory approval processes. Moreover, even if data from preclinical studies and early clinical trials appear to support development of a companion diagnostic for a product candidate, data generated in later clinical trials may fail to support the analytical and clinical validation of the companion diagnostic. POINT and its future collaborators may encounter difficulties in developing, obtaining regulatory approval for, manufacturing and commercializing companion diagnostics similar to those POINT faces with respect to its therapeutic candidates themselves, including issues with achieving regulatory clearance or approval, production of sufficient quantities at commercial scale and with appropriate quality standards, and in gaining market acceptance. If POINT is unable to successfully develop companion diagnostics for these therapeutic product candidates, or experiences delays in doing so, the development of these therapeutic product candidates may be adversely affected, these therapeutic product candidates may not obtain marketing approval, and POINT may not realize the full commercial potential of any of these therapeutics that obtain marketing approval. As a result, POINT’s business, results of operations and financial condition could be materially harmed. In addition, a diagnostic company with whom POINT contracts may decide to discontinue selling or manufacturing the companion diagnostic test that POINT anticipates using in connection with development and commercialization of its product candidates or POINT’s relationship with such diagnostic company may otherwise terminate. POINT may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of POINT’s product candidates or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of its therapeutic candidates.
Obtaining and maintaining regulatory approval of POINT’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.
Obtaining and maintaining regulatory approval of POINT’s product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, similar foreign regulatory authorities must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval and licensure procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that POINT intends to charge for its product candidates is also subject to approval.
POINT may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which POINT must comply prior to marketing in those jurisdictions. Obtaining similar foreign regulatory approvals and compliance with similar foreign regulatory requirements could result in significant delays, difficulties and costs for POINT and could delay or prevent the introduction of its product candidates in certain countries. If POINT fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, POINT’s target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.
Even if POINT receives regulatory approval of its product candidates, POINT will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and POINT may be subject to penalties if it fails to comply with regulatory requirements or experiences unanticipated problems with its product candidates.
Following potential approval of any of POINT’s current or future product candidates, the FDA or similar foreign regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly and time-consuming post-approval studies, post-market surveillance or clinical trials to monitor the safety and efficacy of the product. The FDA may also require a risk evaluation and mitigation strategy (REMS) in order to license POINT’s product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a similar foreign regulatory authority approves POINT’s product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for POINT’s product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with

cGMPs and GCPs, for any clinical trials that POINT conducts post-approval. Later discovery of previously unknown problems with POINT’s product candidates, including adverse events of unanticipated severity or frequency, or with POINT’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:
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restrictions on the marketing or manufacturing of POINT’s product candidates, withdrawal of the product candidates from the market or voluntary or mandatory product recalls;

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revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

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imposition of a REMS which may include distribution or use restrictions;

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requirements to conduct additional post-market clinical trials to assess the safety of the product candidates;

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fines, warning or untitled letters or holds on clinical trials;

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refusal by the FDA to approve pending applications or supplements to approved applications filed by POINT or suspension or revocation of license approvals;

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product seizure or detention, or refusal to permit the import or export of POINT’s product candidates; and

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injunctions or the imposition of civil or criminal penalties.

The FDA’s and similar regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of POINT’s product candidates. POINT cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. For example, certain policies of the Biden administration may impact POINT’s business and industry. Namely, the Biden administration is expected to take several executive actions that could increase FDA enforcement actions. It is difficult to predict how these executive actions will be implemented, and the extent to which they will impact the FDA’s exercise of its regulatory authority. If POINT is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if POINT is not able to maintain regulatory compliance, POINT may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.
Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products and services from being developed, approved or commercialized in a timely manner, which could negatively impact POINT’s business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including, but not limited to, government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, statutory, regulatory, and policy changes and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result of the factors identified. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved or cleared by necessary government agencies, which would adversely affect POINT’s business. For example, over the last several years, the United States government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.
Separately, in response to the global pandemic of COVID-19, on March 10, 2020, the FDA announced its intention to postpone inspections of manufacturing facilities and products, and regulatory authorities outside the United States may have adopted similar restrictions or other policy measures in response to the COVID-19 pandemic. The FDA has since resumed some prioritized domestic inspections based on a rating system. Additionally, as of June 23, 2020, the FDA noted it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals. On July 16, 2020, FDA noted that it is continuing to expedite oncology product development with its staff teleworking full-time. However, FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the COVID-19 pandemic and travel restrictions FDA is unable to complete such required inspections during the review period. In 2020, several companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications.
If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process regulatory submissions, which could have a material adverse effect on POINT’s business. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process POINT’s regulatory submissions, which could have a material adverse effect on POINT’s business.
The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for any of POINT’s product candidates, if approved, could limit POINT’s ability to market those product candidates and decrease its ability to generate revenue.
In the United States and markets in other countries, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors are critical to new product acceptance. POINT’s ability to successfully commercialize its product candidates will depend, in part, on the extent to which coverage and adequate reimbursement for these product candidates and related treatments will be available from government health administration authorities, private health insurers and other organizations/entities. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments. Sales of these or other product candidates that POINT may identify will depend substantially, both domestically and abroad, on the extent to which the costs of its product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement are not available, or are available only at limited levels, POINT may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow POINT to establish or maintain pricing sufficient to realize a sufficient return on its investment.
There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services. CMS decides whether, and to what extent, a new medicine will be covered and reimbursed under Medicare and, generally, private payors tend to follow CMS to a substantial degree.
Factors payors consider in determining reimbursement are based on whether the product is: (i) a covered benefit under its health plan; (ii) safe, effective and medically necessary; (iii) appropriate for the specific patient; (iv) cost-effective; and (v) neither experimental nor investigational.
Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. POINT cannot be sure that reimbursement will be available for any product candidate that it commercializes and, if reimbursement is available, the level of reimbursement. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price, or ASP, and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs.
In addition, in certain foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, certain countries with the European Union may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of POINT’s product candidates. Historically, products launched in the European Union do not follow the same price structures as in the U.S. and, generally, prices in the European Union tend to be significantly lower.
POINT’s relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose POINT to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
POINT is subject to applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the United States federal Anti-Kickback Statute and the United States federal False Claims Act (FCA), which may constrain the business or financial arrangements and relationships through which POINT sells, markets and distributes its product candidates. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry (e.g., healthcare providers, physicians and third-party payors), are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. POINT also may be subject to patient information, privacy and security regulation by the U.S. federal government, states and foreign jurisdictions in which it conducts its business. The applicable federal, state and foreign healthcare laws and regulations laws that may affect its ability to operate are described in more detail in the section titled “Business — Government Regulation — U.S. Healthcare Laws and Regulation” including, but are not limited to:
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the federal Anti-Kickback Statute;

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federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

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federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

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The United States federal civil and criminal false claims laws and civil monetary penalty laws, including the FCA;

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The federal Health Insurance Portability and Accountability Act of 1996 (HIPAA);

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH), and their implementing regulations, and as amended again by the Final HIPAA Omnibus Rule, published in January 2013; and

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The federal Physician Payment Sunshine Act, created under the ACA, and its implementing regulations.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulatory guidance. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies, healthcare providers and other third parties, including charitable foundations, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Responding to investigations can be time-and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase POINT’s costs or otherwise have an adverse effect on its business.
If POINT’s marketing or other arrangements were determined to violate anti-kickback or related laws, including the FCA or an all-payor law, then POINT could be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment, reputational harm, and the curtailment or restructuring of its operations, as well as additional reporting obligations and oversight if it becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Any action for violation of these laws, even if successfully defended, could cause POINT to incur significant legal expenses and divert management’s attention from the operation of the business. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way. Efforts to ensure that POINT’s business arrangements will comply with applicable healthcare laws may involve substantial costs.
Similar state, local, and foreign fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services. Such laws are generally broad and are enforced by various state agencies. Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant federal government compliance guidance, and require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures.
State and federal authorities have aggressively targeted pharmaceutical companies for alleged violations of these anti-fraud statutes, based on improper research or consulting contracts with doctors, certain marketing arrangements with pharmacies and other healthcare providers that rely on volume-based pricing, off-label marketing schemes, and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines, have been ordered to implement extensive corrective action plans, and have in many cases become subject to consent decrees severely restricting the manner in which they conduct their business, among other consequences. Additionally, federal and state regulators have brought criminal actions against individual employees responsible for alleged violations. If POINT becomes the target of such an investigation or prosecution based on its contractual relationships with providers or institutions, or its marketing and promotional practices, POINT could face similar sanctions, which would materially harm its business.
Also, the Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-United States officials for the purpose of obtaining or retaining business. POINT’s internal control policies and procedures may not protect POINT from reckless or negligent acts committed by its employees, future distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on POINT’s business, results of operations and reputation.
Healthcare legislative reform measures and constraints on national budget social security systems may have a material adverse effect on POINT’s business and results of operations
In recent years, the U.S. Congress and certain state legislatures have considered and passed a large number of laws intended to result in significant changes to the healthcare industry, including proposals targeted at reducing the price of pharmaceutical products and limiting coverage and reimbursement for drugs and other medical products. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the Affordable Care Act), affects how health care services are covered, delivered and reimbursed through expanded health insurance coverage, reduced growth in Medicare program spending, and the establishment and expansion of value-based purchasing programs. The law also imposes price transparency requirements and establishes the Patient-Centered Outcomes Research Institute, which focuses on comparative clinical effectiveness research. In addition, the Affordable Care Act contains several provisions relevant to pharmaceutical manufacturers and that may impact to POINT’s potential product candidates, including expansion of the 340B program, expansion of manufacturers’ rebate liability under the MDRP, and measures intended to reduce Medicare Part D enrollees’ out-of-pocket liability.
Although the Affordable Care Act remains subject to legislative and regulatory changes and court challenges, President Biden has indicated that his administration intends to protect and strengthen the Affordable Care Act and Medicaid programs. These proposals could lead to increased coverage levels and utilization of services. However, the impact and timing of additional reform initiatives is unclear.
In recent years, there has been heightened governmental scrutiny over the manner in which pharmaceutical manufacturers set prices for their products. This has resulted in proposed and enacted federal and state legislation designed to increase transparency in product pricing, review the relationship between pricing and manufacturer patient programs and reform government reimbursement methodologies for pharmaceutical products. For example, in 2019, CMS began allowing Medicare Advantage plans the option of applying step therapy, a type of prior authorization, to manage physician-administered and other Medicare Part B medications as part of broader care coordination activities, with the goal of introducing competition and negotiation into the market of those drugs. In 2020, HHS, the Department of Labor and the Department of the Treasury issued a Transparency in Coverage final rule that for plan years beginning on or after January 1, 2022, requires health plans to disclose on a public website the negotiated rates and historical net pricing for prescription drugs and to provide consumers with personalized cost-sharing information. Also in 2020, HHS and the FDA issued a final rule to allow FDA-authorized programs to import certain prescription drugs from Canada, although the rule excludes several types of prescription drugs such as radioactive drugs and biologics and imaging drugs. In 2020, CMS issued a final rule to implement a Most Favored Nation (MFN) model for determining Medicare prices for Part B drugs and biologicals. This MFN model would test paying comparable amounts to the lowest price paid by similarly economically situated countries. The MFN model was intended to take effect January 1, 2021, but was delayed by court order and CMS recently stated that the model will not be implemented without further rulemaking. In addition, HHS OIG issued a final rule in 2020 that amends the discount safe harbor of the federal Anti-Kickback Statute to exclude rebates from drug manufacturers to Medicare Part D plan sponsors, adds a safe harbor to protect POINT-of-sale reductions from a drug manufacturer to a Part D or Medicaid managed care organization, and adds a safe harbor to protect certain drug manufacturer payments to pharmacy benefit managers. However, removal of the safe harbor protection for rebates under Part D has been delayed by court order until January 1, 2023, and HHS OIG delayed the effective date of the new safe harbors from January 29, 2021 to March 22, 2021. The Biden administration and certain members of Congress have indicated their intent to pursue drug pricing reforms. Proposals include allowing Medicare to negotiate with drug manufacturers for lower prices, allowing additional importation of prescription drugs from other countries, modifying the design of the Medicare Part D program and limiting drug price increases to no more than the inflation rate. Some states also have passed legislation and issued regulations designed to lower prescription drug costs. These and other initiatives at the federal and state levels, if enacted and implemented, may directly or indirectly affect pricing of POINT’s product candidates.
Additionally, in 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law provides a federal framework for eligible patients to access certain investigational drugs that are the subject of an active investigational new drug application submitted to the FDA, but that have not been approved or licensed by the FDA for any use. The Right to Try Act allows patients to seek treatment without participating in a clinical trial and without obtaining FDA permission under the FDA Program (i.e., compassionate use). Manufacturers are not obligated under the Right to Try Act to make products available to eligible patients.
POINT’s employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.
POINT is exposed to the risk that its employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to POINT that violates applicable regulations, including those laws requiring the reporting of true, complete and accurate information to regulatory agencies, manufacturing standards and United States federal and state healthcare laws and regulations. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. POINT could face liability under the Anti-Kickback Statute and similar United States state laws. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, referrals, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in significant regulatory sanctions and serious harm to POINT’s reputation. Further, should violations include promotion of unapproved (off-label) uses of one or more of POINT’s product candidates, POINT could face significant regulatory sanctions for unlawful promotion, as well as substantial penalties under the FCA and similar state laws. Similar concerns could exist in jurisdictions outside of the United States as well. Prior to the consummation of the Business Combination, POINT intends to adopt a code of conduct applicable to all of its employees, but it is not always possible to identify and deter misconduct by employees and other third parties. The precautions POINT takes to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting POINT from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against POINT, and POINT is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if POINT becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of POINT’s operations, any of which could adversely affect POINT’s ability to operate its business, financial condition and results of operations.
If POINT’s security measures are breached or unauthorized access to protected health information or other personally identifiable information is otherwise obtained or if POINT fails to comply with applicable privacy and security laws and regulations, its reputation may be harmed, and it may incur significant expenses and liabilities.
Unauthorized access to, or security breaches of, POINT’s systems and databases could result in unauthorized access to data and information and loss, compromise or corruption of such data and information. Present and future CROs, contractors and consultants also could experience breaches of security leading to the exposure of confidential and sensitive information. Cyber incidents have been increasing in sophistication and frequency and can include third parties gaining access to employee or customer data using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, ransomware, card skimming code, and other deliberate attacks and attempts to gain unauthorized access. Because the techniques used by computer programmers who may attempt to penetrate and sabotage POINT’s network security or its website change frequently and may not be recognized until launched against a target, POINT may be unable to anticipate these techniques. Breaches may also be caused by user error and failure to follow security policies and procedures. It is possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers, suppliers or other vendors. While POINT is not currently aware of any impact that the SolarWinds supply chain attack had on its business, this is a recent event, and the scope of the attack is yet unknown. Therefore, there is residual risk that POINT may experience a security breach arising from the SolarWinds supply chain attack.
Health plans, healthcare clearinghouses and most healthcare providers, including research institutions from which POINT obtains patient health information, are subject to privacy and security regulations promulgated under HIPAA. Entities that handle protected health information on behalf of covered entities, known as business associates, are required to comply with certain provisions of the security and privacy regulations. POINT is not currently classified as a covered entity or business associate under HIPAA and thus is not directly subject to its requirements or penalties. However, even if there is no direct liability under HIPAA, any person may be prosecuted under HIPAA’s criminal provisions. Consequently, depending on the facts and circumstances, POINT could face substantial criminal penalties if it knowingly receives protected health information from a HIPAA-covered healthcare provider, research institution or other party that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information.
In addition, other health privacy laws, data breach notification laws, consumer protection laws and genetic testing laws may apply directly to POINT’s operations and/or those of POINT’s collaborators and may impose restrictions on POINT’s collection, use and dissemination of individuals’ health information, POINT may maintain sensitive personally identifiable information, including health information, that it receives throughout the clinical trial process, in the course of its research collaborations, and directly from individuals (or their healthcare providers) who enroll in POINT’s patient assistance programs. As such, POINT may be subject to state laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, which may apply to a broader class of information than the health information protected by HIPAA.
Patients about whom POINT or its collaborators obtain health information, as well as the providers who share this information with POINT, may have statutory or contractual rights that limit POINT’s ability to use and disclose the information. POINT may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws. Claims that POINT has violated individuals’ privacy rights or breached its contractual obligations, even if POINT is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm POINT’s business.
In the event of a security breach, POINT could suffer loss of business, severe reputational damage adversely affecting investor or patient confidence, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations, significant costs for remediation and other liabilities. For example, the loss of preclinical study or clinical trial data from completed or future preclinical studies or clinical trials could result in delays in POINT’s regulatory approval efforts and significantly increase POINT’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, POINT’s data or applications, or inappropriate disclosure of confidential or proprietary information, POINT could incur liability and the further development and commercialization of POINT’s product candidates could be delayed.
POINT has incurred and expects to incur significant expenses to prevent security breaches and to comply with applicable privacy and security laws, including costs related to deploying additional personnel and protection technologies, training employees, and engaging third-party solution providers and consultants. Although POINT expends significant resources to create security protections that shield POINT’s customer data against potential theft and security breaches, such measures cannot provide absolute security. Moreover, as POINT outsources more of its information systems to vendors and relies more on cloud-based information systems, the related security risks will increase, and POINT will need to expend additional resources to protect its technology and information systems and may be adversely affected by security breaches experienced by POINT’s vendors. POINT maintains a limited amount of cyber liability insurance, POINT cannot be certain that its coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to POINT on economically reasonable terms, or at all.
Risks Related to POINT’s Intellectual Property
If POINT is unable to obtain and maintain patent protection for any product candidates it develops and for its technology, or if the scope of the patent protection obtained is not sufficiently broad, its competitors could develop and commercialize products and technology similar or identical to POINT’s, and POINT’s ability to commercialize any product candidates it may develop, and its technology may be adversely affected.
POINT’s success depends, in large part, on its ability to seek, obtain, maintain, enforce and defend patent rights in the United States and other countries with respect to its product candidates. POINT and its licensors have sought and intend to continue to seek to protect POINT’s proprietary position by filing patent applications in the United States and one or more countries outside the United States related to POINT’s product candidates and technologies that are important to POINT’s business. However, the risks associated with patent rights generally apply to patent rights that POINT owns, has licensed now or licenses in the future.

The patent prosecution process is expensive, time-consuming and complex, and POINT and its licensors may not be able to file, prosecute, maintain, enforce, defend or license all necessary or desirable patents and patent applications at a reasonable cost or in a timely manner.
Changes in either the patent laws or their interpretation in the United States and other countries may diminish POINT’s ability to protect its inventions, obtain, maintain and enforce its intellectual property rights, and more generally, could affect the value of POINT’s intellectual property rights or narrow the scope of POINT’s owned or licensed patents. POINT cannot predict with certainty whether patent applications POINT and its licensors are currently pursuing will issue as patents or whether the claims of any issued patents will provide sufficient competitive advantage.
It is also possible that POINT will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Although POINT enters into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of POINT’s research and development output, such as POINT’s employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing POINT’s ability to seek patent protection.
POINT is a party to a number of intellectual property license agreements which are important to its business, and POINT may enter into one or more additional license agreements and other intellectual property agreements in the future. POINT’s existing license agreements impose, and POINT expects that future license agreements will impose, various diligence, development and commercialization timelines, milestone payments, royalties and other obligations. If POINT fails to comply with obligations under these agreements, the licensor may have the right to terminate the license.
The patent position of pharmaceutical and biotechnology companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of POINT’s patent rights are highly uncertain. POINT’s current and future owned and licensed patent rights may not result in patents being issued which protect POINT’s technology or product candidates, effectively prevent others from commercializing competitive technologies and products or otherwise provide any competitive advantage. In fact, patent applications may not issue as patents at all. Even assuming patents issue from patent applications in which POINT has rights, changes in either the patent laws or interpretation of the patent laws in the United States and other jurisdictions may diminish the value of POINT’s patents or narrow the scope of patent protection.
Other parties have developed products and technologies that may be related or competitive to those of POINT and such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in POINT’s patent applications or issued patents. POINT may not be aware of all third-party intellectual property rights potentially relating to POINT’s current or future product candidates or technologies. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and in other jurisdictions are typically not published until 18 months after filing, or, in some cases, not at all. Therefore, POINT cannot know with certainty whether certain of POINT’s owned or licensed patent applications are the first filed for patent protection of the disclosed inventions. As a result, the issuance, scope, validity, enforceability and commercial value of POINT’s patent rights cannot be predicted with any certainty.
Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications POINT owns or licenses do issue as patents, they may not issue in a form that will provide meaningful protection, prevent competitors or other third parties from competing with POINT or otherwise provide competitive advantage. Any patents that POINT owns or licenses now or in the futures may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, POINT does not know whether any of its product candidates and technology will be protectable or remain protected by valid and enforceable patents. Competitors or other third parties may be able to circumvent POINT’s patents by developing similar or alternative technologies or products in a non-infringing manner. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, POINT’s intellectual property may not provide sufficient rights to exclude others from commercializing products similar or identical to POINT’s.
The degree of patent protection required to successfully compete in the marketplace may be unavailable or severely limited in some cases and may not adequately protect POINT’s rights or permit POINT to gain or keep any competitive advantage. POINT cannot provide any assurances that any of the patents or patent applications included in POINT’s patent rights include or will include, claims with a scope sufficient to protect POINT product candidates and technologies or otherwise provide any competitive advantage. In addition, the laws of foreign countries may not protect POINT’s proprietary rights to the same extent as the laws of the United States. Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally twenty years after it is filed. Certain extensions may be available; however, the life of a patent, and the protection it affords, is limited. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, POINT’s patent rights may not provide adequate and continuing patent protection sufficient to exclude others from commercializing products similar or identical to a POINT product candidate.
Even if POINT has patent protection that is expected to maintain some competitive advantage, third parties, including competitors, may challenge the validity, enforceability or scope thereof, which may result in POINT owned or licensed patents being narrowed, invalidated or held unenforceable. In litigation, a competitor could claim that one or more POINT patents are not valid or enforceable for a number of reasons. If a court agrees, POINT would lose its rights to those challenged patents.
Even if issued, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and POINT’s licensed patents may be challenged in the courts or patent offices in the United States and abroad. For example, POINT may be subject to a third party submission of prior art to the USPTO challenging the validity of one or more claims of POINT’s licensed patents. Such submissions may also be made prior to a patent’s issuance, precluding the granting of a patent based on one of the pending patent applications included in POINT patent rights. POINT or a POINT licensor may become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings challenging one or more patents included in the POINT patent rights. For example, competitors may claim that they have filed one or more patent applications before the filing date of the patents or patent applications included in POINT’s patent rights. A competitor may also assert that POINT is infringing their patents and that POINT therefore cannot practice its technology. Competitors may also contest patents or patent applications included in POINT’s patent rights by showing that the claimed subject matter was not patent-eligible, was not novel, was obvious or that the patent claims failed any other requirement for patentability or enforceability. In addition, POINT may in the future be subject to claims by its or its licensors’ current or former employees or consultants asserting an ownership right in the patents or patent applications included in the POINT patent rights as an inventor or co-inventor, as a result of the work they performed.
An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit POINT’s ability to stop others from using or commercializing similar technology and therapeutics, without payment to POINT, or could limit the duration of the patent protection covering POINT’s technology and product candidates. Such challenges may also result in POINT’s inability to manufacture or commercialize its product candidates without infringing third party patent rights, and POINT may be required to obtain a license from third parties, which may not be available on commercially reasonable terms or at all, or POINT may need to cease the development, manufacture and commercialization of one or more of its product candidates. In addition, if the breadth or strength of protection provided by the patents and patent applications included in POINT’s patent rights is threatened, it could dissuade companies from collaborating with POINT to license, develop or commercialize current or future product candidates. Any of the foregoing would result in a material adverse effect on POINT’s business, financial condition, results of operations or prospects. Such proceedings also may result in substantial cost and require significant time from POINT’s scientists and management, even if the eventual outcome is favorable to POINT.

Even if they are unchallenged, the patents and pending patent applications included in POINT’s patent rights may not provide POINT with any meaningful protection or prevent competitors from designing around POINT’s patent claims to circumvent POINT’s patent rights by developing similar or alternative technologies or therapeutics in a non-infringing manner. If the patent protection provided by the patents and patent applications POINT owns or licenses is not sufficiently broad to impede such competition, POINT’s ability to successfully commercialize its product candidates and technologies could be negatively affected, which would have a material adverse effect on POINT’s business, financial conditions, results of operations and prospects.
If POINT fails to comply with its obligations under its patent licenses with third parties, POINT could lose license rights that are important to its business.
POINT is a party to various license agreements, pursuant to which POINT in-licenses patent and patent applications for use in one or more of its product candidates. These existing licenses impose various diligence, milestone payment, royalty, insurance and other obligations on POINT. If POINT fails to comply with these obligations, the licensors may have the right to terminate the licenses, in which event POINT would not be able to develop or market the product candidates covered by such licensed intellectual property.
POINT relies on certain of its licensors to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property POINT licenses from them and may continue to do so in the future. POINT has limited control over these activities or any other intellectual property that may be related to its in-licensed intellectual property.
For example, POINT cannot be certain that such activities by these licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. POINT has limited control over the manner in which its licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that is licensed to POINT.
It is possible that any licensors’ infringement proceeding or defense activities may be less vigorous than had POINT conducted them itself.
Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and POINT’s patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and/or applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of POINT’s owned and licensed patents and/or applications. POINT relies on its outside counsel or its licensing partners to pay these fees due to non-U.S. patent agencies. The USPTO and various non-U.S. government patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. POINT employs reputable law firms and other professionals to help comply and POINT is also dependent on its licensors to take the necessary action to comply with these requirements with respect to POINT’s licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could have a material adverse effect on POINT’s business.
POINT may not be able to protect its intellectual property and proprietary rights throughout the world.
Filing, prosecuting, maintaining, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and POINT’s intellectual property rights in some countries outside the United States could be less extensive than those in the United States. The laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States even in jurisdictions where POINT does pursue patent protection. Consequently, POINT and its licensors may not be able to prevent third parties from practicing POINT inventions in all countries outside the United States, even in jurisdictions where POINT pursues patent protection, or from selling or importing products made using POINT inventions in and into the United States or other jurisdictions. Competitors may use POINT technologies in jurisdictions where POINT has not pursued and obtained patent protection to develop their own products and may export otherwise infringing products to territories where POINT has patent protection, but where enforcement is not as strong as it is in the United States. These products may compete with POINT product candidates and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property rights, particularly those relating to biotechnology products, which could make it difficult to stop the infringement of POINT patents, if pursued and obtained, or marketing of competing products in violation of POINT intellectual property and proprietary rights generally. Proceedings to enforce POINT’s intellectual property and proprietary rights in foreign jurisdictions could (i) result in substantial costs and divert efforts and attention from other aspects of POINT’s business, (ii) put POINT patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing and (iii) provoke third parties to assert claims against POINT. POINT may not prevail in any lawsuits that POINT initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, POINT’s efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that POINT develops or licenses.
Issued patents covering POINT product candidates or technologies could be found invalid or unenforceable if challenged in court.
If POINT or one of its licensing partners initiates legal proceedings against a third party to enforce a patent covering a product candidate, assuming such patents have or do issue, the defendant could counterclaim that the patent covering POINT’s product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, non-enablement or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld information material to patentability from the USPTO, or made a misleading statement, during prosecution. Third parties also may raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation or cancellation of or amendment to its patents in such a way that they no longer cover a POINT product candidate. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, POINT cannot be certain that there is no invalidating prior art, of which the patent examiner, POINT or a licensing partner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, POINT could lose at least part, and perhaps all, of the patent protection on a product candidate. Such a loss of patent protection could have a material adverse impact on POINT’s business, financial condition, results of operations and prospects.
If POINT is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.
In addition to the protection afforded by patents, POINT relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that POINT elects not to patent, processes for which patents are difficult to enforce and any other elements of the discovery and development processes of product candidates and technologies that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets. POINT seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, scientific advisors and contractors. However, POINT may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized uses and disclosures is difficult and POINT cannot not know whether steps taken to protect its proprietary technologies will be effective. If any POINT employees, collaborators, CROs, contract manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, POINT may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, POINT could lose its trade secrets. POINT cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary technology and processes. POINT also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While POINT has confidence in these individuals, organizations and systems, agreements and security measures, they may still be breached, and POINT may not have adequate remedies for any breach.
In addition, POINT trade secrets may otherwise become known or be independently discovered by competitors. If any of POINT trade secrets were to be lawfully obtained or independently developed by a competitor, POINT would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with POINT. If POINT trade secrets are not adequately protected so as to protect against competitors’ products and technologies, POINT’s competitive position could be adversely affected.
Third parties may initiate legal proceedings alleging that POINT is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of POINT’s business.
POINT’s commercial success depends upon its ability to develop, manufacture, market and sell current and future product candidates without infringing, misappropriating or otherwise violating the proprietary rights and intellectual property of third parties. The pharmaceutical industry is characterized by extensive and complex litigation regarding patents and other intellectual property rights. POINT or POINT’s licensors may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to a POINT product candidate, including interference proceedings, post grant review and inter partes review before the USPTO. Competitors or other third parties may assert infringement claims against POINT, alleging that POINT therapeutics, manufacturing methods, formulations or administration methods are covered by their patents.
POINT cannot be certain or guarantee that a court would hold that a POINT product candidate does not infringe an existing patent or a patent that may be granted in the future. Furthermore, because patent applications can take many years to issue, may be confidential for 18 months or more after filing and can be revised before issuance, there may be applications now pending which may later result in issued patents that may be infringed by the manufacture, use, sale or importation of a POINT product candidate and POINT may or may not be aware of such patents.
It is also possible that POINT has failed to identify relevant third-party patents or applications. It can be difficult for industry participants, including POINT, to identify all third-party patent rights that may be relevant to POINT product candidates and technologies because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. In addition, POINT may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of a current or future product candidate, or POINT may incorrectly conclude that a third-party patent is invalid, unenforceable or not infringed by POINT’s activities. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover POINT’s technologies.
Third parties may assert infringement claims against POINT based on existing patents or patents that may be granted in the future, regardless of their merit. Even if it is believed such claims are without merit, there is no assurance that POINT would be successful in defending such claims. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect POINT’s ability to commercialize a product candidate covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, POINT would need to overcome a presumption of validity. As this burden is a high one requiring presentation of clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Similarly, there is no assurance that a court of competent jurisdiction would find that a POINT product candidate did not infringe a third party patent.
Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. If POINT is found, or POINT believes there is a risk to be found, to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, and POINT is unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, POINT could be required or may choose to obtain a license from such third party to continue developing, manufacturing and marketing a product candidate. However, POINT may not be able to obtain any required license on commercially reasonable terms or at all. Even if POINT were able to obtain a license, it could be non-exclusive, thereby giving competitors and other third parties access to the same technologies licensed to POINT, and it could require POINT to make substantial licensing and royalty payments. POINT could be forced, including by court order, to cease developing, manufacturing and commercializing a product candidate. In addition, POINT could be found liable for monetary damages, including treble damages and attorneys’ fees, if POINT is found to have willfully infringed a patent or other intellectual property right. A finding of infringement, misappropriation or other violation of intellectual property rights could prevent POINT from manufacturing and commercializing one or more product candidate or force POINT to cease some or all of its business operations, which could materially harm POINT’s business, financial condition, results of operations and prospects. Claims that POINT has misappropriated the confidential information or trade secrets of third parties could have a similar material adverse impact on POINT’s business, financial condition, results of operations and prospects.
Intellectual property litigation could cause POINT to spend substantial resources and distract POINT’s personnel from their normal responsibilities.
Litigation or other legal proceedings relating to intellectual property claims, with or without merit, is unpredictable and generally expensive and time-consuming. Competitors may infringe POINT patents or the patents of POINT’s licensing partners, or POINT may be required to defend against claims of infringement. To counter infringement or unauthorized use claims or to defend against claims of infringement can be expensive and time consuming. Even if resolved in POINT’s favor, litigation or other legal proceedings relating to intellectual property claims may cause POINT to incur significant expenses and could distract technical and management personnel from their normal responsibilities. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of POINT’s confidential information could be compromised by disclosure during this type of litigation.
POINT may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some competitors may be able to sustain the costs of such litigation or proceedings more effectively than POINT can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, POINT may not be able to prevent third parties from infringing or misappropriating or successfully challenging POINT intellectual property rights.
POINT may be subject to claims asserting that its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what POINT regards as its own intellectual property.
Certain of POINT’s employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including POINT’s competitors or potential competitors, as well as POINT’s academic partners. Although POINT tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for POINT, POINT may be subject to claims that these individuals or POINT have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If POINT fails in defending any such claims, in addition to paying monetary damages, POINT may lose valuable intellectual property rights or personnel. An inability to incorporate such technologies or features would have a material adverse effect on POINT’s business and may prevent POINT from successfully commercializing its product candidates. Moreover, any such litigation or the threat thereof may adversely affect POINT’s ability to hire employees or contract with independent contractors. A loss of key personnel or their work product could hamper or prevent POINT’s ability to commercialize a product candidate, which could have an adverse effect on POINT’s business, results of operations and financial condition. Even if POINT is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.
In addition, while it is POINT’s policy to require employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to POINT, POINT may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that POINT regards as its own. Moreover, even when POINT does obtain agreements assigning intellectual property to POINT, the assignment agreements may be breached, and POINT may be forced to bring claims against third parties, or defend claims that they may bring against POINT, to determine the ownership of what POINT regards as its intellectual property. Moreover, individuals executing agreements with POINT may have preexisting or competing obligations to a third party, such as an academic institution, and thus an agreement with POINT may be ineffective in perfecting ownership of inventions developed by that individual. Disputes about the ownership of intellectual property that POINT may own may have a material adverse effect on POINT’s business, financial condition, results of operations and prospects.
If patent term extension is not obtained for POINT product candidates, POINT’s business may be materially harmed.
Depending upon the timing, duration and specifics of any FDA marketing approval of POINT product candidates, one or more U.S. patents that POINT owns or licenses may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process based on the first regulatory approval for a particular drug or biologic. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. However, POINT may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than requested. In addition, to the extent POINT wishes to pursue patent term extension based on a patent in-licensed from a third party, POINT would need the cooperation of that third party. If POINT is unable to obtain patent term extension or the term of any such extension is less than requested, competitors may be able to enter the market sooner, and POINT’s business, financial condition, results of operations and prospects could be materially harmed.
Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats.
The degree of future protection afforded by POINT intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect POINT’s business or permit POINT to maintain its competitive advantage. For example:
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POINT, or its current or future license partners or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent applications that POINT owns or licenses;

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POINT, or its current and future license partners or collaborators, might not have been the first to file patent applications covering certain inventions;

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others may independently develop similar or alternative technologies or duplicate any of POINT technologies without infringing POINT’s owned or licensed intellectual property rights;

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others may circumvent POINT regulatory exclusivities, such as by pursuing approval of a competitive product candidate via the traditional approval pathway based on their own clinical data, rather than relying on the abbreviated pathway provided for generic applicants;

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it is possible that POINT’s pending patent applications will not lead to issued patents;

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issued patents that POINT holds rights to now or in the future may be held invalid or unenforceable, including as a result of legal challenges by competitors;

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POINT competitors might conduct research and development activities in countries where POINT does not have patent rights and then use the information learned from such activities to develop competitive products for sale in major commercial markets;

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the patents or other intellectual property rights of others may have an adverse effect on POINT’s business; and

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POINT may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on POINT’s business, financial condition, results of operations and prospects.
Risks Related to Employee Matters and Managing Growth
POINT is highly dependent on its key personnel, and if it is not successful in attracting and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.
POINT’s ability to compete in the highly competitive pharmaceutical industry depends upon its ability to attract and retain highly qualified managerial, scientific and medical personnel. POINT is highly dependent on its management, scientific and medical personnel, including Dr. Joe McCann, PhD, POINT’s Chief Executive Officer. The loss of the services of any of POINT’s executive officers, other key employees and other scientific and medical advisors, and an inability to find suitable replacements could result in delays in product development and harm POINT’s business.
POINT has its corporate headquarters in Toronto, Ontario and is building its manufacturing facility in Indianapolis, Indiana. These regions are headquarters to many other pharmaceutical companies and many academic and research institutions. Competition for skilled personnel in POINT’s market is intense and may limit its ability to hire and retain highly qualified personnel on acceptable terms or at all. Changes to United States, Canadian, or similar foreign immigration and work authorization laws and regulations, including those that restrain the flow of scientific and professional talent, can be significantly affected by political forces and levels of economic activity. POINT’s business may be materially adversely affected if legislative or administrative changes to United States, Canadian, or similar foreign immigration or visa laws and regulations impair POINT’s hiring processes and goals or projects involving personnel who are not United States or Canadian citizens.
To encourage valuable employees to remain at POINT, in addition to salary and cash incentives, POINT has provided stock options that vest over time. The value to employees of stock options that vest over time may be significantly affected by movements in POINT’s share price that are beyond its control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite POINT’s efforts to retain valuable employees, members of POINT’s management, scientific and development teams may terminate their employment with POINT on short notice. Although POINT has employment agreements with its key employees, some of these employment agreements provide for at-will employment, which means that some of POINT’s employees could leave its employment at any time, with or without notice. POINT’s success also depends on its ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel.
POINT will need to grow the size of its organization, and it may experience difficulties in managing this growth.
As of July 30, 2021, POINT had 49 full-time employees and no part-time employees or contractors. As POINT’s development and commercialization plans and strategies develop, and as POINT transitions into operating as a public company, POINT expects to need additional managerial, operational, sales, marketing, financial and other personnel, as well as additional facilities to expand its operations. Future growth would impose significant added responsibilities on members of management, including:
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identifying, recruiting, integrating, maintaining and motivating additional employees;

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managing POINT’s internal development efforts effectively, including the clinical and FDA review process for its product candidates, while complying with POINT’s contractual obligations to contractors and other third parties; and

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improving POINT’s operational, financial and management controls, reporting systems and procedures.

POINT’s future financial performance and its ability to commercialize its product candidates will depend, in part, on its ability to effectively manage any future growth, and its management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.
POINT currently relies, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to POINT on a timely basis when needed, or that it can find qualified replacements. In addition, if POINT is unable to effectively manage its outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, POINT’s clinical trials may be extended, delayed or terminated, and it may not be able to obtain regulatory approval of its product candidates or otherwise advance its business. There can be no assurance that POINT will be able to manage its existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all. If POINT is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, or POINT is not able to effectively build out new facilities to accommodate this expansion, POINT may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.
If product liability lawsuits are brought against POINT, it may incur substantial liabilities and may be required to limit commercialization of its product candidates.
POINT faces an inherent risk of product liability as a result of the planned clinical testing of its product candidates and will face an even greater risk if POINT commercializes any product candidates. For example, POINT may be sued if its product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If POINT cannot successfully defend itself against product liability claims, POINT may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
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decreased demand for POINT’s current product candidates or future product candidates that it may develop;

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injury to POINT’s reputation;

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withdrawal of clinical trial participants;

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initiation of investigations by regulators;

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costs to defend the related litigation;

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a diversion of management’s time and POINT’s resources;

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substantial monetary awards to trial participants or patients;

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product recalls, withdrawals or labeling, marketing or promotional restrictions;

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loss of revenue;

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exhaustion of any available insurance and POINT’s capital resources; and

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the inability to commercialize any product candidate.

Failure to obtain or retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of product candidates POINT develops, alone or with corporate collaborators. Although POINT has clinical trial insurance, its insurance policies also have various exclusions, and it may be subject to a product liability claim for which it has no coverage. POINT may have to pay any amounts awarded by a court or negotiated in a settlement that exceed its coverage limitations or that are not covered by its insurance, and it may not have, or be able to obtain, sufficient capital to pay such amounts. Even if POINT’s agreements with any future corporate collaborators entitle POINT to indemnification against losses, such indemnification may not be available or adequate should any claim arise.
Unstable market and economic conditions may have serious adverse consequences on POINT’s business, financial condition and share price.
As widely reported, global credit and financial markets have experienced extreme volatility and disruptions in the past several years and especially in 2020 due to the impacts of the COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. POINT’s general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on POINT’s growth strategy, financial performance and share price and could require POINT to delay or abandon clinical development plans.
Risks Related to the Business Combination and Integration of Businesses
Management’s focus and resources may be diverted from operational matters and other strategic opportunities as a result of the Business Combination.
The Business Combination may place a significant burden on POINT’s management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm POINT’s financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on POINT’s systems, employees, customers, partners, and other third parties, including regulators, may have an adverse effect on POINT. These uncertainties may impair POINT’s ability to attract, retain and motivate key personnel for a period of time following the completion of the Business Combination.
POINT will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.
As a public company, POINT will face increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require POINT to carry out activities it has not done previously. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), POINT could incur additional costs rectifying those issues, and the existence of those issues could adversely affect POINT’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with POINT’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require POINT to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
POINT qualifies as an emerging growth company within the meaning of the Securities Act, and, if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, its securities may be less attractive to investors and may make it more difficult to compare POINT’s performance to the performance of other public companies. The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what POINT’s actual financial position or results of operations would have been.
POINT qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, POINT is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. POINT will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of the Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which POINT has total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which POINT has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of POINT’s common stock in the initial public offering. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as POINT is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. POINT may elect not to avail itself of this exemption from new or revised accounting standards and, therefore, POINT may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Common Stock less attractive because POINT will rely on these exemptions, which may result in a less active trading market for its Common Stock and its stock price may be more volatile.
The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what POINT’s actual financial position or results of operations would have been.
The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions. Accordingly, such pro forma financial information may not be indicative of POINT’s future operating or financial performance and POINT’s actual financial condition and results of operations may vary materially from its pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. Additionally, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented in this prospectus. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Risks Related to Our Organizational Structure
Delaware law and POINT’s Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Governing Documents and the Delaware General Corporation Law (“DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board, and, therefore, depress the trading price of the Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in POINT’s management. Among other things, the Governing Documents include provisions regarding:
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the ability of the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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the limitation of the liability of, and the indemnification of, POINT’s directors and officers;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders after such date and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

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the requirement that a special meeting of stockholders may be called only by a majority of the entire Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

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controlling the procedures for the conduct and scheduling of Board and stockholder meetings;

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the ability of the Board to amend the bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of POINT.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.
In addition, the Certificate of Incorporation includes a provision substantially similar to Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of POINT’s outstanding capital stock from engaging in certain business combinations with POINT for a specified period of time.
POINT’s Bylaws designate a state or federal court located within the State of Delaware as the sole and exclusive forum for substantially all disputes between POINT and its stockholders, which could limit POINT’s stockholders’ ability to obtain a favorable judicial forum for disputes with POINT or its directors, officers, stockholders, employees or agents.
POINT’s Certificate of Incorporation provides that, unless POINT consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of POINT, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of POINT to POINT or POINT’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against POINT governed by the internal affairs doctrine. The forgoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act and, unless POINT consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
This choice of forum provision in POINT’s Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with POINT or any of POINT’s directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, POINT may incur additional costs associated with resolving such action in other jurisdictions, which could harm POINT’s business, results of operations and financial condition.
Risks Relating to Ownership of POINT’s Common Stock
POINT does not know whether an active, liquid and orderly trading market will develop for its common shares or what the market price of its common shares will be and, as a result, it may be difficult for you to sell your common shares.
Prior to the Business Combination, there was no public trading market for POINT’s common shares. Although, upon the successful consummation of the Business Combination, POINT’s Common Stock is listed on Nasdaq, an active trading market for its shares may never develop or be sustained following the Business Combination. You may not be able to sell your shares quickly or at the market price if trading in POINT’s Common Stock is not active. Further, an inactive market may also impair POINT’s ability to raise capital by selling POINT’s Common Stock and may impair POINT’s ability to enter into strategic partnerships or acquire companies or products by using POINT’s Common Stock as consideration.
The price of New POINT Common Stock may be volatile, and you could lose all or part of your investment.
The trading price of New POINT Common Stock following the Business Combination is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond POINT’s control, including limited trading volume. These factors include:
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the results of POINT’s ongoing, planned or any future preclinical studies, clinical trials or clinical development programs;

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the commencement, enrollment or results of clinical trials of POINT’s product candidates or any future clinical trials POINT may conduct, or changes in the development status of POINT’s product candidates;

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adverse results or delays in preclinical studies and clinical trials;

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POINT’s decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

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any delay in POINT’s regulatory filings or any adverse regulatory decisions, including failure to receive regulatory approval of POINT’s product candidates;

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changes in laws or regulations applicable to POINT’s product candidates, including but not limited to clinical trial requirements for approvals;

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adverse developments concerning POINT’s manufacturers or its manufacturing plans;

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POINT’s inability to obtain adequate product supply for any licensed product or inability to do so at acceptable prices;

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POINT’s inability to establish collaborations, if needed;

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POINT’s failure to commercialize its product candidates;

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departures of key scientific or management personnel;

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unanticipated serious safety concerns related to the use of POINT’s product candidates;

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introduction of new products or services offered by POINT or its competitors;

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announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by POINT or its competitors;

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POINT’s ability to effectively manage its growth;

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the size and growth of POINT’s initial cancer target markets;

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POINT’s ability to successfully treat additional types of cancers or at different stages;

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actual or anticipated variations in quarterly operating results;

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POINT’s cash position;

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POINT’s failure to meet the estimates and projections of the investment community or that POINT may otherwise provide to the public;

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publication of research reports about POINT or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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changes in the market valuations of similar companies;

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overall performance of the equity markets;

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sales of New POINT Common Stock by POINT or its shareholders in the future;

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trading volume of New POINT Common Stock;

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changes in accounting practices;

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ineffectiveness of POINT’s internal controls;

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disputes or other developments relating to proprietary rights, including patents, litigation matters and POINT’s ability to obtain patent protection for its technologies;

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significant lawsuits, including patent or shareholder litigation;

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general political and economic conditions; and

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other events or factors, many of which are beyond POINT’s control.

In addition, the stock market in general, and The Nasdaq Stock Market and pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of New POINT Common Stock, regardless of POINT’s actual operating performance. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm POINT’s business, financial condition and results of operations.
Future sales and issuances of New POINT Common Stock or rights to purchase New POINT Common Stock, including pursuant to the Equity Incentive Plan and future exercise of registration rights, could result in additional dilution of the percentage ownership of POINT’s shareholders and could cause POINT’s share price to fall.
POINT expects that significant additional capital will be needed in the future to continue its planned operations, including conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, POINT may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner POINT determines from time to time. If POINT sells common shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to POINT’s existing shareholders, and new investors could gain rights, preferences, and privileges senior to the holders of POINT’s common shares, including common shares sold in this offering.
Pursuant to the Equity Incentive Plan, POINT is authorized to grant equity awards to its employees, directors and consultants. Initially, the aggregate number of shares of New POINT Common Stock that may be issued pursuant to share awards under the Equity Incentive Plan is equal to ten percent (10%) of the issued and outstanding shares of New POINT Common Stock, inclusive of rollover options and exercised shares, as of immediately following the Effective Time. This shall be cumulatively increased annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to four percent (4%) of shares of New POINT Common Stock outstanding on the last day of the immediately preceding fiscal year or a lesser number of shares determined by the Board. Unless the Board elects not to increase the number of shares available for future grants each year, POINT’s shareholders may experience additional dilution, which could cause POINT’s share price to fall.
Pursuant to the Amended and Restated Registration and Stockholder Rights Agreement entered into in connection with the Business Combination, certain stockholders of POINT can demand that POINT register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the Closing, POINT is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of POINT. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by the Amended and Restated Registration and Stockholder Rights Agreement and the Business Combination Agreement. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of POINT’s securities.
POINT does not intend to pay dividends on its Common Stock, so any returns will be limited to the value of New POINT Common Stock.
POINT currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, POINT may enter into agreements that prohibit it from paying cash dividends without prior written consent from POINT’s contracting parties, or which other terms prohibiting or limiting the amount of dividends that may be declared or paid on New POINT Common Stock. Any return to shareholders will therefore be limited to the appreciation of their New POINT Common Stock, which may never occur.
POINT is an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make New POINT Common Stock less attractive to investors.
POINT is an emerging growth company, as defined in the Jumpstart Our Business Startups Act (JOBS Act). For as long as POINT continues to be an emerging growth company, POINT may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and POINT’s periodic reports and proxy statements, exemptions from the requirements of holding nonbinding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved, and an exemption from compliance with the requirement of the Public Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements. POINT could be an emerging growth company for up to five years following the year in which RACA completed its initial public offering, although circumstances could cause POINT to lose that status earlier. POINT will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the completion of RACA’s initial public offering, (b) in which POINT has total annual gross revenue of at least $1.07 billion or (c) in which POINT is deemed to be a large accelerated filer, which requires the market value of New POINT Common Stock that are held by non-affiliates to exceed $700 million as of the prior June 30th, and (2) the date on which POINT has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. POINT has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date POINT (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, POINT will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies and POINT’s financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. POINT may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.
Further, even after POINT no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow POINT to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in POINT’s periodic reports and proxy statements.
POINT cannot predict if investors will find its Common Stock less attractive because POINT may rely on these exemptions. If some investors find New POINT Common Stock less attractive as a result, there may be a less active trading market for New POINT Common Stock and POINT’s share price may be more volatile.
POINT will incur significant increased costs as a result of operating as a public company, and POINT’s management will be required to devote substantial time to new compliance initiatives.
As a public company, POINT will incur significant legal, accounting, insurance and other expenses that it did not incur as a private company. POINT will be subject to the reporting requirements of the Exchange Act which will require, among other things, that POINT file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say-on-pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years following the year in which RACA completed its initial public offering. POINT intends to take advantage of this new legislation but cannot guarantee that it will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Shareholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which POINT operates its business in ways POINT cannot currently anticipate.
POINT expects the rules and regulations applicable to public companies to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of POINT’s management and personnel from other business concerns, they could have a material adverse effect on POINT’s business, financial condition, and results of operations. The increased costs will decrease POINT’s net income or increase its net loss and may require POINT to reduce costs in other areas of its business or increase the prices of its products or services. For example, POINT expects these rules and regulations to make it more difficult and more expensive for POINT to obtain director and officer liability insurance and POINT may be required to incur substantial costs to maintain the same or similar coverage. POINT cannot predict or estimate the amount or timing of additional costs POINT may incur to respond to these requirements. The impact of these requirements could also make it more difficult for POINT to attract and retain qualified persons to serve on its board of directors, its board committees, or as executive officers.
Pursuant to Section 404 of the Sarbanes-Oxley Act (Section 404), POINT will be required to furnish a report by its management on its internal control over financial reporting. However, while POINT remains an emerging growth company, it will not be required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. To achieve compliance with Section 404, POINT will be engaged in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, POINT will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite POINT’s efforts, there is a risk that POINT will not be able to conclude, within the prescribed timeframe or at all, that its internal control over financial reporting is effective as required by Section 404. In addition, investors’ perceptions that POINT’s internal controls are inadequate or that it is unable to produce accurate financial statements on a timely basis may harm the market price of its shares.
POINT’s Certificate of Incorporation and Bylaws and certain Delaware laws contain provisions that may have the effect of delaying, preventing or making undesirable an acquisition of all or a significant portion of POINT’s shares or assets or preventing a change in control.
Certain provisions of POINT’s Certificate of Incorporation and Bylaws and certain Delaware laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for New POINT Common Stock. For instance, POINT’s Bylaws contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.
Because POINT has significant operations in Canada, it may be difficult to serve legal process or enforce judgments against POINT.
While POINT is incorporated in Delaware and has operations in Indianapolis, Indiana, it also maintains significant operations in Canada. In addition, while many of POINT’s directors and officers reside in the United States, several of them reside outside of the United States. Accordingly, service of process upon POINT may be difficult to obtain within the United States. Furthermore, because certain of POINT’s assets are located outside the United States, any judgment obtained in the United States against POINT, including one predicated on the civil liability provisions of the United States federal securities laws, may not be collectible within the United States. Therefore, it may not be possible to enforce those actions against POINT.
Furthermore, it may not be possible to subject foreign persons or entities to the jurisdiction of the courts in the United States. Similarly, to the extent that POINT’s assets are located in Canada, investors may have difficulty collecting from it any judgments obtained in the United States courts and predicated on the civil liability provisions of United States securities provisions.
If POINT fails to establish and maintain an effective system of internal control over financial reporting, POINT may not be able to accurately report its financial results or prevent fraud, which may cause investors to lose confidence in POINT’s financial and other public reporting and may lead to a decline in the price of New POINT Common Stock.
Effective internal control over financial reporting is necessary for POINT to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Ensuring that POINT has adequate internal financial and accounting controls and procedures in place so that it can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause POINT to fail to meet its reporting obligations. In addition, any testing by POINT conducted in connection with Section 404 of the Sarbanes-Oxley Act (“Section 404”) or any subsequent testing by its independent registered public accounting firm, may reveal deficiencies in POINT’s internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to its financial statements or identify other areas for further attention or improvement. Inferior internal controls or any failure to remediate any significant deficiencies or material weaknesses could lead POINT to fail to meet its reporting obligations, result in material misstatements in POINT’s financial statements or cause investors to lose confidence in POINT’s reported financial information, each of which could have a negative effect on the trading price of New POINT Common Stock.
POINT has begun the process of documenting, reviewing and improving its internal controls and procedures for compliance with Section 404 and applicable United States laws. POINT will be required to disclose changes made in its internal controls and procedures on a quarterly basis and its management will be required to assess the effectiveness of these controls annually. However, for as long as POINT is an emerging growth company, or EGC, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of POINT’s internal control over financial reporting could detect problems that its management’s assessment might not. Undetected material weaknesses in POINT’s internal control over financial reporting could lead to restatements of its financial statements and require POINT to incur the expense of remediation.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us upon exercise of the options held by the Selling Securityholders to the extent such options are exercised for cash.
DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. The Company has not paid any cash dividends on shares of its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.
Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
POINT Biopharma Inc. (“Old POINT”) was incorporated under the General Corporation Law of the State of Delaware on September 18, 2019 under the name of Point Theranostics Inc. before amending its name to POINT Biopharma Inc. on November 22, 2019. Old POINT is a clinical-stage global pharmaceutical company focused on the development and commercialization of radioligand therapies for the treatment of cancer.
Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I, (“RACA) was a special purpose acquisition corporation incorporated on April 15, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
The following unaudited pro forma condensed combined balance sheet of Old POINT and RACA as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the period ended December 31, 2020 present the combination of the financial information of Old POINT and RACA after giving effect to the business combination agreement dated March 15, 2021, PIPE Financing and related adjustments described in the accompanying notes referred to herein as the “Business Combination”. On June 30, 2021 the Business Combination was completed.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the period ended December 31, 2020 give effect to the Business Combination as if it had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements and the notes thereto of Old POINT and the audited and unaudited historical financial statements and the notes thereto of RACA, and their respective Management’s Discussion and Analysis of financial condition and results of operations, all of which were included in RACA’s definitive proxy statement/prospectus dated June 4, 2021 (the “the Definitive Proxy Statement”) and are incorporated herein by reference.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect New POINT’s financial condition or what the results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may also not be useful in predicting the future financial condition and results of operations of New POINT. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of June 30, 2021 and are subject to change as additional information becomes available and analyses are performed.
Description of the Business Combination
On June 30, 2021, the Business Combination was completed and the following steps were taken:
•
Merger Sub merged with and into Old POINT, with Old POINT as the surviving company in the Business Combination and, after giving effect to the Business Combination, Old POINT is a wholly owned subsidiary of RACA. RACA was renamed “POINT Biopharma Global Inc.” (together with its consolidated subsidiaries, “New POINT”). In accordance with the terms of the Business Combination Agreement, (i) each share and vested equity award of Old POINT outstanding prior to Closing was is exchanged for shares of New POINT Common Stock or comparable vested equity awards that are settled or are exercisable for shares of New POINT Common Stock, as applicable, based on an implied Old POINT vested equity value of $585,000,000 (which is equal to a conversion ratio of approximately 3.59-for-1) and (ii) all unvested equity awards of Old POINT were exchanged for comparable unvested equity awards settled or exercisable for shares of New POINT Common Stock, as applicable, determined based on the same exchange ratio.
•
As per RACA’s Certificate of Incorporation, all issued and outstanding RACA Class B Shares were exchanged for RACA Class A Shares on a one-for-one basis immediately upon the consummation of the merger.

•
All RACA Class A Shares were exchanged on a one-for-one basis for common shares in New POINT.

•
In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, RACA entered into Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased an aggregate of 16,500,000 shares of RACA Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Financing”). The PIPE Financing was completed concurrently with the closing of the Business Combination.

•
1,394,131 shares of Class A Common Stock were redeemed by RACA’s shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on June 29, 2021.

•
Substantially all of the directors and officers of Old POINT immediately prior to the close of the Business Combination became the directors and officers of New POINT.

Accounting for the Share Exchange
The merger is accounted for as a “reverse recapitalization” in accordance with U.S. generally accepted accounting principles (“US GAAP”). Under this method of accounting, Old POINT is treated as the accounting acquirer (legal acquiree), while RACA is the accounting acquiree (legal acquirer) for financial reporting purposes. This determination is primarily based on the fact that Old POINT’s shareholders have a majority of the voting power of New POINT, Old POINT’s shareholders comprise a majority of the governing body of New POINT, and Old POINT’s senior management comprise substantially all of the senior management of New POINT. Accordingly, for accounting purposes, the merger is treated as the equivalent of Old POINT issuing shares for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA are stated at historical costs. No goodwill or other intangible assets is recorded.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements are based on currently available information and certain assumptions that both RACA and Old POINT believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Reliance should not be placed on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future results that New POINT will experience. RACA and Old POINT have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
All dollar amounts, or unless otherwise specified, are expressed in US dollars (“US” or “$”) which is the presentation currency of both Old POINT and RACA.
As a result of the Business Combination, the former shareholders of Old POINT, RACA and PIPE investors own approximately 63.9%, 17.8% and 18.3%, respectively, of New POINT. For a detailed understanding of the pro forma adjustments and the total basic and diluted shares outstanding as a result of the Business Combination, see Notes 2 and 4 to these unaudited pro forma condensed combined financial statements. The pro forma adjustments have been prepared excluding the impact of post balance sheet events that are not the result of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
As at March 31, 2021
(in US dollars)
	Therapeutics Acquisition Corp.	POINT Biopharma Inc.	Pro Forma Adjustments	Note 2	Pro Forma Condensed Combined
ASSETS
Current assets
Cash	699,534	—	135,709,741	a)	280,741,320
			(7,302,150)	b)
			(19,266,210)	c)
			(13,942,647)	e)
			165,000,000	j)
			19,843,052	l)
Cash and cash equivalents	—	19,843,052	(19,843,052)	l)	—
Deferred financing costs	—	1,553,499	(1,553,499)	c)	—
Prepaid expenses	88,817	—	4,555,236	l)	4,644,053
Prepaid expenses and other current assets	—	4,555,236	(4,555,236)	l)	—
Total current assets	788,351	25,951,787	258,645,235		285,385,373
Marketable securities held in trust account	135,709,741	—	(135,709,741)	a)	—
Property, plant and equipment	—	12,698,122	—		12,698,122
TOTAL ASSETS	136,498,092	38,649,909	122,935,494		298,083,495
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	352,744	3,373,990	(439,490)	b)	3,287,244
Accrued expenses	754,809	2,971,051	(2,113,160)	b)	1,612,700
Deferred underwriting commissions, current	4,749,500	—	(4,749,500)	b)	—
Income taxes payable	—	128,307	—		128,307
Mortgage payable, net of debt discount	—	3,553,459	—		3,553,459
Total current liabilities	5,857,053	10,026,807	(7,302,150)		8,581,710
TOTAL LIABILITIES	5,857,053	10,026,807	(7,302,150)		8,581,710
Class A Common stock subject to possible redemption, 12,564,103 shares at $10.00 per share	125,641,030	—	(13,942,647)	e)	—
			(111,698,383)	f)

	Therapeutics Acquisition Corp.	POINT Biopharma Inc.	Pro Forma Adjustments	Note 2	Pro Forma Condensed Combined
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 100,000,000 shares authorized, 1,477,297 shares issued and outstanding (excluding 12,564,103 shares subject to possible redemption) at March 31, 2021	148	—	339	d)	—
			1,117	f)
			1,650	j)
			(3,254)	k)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,392,500 shares issued and outstanding at March 31, 2021	339	—	(339)	d)	—
New POINT Common Stock, $0.0001 par value			5,758	g)	9,012
			3,254	k)
Common shares, par value $0.001 per share, 50,000,000 authorized, 16,051,884 issued and outstanding as at March 31, 2021	—	16,052	(16,052)	g)	—
Additional paid-in-capital	6,710,075	47,773,698	(15,193,056)	c)	315,297,056
			111,697,266	f)
			(1,710,553)	g)
			16,052	g)
			(5,758)	g)
			164,998,350	j)
			1,010,982	i)
Accumulated deficit	(1,710,553)	(19,166,648)	(5,626,653)	c)	(25,804,283)
			1,710,553	g)
			(1,010,982)	i)
TOTAL STOCKHOLDERS’ EQUITY	5,000,009	28,623,102	255,878,674		289,501,785
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	136,498,092	38,649,909	122,935,494		298,083,495

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS
For the three months ended March 31, 2021
(in US dollars)
	Therapeutics Acquisition Corp. for the period three months March 31, 2021	POINT Biopharma Inc. for the three months ended March 31, 2021	Pro Forma Adjustments	Note 2	Pro Forma Condensed Combined
Operating expenses
Research and development	—	4,269,298	—		4,269,298
Formation and operating costs	1,402,386	—	—		1,402,386
General and administrative	—	1,464,692	—		1,464,692
Loss from operations	1,402,386	5,733,990	—		7,136,376
Other income (expenses)
Interest earned on marketable securities held in trust account	3,346	—			3,346
Finance costs	—	(2,799)	—		(2,799)
Foreign currency loss	—	(7,207)	—		(7,207)
Net loss before income taxes	1,399,040	5,743,996	—		7,143,036
Provision for income taxes	—	(40,425)	—		(40,425)
Net loss	1,399,040	5,784,421	—		7,183,461
Basic and diluted net loss per Class A shares, per Old POINT common share and per New POINT common share	$—	$0.37			$0.08
Weighted average shares outstanding of Class A redeemable common stock and common shares	13,570,000	15,799,284			89,215,742
Basic and diluted net loss per Class B shares	$0.36
Weighted average shares outstanding of Class B non-redeemable common stock	3,863,900

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS
For the period ended December 31, 2020
(in US dollars)
	Therapeutics Acquisition Corp. for the period from April 15, 2020 (Inception) through to December 31, 2020	POINT Biopharma Inc. for the year ended December 31, 2020	Pro Forma Adjustments	Note 2	Pro Forma Condensed Combined
Operating expenses
Research and development	—	9,142,156	1,010,982	m)	10,153,138
Formation and operating costs	317,908	—	—		317,908
General and administrative	—	3,972,649	5,626,653	n)	9,599,302
Loss from operations	317,908	13,114,805	6,637,635		20,070,348
Other income (expenses)
Interest earned on marketable securities held in trust account	6,395	—			6,395
Finance costs	—	(5,354)	—		(5,354)
Foreign currency loss	—	(164,962)	—		(164,962)
Net loss before income taxes	311,513	13,285,121	6,637,635		20,234,269
Provision for income taxes	—	(87,882)	—		(87,882)
Net loss	311,513	13,373,003	6,637,635		20,322,151
Basic and diluted net loss per Class A shares, per Old POINT common share and per New POINT common share	$—	$1.24			$0.29
Weighted average shares outstanding of Class A redeemable common stock and common shares	13,570,000	10,783,895			71,068,964
Basic and diluted net loss per Class B shares	$0.09
Weighted average shares outstanding of Class B non-redeemable common stock	3,708,573

1.
Accounting policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New POINT. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
The unaudited pro forma condensed combined financial statements include all adjustments necessary for the fair presentation of the unaudited pro forma condensed combined financial statements in accordance with the recognition and measurement principles of US GAAP as issued by the Financial Accounting Standards Board (“FASB”).
2.
Pro forma adjustments and assumptions related to the Business Combination

The unaudited pro forma condensed combined financial statements include the following pro forma adjustments:
Pro Forma Condensed Combined Statement of Financial Position
a)
Cash released from trust

Adjustment to transfer $135,709,741 of marketable securities held by RACA in trust and converted into cash resources upon close of the Business Combination.
Included in the historical income statement of RACA for the periods ended December 31, 2020 and March 31, 2021 are $6,395 and $3,346, respectively, of interest earned on marketable securities held by RACA in trust. This income will not affect the income statement of the combined company beyond 12 months after the Business Combination.
b)
Deferred underwriter commission and other transaction costs included on the historical balance sheet

Adjustment relates to the payment of a) deferred underwriting commission of $4,749,500 related to the July 10, 2020 initial public offering of RACA shares and b) $439,490 and $2,113,160 of accounts payable and accrued liabilities, respectively, related to transaction costs recorded as at March 31, 2021. This amount has been recognized as a decrease in cash, deferred underwriting commissions liability, accounts payable and accrued liabilities.
c)
Transaction costs

Adjustment to decrease cash by $19,266,210 and additional paid-in capital for the estimated direct and incremental transaction costs of $13,639,557 incurred in connection with the proceeds raised from the Business Combination. The direct and incremental transaction costs were comprised of investment banker, legal, audit, tax, accounting and listing fees. Adjustment includes $5,626,653 of costs that are not direct or incremental to the proceeds raised in connection with the Business Combination (see note 2 (n)).
Adjustment to decrease deferred financing fees and additional paid-in capital for the direct and incremental transactions costs of $1,553,499 incurred in the historical financial statements of Old POINT. The direct and incremental transaction costs were comprised of legal, audit, and accounting fees.
d)
Automatic conversion of RACA Class B shares into Class A common shares

Adjustment of $339 relates to the conversion of 3,392,500 RACA Class B shares with a par value of $0.0001 into Class A common shares with a par value of $0.0001 on a one-to-one basis.

e)
Redemption of RACA Class A common shares

This adjustment related to the redemption of 1,394,131 RACA Class A Shares, at a redemption price of approximately $10.00. The adjustment is to reduce each of cash and RACA Class A common shares subject to redemption by $13,941,310.
f)
Reclassification of RACA Class A common shares subject to possible redemption

This adjustment relates to the reclassification of the remaining 11,169,972 RACA Class A common shares subject to redemption, with a par value of $0.0001 into RACA Class A common stock, resulting in increase in RACA Class A common stock not subject to redemption of $1,117 and an increase of additional paid-in capital of $111,698,603.
g)
Reverse recapitalization

The merger will be accounted for as a “reverse recapitalization” in accordance with US GAAP. Under this method of accounting POINT will be treated as the accounting acquirer (legal acquiree) while RACA will be the accounting acquiree (legal acquirer) for financial reporting purposes. This determination is primarily based on the fact that subsequent to the merger, the existing shareholder of Old POINT have the majority of the voting power of New POINT, Old POINT appointed a majority of the governing body of the combined company, and Old POINT’s senior management comprises substantially all of the senior management of New POINT. Accordingly, for accounting purposes, the merger is treated as a reverse recapitalization with Old POINT issuing shares for the net assets of RACA, accompanied by a recapitalization. The net assets of RACA are stated at historical costs. No goodwill or other intangible assets is recorded. The pro forma adjustment of the reverse recapitalization is as follows:
•
An adjustment to eliminate RACA’s accumulated deficit of $1,710,553 and eliminate Old POINT’s common stock balance of $16,052.

•
Using a conversion ratio of approximately 3.59-for-1 the total number of New POINT common shares issued to Old POINT shareholders is 57,582,025. Based on a par value of $0.0001, the adjustment to New POINT Common Stock balance is $5,758.

h)
Conversion of Old POINT options into New POINT options

As Old POINT option holders are kept whole before and after the transaction, with no significant changes to the relevant terms and conditions, no pro forma adjustment was made for the exchange of options.
i)
Accelerated vesting of Old POINT stock options due to the Business Combination

The Business Combination resulted in 75,000 stock options, granted during the three months ended March 31, 2021, experiencing accelerated vesting. The adjustment is an increase to additional paid-in capital and accumulated deficit for the remaining unrecognized share-based compensation of the options of $1,010,982. This is based on a Black-Scholes-Merton value of approximately $13.94 per share for a total fair value of $1,045,350 less share-based compensation expense recognized during the three months ended March 31, 2021 of $34,368. See below for the inputs used in the Black-Scholes model:
Stock price	$25
Exercise price	$25
Time to maturity	5.4 years
Annual risk-free interest rate	0.72%
Annualized volatility	65%

j)
Private placement

Reflects an adjustment related to the subscription of RACA Class A shares. On March 15, 2021, the PIPE Investors entered into the PIPE Financing to purchase 16,500,000 shares of RACA Class A shares at a price of $10.00 per share. On June 30, 2021 the PIPE Financing was completed. This is recognized as an increase of $165,000,000 to cash, $1,650 to RACA Class A common shares using $0.0001 par value per share, and $164,998,350 to additional paid-in capital.
k)
Conversion of RACA Class A shares into New POINT Common Stock

Reflects an adjustment related to the conversion of all RACA Class A common stock, with a par value of $0.0001 into New POINT Common Stock, with a par value of $0.0001. This resulted in a decrease to RACA Class A common stock and an increase to New POINT Common Stock for the par value.
l)
Reclassification of financial statement line items

Adjustment related to the reclassification of financial statement line items on the pro forma condensed combined statement of financial position to ensure presentation alignment with the RACA financial statements.
Pro Forma Condensed Combined Statement of Loss
m)
Accelerated vesting of Old POINT stock options due to the Business Combination

The adjustment is an increase to research and development expenses by nil for the three months ended March 31, 2021 and $1,010,982 for the period ended December 31, 2020 for unrecognized share-based compensation expense due to accelerated vesting of Old POINT stock options as discussed in note 2 i) above. Included within research and development expenses in the historical income statement of Old POINT for the three months ended March 31, 2021 is $34,368 of share-based compensation expense related to these stock options.
n)
Transaction costs

Adjustment to increase general and administrative expenses by nil for the three months ended March 31, 2021 and $5,626,653 for the period ended December 31, 2020 represents the estimated costs incurred that are not considered to be direct or incremental to the proceeds raised in connection with the Business Combination. In addition, costs of $1,268,506 and nil, are included in the historical income statement of RACA and Old POINT for the three months ended March 31, 2021 and the period ended December 31, 2020, respectively, and are not considered to be direct or incremental to the proceeds raised in connection with the Business Combination. These costs relate to RACA’s pre-transaction financial statements and consist primarily of legal costs and POINT’s corporate expenses in the normal course of business comprised of accounting, consulting, insurance and board retainer fees. These costs will not affect New POINT’s income statement beyond 12 months after the Business Combination.
3.
Continuity of common stock, additional paid-in capital, options, and warrants

Below is a summary of the share capital, and options immediately after the Business Combination.
Continuity of common stock and additional paid-in capital
	Number of Shares				Par Value				Additional Paid-in Capital
	RACA Class A	RACA Class B	Old POINT	New POINT common shares	RACA Class A	RACA Class B	Old POINT	New POINT common shares
RACA balance, March 31, 2021	1,477,297	3,392,500	—	—	148	339	—	—	6,710,075
Class A Common stock subject to possible redemption, 12,564,103 shares at $10.00 per share, net 1,394,131 of Class A common stock redeemed	11,169,972	—	—	—	1,117	—	—	—	111,697,266
Automatic conversion of RACA Class B shares into Class A common shares	3,392,500	(3,392,500)	—	—	339	(339)	—	—	—

	Number of Shares				Par Value				Additional Paid-in Capital
	RACA Class A	RACA Class B	Old POINT	New POINT common shares	RACA Class A	RACA Class B	Old POINT	New POINT common shares
Private placement of RACA shares	16,500,000	—	—	—	1,650	—	—	—	164,998,350
Elimination of RACA accumulated deficit	—	—	—	—	—	—	—	—	(1,710,553)
Conversion of RACA Class A shares to New POINT Biopharma common shares at a conversion ratio of 1:1	(32,539,769)	—	—	32,539,769	(3,254)	—	—	3,254	—
	—	—	—	32,539,769	—	—	—	3,254	281,695,138
Old POINT balance, March 31, 2021	—	—	16,051,884	—	—	—	16,052	—	47,773,698
Conversion of Old POINT common shares into New POINT Biopharma common shares at a conversion ratio of 3.59:1	—	—	(16,051,884)	57,582,025	—	—	(16,052)	5,758	10,294
Accelerated vesting of Old POINT options due to the Business Combination	—	—	—	—	—	—	—	—	1,010,982
Transaction costs	—	—	—	—	—	—	—	—	(15,193,056)
Ending balance, March 31, 2021	—	—	—	90,121,794	—	—	—	9,012	315,297,056

Continuity of options outstanding
	Old POINT Options	New POINT Options
RACA balance, Mar 31, 2021	—	—
Old POINT options outstanding, March 31, 2021	741,006	—
Transfer of Old POINT options to New Point Biopharma options as at conversion ratio of 3.59:1	(741,006)	2,658,164
Ending balance, March 31, 2021	—	2,658,164

4.
Pro forma loss per share

For purposes of the pro forma, the pro forma loss per share figures have been calculated using the pro forma weighted average number of shares which would have been outstanding for the year ended December 31, 2020 and the three months ended March 31, 2021, assuming the completion of the Business Combination on January 1, 2020.
Basic and diluted net loss per share is calculated by dividing the net loss for the period by the pro forma weighted average number of common shares that would have been outstanding during the periods using the treasury stock method. The weighted average number of common shares was determined by taking the historical weighted average number of common shares outstanding of each of RACA and POINT and adjusting for PIPE Financing, the redemption of the RACA Class A shares, and New POINT common shares issued under the Business Combination:
Loss per share and weighted average number of shares for the three months ended March 31, 2021
For the three months ended Mar 31, 2021
Pro forma net loss	$7,183,461
Basic and diluted weighted average number of common shares outstanding	89,215,742
Loss per share – basic and diluted	$0.08

Number of New POINT common shares
RACA weighted average number of Class A redeemable common stock, as of Mar 31, 2021	13,570,000
RACA weighted average number of Class B redeemable common stock and founders shares not subject to redemption after being automatically converted on 1:1 basis for RACA Class A common stock, as of Mar 31, 2021	3,863,900
Redemption of RACA Class A common shares, subject to redemption	(1,394,131)
Private placement of RACA shares	16,500,000
32,539,769
Conversion of RACA shares into New POINT common shares at a conversion ratio of 1:1	32,539,769
Conversion of Old POINT common shares into New POINT common shares at a conversion ratio of 3.59:1	56,675,973
Total weighted average number of New POINT common shares outstanding	89,215,742
Loss per share and weighted average number of shares for the period ended December 31, 2020
For the period ended December 31, 2020
Pro forma net loss	$20,322,151
Basic and diluted weighted average number of common shares outstanding	71,068,964
Loss per share – basic and diluted	$0.29
Number of New POINT common shares
RACA weighted average number of Class A redeemable common stock, as of December 31, 2020	13,570,000
RACA weighted average number of Class B redeemable common stock and founders shares not subject to redemption after being automatically converted on 1:1 basis for RACA Class A common stock, as of December 31, 2020	3,708,573
Redemption of RACA Class A common shares	(1,394,131)
Private placement of RACA shares	16,500,000
32,384,442
Conversion of RACA shares into New POINT common shares at a conversion ratio of 1:1	32,384,442
Conversion of Old POINT common shares into New POINT common shares at a conversion ratio of 3.59:1	38,684,522
Total weighted average number of New POINT common shares outstanding	71,068,964

BUSINESS
Overview
We are a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. We are advancing two Phase 3 assets in prostate and neuroendocrine cancers as well as an early-stage portfolio of next-generation product candidates. Our pipeline of product candidates and early-stage development programs are well supported by our management team’s extensive experience in the manufacturing and clinical development of radiopharmaceuticals. Core to our strategy is a focus on supply chain and manufacturing to overcome the historical limitations in the development and commercialization of radiopharmaceuticals, and to accelerate the availability and adoption of these treatments. We are focused on advancing our pipeline and development programs to help ensure that radiopharmaceuticals become a core pillar of cancer treatment across multiple indications. With recent innovations in the production and purification medical isotopes, radiopharmaceuticals are progressing faster than ever before, and we believe we are well-positioned to be a leader in this rapidly advancing field. Our pipeline programs are lutetium-177-based radiopharmaceuticals. For our early-stage development programs, we plan to evaluate the utility of both lutetium-177 and actinium-225, as well as other radioisotopes that may be considered for use in radiopharmaceuticals. We currently hold worldwide or expansive multi-jurisdictional development and commercialization rights to each of our product candidates.
Our pipeline of product candidates includes PNT2002 and PNT2003 for the treatment of prostate cancer and neuroendocrine tumors, respectively. PNT2002 is a prostate-specific membrane antigen, or PSMA, targeted radioligand currently in a Phase 3 trial for the treatment of metastatic castration-resistant prostate cancer, or mCRPC, in patients who have progressed following treatment with androgen receptor-axis-targeted, or ARAT, therapy. PNT2002 combines a PSMA-specific ligand, PSMA-I&T, with the beta-emitting radioisotope lutetium-177, or 177Lu-PSMA-I&T. We are leveraging clinical data from a prospective single-arm study of 56 mCRPC patients published by Dr. Richard P. Baum of the Theranostics Center for Molecular Radiotherapy and Precision Oncology in Germany, which showed that the treatment of mCRPC patients with 177Lu-PSMA-I&T demonstrated a PSA decline of greater than 50% in 59% of patients, median rPFS of 13.7 months, and median overall survival that was not reached at 28 months, along with no clinically significant adverse events during the early monitoring period or at the 28-month follow-up point. We presented the clinical data published by Dr. Baum to the FDA, as the basis for starting a Phase 3 clinical trial. We have initiated patient recruitment for our potential registrational Phase 3 trial and estimate top-line results from this trial in mid-2023. As of July 21, 2021, there have been 15 patients dosed with 177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002. No assurance can be given, however, that the positive results published by Dr. Baum will result in the successful completion of our clinical trial or that PNT2002 will be approved for commercialization and reimbursement.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of neuroendocrine tumors. PNT2003 combines a somatostatin-specific radioligand called DOTATATE with lutetium-177, or
177Lu-DOTATATE. We received interim data from CanProbe in December 2020 from an ongoing Phase 3 clinical trial in Canada conducted by the University Health Network (NCT0274374). The progression-free survival rate from this trial at twelve months was 89.3%. We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs. The last patient last dose occurred in July 2021, and full results are now expected from this trial in the first half of 2022. No assurance can be given, however, that the interim results from this trial will result in the successful completion of the clinical trial or that PNT2003 will be approved for commercialization and reimbursement.
We are also advancing two early-stage programs, PNT2001 and PNT2004, as well as a tumor microenvironment targeting technology platform that could be applied across a variety of radioligands. PNT2001, our next-generation PSMA-targeting product candidate, will be evaluated in preclinical studies to assess its potential for the treatment of non-metastatic castration sensitive prostate cancer, or nmCSPC. PNT-2004, a fibroblast activation protein-α, or FAP-α, targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by FAP-α in the tumor microenvironment, potentially expanding the therapeutic window of radiopharmaceutical product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium-177 and actinium-225.
We are leveraging our expertise in radiopharmaceutical manufacturing to develop processes that enable us to efficiently manufacture our radiopharmaceutical product candidates at scale. Manufacturing and supply chain are key success factors in the radiopharmaceutical industry. Both the raw ingredients and finished radiopharmaceutical products cannot be stored for long periods of time due to decay of the radioactive isotope. As a result, radiopharmaceuticals are manufactured on-demand, with a just-in-time supply chain. To lead in this category, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate radioisotope and radioligand production. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our product candidates, if approved.
Critical to our success has been the assembly of an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. Our management team has extensive capabilities in the clinical development and manufacturing of radiopharmaceuticals, along with expertise in commercial product launches, marketing, physician and stakeholder engagement. Collectively, our team possesses a strong record of success, as demonstrated by 44 accepted INDs, CTA and international trial approvals, 12 drug approvals, and eight GMP radiopharmaceutical facilities. Our management team brings direct radiopharmaceutical experience from Progenics, Zevecor (owned by Curium), Radiomedix and the Centre for Probe Development and Commercialization (CPDC), as well as broader pharmaceutical companies, including Sanofi-Genzyme and GlaxoSmithKline.
Our Product Candidates
We are advancing a broad spectrum of radiopharmaceutical treatments based on peptides and small molecules combined with beta- and alpha-emitting radioisotopes for the treatment of various cancers.
Pipeline
Our current pipeline is summarized in the diagram below:

*
Anticipated milestones

*
mCRPC = metastatic castration resistant prostate cancer, PSMA = Prostate Specific Membrane Antigen, SSTR = somatostatin receptors

PNT2002 is a PSMA-targeted radioligand in development for the treatment of patients with metastatic castration-resistant prostate cancer who have progressed following treatment with ARAT therapy. PNT2002 combines a PSMA-specific ligand, PSMA-I&T, with the beta-emitting radioisotope lutetium-177, to form
177Lu-PSMA-I&T. PSMA-I&T was developed by Dr. Hans-Jürgen Wester at the Technische Universität München and has been used in academic clinical settings since 2015. Radiopharmaceuticals combining a PSMA-targeting ligand with lutetium-177 have been used extensively as investigational agents for the treatment of mCRPC. Dr. Richard P. Baum published a prospective 56 patient single arm trial where 177Lu-PSMA-I&T was studied in men with progressive mCRPC and increasing levels of PSA. The results from the trial demonstrated a median radiographic progression-free survival of 13.7 months and median overall survival that was not reached at 28 months, along with no clinically significant adverse events during the early monitoring period or at the 28-month follow-up point.
Following discussions with the FDA, which included the published results of this trial, we filed an investigation new drug application, or IND, in December 2020. We have initiated patient recruitment for our Phase 3 trial. The study will commence with a 25-patient safety and dosimetry lead-in and proceed to a randomization treatment phase in approximately 415 patients who will be randomized in a 2:1 ratio of PNT2002 versus enzalutamide or abiraterone. As of July 21, 2021, there have been 15 patients dosed with
177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002. The primary endpoint of the trial is radiographic progression-free survival, or rPFS. Secondary endpoints include objective response rate and overall survival. We estimate data from the 25-patient safety and dosimetry lead-in phase of the trial by the end of 2021 and expect to report top-line data from this trial in mid-2023.
PNT2003 is a somatostatin-targeted radioligand in development for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors. PNT-2003 combines a somatostatin-specific ligand with the beta-emitting radioisotope lutetium-177. PNT2003 uses the same somatostatin-specific ligand as Novartis’ Lutathera®, with a different radioisotope variation: PNT2003 uses no-carrier added lutetium-177, which does not contain any long-lived radioactive impurities which can complicate administration through increased nuclear safety procedures. PNT2003 is currently the subject of an ongoing open-label, single-arm Phase 3 study designed to evaluate the safety and efficacy of PNT2003 across patients with neuroendocrine tumors, or NETs, who have positive somatostatin receptor expression identified by gallium-68 dotatate PET. We received interim data from CanProbe in December 2020 showing progression-free survival at 12 months of 83.6% and 90.9% for non-gastroenteropancreatic neuroendocrine (non-GEP-NET) patients and gastroenteropancreatic neuroendocrine (GEP-NET) patients, respectively. The median progression-free survival was 24.8 months and 33.3 months for non-GEP-NET and GEP-NET patients, respectively. PNT2003 was found to be well-tolerated with manageable acute and delayed toxicity. We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs. The non-GEP-NET indication represents a patient population which is currently omitted from the Lutathera® label and may represent more than 40% of all NETs patients. The last patient last dose occurred in July 2021, and full results are now expected from this trial in the first half of 2022.
Early-Stage Development Programs
PNT2001 is a family of next-generation PSMA radioligands that we are developing to be used earlier in the treatment paradigm for prostate cancer. Our PNT2001 compounds include a linker technology that promotes increased tumor accumulation, potentially enabling lower doses of radioisotope to be used to induce a similar level of tumor killing while reducing the risk of off target toxicity. The intent of the PNT2001 program is to select a single compound from the family with the best characteristics for radiopharmaceutical application and advance the selected compound into clinical development in nmCSPC. We expect the selected compound will be paired with either an alpha- or beta-emitting radioisotope and may be positioned for use in earlier-stage prostate cancer treatment. We expect to begin IND-enabling studies for this program in 2022.
PNT2004 is a FAP-α targeted radioligand in preclinical development for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of FAP-α in the tumor microenvironment. Most targeted radioligand therapies are designed to target a specific type of cancer by targeting a receptor that is present on tumor cells of a specific type of tissue, such as prostate, but absent in all other healthy tissues. As FAP-α is highly expressed on a wide range of solid tumors, a FAP-α specific radioligand offers the potential for a tumor agnostic opportunity that could enable the precise treatment of a variety of solid tumors independent of tissue origin. We are continuing preclinical studies and assessing lead compounds with lutetium-177 and actinium-225 for therapy and Ga-68 for imaging, and expect to initiate clinical development for this program in 2022.

Platform Technology
Our tumor microenvironment targeting technology is a prodrug platform which enables radioligands to be activated by fibroblast activation protein-α in the tumor microenvironment, potentially improving targeting precision and expanding the therapeutic window of our product candidate. The goal of our tumor microenvironment targeting technology is to enable the creation of tumor-activated radioligand therapies that have higher therapeutic indexes compared to their non-tumor-activated counterparts. In addition, our tumor microenvironment targeting technology could decrease the risks associated with off-target delivery of radiopharmaceuticals by limiting their ability to actively bind with receptors on healthy cells. We are currently evaluating development plans to advance our tumor microenvironment prodrug platform.
Our Strategy
Our goal is to make radiopharmaceuticals a treatment option for all cancer patients. The key elements of our strategy are to:
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Advance our two Phase 3 product candidates PNT2002 and PNT2003 toward potential regulatory approval.   We have initiated a Phase 3 trial evaluating PNT2002 for the treatment of patients with PSMA-avid mCRPC who have progressed following treatment with ARAT therapy. The trial is expected to enroll approximately 415 patients and will have a 25-patient safety and dosimetry lead-in phase prior to proceeding to a randomization treatment phase in 390 patients. We expect the results from the safety and dosimetry lead-in phase of the trial by the end of 2021 and estimate to report top-line results from this trial in mid-2023. We believe that these data, if positive, will form the basis for submissions for regulatory approval of PNT2002. We are also evaluating PNT2003 for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors. We received interim data from CanProbe in December 2020 on an ongoing Phase 3 clinical trial in Canada and expect full results from this trial by the end of 2021. We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs.

•
Advance our early-stage development programs of innovative radiopharmaceutical product candidates.    In addition to our pipeline, we are advancing two preclinical programs and a tumor microenvironment-targeting prodrug technology that we believe have the potential to be the next generation of radiopharmaceutical treatments. For example, we believe PNT2001, our next-generation PSMA-targeting product candidate, has the potential to be a more potent treatment for prostate cancer, for which we will assess its use earlier in the treatment paradigm. PNT2004, a fibroblast activation protein-α targeted radioligand, will be evaluated for the treatment of solid tumors by targeting a key characteristic of almost all cancers, the presence of fibroblast activation protein in the tumor microenvironment. Our tumor microenvironment targeting technology is not a specific drug but a prodrug platform which could enable fibroblast activation protein-α activated radioligands, which would expand the therapeutic window of our product candidates. PNT2001, PNT2004 and the programs contemplated under the tumor microenvironment targeting prodrug platform are in preclinical development and will be evaluated for potential use with both lutetium and actinium.

•
Continue to strengthen and scale our internal manufacturing and logistics capabilities.   Core to our strategy is our focus on manufacturing and supply chain to address the historical bottlenecks in the development and commercialization of radiopharmaceuticals. To date, various supply and manufacturing issues have impacted commercial adoption for radiopharmaceuticals. We have extensive experience in the manufacturing and logistics of radiopharmaceuticals and are focused on making radiopharmaceuticals available to all cancer patients. We believe developing our internal manufacturing capacity is important to enable further process improvements, maintain quality control, limit our reliance on contract manufacturers and protect our trade secrets and other intellectual property. To this end, we are building our own manufacturing facility in Indianapolis, Indiana that will incorporate radioisotope and radioligand production and ultimately allow us to manufacture our radiopharmaceutical treatments that incorporate lutetium, actinium and potentially other radioisotopes. We expect that our facility will begin to provide our clinical supply in the fourth quarter of 2021 and will provide adequate production capacity to meet future commercial demands for our product candidates, if approved. We believe that owning our own manufacturing facility will provide us with a significant competitive advantage and help overcome the historical supply and manufacturing issues that have impacted commercial adoption of radiopharmaceuticals.
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Build commercial capabilities and partner to maximize the value of our product candidates.   We have retained or acquired all worldwide commercial rights, or in some cases expansive multi-jurisdiction rights to our product candidates and intend to pursue clinical development programs with the goal of obtaining regulatory approval in the United States and internationally. We intend to directly commercialize our product candidates in key markets through our own focused sales force. We may enter into strategic collaborations or other partnerships to accelerate our development timelines and maximize the worldwide commercial potential of any approved product candidates.

•
Expand our pipeline through research collaborations, business development and internally designed programs.   Our management team has significant experience in the development and manufacturing of radiopharmaceuticals. Their proven track records and longstanding relationships in radiopharmaceuticals and the life sciences industry more broadly provide us with access to ideas and assets from around the world. In addition, their experiences and deep understanding of radiopharmaceuticals also enable us to translate novel concepts into internally designed therapeutic candidates. We are actively evaluating external collaboration and in-licensing opportunities as well as internal development opportunities to continue to expand our pipeline.

•
Continue to expand our intellectual property portfolio to further protect our platform, manufacturing capabilities and product candidates.   We believe we are one of the leading companies in the development of radiopharmaceuticals, and we continue to build our intellectual property portfolio to protect our technological innovations, leadership position and novel approaches in this field. The intellectual property protection surrounding our programs consists of patents, trade secrets and know-how, and we plan to expand this portfolio as we continue to advance our product candidates, expand our pipeline and platform technologies, and build out our manufacturing capabilities.

Background of Radiopharmaceuticals and Medical Isotopes
Radiation is one of the most widely used treatments for cancer, with approximately 50% of all cancer patients receiving radiation therapy during their course of treatment. A major limitation of some forms of radiation treatments, such as external beam therapy, is that radiation is not able to be delivered with enough precision to prevent collateral damage to healthy tissue. Radiopharmaceuticals have been developed to overcome these limitations by precisely delivering the tumor-killing power of radiation directly to tumor cells while sparing healthy tissue, while also expanding potential therapeutic benefit to a broader array of cancer type and stages, including for patients who have metastatic disease.
To create radiopharmaceuticals, radiation emitting medical isotopes are typically attached to targeting molecules via a linker and administered via intravenous injection. Once administered, the radiopharmaceuticals selectively target tumor antigens that are unique to, or preferentially expressed on, cancer cells throughout the body.

The key success factor in developing radiopharmaceuticals is identifying targets that are present on cancer cells or tumor microenvironment but are not present in healthy tissue. Targeting molecules, which can be a small molecule, peptide, or antibody, are designed to bind only to these cancer-specific targets, allowing the agent to deliver radiation only to cancer cells with minimal toxic effects to healthy tissue. Currently available targeted radiopharmaceuticals have demonstrated the ability to simultaneously bind to and kill multiple tumors.
Isotopes are atoms of the same element that have a different number of neutrons, but the same number of electrons and protons. Every isotope has its own unique chemical and physical properties which determine the best application for use in radiopharmaceuticals. These properties include half-life, or the time over which half of the radioactive element has transformed to another element, the type of radiation emitted, such as alpha particles or beta particles, the energy of the emitted radiation, and the decay chain, which is the process by which the isotope turns into other radioisotopes before becoming a stable isotope. Another important consideration in making radiopharmaceuticals is the accessibility and availability of the desired isotope.
One of the key differences between radioisotopes is the method in which energy is released during decay from the unstable radioactive form to a stable, non-radioactive isotope. Some radioisotopes decay by releasing beta particles, which are very small electrons that can travel relatively far distances. Others decay by releasing alpha particles, which are much larger and heavier, and are higher in energy compared to beta particles, but travel much shorter distances. Both alpha and beta particles have been shown to cause damage to the DNA of tumor cells, resulting in tumor cell death, however there are distinct differences to each type of decay.
Beta-emitters may be better suited to the tumor environment, which is often non-uniform, as beta particles can travel to more distant tumor cells that may not be in direct contact with the radioisotope. Alpha-emitting radioisotopes can deposit two to three times more energy to tumor cells compared to beta-emitters. With the option of several different alpha- and beta-emitting isotopes for radiopharmaceutical development and the emergence of additional promising radioisotopes, each with its own unique properties, we believe that alpha-emitting and beta-emitting radioisotopes will continue to be at the forefront of radiopharmaceutical treatment.
The most widely used beta-emitting radioisotope in targeted treatments is lutetium-177. The first clinical studies using lutetium-177 for the treatment of neuroendocrine tumors began in 2000. Since then, lutetium-177 has attracted increasing attention and has demonstrated significant potential for radiopharmaceutical therapy to improve outcomes for patients with otherwise untreatable cancers. Likewise, over the past 5 years, lutetium-177 has become a key therapeutic isotope for the evaluation of new treatments for prostate cancer. Today, lutetium-177 is being evaluated for the treatment of an expanding number of diseases, including lung cancer, breast cancer and lymphoma. The potential of lutetium-177 targeted radioligand therapy is recognized globally with over 60 clinical trials currently evaluating lutetium-177 for the treatment of a wide range of diseases. The 6.6-day half-life of lutetium-177 is sufficiently short for use with a variety of radiopharmaceuticals, including small molecules, peptides, and antibodies, and long enough to minimize decay loss during preparation of the radiopharmaceutical, and ship to distant sites from the production facility. The average penetration of beta particles emitted by lutetium-177 is equivalent to about 30 cell diameters, making this isotope ideal for delivering radiation to small tumors, including metastases. The type and energy of lutetium-177 emissions also facilitate relatively straightforward handling procedures of this radioisotope at the production and patient administration sites, relative to other isotopes that require greater shielding and infrastructure due to higher energies. In support of the increasing clinical and upcoming commercial demand, the FDA and EMA have approved lutetium-177 drug ingredient master files to enable efficient final drug production. As a result, lutetium-177 is available in sufficiently large quantities and quality for late-stage clinical and commercial manufacturing of radiopharmaceuticals. Other beta particle emitters currently under investigation as part of clinical studies include iodine-131, rhenium-188, and copper-67.
Actinium-225 is an alpha-emitting radioisotope that is increasingly being explored for use in radiopharmaceuticals due to its ~10 day half-life and alpha-emitting functionality. There are an increasing number of clinical trials evaluating actinium-225 for various cancers, including prostate cancer, neuroendocrine tumors, multiple myeloma and leukemia. The choice to use actinium-225 for therapy is based on the unique properties of the isotope, including the emission of 4 alpha particles per decay, resulting in very high energy transfer, and therefore very high toxicity, to tumor cells compared to beta particles, a short travel distance of the emitted alpha particles spanning 2-5 cell diameters, and a 9.9-day half-life, which limits the long-term toxic effects of radiation but still has a sufficiently long half-life for practical production, shipment, and patient administration. Actinium-225 may impart greater cell toxicity to tumors and may be better suited to small metastases and single-cell cancers like leukemia and lymphoma compared to beta particle emitters. To address the growing demand for actinium-225, new production methods have been developed and supply has expanded both at the U.S. Department of Energy and beyond to ensure that there is sufficient supply of actinium-225 for late-stage clinical trials and the development of new radiopharmaceuticals for targeted alpha therapy.
The method of production used to produce a radioisotope can have impact on its chemical purity, enabling a molecularly identical ligand to be differentiated by the production method of the isotope linked to it. For example, lutetium-177 can be produced in two ways: the direct route, by irradiating enriched Lu-176 targets, or through the indirect route, by irradiating enriched Yb-176 targets. If the direct route is used, the resulting lutetium-177 (known as “carrier added” lutetium-177) can contain up to 0.01% metastable lutetium-177m, a radionuclide with a half-life of 5+ months, which when administered to patients requires dedicated waste streams and can limit its usage in community infusion centers. On the other hand, if the indirect route is used, the resulting lutetium-177 (known as “non carrier added” lutetium-177) does not contain any lutetium-177m whatsoever, reducing the overhead of administration.
Two of the earliest antibody targeted radiopharmaceuticals, Bexxar and Zevalin, are beta-emitting therapies for the treatment of CD20 positive lymphomas. Despite receiving approval from the FDA, Bexxar and Zevalin proved difficult to handle commercially, as they both required specialized lead-lined rooms for administration, which limited the number of sites that could deliver the treatment, and therefore curbed market acceptance of the therapies. Clinical uptake of Bexxar and Zevalin was also hampered by burdensome supply chain issues, including the need for some on-site production and handling, and reimbursement challenges due to the logistics of medical oncologists having to manage the patients while nuclear medicine physicians administered the therapies. These challenges limited the commercial success of these first-generation radiopharmaceuticals.
Since then, several very successful radiopharmaceuticals have been approved. The first and only approved alpha-emitting therapy is Xofigo® (Bayer), a salt of radium that naturally localizes to regions where cancer cells are infiltrating bone. Xofigo® was approved in 2013 for the treatment of bone metastases associated with prostate cancer. Unlike some of the first-generation targeted radiopharmaceutical therapies, Xofigo® utilizes centralized manufacturing, can be administered in typical oncology suites and has overcome reimbursement challenges. Xofigo® has been widely adopted and used in over 1,100 sites in the United States alone and having achieved sales of close to $500 million in 2017. Another next-generation targeted radiopharmaceutical therapy that has been recently approved is Lutathera® (Novartis), a beta-emitting therapy. Lutathera® was the first FDA-approved radiopharmaceutical to use lutetium-177. Annual worldwide sales of Lutathera® reached $445 million in 2020, just two years after its initial FDA approval for only a subset of neuroendocrine cancers.
Our Product Candidates
Pipeline
PNT2002 — PSMA Targeted Radioligand
Background on Prostate Cancer and PSMA targeting
The incidence of prostate cancer is increasing as the U.S. population ages into older at-risk groups. The American Cancer Society estimates that there will be approximately 248,000 new prostate cancer cases and over 34,000 deaths due to prostate cancer in the United States in 2021. Prostate cancer is the most common cancer diagnosed in men, and with a significant mortality rate is the second leading cause of cancer death in men in the United States. In Europe, across the EU-27 countries, the European Cancer Information System estimated that there were approximately 335,000 new prostate cancer cases and over 69,000 deaths as a result of prostate cancer in 2020. Prostate cancer is the most common cancer in men and is the third leading cause of cancer death in men in the EU-27 countries.
PSMA is a unique membrane bound glycoprotein that is overexpressed in prostate cancer but has low expression in normal healthy tissue. Furthermore, PSMA is highly expressed in all forms of prostate cancer including primary and poorly differentiated, metastatic and castrate-resistant disease. This unique expression of PSMA provides the opportunity to design treatments that can be precisely targeted to safely enable the delivery of highly potent drug payloads, while sparing normal healthy tissue. In addition, companion imaging agents are approved which can be used to identify patients whose disease over-expresses PSMA. In December 2020 the FDA approved the first drug for positron emission tomography (PET) imaging of PSMA positive lesions in men with prostate cancer, gallium 68 PSMA-11. In May 2021, the FDA approved the second PET imaging agent for PSMA imaging 18F-DCFPyL developed by Lantheus Medical Imaging. Telix Pharmaceuticals has submitted an NDA for gallium 68 PSMA-11. We believe the approval of PSMA PET agents will facilitate the identification of patients who are likely to benefit from PSMA-targeted treatments, including PNT2002.
Although the five-year survival rate of local and regional prostate cancer is nearly 100%, more aggressive forms of the disease, representing 22% of patients at the time of initial diagnosis, have a substantially poorer prognosis, with a five-year survival rate of only 30%. While these more aggressive forms of prostate cancer can initially be treated, nearly all of these patients experience a recurrence in tumor growth that results in the subsequent development of mCRPC. mCRPC is the most advanced form of the disease and there are approximately 43,000 new incidences of mCRPC in the United States each year. Men with mCRPC have a poor prognosis with a predicted survival rate of only 14.6 months from the initial time of progression. mCRPC represents nearly all prostate cancer-specific deaths.
ARAT therapies such as abiraterone, enzalutamide, darolutamidemtide, or apalutamide are now standard of care for both nmCRPC and mCRPC following progression and failure on initial hormone therapy. Peak global annual sales of Johnson & Johnson’s Zytiga® were $3.5 billion in 2018. Astellas reported global annual sales of Xtandi® for year ended March 2020 exceeding $400 billion Yen (approx. $3.5 billion USD). In mCRPC, median rPFS for first line use of abiraterone was 16.5 months, with ~20% having progressed by month 6. Median time that patients received enzalutamide was 16.6 months with 16% having progressed by month 6. For most patients, progression is inevitable and as a result there is a large unmet need upon failure of ARAT therapy. In spite of progression while on ARAT, a majority of patients are offered an ARAT switch to avoid the increasingly toxic profile of chemotherapy. Two recent studies have shown that, when patients are switched to a second-line ARAT therapy, rPFS is only approximately 4 months. As a result, there continues to be a significant need for novel treatment options with the potential to modify or ultimately cure the disease.
Our Solution: PNT2002
PNT2002, also referred to as 177Lu-PNT2002, combines a PSMA-specific ligand with the beta-emitting radioisotope lutetium-177. PNT2002’s ligand is referred to as “PSMA-I&T” in academic literature and has been used for many years in research and compassionate use settings. PSMA-I&T was developed by Dr. Hans-Jürgen Wester at the Technische Universität München. We created the PNT2002 program by leveraging the data collected in an academic study on PSMA-I&T (Baum RP, et al. 177Lu-labeled prostate-specific membrane antigen radioligand therapy of metastatic castration-resistant prostate cancer: safety and efficacy), in combination with our intellectual property pertaining to the formation of the radiopharmaceutical active pharmaceutical ingredient (API), the manufacturing process and the formulation of the finished product (patents are currently in the provisional state, with one accepted for USPTO Track One patent examination).
Current standard of care for men with castration-resistant prostate cancer who have failed ADT and ARAT is chemotherapy. The side effects of chemotherapy are significant including neuropathies, nausea, diarrhea, decreased mental capacity and increased risk of infections. PNT2002 has the potential to offer an alternative with significantly fewer side effects compared to chemotherapy, providing patients with a higher quality of life.

A prospective clinical study by Baum, et al. focused on the safety and efficacy of 177Lu-PSMA I&T in patients with progressive mCRPC and increasing levels of PSA. Fifty-six patients were administered a dose of 3.6 to 8.7 gigabecquerel, or GBq, per cycle for one to six cycles, and monitored for morphologic response, response in PSA levels, and overall change in clinical symptoms. Analysis with contrast-enhanced CT determined that 20%, 52%, and 28% of patients had partial remission, stable disease, and progressive disease, respectively. The PSA levels decreased in 80.4% of patients, with the median PSA level reduced from 43.2 ng/mL to 23.8 ng/mL pre- and post-therapy. Progression-free survival, or PFS, was a median of 13.7 months and the median overall survival, or OS, was not reached after a 28-month follow-up period.
Patients were monitored for side effects for two to four days after each treatment, and vital signs were recorded during administration of the therapy. No clinically significant adverse events were reported during the early monitoring period (i.e. during therapy and for up to 4 days thereafter) or at the 28-month follow-up time point. Leukocytopenia (grades 1 or 2) occurred only in patients who had received prior long-term chemotherapy. Events of mild, reversible dry mouth, which resolved within three months, occurred in two patients after the third and fourth cycles. No evidence of nephrotoxicity was observed and no clinically significant changes in pre- to post-dosing lab parameters were identified.
We held regulatory discussions with the FDA in 2020, leveraging the data in the Baum research paper to have an end of Phase 2 meeting. The FDA provided feedback on protocol design, dosing dosimetry, control arm, imaging agents and statistical approach regarding our clinical development plans for PNT2002. Leveraging feedback from the FDA, we filed an IND, with the FDA in December 2020 to evaluate the clinical development of PNT2002. The IND was accepted in December 2020. Regulatory discussions were also held with Health Canada in December 2020. Following these discussions, we submitted a clinical trial application for the study. We received a ‘No Objection Letter’, or authorization to proceed, from Health Canada in January 2021.
We recently initiated patient recruitment for our Phase 3 multi-center, open-label, randomized trial evaluating the efficacy and safety of 177Lu-PNT2002 in patients with mCRPC who have progressed on ARAT therapy. As of July 21, 2021, there have been 15 patients dosed with 177Lu-PNT2002 and no SAEs reported deemed related to 177Lu-PNT2002. We refer to this trial as our SPLASH trial (Study Evaluating Metastatic Castrate Resistant Prostate Cancer Using 177Lu-PNT2002 PSMA Therapy After Second Line Hormonal Treatment). All patients will undergo PSMA biomarker imaging as part of screening to confirm PSMA expression eligibility, as evaluated by central review. The study will commence with a 25-patient safety and dosimetry lead-in and proceed to a randomization treatment phase in approximately 390 patients who will be randomized in a 2:1 ratio to: 177Lu-PNT2002 (Arm A) versus enzalutamide (160 mg orally qd) or abiraterone (1000 mg orally qd with: 5 mg bid prednisone or 0.5 mg qd dexamethasone) (Arm B). We anticipate Arm B to result in a median PFS of approximately 4 months based on results in previous clinical studies (3.7 months, De Bono et al. N Engl J Med 2020; 382:2091-2102, 4.1 months: Sweeney et al. AACR 2020). All patients who progress in Arm B will have the opportunity to crossover and receive treatment.
Patients in Arm A will receive a 6.8 GBq dose of 177Lu-PNT2002 for 4 cycles, 8 weeks apart, for a maximum cumulative dose of 27.2 GBq. Patients in Arm B may be eligible to crossover to 177Lu PNT2002 every 8 weeks for 4 cycles after radiographic progression per central review. All patients will be followed in long-term follow-up for at least 5 years from the first therapeutic dose, death, or loss to follow. The primary endpoint of the trial is radiographic progression-free survival (rPFS). Secondary endpoints include objective response rate (ORR) and overall survival. We estimate that data from the 25-patient safety and dosimetry lead-in phase of the trial will be available by the end of 2021 and estimate to report top-line data from this trial in mid-2023.
In January 2021, we entered into an Investigator-Initiated Clinical Trial Agreement with Cornell University and The New York and Presbyterian Hospital to provide PNT2002 for a Phase I/II clinical study being performed by the investigator. The investigator initiated Phase I/II clinical trial will involve the PNT2002 study drug for progressive metastatic castration resistant prostate cancer. We are not receiving remuneration in connection with the study, and the agreement provides the Investigator anticipates it will take three years following receipt of PNT2002 to complete the study and submit the data for publication.

PNT2003
Background on Neuroendocrine Tumors and Somastatin Targeting
Neuroendocrine tumors, or NETs are rare, heterogenous tumors that originate in neuroendocrine cells, and frequently arise in the gastroenteropancreatic and respiratory systems. NETs are the second most common neoplasm of the diffuse endocrine system. Because of their low incidence and prevalence among the population, NETs are considered an orphan disease. However, there has been a trend towards rising incidence in recent years, especially for NETs located in the lungs, small intestine and rectum.
According to an analysis performed using SEER research data, there was a prevalence of 187,000 NETs in the United States in 2016. The American Society of Clinical Oncology estimates that 50% of the NETs originate in the GI tract and pancreas, 30% in the lung and the remainder in various sites including the adrenal glands, thyroid and pituitary among others.
GEP-NETs are a rare type of tumor that can form in the pancreas or in other parts of the gastrointestinal tract, including the stomach, small intestine, colon, rectum and appendix. GEP-NETs, sometimes called carcinoid tumors or islet cell tumors, usually form in cells that secrete hormones and can either be benign or malignant. Non-GEP-NETs, includes neuroendocrine tumors of the lung, thyroid, adrenal, ovary, kidney, pituitary, and unknown origin. The five- and ten-year overall survival for GEP-NETs is ~22 – ~56% and ~7-~28% respectively, while patients with metastatic disease have significantly worse ten-year overall survival across all NET subtypes than those with local disease. The five- and ten year overall survival for lung NETs which makes up the majority of non-GEP-NETs is 33.7% and 17.3%, respectively, while for NETs of unknown origin (second largest non-GEP NET grouping) five and ten year overall survival is 38% and 22%, respectively.
NETs are characterized by overexpression of somatostatin receptors, which are protein receptors that sense molecules outside of the cell and activate cellular responses to somatostatin. Somatostatin is an important regulator of the endocrine system, and the overexpression of these receptors in NETs, particularly the SSTR2 receptor, creates a target for radioligand therapy to bind to and provide treatment.
NETs are difficult to diagnose because patients often remain asymptomatic in the early stages of the cancer, and symptoms that are exhibited are not unique to NETs. According to some reports, over 50% of NET patients have metastases at diagnosis, upon which NETs cannot be effectively treated with surgery alone and there is a need for alternative therapeutics to provide additional treatment.
NETs are characteristically insensitive to chemotherapeutic agents due to their slow proliferation. In generally small studies (n = 20-85 GEP-NET patients), combination chemotherapy using various anti-proliferative agents (e.g. fluorouracil, streptozotocin, doxorubicin, dacarbazine, interferon-alpha (IFN-α)) has yielded typical response rates of less than 40%, duration of response (“DoR”) as low as 3 – 8 months and median overall survival (OS) of 10 – 40 months.
There is a limited number of therapeutic approaches targeting somatostatin in NETs. Novartis’ Sandostatin, which generated $1.4 billion in 2020 sales, is a somatostatin analogue that controls clinical syndromes associated with NETs but does not treat the metastatic NETs themselves. Ipsen S.A.’s Somatuline, which generated €1.1 billion in 2020 sales, was approved in December 2014 for the treatment of adult with differentiated, locally advanced or metastatic GEP-NETs. Novartis’ Lutathera® is another radioligand therapy using lutetium Lu 177 dotatate that was approved in January 2018 for the treatment of somatostatin receptor positive gastreoenteropancreatic neuroendocrine tumors in adults. Lutathera® received an orphan drug designation from the FDA and is the first available FDA-approved Peptide Receptor Radionuclide Therapy. Novartis reported sales of $445 million for Lutathera® in 2020. While these therapies have brought treatment options to patients with GEP-NETs, the scope of the approved indications creates a significant need for a novel approach to treatments for non-GEP-NET patients.
The options for non-GEP-NET patients are more limited. Afinitor (everolimus) is approved for lung NETs. If a lung NET is detected early enough it will be treated first with a Somatostatin Analogue (SSA) and then a combination of SSA and Afinitor upon progression. However, Afinitor has a challenging side effect profile with 42% of NETs patients in the pivotal trial experiencing serious adverse events, including death. Following treatment with and SSA and Afinitor, there is no clear treatment paradigm for lung

NETs, leaving patients and physicians choosing between clinical trials or chemotherapy. With lung NET cancers accounting for nearly 30% of all NETs, this represents a large unmet need for patients.
Our Solution: PNT2003
PNT2003, also known as lutetium-177 Octreotate (177Lu-DOTATATE), is a somatostatin-targeted radioligand therapy in development for the treatment of patients with somatostatin receptor-positive neuroendocrine tumors, both GEP-NETs and non-GEP-NETs. PNT2003 is the subject of an ongoing Phase 3 multi-center trial in Canada that is designed to evaluate its safety and efficacy across patients with NETs who have positive somatostatin receptor expression identified by gallium-68 dotatate PET.
We licensed worldwide rights to the clinical data and the intellectual property for the radiopharmaceutical compound from CanProbe, a joint venture between CPDC (Centre for Probe Development and Commercialization) and UHN (University Health Network) in December 2020 and the ongoing Phase 3 multicenter trial in Canada is sponsored by CanProbe. We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs. The last patient last dose occurred in July 2021, and full results are now expected from this trial in the first half of 2022. CanProbe’s intellectual property for PNT2003 covers methods of preparing, pharmaceutical compositions and methods of treatment of various indications including neuroendocrine tumors.
Although PNT2003 uses the same molecular entity as Novartis’ Lutathera®, PNT2003 uses a different type of lutetium, called non-carrier added lutetium-177. By using no-carrier added lutetium-177, PNT2003 will not contain any metastable lutetium-177m, an impurity introduced into Lutathera’s via the production method of its lutetium, carrier-added lutetium-177. The introduction of the lutetium-177m impurity in Lutathera® is problematic for hospitals and clinics as lutetium-177m is a radionuclide with a half-life of 5+ months, which can necessitate the need for dedicated waste streams and other burdensome overhead for physicians and clinics. We believe our use of no-carrier added lutetium-177 will therefore provide a competitive advantage. PNT2003 is further differentiated from Lutathera® in the indication it is targeting (non-GEP-NETs), where there are limited treatment options and an indication that is not included in Lutathera’s current label.
We have initiated an interaction with the FDA regarding the interim data received in December 2020. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs.
Clinical Development and Next Steps
PNT2003 is currently the subject of an ongoing open-label, single-arm Phase 3 study designed to evaluate the safety and efficacy of PNT2003 across patients with NETs who have positive somatostatin receptor expression identified by gallium Ga-68 dotatate PET. The interim data received from CanProbe in December 2020 included 167 patients across GEP-NETs as well as neuroendocrine tumors of other tissue origins including lung, thyroid, adrenal, ovary, kidney, pituitary, and unknown origin, collectively referred to as non-GEP-NETs. The breakdown of patients is 33 non-GEP-NET patients and 134 GEP-NET patients.
	GEP-NETs N=134	Non-GEP-NETs N=33
PFS @ 12 months*	90.9%	83.6%
mPFS	33.3 mo	24.8 mo
ORR per RECIST 1.1	19%	24%

*
Kaplan Meier estimate for primary endpoint trending to exceed pre-specified success thresholds (> 60%)

As of January 2021, the trial was fully enrolled. The interim data we received from CanProbe in December 2020 demonstrated that progression-free survival at 12 months is trending towards 83.6% and 90.9% for non-GEP-NET and GEP-NET patients, respectively. The median progression-free survival was

24.8 months and 33.3 months for non GET-NET and GEP-NET patients, respectively. PNT2003 was found to be well-tolerated with manageable acute and delayed toxicity. As of the date of this prospectus, there have been 19 serious treatment-related adverse events, which consisted of abdominal pain, colonic perforation, diarrhea, edema, allergic reaction, thrombocytopenia, hypoglycemia, back pain, intracranial hemorrhage, carcinoid crisis, malignant hypertension, myelodysplastic syndrome and acute myeloid leukemia. There have been no other reported serious treatment-related adverse events. Additionally, the overall response rate per RECIST 1.1 by Investigator assessment was 19% and 24% for non-GEP-NET and GEP-NETs patients, respectively.
We have initiated an interaction with the FDA regarding the interim data. We are currently analyzing the various opportunities and we are assessing the optimum pathways for success for non-GEP NETs and GEP NETs. The last patient last dose occurred in July 2021, and full results are now expected from this trial in the first half of 2022.
Early-Stage Development Programs
PNT2004
Background on Fibroblast Activation Protein-α and Fibroblast Activation Protein-α Inhibitors
An exciting development in cancer research has been the discovery that the tumor microenvironment exhibits unique characteristics from healthy tissue. Several tumors, including breast, colon, prostate and pancreatic, develop a dense fibrous scar tissue around the tumor, and cancer-associated fibroblasts (CAFs) can contribute up to 90% of the tumor mass. The CAFs of malignant tumors express FAP-α, a type II membrane-bound glycoprotein with peptidase activity. FAP-α is unique in that it is expressed in over 90% of epithelial cancers, but generally are not present on healthy cells. Given that FAP-α is present in the majority of cancers and that FAP-α positive CAFs are involved in tumor advancement and supporting an immunosuppressive tumor microenvironment, it is believed that targeting this protein is a potential strategy to attack malignant tumors.
Initial dosimetry studies of 68Ga-FAP-α inhibitors (“FAPI”) PET/CT suggested that these tracers are suitable for diagnostic cancer solutions and radioligand therapies. It was determined that even lesions that were already unequivocally identified radiologically could be characterized in additional detail through FAPIs. A retrospective analysis reviewing the development of quinoline-based FAPIs, conducted by Kratochwil and published in the Journal of Nuclear Medicine in 2019, illustrated that the technology has promising clinical applications. The study concluded that several cancers, including lung, breast, esophagus, pancreatic, head-neck, and colorectal cancer, presented high uptake on FAPI. The overexpression of FAP-α, in cancers which have limited treatment options and low five-year survival rates present a significant market opportunity in an area of unmet need.
Our Solution: PNT2004
Most targeted radioligand therapies are designed to target a limited number of cancers by targeting a receptor that is present on tumor cells of a specific type of tissue, such as prostate, but absent in all other healthy tissues. As FAP-α is highly expressed on a wide range of solid tumors, a FAP-α specific radioligand offers the potential for a tissue agnostic opportunity that could enable the precise treatment of a variety of solid tumors independent of tissue origin. PNT2004 is a radioligand that targets FAP-α invented by Dr. William Bachovchin at Tufts University. We licensed worldwide rights to PNT2004 from Bach Biosciences LLC (“Bach Biosciences”) in April 2020.
A clinical candidate was identified from a screen of FAP-α inhibitors for our PNT2004 program. The clinical candidate was characterized in preclinical studies using Fox Chase SCID mice bearing HEK-mFAP tumor xenografts. In studies with lutetium-177 the compound was found to have a significant amount of the injected dose accumulate in xenograft tissue (~16% of the injected dose/gram, %ID/g), with normal tissues showing little accumulation. After 24 hours the amounts of lutetium-177 labeled compound in healthy tissue were less than 2% ID/g, with ~24% ID/g accumulating in xenograft tissue, and after 7 days ~11% ID/g remained in xenograft tissue. In survival studies, mice bearing tumors of approximately 200 mm3 were dosed with the lutetium-177 labeled compound (15 MBq, 30 MBq and 60 MBq) or control. Anti-tumor activity was found at all tested dose levels and the response was dose-dependent. Complete regressions (CR) occurred in 6 of 6 mice in the 60 MBq cohort and 3 of 6 in the 30 MBq cohort. Prolonged survival was found in all dose cohorts versus the controls, with 100% survival in the 30 MBq and 60 MBq dose cohorts surviving at the end of the study.

Tumor volume (mm^3)
3000
2000
1000
0
0
10
20
30
40
50
60
70
80
Time post-injection (d)
3/6 CR
6/6 CR
Vehicle
Precursor
177Lu-PNT6555 15MBq
177Lu-PNT6555 30MBq
177Lu-PNT6555 60MBq

We are continuing preclinical studies assessing the lead compound with lutetium-177 and actinium-225 for therapy and Ga-68 for imaging. We have identified a variety of solid tumor indications to pursue including: non-small cell lung cancer, esophageal cancer, gastric cancer, pancreatic cancer, glioblastoma, colorectal cancer, uterine cancer, ovarian cancer, breast cancer, soft-tissue sarcoma, and head and neck cancer. We plan to initiate clinical studies in 2022, and we may seek both orphan designations and/or fast-track status from the FDA for an indication with high mortality rates, significant unmet need and in some cases, smaller patient populations.

PNT2001 — Next-generation PSMA Targeted Radioligand
Background
There are approximately 170,000 newly diagnosed non-metastatic castrate sensitive prostate cancer, or nmCSPC, patients each year in the United States. Of these patients, more than 25%, or nearly 50,000, patients are diagnosed with high risk nmCSPC and eventually progress and require lifelong androgen deprivation therapy. There is an unmet need for new treatments that delay the need for lifelong androgen deprivation therapy in prostate cancer. These men often live 15 years or more on androgen deprivation therapy and suffer with erectile dysfunction, loss of bone density and bone fractures, loss of muscle mass and physical strength, weight gain, mood swings and fatigue. There is an unmet need in this patient population to delay the need for lifelong androgen deprivation therapy in prostate cancer.
PSMA is expressed in approximately 87% of prostate cancer tumors and is present at all stages of the disease. PSMA expression significantly increases in locally advanced, lymph node metastases, and distant metastases as compared to primary tumors. Given the expression of PSMA throughout all stages of the disease there is potential that PSMA targeting radioligands could help to delay the need for ADT. Radiopharmaceutical development programs that are in late-stage development, including PNT2002, may not be suitable for the treatment of nmCSPC due to off target accumulation in kidney which creates the potential for delayed renal toxicity that could manifest given these men live for 15 years or more; therefore, there is an opportunity for next-generation PSMA radioligands with less off target accumulation to fill this gap.
Our Solution: PNT2001
PNT2001 is a next-generation PSMA radioligand drug candidate licensed from Scintomics GmbH that have a different distribution profile compared to PSMA-617 and PNT2002 and therefore have the potential to be used earlier in disease progression. PNT2001 has unique linker technology that enables increased tumor accumulation, potentially enabling lower doses of radioisotope to reduce off target toxicity while allowing for the same level of tumor kill. The intent of the PNT2001 program is to advance the lead drug candidate into clinical development in the nmCSPC space. In preclinical studies, the PNT2001 compounds have demonstrated increased tumor accumulation compared to PSMA-I&T and have greater cell internalization. We expect the selected compound will be paired with either an alpha or beta emitter and may be positioned for use in earlier-stage cancer treatment. We estimate to begin IND-enabling studies for this program in 2022.
1)
Increased activity accumulation in tumor xenografts, treated with PNT2001 compounds has been demonstrated in LNCaP-tumor bearing CB-17 SCIO mice compared to PSMA-I&Tcompared to PSMA-I&T indicating the potential for greater delivery of radioisotope to the tumor with a lower overall dosage, decreasing overall toxicity of the treatment.

2)
Increased cell internalization compared to PSMA-I&T

Tumor Microenvironment Targeting Prodrug Technology Platform
Unlike our pipeline and development programs, our tumor microenvironment targeting technology is not a radiopharmaceutical. It is a prodrug technology platform which can be applied to a wide variety of radioligands to refine their targeting precision. The goal of our tumor microenvironment targeting technology is to enable the creation of tumor activated radioligand therapies, which have higher therapeutic indexes then their non-tumor activated counterparts.

Background
One of the most commonly raised concerns about radiation therapy is that off-target delivery of radiation can damage otherwise healthy tissue. For example, with PSMA-targeted therapies, kidney and salivary gland uptake are of concern. These concerns are amplified when patient life expectancy is long, as the effects of radiation toxicity can take long periods of time to manifest. The risk of damaging healthy tissue may also increase as new higher energy radioisotopes like actinium-225 are used, increasing the importance of off-target damage mitigation strategies.
Our solution: Tumor Microenvironment Targeting Technology
We began investigating technologies which could be used to increase the therapeutic index of radiopharmaceuticals due to our interest in the future of radioligand therapies that will be used earlier in the treatment setting with a wider variety of radioisotopes. These investigations lead to the work of Dr. William Bachovchin of Tufts University / Bach Biosciences, which had previously invented a prodrug technology to increase the therapeutic index of chemotherapy drugs like doxorubicin. Dr. Bachovchin’s technology had been licensed to a UK-based life sciences firm named Avacta Life Sciences, who subsequently branded the technology as pre | CISION™. We have secured a sub-licensing agreement with Bach Biosciences and Avacta that provides us the right to apply the technology to radiopharmaceuticals globally.
Our tumor microenvironment targeting technology could decrease the risks associated with off-target delivery of radiopharmaceuticals by limiting their ability to bind with receptors on healthy cells. The way our tumor microenvironment targeting technology achieves this is by using the presence of fibroblast-activation proteins, which is expressed in over 90% of epithelial cancers but not expressed in healthy cells, as a switch that activates the radioligand. The following image visually explains how our tumor microenvironment targeting technology works:
Our tumor microenvironment targeting technology is first conjugated with the radioligand, which effectively blocks the radioligand from bonding with receptors. The presence of FAP-α in the tumor microenvironment then cleaves our tumor microenvironment targeting technology off the radioligand. Once our tumor microenvironment targeting technology is removed, the radioligand can once again bind to cancer cell receptors. If the radioligand does not encounter a cancer cell, our tumor microenvironment targeting technology remains conjugated to it and is eliminated from the body without accumulating in off-target tissues expressing the receptor.
Preclinical Data and Next Steps
We are currently evaluating development plans to advance our tumor microenvironment targeting technology prodrug platform, and plan to assess its application to PMSA targeting ligands. Avacta Life Sciences has recently received approval from the Medicines and Healthcare Products Regulatory Agency (MHRA) for its Clinical Trial Authorisation (CTA) in the UK for a Phase 1 study of its lead pre | CISIONTM prodrug, AVA6000 pro-doxorubicin, and we eagerly await the clinical data from their program as well as it may help us inform our own development plans.

Our Radioligand Platform: Manufacturing and Supply
Manufacturing radiopharmaceuticals is complex, as the half-life of the radioisotopes necessitates radiopharmaceuticals to be made “just in time” for patient administration. This is a significant difference from traditional pharmaceuticals, which are usually shelf stable for months, and therefore an intimidating barrier to entry facing non-radiopharmaceutical focused companies. While there are contract radiopharmaceutical manufacturers in operation, it is unlikely their production capacities would be sufficient to meet the potential market demand for our late-stage programs, if approved. Our management team’s proven accomplishments in radiopharmaceuticals (collectively, our team have either setup or operated a total of eight GMP radiopharmaceutical facilities) makes us confident that owning and operating our own manufacturing facility will give us a sustainable competitive advantage in the industry.
We are currently building an 80,000 square foot radiopharmaceutical manufacturing facility in Indianapolis, Indiana, which we expect to be operational by the end of 2021. The location of the facility, near several high-volume transport hubs, such as FedEx’s hub for radioactive shipments, will enable our facility to service North America, Europe, as well as many international destinations. The specifications of the building were designed to meet the future needs of our company, and give us a unique competitive position in the industry. These design decisions include:
1)
Scale:   When complete, the size of the facility will make it one of the largest radiopharmaceutical production facilities in the world. However, the entire facility does not need to be in use at the same time; the facility has been designed in a modular fashion which enables additional production lines to be enabled only when needed. The large scale of our facility will also enable us to implement a level of robotic automation not commonly found in the radiopharmaceutical industry, enabling us, overtime, to lower costs of production while simultaneously increase the throughput of production.

2)
Isotope agnostic:   Although our pipeline of product candidates uses the lutetium-177 radioisotope, our facility will be designed and licensed to support a wide variety of radioisotopes, include betas, gammas and alphas such as actinium-225. For actinium-225 supply specifically, we have already executed an agreement with TerraPower, a nuclear reactor company co-founded by Bill Gates, for the supply of actinium-225 for our early-stage programs.

3)
Internal Isotope production:   In addition to manufacturing the finished radiopharmaceutical product, our facility is also being designed to support manufacturing of radioisotopes in-house, for example purifying no-carrier added lutetium-177 from irradiated ytterbium-176. For lutetium-177 production specifically, we have already executed a supply agreement for ytterbium-176, as well as licensed technology for the purification of no-carrier added lutetium-177, as well as secured access to neutrons from nuclear reactors. The ability to produce our own no-carrier added lutetium-177 is expected to both lower the cost of goods sold of our drugs, and further increase the resilience of our supply chain. With internal isotope manufacturing capabilities, we intend to use in-house manufactured Lu-177 isotopes, as well as externally sourced Lu-177, to ensure supply redundancy and uninterrupted supply for the manufacture of our radioligand therapies. External supply has been secured through ITM Medical Isotopes and Isotopia.

Until our facility becomes operational, we expect to continue to rely on third parties for the manufacture of our product candidates for preclinical and clinical testing. We also rely, and expect to continue to rely, on third parties to package, label, store and distribute our investigational product candidates. We currently have an agreement with CPDC (Centre for Probe Development and Commercialization), a radiopharmaceutical contract manufacturer located in Ontario, Canada, to supply PNT2002 for our ongoing Phase 3 clinical trial.
In April 2021, the Nuclear Regulatory Commission issued a Materials License for our facility. We plan to provide clinical supply from our facility in the fourth quarter of 2021 and expect that this facility will provide adequate production capacity to meet future commercial demands for our product candidates, if approved.
Commercialization
We intend to retain significant development and commercial rights to our investigational product candidates and, if marketing approval is obtained, to commercialize our investigational products on our own, or potentially with a partner, in the U.S. and other regions. We intend to build the necessary infrastructure and sales, marketing and commercial product distribution capabilities for the U.S., and potentially other regions, following further advancement of our investigational product candidates. Clinical data, the size of the addressable patient population and the size of the commercial infrastructure and manufacturing needs and economics related to the foregoing may all influence or alter our commercialization plans.
Competition
The biotechnology and pharmaceutical industries are characterized by the rapid advancement of novel technologies, intense competition, and a strong emphasis on intellectual property. While we believe that our technology and scientific expertise and manufacturing capabilities provide us with competitive advantages, we face potential competition from a number of different sources, including large pharmaceutical companies, specialty pharmaceutical and biotechnology companies, academic institutions, government agencies and public and private research organizations.
Radiopharmaceuticals are being explored in a number of different settings, including both commercial and academic clinical trials. Results from these trials combined with recent product approvals have garnered continued interest in the space by both large pharmaceutical companies and specialized biotechnology companies, which are developing both early-stage and later-stage radiopharmaceutical candidates.
Given the nature of our product candidates, we consider our most direct competitors to be other companies focusing on beta-based radiopharmaceuticals, both in development and already approved. There are multiple companies, including Progenics Pharmaceuticals, Novartis AG, Bayer and Q BioMed Inc., with approved beta-based radiopharmaceutical products using isotopes such as Iodine-131, lutetium-177, Strontium-89 and Yttrium-90. Novartis’ Lutathera® is a prominent beta-based radiopharmaceutical that was recently approved, and other beta-based radiopharmaceuticals are in various stages of clinical development by companies including Novartis AG, Ipsen S.A., Clovis Oncology and Y-mAbs Therapeutics, Inc.
There are also several companies developing targeted alpha radiopharmaceuticals for the treatment of cancer, including Bayer AG, or Bayer, Novartis AG, or Novartis, Actinium Pharmaceuticals, Inc., RadioMedix, Inc., Orano Med, Fusion Pharmaceuticals, Inc., RayzeBio, Inc., and Telix Pharmaceuticals Limited. These companies use various alpha-emitting isotopes such as Radium-223, 225Ac and Thorium-227. Most alpha-based radiopharmaceuticals are in clinical development, with Bayer’s Xofigo® being the only approved alpha particle-based therapy. Xofigo® was approved in 2013 for the treatment of bone metastases in patients with castration-resistant prostate cancer.
For our product candidates PNT2002 and PNT2001, we are aware of several competing therapies targeting metastatic prostate cancer. Our closest competitor is Novartis’ PSMA-617, which recently announced a positive result for its Phase 3 trial and uses lutetium-177 for the treatment of metastatic castration-resistant prostate cancer. We are aware of the following companies with prostate cancer preclinical and development programs: Janssen, CTT, Novartis, BlueEarth, Telix and Lantheus. In addition, we expect to face indirect competition from established treatments of prostate cancer, including Jevtana® (Sanofi), Zytiga® (Johnson & Johnson), Xtandi® (Astellas Pharma and Pfizer), Erleada® (Johnson & Johnson), Lynparza® (AstraZeneca) and Xofigo® (Bayer). While we believe PNT2002 and PNT2001 have significant competitive advantages compared to established treatments for prostate cancer, we may still face competition from these more established treatments.
For our product candidate PNT2003, we are aware of several competing therapies targeting neuroendocrine tumors. Novartis’ Lutathera®, which was approved in 2018, uses lutetium-177 for the treatment of patients with somatostatin receptor-positive gastroenteropancreatic neuroendocrine cancers. We are aware of the following companies with neuroendocrine tumor, radioligand preclinical and development programs: ITM, Ipsen and Radiomedix. We also face potential competition from other treatments targeting neuroendocrine tumors such as Sandostatin® and Afinitor® (Novartis), Somatuline® (Ipsen) and Sutent® (Pfizer). While we believe PNT2003 has significant advantages compared to conventional approaches to neuroendocrine tumors, we may still face competition from these more established treatments.
For our product candidate PNT2004, competitive threats include those candidates that are in development or currently approved for whatever indications which our product candidate may be developed.

Given the preclinical stage of PNT2004, the specific indications that our product candidate may target is still under consideration, and specific competitors will become identified as our program develops. There are other early-stage programs targeting fibroblast activation protein-α (FAP-α), including Clovis Oncology and Sofie, which may directly compete with our candidate. However, given the early development stage of these product candidate, it is unclear whether they will be in direct competition with PNT2004.
Our tumor microenvironment targeting prodrug platform is sufficiently early stage that it is difficult to identify direct competitors. While there are some companies such as Fusion Pharmaceuticals with early-stage technologies which hope to enhance the safety of Actinium-based radiopharmaceuticals, the goals of our tumor microenvironment targeting prodrug platform extend beyond actinium-225-focused programs to increase the therapeutic of radiopharmaceuticals regardless of isotope used.
Many of the companies that we are competing against have significantly greater financial resources and expertise in research and development, manufacturing, and marketing approved products than we do. Furthermore, the merger and acquisition or other strategic transactions involving these companies may result in resources being concentrated among a small number of our competitors. If our competition develops a product that is safer or more effective than ours or brings a product to market faster than we can, we could see a negative impact on our commercial success. The key competitive factors affecting the success of our product candidates, if approved, are their efficacy, safety, convenience for doctors and patients, price, competitive branded and generic products, and reimbursement from government and other third-party payors.
Intellectual Property
Our intellectual property is critical to our business and our success depends, in large part, on our ability to maintain and develop a robust intellectual property portfolio for our technology and product candidates, as well as on our ability to defend and enforce our intellectual property rights. We generally seek to protect our product candidates and technology by seeking patent protection that would enhance clinical development and commercial success. We intend to continue relying upon patent protection, exclusivity pursuant to the Hatch-Waxman Act, trade secrets, know-how, continuing technological innovations and licensing opportunities.
As of July 19, 2021, our patent portfolio included seven pending U.S. patent applications and 19 pending non-US patent applications. Our portfolio includes both in-licensed and internally developed intellectual property to protect our programs. Estimated expiry dates for our patent portfolio range from 2038 to 2041, which do not include potential patent term adjustment or eligible patent term extension in various jurisdictions.
PNT2002
We have Patent Cooperation Treaty, U.S. and Taiwan applications pending and a Track 1 application undergoing examination in the United States. The pending patent applications cover the synthesis of PNT2002 to provide high purity and extended shelf life. The patent applications disclose pharmaceutical compositions, methods of treatment and the process for production and formulation of PNT2002 to achieve such high purities and stability for up to five days. The patents from this family are expected to expire in July 2041, excluding any available patent term extensions, if applicable.
PNT2003
We obtained an exclusive license from CanProbe, CPDC and UHN, with two patent provisional applications pending in the United States. The pending applications cover the radiopharmaceutical PNT2003 compound, methods of preparing the compound, pharmaceutical compositions and methods of treatment of various indications including neuroendocrine tumors using PNT2003. The patents from this family are expected to expire in August 2041, excluding any available patent term extensions, if applicable.
PNT2001
We obtained an exclusive license from Scintomics GmbH. This family of patents has nationalized and there are sixteen total patent applications pending, with one patent application pending in each of Australia,

Brazil, Canada, Chile, Costa Rica, Cuba, Ecuador, Europe, Mexico, New Zealand, Panama, Peru, Tunisia, Ukraine, United States and South Africa. The patents cover new amide-based compounds which bind or inhibit PSMA and carry at least one moiety which is amenable to radiolabeling. Compounds are disclosed for use in pharmaceutical or diagnostic compositions for diagnosing and/or treating cancer. The compounds may also be used for imaging and performing endoradiotherapy in diseases involving PSMA. The patents in this family will expire in December 2038, excluding any available patent term extensions, where applicable.
PNT2004
We obtained an exclusive sublicense from Bach Biosciences, with Patent Cooperation Treaty, U.S. and Taiwan patent applications pending. The pending applications disclose small-molecule radiopharmaceutical and imaging agents based on a FAP-specific inhibitor. The pending patent applications cover composition of matter, pharmaceutical compositions, and methods for diagnosing, imaging or reducing tissue overexpressing FAP-α in an animal. The patents from this family are expected to expire in March 2041, excluding any available patent term extensions, if applicable.
Tumor Microenvironment Targeting Technology Platform
We obtained an exclusive sublicense from Bach Biosciences, LLC, with a provisional patent application pending in the United States. The pending application covers FAP-activated radiotheranostics that enable the selective delivery of radiodiagnostics and radiotherapeutics selectively to the tumor microenvironment. This includes radiotherapeutics designed to target other molecules or receptors in the tumor microenvironment, such as PSMA. The pending patent application also discloses FAP-activated theranostic prodrugs, compositions comprising them, and a method of treating a disorder characterized by fibroblast activation protein (FAP) upregulation. The patents from this family are expected to expire in December 2041, excluding any available patent term extensions, if applicable.
License Agreements
License Agreement with Canadian Molecular Probe Consortium (“CanProbe”) for PNT2003
In December 2020 we entered into a license agreement with CanProbe (“CanProbe Agreement”). Under the CanProbe Agreement, we were granted an exclusive, sublicensable, worldwide license under CanProbe’s patent rights to use, develop, manufacture and commercialize any products arising from the patent. The CanProbe Agreement remains in effect until terminated.
Under the CanProbe Agreement, we paid an upfront fee of approximately $386,000 ($500,000 CAD) for the execution of the agreement and a further payment of approximately $188,000 ($250,000 CAD), which will be credited against the first milestone payment. We are obligated to make aggregate milestone payments to CanProbe of up to $2,582,000 ($3,250,000 CAD) upon the achievement of receiving development, regulatory and market approval for specified territories. We are also obligated to pay a single digit percentage royalty during the term of the agreement related to the annual net sales. We will pay royalties on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low-teens percentage fee payable to CanProbe for monetary payments arising from a grant of a sublicense to a sublicensee or in the form of other benefits. In the event it is necessary for us or our sublicensees to sell the product in a sub-territory or to obtain a license and to pay royalties to one or more third parties on net-sales, and if the aggregate royalty burden payable is greater than a high single digit percent of net-sales, then we may reduce the royalty fees or sub-licensing fees for sales of such product by 50% of royalties actually paid to the third party on net sales of the product in the territory in the same royalty period. We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products. Through December 31, 2020, we made payments to CanProbe of approximately $574,000 upon the execution of the CanProbe Agreement.
We have the right to terminate the CanProbe Agreement, subject to a prior notice of 90 days. CanProbe may also terminate the agreement for specified territories under certain conditions. If we fail or CanProbe fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement.

License Agreement with Scintomics GmbH for PNT2001
In November 2019, we entered into a license agreement with Scintomics GmbH (“SCI Agreement”). Under the SCI Agreement, we were granted an exclusive sublicensable license and worldwide rights outside of Asia and the Middle East to the development, production and sale of any product that may arise from the licensed technology. The term of the SCI Agreement is until the expiration or lapse of the last Contract Proprietary Right or the expiration of the last Data/Market Exclusivity, whichever occurs later.
Under the SCI Agreement, we are obligated to make aggregate milestone payments of up to $28,600,000 (€23,500,000) upon the achievement of specified development and regulatory milestones. We are also obligated to pay a low-teens percentage royalty related to the annual net sales by us and any of our affiliates and sublicensees. We will pay royalties on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low thirties percentage fee payable to SCI for monetary payments arising from the grant of a sublicense to a sublicensee or in the form of other benefits
We have the right to terminate the SCI Agreement, subject to five months’ prior notice with a termination fee of approximately $1,500,000 (€1,250,000) unless the first milestone payment has already been paid. If we fail or SCI fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement upon written notification. Through December 31, 2020, we paid SCI approximately $1,520,000 upon the achievement of a specified development milestone.
License Agreement with BACH for PNT2004
In April 2020, we entered into a sublicense and collaboration agreement with Bach Biosciences Ltd. (“BACH”) to develop and commercialize radiopharmaceuticals (“BACH Agreement”). Under the BACH Agreement, we were granted an exclusive, sublicensable, worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from the licensed technology. We have the right to grant sublicenses of our rights. Under the BACH Agreement, we are responsible for the costs of all preclinical and clinical development activities during the preclinical and clinical development phase of the collaboration. We have an option of exercising the commercialization option, which allows it to commercialize any products arising from the research. For the exclusive commercialization option, we paid an upfront fee of $600,000 which gets credited against the $5,000,000 option exercise fee. If the option is exercised, we are obligated to make the aggregate milestone payments of up to $8,000,000 to BACH upon the achievement of specified development and regulatory milestones and up to $38,000,000 upon the achievement of specified sales milestones. We are also obligated to pay a low-teens percentage royalty related to the annual net sales by us and any of our affiliates and sub-licensees based on our global sales. We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products. We will pay royalties on a country-by-country basis beginning upon the first commercial sale in such country. There is also an additional low-teens to mid-twenties percentage sublicense fee payable to BACH for monetary payments arising from a grant of a sub-license to a sub-licensee or in the form of other benefits, depending on the specified development stage of the product.
We have the right to terminate the BACH Agreement, subject to a prior written notice of 90 days to BACH. If we fail or BACH fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The BACH Agreement expires upon the cessation of commercialization of the last licensed product by us. Through December 31, 2020, we have paid BACH the $600,000 upfront fee.
Concurrently in April 2020, we entered into a research agreement with BACH for a period of 5 years where BACH is contracted to perform research on our behalf, with respect to the BACH Agreement. Under the research agreement we will make payments to BACH in accordance with an agreed upon payment schedule, upon which any sums payable will be credited against the option exercise fee under the sublicense agreement. Through December 31, 2020, we have paid $750,000 under this agreement.
Second License Agreement with BACH for Tumor Microenvironment Targeting Technology
In December 2020, we entered into a sublicense and collaboration agreement with BACH to develop and commercialize synthetic compounds that leverage a proprietary technology platform (“Second BACH

Agreement”). Under the Second BACH Agreement, we were granted an exclusive, sublicensable and worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from the patent related to the synthetic compounds. We are responsible for the costs of all preclinical and clinical development activities during the preclinical and clinical development phase of the collaboration.
For the exclusive commercialization option, we paid an upfront fee of $200,000 in January 2021. We are further obligated to make aggregate milestone payments to BACH of up to $3,000,000 for the first product developed, upon the achievement of specified development and regulatory milestones and of up to $45,000,000 upon the achievement of specified sales milestones. For subsequent products, we are obligated to make a milestone payment to BACH of up to $1,000,000 for major market regulatory approval and of up to $45,000,000 upon the achievement of specified sales milestones. We are also obligated to pay a low-teens percentage royalty which is reduced by the royalty payments made to AVACTA (defined below), related to the annual net sales by us and any of our affiliates and sublicensees based on our global sales for all products. We will pay royalties on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low- teens to mid-twenties percentage sublicense fee payable to for monetary payments arising from a grant of a sub-license to a sub-licensee or in the form of other benefits, depending on the specified development stage of the product.
We have the right to terminate the Second BACH Agreement subject to a prior written notice of 90 days to BACH. If we fail or BACH fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The Second BACH Agreement expires upon the cessation of commercialization of the last licensed product by us. The royalty term will expire on a licensed product-by-licensed product or licensed process-by-licensed process and country-by-country basis, the time period commencing on the first commercial sale of such licensed product or licensed process in such country and continuing until the later of (i) the expiration of the last to expire Valid Claim covering the licensed product or licensed process in such country, or (ii) 10 years after the first commercial sale of the licensed product or licensed process in such country.
On January 22, 2021, we entered into a research agreement with BACH for a period of three years where BACH is contracted to perform research on our behalf, with respect to the Second BACH Agreement.
License agreement with Avacta Lifesciences Limited (“AVACTA”) for Tumor Microenvironment Targeting Technology
In December 2020, we entered into an agreement with AVACTA (“AVACTA Agreement”). Under the AVACTA Agreement, we became a sublicensee of AVACTA’s license for using the intellectual property of developing and marketing radiopharmaceutical agents. Under this agreement, we obtained an exclusive license of AVACTA’s patent rights to use, develop, manufacture and commercialize any FAP-activated PSMA targeted radiopharmaceutical and a non-exclusive license of AVACTA’s patent rights for other FAP-activated radiopharmaceuticals arising from the licensed technology.
We will pay during 2021 an upfront payment of $1.0 million for the initial license fee, $250,000 of which has already been paid and the remaining payments are due upon preclinical milestones. We are further obligated to make aggregate milestone payments to AVACTA of up to $4,500,000, upon the achievement of specified development milestones for our first product and up to $3,000,000 each for any license products upon reaching the specified development milestone. In addition, we are obligated to pay a milestone payment of $5,000,000 for each product for the regulatory milestone of being approved in specified territories. There is also an additional single digit percentage fee payable to AVACTA for monetary payments arising from a grant of a sublicense to a sublicensee or in the form of other benefits. We are also obligated to pay a single digit percentage royalty (subject to a reduction on certain conditions) related to the annual net sales by us, our affiliates or our sublicensees for each licensed product or license process and a single digit percentage royalty on a specified product arising out of the patents. The royalty rate will be reduced by 50% for net sales occurring in the United States if there is no valid claim at the time of sale. There is also an additional single digit percentage fee payable to AVACTA for monetary payments arising from a grant of a sublicense to a sublicensee or in the form of other benefits. We are responsible for all costs and expenses incurred related to the development, manufacture, regulatory approval and commercialization of all licensed products. In January 2021, we paid $250,000 of the initial license fee.

We have the right to terminate the AVACTA Agreement, subject to a prior notice of 90 days to AVACTA. If we fail or AVACTA fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement. The AVACTA Agreement will expire on a Licensed Product-by-Licensed Product or Licensed Process-by-Licensed Process and country-by-country basis, upon the expiration of the Royalty Term in such country. The royalty term will expire on a licensed product-by-licensed product or licensed process-by-licensed process and country-by-country basis, the time period commencing on the first commercial sale of such licensed product or licensed process in such country and continuing until the later of (i) the expiration of the last to expire Valid Claim covering the licensed product or licensed process in such country, or (ii) 10 years after the first commercial sale of the licensed product or licensed process in such country.
Government Regulation
Government authorities in the United States at the federal, state and local level extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug products, such as those we are developing and any other product candidates we may develop. These laws and regulations include, but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), which imposes strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites, including releases of radioactive materials, regardless of the lawfulness of the original activities that led to the contamination, the LLRW Policy Act, which requires the safe disposal of mildly radioactive materials that cannot be decayed in storage, NRC regulations concerning various irradiated and radioactive, materials, and health regulations from the United States Occupational Safety and Health Administration, which limit exposures to hazardous substances, including radioactive materials, in the workplace and impose various worker safety requirements.
We, along with third-party contractors, are also required to comply with the various preclinical, clinical, and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of PNT2001, PNT2002, PNT2003, PNT2004, our tumor microenvironment targeting technology or any future drug candidate. Generally, before a new drug can be marketed, considerable data demonstrating its quality, safety and effectiveness must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.
FDA Drug Development and Approval Process
In the United States, the Food and Drug Administration (the “FDA”) regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs also are subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with applicable United States requirements at any time during the product development process, approval process or post-market may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, untitled or warning letters, product recalls or market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.
Our product candidates and any future drug product candidates we may develop must be approved by the FDA through a new drug application (“NDA”), the vehicle through which drug sponsors formally propose that the FDA approve a new drug for sale and marketing in the United States. There are other preliminary steps that must be conducted prior to the submission of an NDA. The FDA review and approval process for drugs generally involves the following:

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completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practices (“GLP”) requirements;

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submission to the FDA of an investigational new drug (“IND”) application, which must become effective before human clinical trials may begin and must be updated annually or when significant changes are made;

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approval by an Institutional Review Board (“IRB”) or independent ethics committee at each clinical trial site before each trial may be initiated;

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performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, good clinical practice (“GCP”) requirements and other clinical trial-related regulations to establish the safety and effectiveness of the investigational drug for each proposed indication;

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preparation and submission of the NDA to the FDA after completion of all pivotal clinical trials that includes substantial evidence of safety and effectiveness from results of nonclinical and clinical trials, and satisfactory completion of an FDA Advisory Committee review, if applicable;

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a determination by the FDA within 60 days of its receipt of the NDA to accept the filing for review;

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satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the drug will be produced to assess compliance with current good manufacturing practices (“cGMP”) requirements;

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potential FDA audit of the clinical trial sites that generated the data in support of the NDA; and

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FDA review and approval of the NDA, including consideration of the views of any FDA Advisory Committee, prior to any commercial marketing or sale of the drug for the intended indications in the United States.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, or at all.
Preclinical Studies, Development and IND Submission
Preclinical studies include laboratory evaluation of product chemistry and formulation, as well as in vitro and animal studies to assess the potential for adverse events and in some cases to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies.
An IND sponsor must submit the results of its preclinical studies, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, to the FDA as part of the IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before human clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.
Clinical Trials
Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP and regulations governing the protection of human research subjects, including the requirement that all research subjects provide voluntary informed consent for their participation in any clinical trial.
Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Further, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed. The IRB is responsible for ensuring that human subject’s rights and privacy are maintained. Regulatory authorities, the IRB, or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board (“DSMB”), which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study. The DSMB may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries.
A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to the FDA in support of an IND. The FDA will accept a well-designed and well-conducted foreign clinical trial not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.
Clinical trials generally are conducted in three sequential phases, known as Phase 1, Phase 2 and Phase 3, and may overlap or be combined.
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Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the product candidate.

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Phase 2 clinical trials involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified and a preliminary evaluation of efficacy is conducted. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger, confirmatory Phase 3 clinical trials.

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Phase 3 clinical trials generally involve a large number of patients at multiple sites and are designed to provide the statistically significant data necessary to demonstrate the effectiveness of the product candidate for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product candidate and provide an adequate basis for product labeling.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In some cases, the FDA may require Phase 4 clinical trials as a condition for approval of the NDA.
Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.
Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

Concurrent with clinical trials, companies usually complete additional animal studies and must develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidates do not undergo unacceptable deterioration over their shelf life.
NDA Submission, Review and Approval Process
Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of nonclinical studies and clinical trials are submitted to the FDA as part of the NDA requesting approval to market the product for one or more indications. The NDA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing and controls, and proposed labeling, among other things. The submission of an NDA requires payment of a substantial application user fee to the FDA (unless a waiver or exemption applies).
Once an NDA has been submitted, the FDA’s goal is to review standard applications within ten months after it accepts the application for filing (a 60-day process), or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process can be significantly extended by FDA requests for additional information or clarification.
The FDA reviews an NDA to determine, among other things, whether a drug is safe and effective and that the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued safety and effectiveness. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing processes, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the NDA does not satisfy the regulatory criteria for approval.
After the FDA evaluates the NDA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter will describe all of the deficiencies that the FDA has identified in the NDA, except that, where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the complete response letter without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the complete response letter, the FDA may recommend actions that the applicant might undertake to resolve any findings and place the NDA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of an NDA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or effectiveness of a product.
If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a Risk Evaluation and Mitigation Strategy (“REMS”), to ensure the benefits of the product outweigh its risks. REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Even if approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.
Expedited Development and Review Programs
The FDA offers a number of expedited development and review programs for qualifying product candidates. The fast track program is intended to expedite or facilitate the process for reviewing new drugs that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast track designation applies to both the product and the specific indication for which it is being studied. For products containing new molecular entities, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review). The FDA may also review sections of the NDA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the NDA. The review clock does not begin until the final section of the NDA is submitted.
Additionally, a drug may be eligible for designation as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints. The benefits of breakthrough therapy designation include the same benefits as fast track designation, as well as more intensive FDA interaction and guidance beginning as early as Phase 1 and an organizational commitment to expedite the development and review of the product, including involvement of senior managers.
Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.
Fast track designation, priority review, and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
Orphan Drug Designation
Under the Orphan Drug Act, the FDA may grant orphan designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product.
Orphan designation must be requested before submitting a NDA. After the FDA grants orphan designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation in and of itself does not convey any advantage in, or automatically shorten the duration of, the regulatory review or approval process. However, a drug granted orphan status allows the sponsor to receive tax credits and a user fee waiver.

If a product that has orphan designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan exclusivity, which means that the FDA may not approve any other applications, including a full NDA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan exclusivity does not prevent FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. A designated orphan product may not receive orphan exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.
Pediatric Information
Under the Pediatric Research Equity Act, or PREA, a NDA or supplement to a NDA must contain data to assess the safety and efficacy of the biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. The Food and Drug Administration Safety and Innovation Act amended the FDCA to require that a sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan, or PSP, within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials as well as other clinical development programs.
Post-Approval Requirements
Following approval of a new product, the manufacturer and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and record-keeping activities, reporting of adverse experiences, product sampling and distribution, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Further, most modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, are subject to FDA review and approval. There also are continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved NDA.
The FDA may also place other conditions on approvals including the requirement for REMS to assure the safe use of the product. If the FDA concludes REMS is needed, the sponsor of the NDA must submit a proposed REMS. The FDA will not approve the NDA without an approved REMS, if required. REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.
FDA regulations require that products be manufactured in specific facilities and in accordance with cGMP regulations. Until our manufacturing facility in Indianapolis, Indiana is operational, we will rely on third parties for the production of clinical supply of our product candidates in accordance with cGMP regulations. These manufacturers must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violations, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of post-approval problems with a product may result in restrictions on a product, manufacturer or holder of an approved NDA, including recall. We intend on producing clinical supply of our products candidate, if approved, in accordance with cGMP regulations from our facility in Indianapolis, Indiana. As a manufacturer we must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and we will be subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, we must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violations, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of post-approval problems with a product may result in restrictions on a product, manufacturer or holder of an approved NDA, including recall.
The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:
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restrictions on the marketing or manufacturing of a product, mandated modification of promotional materials or the issuance of corrective information, issuance by FDA or other regulatory authorities of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product, or complete withdrawal of the product from the market or product recalls;

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fines, warning or untitled letters or holds on post-approval clinical studies;

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refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

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product seizure or detention, or refusal of the FDA to permit the import or export of products; or

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injunctions or the imposition of civil or criminal penalties.

U.S. Healthcare Laws and Regulation
The pharmaceutical industry is subject to extensive and complex federal and state laws and regulations, including those related to healthcare fraud and abuse, privacy and security of health information and other personal data, transparency of financial relationships, registration of manufacturers and distributors, and marketing. These laws and regulations are broadly applicable, may vary across jurisdictions, and are administered by several different government agencies, including the FDA, the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare & Medicaid Services (“CMS”), and the U.S. Department of Justice (“DOJ”). Further, these laws and regulations are subject to change, enforcement practices may evolve, and it is difficult to predict the impact of new laws and regulations. Noncompliance with applicable laws and regulations may result in the imposition of civil and criminal penalties that could adversely affect our operations and financial condition.

Fraud and Abuse
The federal Anti-Kickback Statute prohibits providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration with the intent of generating referrals or orders for items or services covered by a federal healthcare program. Courts have interpreted this statute broadly and have held that there is a violation of the Anti-kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, knowledge of the law or the intent to violate the law is not required. Violations of the Anti-kickback Statute may be punished by criminal fines, imprisonment, substantial civil monetary penalties, damages of up to three times the total amount of the remuneration and/or exclusion from participation in federal health care programs, including Medicare and Medicaid. In addition, submission of a claim for services or items generated in violation of the Anti-kickback Statute may be subject to additional penalties under the federal False Claims Act (“FCA”) as a false or fraudulent claim.
Federal civil and criminal false claims laws, including the civil FCA, govern the submission of claims for reimbursement and prohibit individuals and entities from making false claims or statements. The FCA may be enforced by the federal government directly or by a private individual, acting as a “whistleblower,” on behalf of the federal government. There are many potential bases for liability under the FCA, including knowingly, which is defined broadly, submitting a false claim for reimbursement to the federal government or submitting claims for services or items generated in violation of the Anti-Kickback Statute. Parties can be held liable under the FCA even when they do not directly submit claims to government payors if they are deemed to cause the submission of false or fraudulent claims. If a defendant is determined to have violated the FCA, they may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim and potential exclusion from participation in federal healthcare programs. Additionally, individuals or entities may be subject to criminal penalties under the criminal FCA.
Criminal and civil penalties may be imposed under other statutes that prohibit various forms of fraud and abuse. For example, the federal Civil Monetary Penalties Law (“CMP Law”), which requires a lower burden of proof than some other fraud and abuse laws, provides for penalties for a variety of healthcare fraud violations. These include, but are not limited to, the offering or transfer of remuneration to a federal healthcare program beneficiary knowing that such action is likely to influence the beneficiary’s selection of a particular provider of items or services payable by federal healthcare programs, unless an exception applies. The CMP Law authorizes the HHS Office of Inspector General (“OIG”) to seek civil monetary penalties and exclusion from federal healthcare programs.
In addition, many states have similar fraud and abuse laws, such as state anti-kickback and false claims laws, which may impose additional liability for the types of acts prohibited by federal law. Some state laws apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.
Privacy and Security
Privacy and security regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), restrict the use and disclosure of individually identifiable health information (“protected health information”), provide for individual privacy-related rights, require safeguards for protected health information and require notification of breaches of unsecure protected health information. Entities subject to HIPAA include health plans, healthcare clearinghouses, and most healthcare providers. Entities that handle protected health information on behalf of covered entities (known as business associates) are required to comply with certain provisions of the security and privacy regulations. Violations of HIPAA may result in substantial civil and/or criminal fines and penalties. HHS enforces the regulations and performs compliance audits. In addition, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents.
There are several other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security of personal information. These laws vary, and noncompliance may result in penalties or other disincentives. For example, the California Consumer Privacy Act of 2018 (the “CCPA”)

affords consumers expanded privacy protections effective January 1, 2020. The California Privacy Rights Act takes effect January 1, 2022, and significantly modifies the CCPA. These laws give California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. In addition to civil penalties for violations, the laws provide for a private right of action for data breaches. Although information collected, used or disclosed in research, including clinical trials, and information governed by HIPAA are currently exempt from the CCPA, our other personal information collection practices may be subject to the CCPA. Foreign laws, including for example the European Union’s General Data Protection Regulation (“GDPR”), also govern the privacy and security of health information in some circumstances, and may differ significantly from HIPAA.
The costs associated with developing and maintaining systems to comply with data privacy and security laws, defending against privacy and security related claims or enforcement actions and paying any assessed fines can be substantial.
Sunshine Laws
The federal government and certain state governments have enacted laws, sometimes referred to as “sunshine laws” that aim to increase transparency in financial relationships between manufacturers of drugs, devices, biologicals, or medical supplies and healthcare professionals and teaching hospitals. These laws generally require manufacturers to disclose payments and other transfers of value provided to healthcare physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals and to disclose ownership and investment interests held by healthcare professionals and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners. Under the federal Physician Payments Sunshine Act, CMS collects data submitted by manufacturers of drugs, devices, biologics and medical supplies covered by federal healthcare programs and publishes the data on its public Open Payments website. In addition, some states have sunshine laws that are broader than the federal law by requiring the reporting of a larger set of payments or activities and including additional types of healthcare professionals or entities. Failure to comply with sunshine laws may result in sanctions, including civil monetary penalties.
Pharmaceutical Industry Compliance
Manufacturers and distributors of drug products are subject to state laws requiring registration with the state, which may extend to manufacturers and distributors that ship products into a state even if they do not have a place of business within the state. The federal government and some state governments also require manufacturers and distributors to maintain records regarding the history of products in the chain of distribution. Federal law requires manufacturers to provide product tracing information to subsequent supply chain partners. The federal Drug Supply Chain Security Act (“DSCSA”) governs the system of tracing certain prescription drugs as they are distributed in the U.S., with the goal of protecting consumers from drugs that may be counterfeit, contaminated, stolen, or adulterated. This law requires manufacturers to, prior to or at the time of each transfer of ownership of a drug, provide the next owner with transaction history and other information. In the event of a recall or an inquiry regarding a potentially illegitimate product, manufacturers must be able to provide information regarding the transaction history and other information about the products. Violations of the DSCSA may result in fines or imprisonment. Many states have similar laws and enforce recordkeeping and licensure requirements.
Some state laws require pharmaceutical companies to comply with the HHS OIG Compliance Program Guidance for Pharmaceutical Manufacturers, which is guidance designed to help companies prevent fraud and abuse within federal healthcare programs, and other relevant government-issued compliance guidance. Several states require pharmaceutical and biotechnology companies to publicly disclose sales information, marketing expenditures, drug pricing, clinical trials and other activities. Several states require pharmaceutical and biotechnology companies to establish marketing compliance programs, require registration of sales representatives, prohibit manufacturers from acquiring certain physician prescribing data for use in sales and marketing activities and prohibit certain other sales and marketing practices. In addition, various federal and state consumer protection and unfair competition laws may also apply. Violation of laws governing the pharmaceutical industry may result in penalties such as criminal fines, imprisonment, civil fines, exclusion from participation in federal healthcare programs and additional reporting obligations and oversight.
Federal price reporting laws require many pharmaceutical manufacturers to calculate and report certain pricing metrics, such as average sales price (“ASP”) and best price, which may be used in the calculation of reimbursement and discounts on approved products. Penalties may apply if these metrics are not submitted timely and accurately.
Reimbursement and Pricing
Payment for healthcare items and services in the U.S. comes primarily from third-party payors, including government healthcare programs, such as Medicare and Medicaid, and commercial payors. Coverage and reimbursement for pharmaceutical products can differ significantly between payors.
Sales of pharmaceutical products are materially affected by the extent to which third-party payors provide coverage and establish adequate reimbursement levels for the product. A decision by a third-party payor to not cover a product may impact utilization. At the same time, one payor’s determination to provide coverage for a product does not mean that other payors will also provide coverage for the product. Securing coverage and reimbursement for a product (often two separate processes) may involve conducting expensive pharmacoeconomic studies to demonstrate medical necessity and cost-effectiveness of a product, in addition to the studies required to obtain FDA or comparable regulatory approvals. Drugs administered under the supervision of a physician often have high price points, which may make obtaining adequate reimbursement from payors particularly difficult.
The containment of healthcare costs has become a priority of both commercial payors and government healthcare programs. Third-party payors are increasingly challenging prices, examining medical necessity and reviewing cost-effectiveness of medical products and services as they seek to control costs. For example, payors may limit coverage to specific products on an approved list, known as a formulary, which might not include all of the approved products for a particular indication, or they may require substitution of generic products. Adoption of, or enhancement of existing, price controls and other cost-containment measures may limit revenue. Drug prices may also be reduced by discounts or rebates required by payors and future relaxation of laws that presently restrict imports of drugs from other countries.
The marketability of any drug candidate for which we receive regulatory approval for commercial sale may be negatively impacted if commercial payors and government healthcare programs do not provide adequate coverage and reimbursement. There is no guarantee that coverage or adequate reimbursement will be available for any of our product candidates, even if the product candidates is FDA-approved. If adequate coverage and reimbursement is not available, we may not be able to realize an appropriate return on our investment in product development.
Government Reimbursement
We expect that reimbursement from Medicare and Medicaid will eventually be a significant part of our revenues. The Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes resulting from legislation, regulations and administrative and judicial interpretations of existing law. Drug manufacturers must offer discounted pricing or rebates on purchases of pharmaceutical products under various government healthcare programs and may also be required to report specific prices to government agencies under these programs.
Medicare is a federal health insurance program for persons age 65 and over, some disabled persons, and persons with end-stage renal disease. Medicare Part B generally covers medically necessary outpatient care, including physician services and a limited number of outpatient prescription drugs under limited conditions. Medicare Part B typically covers drugs that are not self-administered by a patient, including injectable and infused drugs and oral cancer drugs. Drugs that are not covered under Medicare Part B may be covered under Part D, an optional prescription drug benefit for Medicare beneficiaries that is administered by private companies.
Medicaid is a medical assistance program for eligible needy persons that is funded jointly by federal and state governments. Medicaid programs are operated by state agencies under plans approved by the federal government. Reimbursement methodologies, eligibility requirements and covered services vary from state to state. Although pharmacy coverage is an optional benefit under federal law, all states currently provide coverage for outpatient prescription drugs. Pharmaceutical manufacturers participating in Medicaid are required to participate in the 340B Drug Pricing Program, which requires them to sell outpatient drugs at discounted prices to certain safety net providers that serve vulnerable or underserved populations. Manufacturers participating in Medicaid are also required to participate in the Medicaid Drug Rebate Program (“MDRP”), a program intended to help offset the federal and state costs of outpatient prescription drugs. Under this program, manufacturers agree to rebate a specified portion of the Medicaid payment for the drug to the states, and states share the rebates with the federal government based on their federal medical assistance percentage (“FMAP”), which is the share of Medicaid spending in each state paid for by the federal government. When a manufacturer enters into an MDRP rebate agreement with HHS, Medicaid agrees to cover nearly all FDA-approved drugs from that manufacturer, effectively creating an open formulary. An MDRP rebate agreement is also required in order for payment to be made available under Medicare Part B for a manufacturer’s covered outpatient drugs.
Drug Pricing Policies and Reforms
In recent years, the U.S. Congress and certain state legislatures have considered and passed a large number of laws intended to result in significant changes to the healthcare industry, including proposals targeted at reducing the price of pharmaceutical products and limiting coverage and reimbursement for drugs and other medical products. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the Affordable Care Act), affects how health care services are covered, delivered and reimbursed through expanded health insurance coverage, reduced growth in Medicare program spending, and the establishment and expansion of value-based purchasing programs. The law also imposes price transparency requirements and establishes the Patient-Centered Outcomes Research Institute, which focuses on comparative clinical effectiveness research. In addition, the Affordable Care Act contains several provisions relevant to pharmaceutical manufacturers and that may impact to our potential product candidates, including expansion of the 340B program, expansion of manufacturers’ rebate liability under the MDRP, and measures intended to reduce Medicare Part D enrollees’ out-of-pocket liability.
Although the Affordable Care Act remains subject to legislative and regulatory changes and court challenges, President Biden has indicated that his administration intends to protect and strengthen the Affordable Care Act and Medicaid programs. Further, the presidential administration and members of Congress have proposed measures that would expand government-sponsored coverage, such as single-payor proposals (commonly referred to as “Medicare for All”) and changes to Medicare age requirements. These proposals could lead to increased coverage levels and utilization of services. However, the impact and timing of additional reform initiatives is unclear.
In recent years, there has been heightened governmental scrutiny over the manner in which pharmaceutical manufacturers set prices for their products. This has resulted in proposed and enacted federal and state legislation designed to increase transparency in product pricing, review the relationship between pricing and manufacturer patient programs and reform government reimbursement methodologies for pharmaceutical products. For example, in 2019, CMS began allowing Medicare Advantage plans the option of applying step therapy, a type of prior authorization, to manage physician-administered and other Medicare Part B medications as part of broader care coordination activities, with the goal of introducing competition and negotiation into the market of those drugs. In 2020, HHS, the Department of Labor and the Department of the Treasury issued a Transparency in Coverage final rule that for plan years beginning on or after January 1, 2022, requires health plans to disclose on a public website the negotiated rates and historical net pricing for prescription drugs and to provide consumers with personalized cost-sharing information. Also in 2020, HHS and the FDA issued a final rule to allow FDA-authorized programs to import certain prescription drugs from Canada, although the rule excludes several types of prescription drugs such as radioactive drugs and biologics and imaging drugs. In 2020, CMS issued a final rule to implement an MFN model for determining Medicare prices for Part B drugs and biologicals. This MFN model would test paying comparable amounts to the lowest price paid by similarly economically situated countries. The MFN model was intended to take effect January 1, 2021, but was delayed by court order and CMS recently stated that the model will not be implemented without further rulemaking. In addition, HHS OIG issued a final rule in 2020 that amends the discount safe harbor of the federal Anti-Kickback Statute to exclude rebates from drug manufacturers to Medicare Part D plan sponsors, adds a safe harbor to protect point-of-sale reductions from a drug manufacturer to a Part D or Medicaid managed care organization, and adds a safe harbor to protect certain drug manufacturer payments to pharmacy benefit managers. However, removal of the safe harbor protection for rebates under Part D has been delayed by court order until January 1, 2023, and HHS OIG delayed the effective date of the new safe harbors from January 29, 2021 to March 22, 2021. The Biden administration and certain members of Congress have indicated their intent to pursue drug pricing reforms. Proposals include allowing Medicare to negotiate with drug manufacturers for lower prices, allowing additional importation of prescription drugs from other countries, modifying the design of the Medicare Part D program and limiting drug price increases to no more than the inflation rate. Some states also have passed legislation and issued regulations designed to lower prescription drug costs. These and other initiatives at the federal and state levels, if enacted and implemented, may directly or indirectly affect pricing of our product candidates.
Additionally, in 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law provides a federal framework for eligible patients to access certain investigational drugs that are the subject of an active investigational new drug application submitted to the FDA, but that have not been approved or licensed by the FDA for any use. The Right to Try Act allows patients to seek treatment without participating in a clinical trial and without obtaining FDA permission under the FDA Expanded Access Program (i.e., compassionate use). Manufacturers are not obligated under the Right to Try Act to make products available to eligible patients.
Canadian Drug Development and Approval Process
In accordance with the Food and Drugs Act and associated Regulations, manufacturers of prescription drug products must receive authorization from Health Canada before prescription drug products may be marketed and sold. There is no assurance that Health Canada will issue an authorization for a product.
In order to obtain authorization, a manufacturer must file a regulatory submission with evidence of safety, efficacy and quality of the proposed drug product. While Health Canada’s review of the evidence and a manufacturer’s response to Health Canada’s inquiries can take as long as several years from the date that the manufacturer files its regulatory submission, it can often be completed within 1 year.
The typical regulatory process for prescription drug approval from pre-market to post-market in Canada, involves:
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pre-clinical studies, using for example, laboratory studies involving cell or tissue samples, or tests conducted on animals, to collect preliminary safety and efficacy data;

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clinical trials on human subjects, which require authorization by Health Canada to collect further safety and efficacy data;

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a drug submission with Health Canada, including review by Health Canada;

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a market authorization decision by Health Canada and issuance of a notice of compliance (NOC); and

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public access to the drug product, subject to post-marketing surveillance, inspection and investigation by Health Canada.

Employees
As of July 30, 2021, we had 49 employees. We also utilize the services of several consultants. We believe our relationship with our employees and consultants is good.
Facilities
Our principal executive offices are located in the United States in Indianapolis, Indiana, including an office space occupying 13,500 square feet and a manufacturing facility occupying 67,200 square feet. We also lease an additional location in Toronto, Canada. See Note 8 to our Consolidated Financial Statements

beginning on page F-47 of this prospectus incorporated herein by reference for further discussion surrounding mortgages on our owned properties. We believe our existing facilities are sufficient for our ongoing needs, and that, if we require additional space, we will be able to obtain suitable additional or alternative facilities on commercially reasonable terms.
Legal Proceedings
We are not currently a party to any material legal proceedings. From time to time, we may become involved in other litigation or legal proceedings relating to claims arising from the ordinary course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The following discussion and analysis of Old POINT’s financial condition and results of operations together with Old POINT’s audited consolidated financial statements and notes thereto for the periods ended December 31, 2020 and 2019 (the “2020 Financial Statements”) and Old POINT’s unaudited interim condensed consolidated financial statements and notes thereto for the three months ended March 31, 2021 and 2020 (the “Q1 2021 Financial Statements” and, together with the 2020 Financial Statements, the “Consolidated Financial Statements”) included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for Old POINT’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” Old POINT’s actual results could differ materially from the results described in or implied by the forward- looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from Old POINT’s forward-looking statements. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements”. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Old POINT,” “we,” “us,” “our” and other similar terms refer to POINT Biopharma Inc. and its subsidiaries prior to the Business Combination and not to New POINT and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
Introduction
We are a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. We seek to transform the lives of patients through the development of new radioligand therapies to lead the fight against cancer.
We are focused on developing targeted radioligand products for the treatment of in-tumor tissues, with the goal of radiopharmaceuticals gaining market adoption and become a core pillar of cancer treatment. We are advancing our broad and diverse pipeline with two clinical trials, one of which has completed enrolment and one which is currently enrolling. Critical to our success has been the ability to assemble an accomplished management team with proven track records in the pharmaceutical and radiopharmaceutical industry. We are led by a senior management team with extensive capabilities in the development and manufacturing of radiopharmaceuticals as well as business development and portfolio management. We were incorporated on September 18, 2019 (“Inception”) as POINT Theranostics Inc. under the General Corporation Law of the State of Delaware and subsequently amended our name to POINT Biopharma Inc. on November 22, 2019.
Business Combination
On June 30, 2021 (the “Closing Date”), we consummated a business combination transaction (the “Business Combination”) with Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I, a Delaware corporation (“RACA”), pursuant to the terms of the Business Combination Agreement, dated as of March 15, 2021 (the “Business Combination Agreement”), by and among RACA, Bodhi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of RACA (“Merger Sub”), and Old POINT. Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into Old POINT (the “Merger”), with Old POINT as the surviving company in the Merger as a wholly-owned subsidiary of RACA and (ii) RACA changed its name to “POINT Biopharma Global Inc.”
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share and vested equity award of Old POINT outstanding as of immediately prior to the Effective Time was exchanged for shares of the common stock, par value $0.0001 per share, of New POINT (“Common Stock”) or comparable vested equity awards that are exercisable for shares of Common Stock, as applicable, based on an implied Old POINT vested equity value of $585,000,000; (ii) all unvested equity awards of Old POINT were exchanged for comparable unvested equity awards that are exercisable for shares of Common Stock, determined based on the same conversion ratio at which the vested equity awards are exchanged for shares of Common Stock; and (iii) each share of Class A common stock, par value $0.0001 per share, of RACA (“Class A Common Stock”) and each share of Class B common stock, par value $0.0001 per share, of RACA (“Class B Common Stock”) that was issued and outstanding immediately prior to the Effective Time became one share of Common Stock following the consummation of the Business Combination.
In addition, concurrently with the execution of the Business Combination Agreement, on March 15, 2021, RACA entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and RACA agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the closing of the Business Combination.
We received net proceeds of approximately $260 million in connection with the Business Combination and the related PIPE Financing, exclusive of redemptions and transaction costs. The transaction costs of approximately $27 million comprised of investment banker, legal, audit, tax, accounting, consulting, insurance, board retainer fees and listing fees.
Business Environment
The pharmaceutical industry is extremely competitive. We are subject to risks and uncertainties common to any early-stage biopharmaceutical company. These risks include, but are not limited to, the introduction of new products, therapies, standards of care or technological innovations, our ability to obtain and maintain adequate protection for our licensed technology, data or other intellectual property and proprietary rights and compliance with extensive government regulation and oversight. See the section entitled “Risk Factors” in this prospectus for more information. We are also dependent upon the services of key personnel, including our Chief Executive Officer, executive team, and other highly skilled employees. Demand for experienced personnel in the pharmaceutical and biotechnology industries is high and competition for talent is intense.
We face potential competition from many different sources, including pharmaceutical and biotechnology companies, academic institutions, and governmental agencies, as well as public and private research institutions. Many of our competitors are working to develop or have commercialized products similar to those we are developing and have considerable experience in undertaking clinical trials and in obtaining regulatory approval to market pharmaceutical products. Our competitors may also have significantly greater financial resources, established presence in the markets in which we hope to compete, expertise in research and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and reimbursement and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, and registering patients for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.
Risks & Liquidity
Drug research and development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. We will not generate revenue from product sales unless and until we successfully complete clinical development, are able to obtain regulatory approval for and successfully commercialize the product candidates we are currently developing or may develop. We currently do not have any product candidates approved for commercial sale.
Our product candidates, currently under development or that we may develop, will require significant additional research and development efforts, including extensive clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance and reporting capabilities. There can be no assurance that our research and development activities will be successfully completed, that adequate protection for our licensed or developed technology will be obtained and maintained, that products developed will obtain necessary regulatory approval or that any approved products will be commercially viable.
If we obtain regulatory approval for one or more of our product candidates, we expect to incur significant expenses related to developing our commercialization capabilities to support product sales, marketing, and distribution activities, either alone or in collaboration with others. Further, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company. As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy.
We have incurred significant net losses since our Inception and have relied on the ability to fund operations through equity financings. We expect to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as we continue to complete clinical trials for our products and prepare for potential future regulatory approvals and commercialization of our products, if approved. We have not generated any revenue to date and do not expect to generate product revenue unless and until we successfully complete development and obtain regulatory approval for at least one of our product candidates.
We believe that the net proceeds from the Business Combination and PIPE Financing, together with our available resources and existing cash and cash equivalents, are sufficient to fund planned operations for at least twelve months from the date of this prospectus.
On January 28, 2021, warrants for the purchase of common shares of Old POINT were exercised resulting in net proceeds of $20,000,000. We intend to use the net proceeds from that transaction for general corporate purposes, funding of development programs, milestone payments pursuant to our license agreements, general and administrative expenses, licensing of additional product candidates and working capital.
On March 8, 2021, we received cash proceeds of $450,000 for a non-employee consultant’s exercise of 18,000 stock options.
As losses continue to be incurred, we are subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of our product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of the COVID-19 coronavirus (“COVID-19”), the ability to secure additional capital to fund operations and commercial success of our product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if our drug development efforts are successful, it is uncertain when, if ever, we will realize significant revenue from product sales.
We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:
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advance our clinical-stage product candidates: 177Lu-PNT2003 and 177Lu-PNT2002 through clinical development;

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advance our preclinical stage product candidates: 177Lu-PNT2004, 177Lu-PNT2001, along with candidates developed with our Tumor Microenvironment Targeting Technology into clinical development;

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seek to identify, acquire, and develop additional product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

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hire additional clinical, quality control, medical, scientific, and other technical personnel to support our clinical operations;

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expand our operational, financial and management systems, and increase personnel to support our operations;

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meet the requirements, and demands of being a public company;

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maintain, expand, and protect our intellectual property portfolio;

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make milestone, royalty or other payments due under various in-license or collaboration agreements;

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seek regulatory approvals for any product candidates that successfully complete clinical trials; and

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undertake any pre-commercialization activities to establish sales, marketing, and distribution capabilities for any product candidates for which we may receive regulatory approval in regions where we choose to commercialize our products on our own or jointly with third parties.

COVID-19 Pandemic
The COVID-19 pandemic, which was declared by the World Health Organization as a pandemic in March 2020 and has since spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border security and other measures. The impact of this pandemic has been, and will likely continue to be, extensive in many aspects of society, which has resulted, and will likely continue to result, in significant disruptions to the global economy as well as businesses and capital markets around the world. The future progression of the pandemic and its effects on our business and operations are uncertain.
In response to public health directives and orders and to help minimize the risk of the virus to employees, we have taken precautionary measures, including implementing work-from-home policies for certain employees and pursuing remote oversight measures for our vendors and clinical trial sits. The impact of COVID-19 may negatively impact productivity, disrupt our business, and delay our preclinical research and clinical trial activities and our development program timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. Specifically, we may not be able to conduct in-person audits of our vendors, we may not be able to conduct in-person site visits and patient visits may be out of window or missed. Other impacts to our business may include temporary closures of our suppliers and sites and disruptions or restrictions on our employees’ ability to travel. Any prolonged material disruption to our employees or suppliers could adversely impact our preclinical research and clinical trial activities, financial condition and results of operations, including our ability to obtain financing.
We are monitoring the potential impact of the COVID-19 pandemic on our business and Consolidated Financial Statements. To date, we have not experienced material business disruptions or incurred impairment losses in the carrying values of our assets as a result of the COVID-19 pandemic and we are not aware of any specific related event or circumstance that would require us to revise our estimates reflected in the Consolidated Financial Statements.
Components of Operating Results
Revenues
We have not generated any revenues since our Inception and do not expect to generate any revenues from the sale of products in the near future, if at all. If our development efforts for our current product candidates or additional product candidates that we may develop in the future are successful and can be commercialized, we may generate revenue in the future from product sales. Additionally, we may enter into collaboration and license agreements from time to time that provide for certain payments due to us. Accordingly, we may generate revenue from payments from such collaboration or license agreements in the future.
Research and Development
We support our drug discovery and development efforts through the commitment of significant resources to our preclinical and clinical development activities. Research and development expenses consist of costs incurred in performing research and development activities, including costs for salaries and bonuses, employee benefits, subcontractors, facility-related expenses, share-based compensation, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. We recognize external research and development costs based on an evaluation of the services performed to date of specific tasks using information provided to us by our service providers.
Non-refundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.
Upfront payments under license agreements are expensed as research and development expense upon receipt of the license. Milestone payments under license agreements are accrued, with a corresponding expense being recognized, in the period in which the milestone is determined to be probable of achievement and the related amount is reasonably estimable.
We may be entitled to investment tax credits in connection with our research and development costs. These investment tax credits are non-refundable tax credits and are accounted for in accordance with our accounting policies.
We expect that our research and development expenses will substantially increase in connection with our planned preclinical and clinical development activities, both in the near-term and beyond as we continue to invest in activities to develop our product candidates and preclinical programs and as certain product candidates advance into later stages of development. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size, scope, and duration of later-stage clinical trials. Furthermore, the process of conducting the necessary clinical trials to obtain regulatory approval is costly and time-consuming, and the successful development of our product candidates is highly uncertain. As a result, we cannot accurately estimate or know the nature, timing and costs that will be necessary to complete the preclinical and clinical development for any of our product candidates or when and to what extent we may generate revenue from the commercialization and sale of any of our product candidates or achieve profitability.
The duration, costs and timing of clinical trials and development of our product candidates will depend on a variety of factors that include, but are not limited to:
•
per patient trial costs;

•
the number of patients that participate in the trials;

•
the number of sites included in the trials;

•
the countries in which the trials are conducted;

•
the length of time required to enroll eligible patients;

•
the number of doses that patients receive;

•
the drop-out or discontinuation rates of patients;

•
potential additional safety monitoring or other studies requested by regulatory agencies;

•
the duration of patient follow-up; and

•
the efficacy and safety profile of our product candidates.

Changes in any of these assumptions could significantly impact the cost and timing associated with the development of our product candidates. Additionally, future competition and commercial and regulatory factors beyond our control may also impact our clinical development programs and plans.
General and Administrative
We expense general and administrative costs as incurred. General and administrative expenses consist primarily of salaries, benefits, and share-based compensation. General and administrative expenses also include legal fees incurred relating to corporate and patent matters, professional fees incurred for accounting, auditing, tax and administrative consulting services, insurance costs, and facilities expenses.
We estimate and accrue for services provided by third parties related to the above expenses by monitoring the status of services provided and receiving estimates from our service providers. We reassess and adjust our accruals as actual costs become known or as additional information becomes available.
We expect our general and administrative expenses will increase over the next several years as we increase our headcount to support the continued development of our product candidates. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor, public relations and other expenses associated with being a public company.
Income Taxes
We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Consolidated Financial Statements or our tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
We account for uncertainty in income taxes recognized in the Consolidated Financial Statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the Consolidated Financial Statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Results of Operations
Comparison of the Three Months Ended March 31, 2021 and the Three Months Ended March 31, 2020
The following table summarizes our results of operations for the three months ended March 31, 2020 and March 31, 2021:
	For the three months ended March 31, 2021	For the three months ended March 31, 2020	Change
(In U.S. dollars)			$	%
Operating expenses:
Research and development	4,269,298	385,594	3,883,704	1007.2%
General and administrative	1,464,692	1,023,664	441,028	43.1%
Total operating expenses	5,733,990	1,409,258	4,324,732	306.9%
Loss from operations	(5,733,990)	(1,409,258)	(4,324,732)	306.9%
Other expenses:
Finance costs	(2,799)	—	(2,799)	(100.0)%
Foreign currency loss	(7,207)	(158,332)	151,125	(95.4)%
Total other expenses	(10,006)	(158,332)	148,326	(93.7)%
Loss before provision for income taxes	(5,743,996)	(1,567,590)	(4,176,406)	266.4%
Provision for income taxes	(40,425)	(15,244)	(25,181)	165.2%
Net loss	(5,784,421)	(1,582,834)	(4,201,587)	265.4%
Research and Development
The following table summarizes the components of research and development expense for the three months ended March 31, 2020 and March 31, 2021:
	For the three months ended March 31, 2021	For the three months ended March 31, 2020	Change
(In U.S. dollars)			$	%
Research and development expenses:
Salaries and benefits	1,018,370	85,213	933,157	1095%
Sponsored research & product licenses	922,287	—	922,287	100%
Clinical trial	1,793,779	63,836	1,729,943	2710%
Contract manufacturing	363,093	236,545	126,548	53%
Regulatory consulting	171,769	—	171,769	100%
Total	4,269,298	385,594	3,883,704	1007%
For the three months ended March 31, 2021 as compared to the three months ended March 31, 2020, the increase in research and development expense was primarily due to increases in (a) costs associated with our licensing agreements and related sponsored research in connection with our products both pre-clinical and clinical, (b) costs incurred in clinical trials, including manufacturing and development of product candidates and personnel costs and (c) regulatory consulting fees that are required to further advance the development of our product candidates as we advance our pipeline and grow the organization. The Company currently does not track its R&D expenditures by product.

General and administrative
The following table summarizes the components of general and administrative expenses for the three months ended March 31, 2020 and March 31, 2021:
	For the three months ended March 31, 2021	For the three months ended March 31, 2020	Change
(In U.S. dollars)			$	%
General and administrative expenses:
Salaries and benefits	609,978	805,975	(195,997)	(24.3)%
Consulting and accounting	327,747	19,557	308,190	1575.9%
Legal expenses	254,334	103,158	151,176	146.5%
Insurance	31,045	—	31,045	100.0%
Office expenses	93,567	60,782	32,785	53.9%
Advertising	50,232	10,673	39,559	370.6%
Other expenses	97,789	23,519	74,270	315.8%
Total	1,464,692	1,023,664	441,028	43.1%
For the three months ended March 31, 2021 as compared to the three months ended March 31, 2020, the increase in general and administrative expenses was primarily due to increased (a) costs associated with legal fees relating to corporate and patent matters, (b) professional fees incurred for accounting, auditing, tax and (c) administrative consulting services, insurance costs, and other facilities expenses. This was partially offset by a decrease in salaries and benefits primarily in relation to share-based compensation costs recorded in the three months ended March 31, 2020.
Other Expenses
For the three months ended March 31, 2021, other expenses consist primarily of (a) foreign exchange losses associated with foreign currency transactions in our cash and cash equivalents, and (b) accretion expense related to the amortization of capitalized transaction costs in connection with our mortgage payable. For the three months ended March 31, 2020, other expenses consisted of a foreign currency loss.
Income Tax Expense
For the three months ended March 31, 2021 and 2020, income tax expense consisted primarily of taxes owing in Canada in relation to taxable income generated through management and research and development services performed by the Canadian subsidiary of Old POINT.
Comparison of the Period from Inception to December 31, 2019 and For the Year Ended December 31, 2019
We were incorporated on September 18, 2019. Accordingly, the results of operations for the period from Inception to December 31, 2019, reflect only approximately three and a half months of operation, during which our activities were limited. For that reason, there is limited comparability of our results of operations for the period from Inception to December 31, 2019, with those for the full year ended December 31, 2020.

The following table summarizes our results of operations for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Operating expenses:
Research and development	9,142,156	290	9,141,866
General and administrative	3,972,649	8,739	3,963,910
Total operating expenses	13,114,805	9,029	13,105,776
Loss from operations	(13,114,805)	(9,029)	(13,105,776)
Other expenses:
Finance costs	(5,354)	—	(5,354)
Foreign currency loss	(164,962)	(195)	(164,767)
Total other expenses	(170,316)	(195)	(170,121)
Loss before provision for income taxes	(13,285,121)	(9,224)	(13,275,897)
Provision for income taxes	(87,882)	—	(87,882)
Net loss	(13,373,003)	(9,224)	(13,363,779)

*
Percentage change not meaningful

Research and Development
The following table summarizes the components of research and development expense for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Research and development expenses:
Salaries and benefits	1,331,706	—	1,331,706
Sponsored research & product licenses	4,181,093	—	4,181,093
Clinical trial	1,405,508	—	1,405,508
Contract manufacturing	1,889,898	—	1,889,898
Regulatory consulting	333,950	290	333,660
Total	9,142,156	290	9,141,866
For the year ended December 31, 2020 as compared to the period from Inception to December 31, 2019, the increase in research and development expense was primarily due to costs associated with our licensing agreements and related sponsored research in connection with our products both pre-clinical and clinical, costs incurred in clinical trials, including manufacturing and development of product candidates and personnel costs and regulatory consulting fees that are required to further advance the development of our product candidates as we advance our pipeline and grow the organization. The Company currently does not track its R&D expenditures by product.

General and administrative
The following table summarizes the components of general and administrative expenses for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
General and administrative expenses:
Salaries and benefits	2,570,296	—	2,570,296
Consulting and accounting	450,110	—	450,110
Legal expenses	519,816	—	519,816
Insurance	92,643	—	92,643
Office expenses	118,628	6,930	111,697
Advertising	43,767	1,809	41,958
Other expenses	177,390	—	177,390
Total	3,972,649	8,739	3,963,910

*
Percentage change not meaningful

For the year ended December 31, 2020, as compared to the period from Inception to December 31, 2019, the increase in general and administrative expenses was primarily due to costs associated its non- research and development focused personnel, legal fees relating to corporate and patent matters, professional fees incurred for accounting, auditing, tax as well as administrative consulting services, insurance costs, and other facilities expenses.
Other Expenses
For the year ended December 31, 2020, other expenses consist primarily of foreign exchange losses relationship, and accretion expense related to the amortization of capitalized transaction costs in connection associated with our foreign currency transactions most notably in relation to our contract manufacturing with our mortgage payable. For the period from Inception to December 31, 2019, other expenses consisted of a foreign currency loss.
Income Tax Expense
For the year ended December 31, 2020, income tax expense consisted of taxes owing in Canada in relation to taxable income generated through management and research and development services performed by the Canadian subsidiary of Old POINT. There was no income tax expense for the period from Inception to December 31, 2019.
Liquidity and Capital Resources
Sources of Liquidity and Capital
We have incurred significant net losses since Inception and have relied on the ability to fund operations through equity financings. Operating losses and negative cash flows from operations and investing activities are expected to continue for the foreseeable future. As losses continue to be incurred, we are subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of its product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of COVID-19, the ability to secure additional capital to fund operations and commercial success of its product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if our drug development efforts are successful, it is uncertain when, if ever, we will realize significant revenue from product sales.
Cash and cash equivalents totaled $19,843,052 as of March 31, 2021. Net losses totaled $5,784,421 and $1,582,834 for the three months ended March 31, 2021 and March 31, 2020, respectively. Net losses totaled $13,373,003 and $9,224 for the year ended December 31, 2020 and the period ended December 31, 2019, respectively.
On July 10, 2020, we obtained a mortgage loan in the amount of $3,562,500 for the purpose of purchasing a facility located in Indianapolis, Indiana (see Note 5 to the 2020 Financial Statements and Q1 2021 Financial Statements included elsewhere in this prospectus). The loan was collateralized by a first charge over the property. As part of the financing, we incurred $17,194 of costs and fees from the lender that are capitalized and recorded as finance costs over the life of the mortgage. The mortgage bore interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The loan required quarterly interest payments, commencing October 1, 2020, with the principal amount due at maturity on January 10, 2022. On July 29, 2021, this mortgage loan was repaid in full and the related mortgage on the facility in Indianapolis, Indiana was released.
For the three months ended March 31, 2021 and the year ended December 31, 2020, we recorded $26,689 and $54,605, respectively, in interest costs which have been capitalized within property, in development, and $2,799 and $5,354, respectively of accretion expense recorded within finance costs related to the amortization of capitalized financing costs and fees
As of March 31, 2021, we did not have any lease or other contractual obligations. We currently have a facility lease that is a month-to-month arrangement.
On January 28, 2021, 800,000 warrants for the purchase of common shares of Old POINT were exercised resulting in net proceeds of $20,000,000. We intend to use the net proceeds from the transaction for general corporate purpose, funding of development programs, payment of milestones pursuant to our license agreements, general and administrative expenses, licensing of additional product candidates and to support our working capital needs.
On March 8, 2021, 18,000 stock options were exercised resulting in cash proceeds of $450,000.
Future Funding Requirements
Our primary use of cash is to fund operating expenses, primarily related to our research and development activities. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our outstanding accounts payable, accrued expenses and prepaid expenses.
We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future. We will require additional capital to meet operational needs and capital requirements for clinical trials, other research and development expenditures, and business development activities. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated clinical trials and preclinical studies.
Our future funding requirements will depend on many factors, including, but not limited to:
•
the scope, progress, results and costs of researching and developing our current product candidates, as well as other additional product candidates we may develop and pursue in the future;

•
the timing of, and the costs involved in, obtaining marketing approvals for our product candidates and any other additional product candidates we may develop and pursue in the future;

•
the number of future product candidates that we may pursue and their development requirements;

•
subject to receipt of regulatory approval, the costs of commercialization activities for our product candidates, to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution, and manufacturing capabilities;

•
subject to receipt of regulatory approval, revenue, if any, received from commercial sales of our product candidates or any other additional product candidates we may develop and pursue in the future;

•
the achievement of milestones that trigger payments under our various license agreements;

•
the extent to which we in-license or acquire rights to other products, product candidates or technologies;

•
our ability to establish collaboration arrangements for the development of our product candidates on favorable terms, if at all;

•
our headcount growth and associated costs as we expand our research and development and establish a commercial infrastructure;

•
the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights, including enforcing and defending intellectual property related claims; and

•
the costs of operating as a public company.

Going Concern
We assess and determine our ability to continue as a going concern in accordance with the provisions of ASC Topic 205-40, Presentation of Financial Statements — Going Concern.
As of March 31, 2021, our cash and cash equivalents totaled $19,843,052 and our accumulated deficit was $19,166,648. For the three months ended March 31, 2020 and March 31, 2021, we incurred net losses of $1,582,834 and $5,784,421, respectively. As of March 31, 2021, we had aggregate gross interest-bearing indebtedness of $3,562,500, which is due at maturity on January 10, 2022. We also had $6,473,348 of other non-interest-bearing accounts payable, accrued liabilities and income taxes payable due within one year.
On January 28, 2021, all outstanding warrants to purchase common shares of Old POINT were exercised resulting in the issuance of 800,000 common shares for cash proceeds of $20,000,000. Also, on March 8, 2021, 18,000 stock options were exercised resulting in the issuance of 18,000 common shares for cash proceeds of $450,000. See Note 18 to the 2020 Financial Statements included elsewhere in this prospectus.
We expect to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as we continue to complete clinical trials for our products and prepare for potential future regulatory approvals and commercialization of our products, if approved. We have not generated any revenue to date and do not expect to generate product revenue unless and until we successfully complete development and obtain regulatory approval for at least one of our product candidates.
To continue as a going concern, we will need, among other things, to raise additional capital resources. We currently anticipate that, based on our existing research and development programs and expectations related to the build out of our manufacturing facility, the net proceeds from the Business Combination and PIPE Financing, together with our available resources and existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements into 2024.
The Consolidated Financial Statements have been prepared on the basis that we will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities.
For additional information on risks associated with our substantial capital requirements, please read the section entitled “Risk Factors” included elsewhere in this prospectus.
Working Capital
Working capital is defined as current assets less current liabilities.
The following table summarizes our total working capital and current assets and liabilities as of December 31, 2020 and March 31, 2021:

	As at March 31, 2021	As at December 31, 2020	Change
(In U.S. dollars)			$	%
Current assets	25,951,787	12,397,095	13,554,692	109%
Current liabilities	10,026,807	5,163,557	4,863,250	94%
Total working capital	15,924,980	7,233,538	8,691,442	120%
The increase in working capital as at March 31, 2021, primarily reflects the proceeds of approximately $20.5 million received from the exercise of warrants and stock options during the three months ended March 31, 2021, partially offset by (a) operating expenses, including research and development costs, (b) capital expenditures in connection with the development of our manufacturing and development facility in Indiana and (c) the change in classification of our mortgage payable to a current liability as at March 31, 2021 as it due for repayment in the first quarter of 2022.
Cash Flows: Comparison of the Three Months Ended March 31, 2020 and the Three Months Ended March 31, 2021
The following table summarizes our sources and uses of cash for the three months ended March 31, 2020 and 2021:
	For the three months ended March 31, 2021	For the three months ended March 31, 2020	Change
(In U.S. dollars)			$	%
Net cash flows used in operating activities	(8,252,975)	(405,203)	(7,847,772)	1937%
Net cash flows used in investing activities	(2,900,722)	—	(2,900,722)	(100.0)%
Net cash flows provided by financing activities	20,450,000	4,304,500	16,145,500	375%
Net increase (decrease) in cash and cash equivalents	9,296,303	3,899,297	5,397,005	138%
Cash flows used in operating activities
Net cash flows used in operating activities represent the cash receipts and disbursements related to all of our activities other than investing and financing activities. We expect cash provided by financing activities will continue to be our primary source of funds to finance operating needs and capital expenditures for the foreseeable future.
The significant increase in cash used in operating activities for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 was primarily the result of (a) increased operating expenses as we grow our operations and further the development of our pipeline, as described above and (b) pre-payments made in connection with our clinical trials.
Cash flows used in Investing Activities
For the three months ended March 31, 2021, cash used in investing activities reflected $2,900,722 in capital expenditures for purchases in connection with the development of our Indiana facility. There were no cash flows from investing activities during the three months ended March 31, 2020.
Cash flows provided by Financing Activities
For the three months ended March 31, 2021, net cash provided by financing activities totaled $20,450,000, which consisted of the proceeds from the exercise of warrants and stock options during the three months March 31, 2021.
For the three months ended March 31, 2020, net cash provided by financing activities totaled $4,304,500, which consisted of proceeds from the issuance of common shares of Old POINT as well as deposits received for future issuance of common shares of Old POINT.

Cash Flows: Comparison of the Period from Inception to December 31, 2019 and For the Year Ended December 31, 2020
The following table summarizes our sources and uses of cash for the period from Inception to December 31, 2019, and for the year ended December 31, 2020:
(In U.S. dollars)	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019	Change*
Net cash flows used in operating activities	(8,308,210)	—	(8,308,210)
Net cash flows used in investing activities	(9,797,400)	—	(9,797,400)
Net cash flows provided by financing activities	28,652,359	—	28,652,359
Net increase (decrease) in cash and cash equivalents	10,546,749	—	10,546,749

*
Percentage change not meaningful

Cash flows used in operating activities
Net cash flows used in operating activities represent the cash receipts and disbursements related to all of our activities other than investing and financing activities. We expect cash provided by financing activities will continue to be our primary source of funds to finance operating needs and capital expenditures for the foreseeable future.
For the year ended December 31, 2020, cash used in operating activities primarily reflected our net loss of $13,373,003, adjusted by non-cash share-based compensation expense totaling $1,760,806 and a net change of $3,216,105 in operating assets and liabilities. The non-cash charge consisted entirely of a share-based compensation expense. The change in our net operating assets and liabilities was primarily due to an increase in accounts payable and accrued expenses and other current liabilities, partially offset by an increase in prepaid expenses and other current assets as we grow our operations and further the development of our pipeline.
Cash flows used in Investing Activities
For the year ended December 31, 2020, cash used in investing activities reflected $9,797,400 in capital expenditures for purchases in connection with the development of our Indiana facility.
Cash flows provided by Financing Activities
For the year ended December 31, 2020, net cash provided by financing activities totaled $28,652,359, which consisted of proceeds from our equity financing transactions partially offset by costs and fees in relation to those transactions as well as the proceeds from our mortgage that we entered into to purchase our Indiana facility.
Contractual Obligations and Other Commitments
The Company in the normal course of business enters into various services and supply agreements in connection with its clinical trials to ensure the supply of certain product and product lines during the Company’s clinical phase. These agreements often have minimum purchase commitments and generally terminate upon the termination of the clinical trial. For additional information, see Notes 11 and 12 to the 2020 Financial Statements and Note 8 to the Q1 2021 Financial Statements included elsewhere in this prospectus. For additional information related to our license agreements, please also see Note 12 to the 2020 Financial Statements and Note 8 and note 12 to the Q1 2021 Financial Statements included elsewhere in this prospectus.
Off-balance sheet arrangements
We do not have any off-balance sheet arrangements or holdings in any variable interest entities.

Quantitative and Qualitative Disclosures About Market Risk
The primary objectives of our investment activities are to ensure liquidity and to preserve capital. We are exposed to market risks in the ordinary course of our business, primarily interest rate risk and foreign exchange risk.
Prior to the repayment of the mortgage loan for our facility in Indianapolis, Indiana on July 29, 2021, we were exposed to fluctuations in the floating rate of our mortgage loan payable, which was priced at 1-month LIBOR (subject to a floor of 0.25%) plus a spread of 2.85%. As at March 31, 2021, the 1-month LIBOR was below the floor of 0.25% at 0.106%.
We are exposed to foreign currency risk in relation to its expenses incurred from certain Canadian supplier agreements as well as salaries and wages in respect of our Canadian employees. We also incurred limited expenses denominated in Euro.
We currently have not engaged in any hedging activities and we do not believe that inflation, interest rate changes or exchange rate fluctuations had a significant impact on our results of operations for any periods presented herein. We will continue to monitor our market risks and responses to those risks.
Critical Accounting Policies and Estimates
This management’s discussion and analysis of our financial condition and results of operations is based on our Consolidated Financial Statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).
The preparation of the Consolidated Financial Statements in conformity with U.S. GAAP requires us to make estimates, judgments and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of Consolidated Financial Statements and the reported amounts of expenses during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are outlined in Note 2 to the 2020 Financial Statements included elsewhere in this prospectus.
Fair Value Measurements
Certain of our assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

Share-Based Compensation
We determine the fair value of each award issued under our equity-based compensation plan on the date of grant. Compensation expense for service-based stock option awards is recognized on a straight-line basis for the entire award over the requisite service period, with the amount of compensation expense recognized at any date at least equaling the portion of the grant-date fair value of the award that is vested at that date.
We elected to account prospectively for forfeitures as they occur rather than apply an estimated forfeiture rate to share-based compensation expense. We classify share-based compensation expense in our Consolidated Financial Statements in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified, as applicable.
We estimate the fair value of the stock option awards on the date of grant using the Black-Scholes-Merton option pricing model which includes certain judgments and estimates including the expected life of the stock options as well the risk-free rate, dividend yield, and volatility, each estimated over the expected life of the stock options. As there was no public market for our common shares, we determined the volatility for stock options granted based on an analysis of reported data for a peer group of companies. We will continue to apply this method until a sufficient amount of historical information regarding the volatility of our own share price becomes available. As we do not have a history of stock option exercises, the expected life of the stock options has been determined as the period to expiry of the stock option. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.
The expected dividend yield is assumed to be zero as we have never paid dividends and do not have current plans to pay any dividends on our common shares.
Recently adopted accounting standards and recent accounting pronouncements
For a discussion of new accounting standard updates adopted by us as well as recent accounting pronouncements for accounting standard updates not yet effective and their respective impact and expected impact on our Consolidated Financial Statements or disclosures, please see Note 2 to the 2020 Financial Statements and Q1 2021 Financial Statements included elsewhere in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Amended and Restated Registration and Stockholder Rights Agreement
On the Closing Date, New POINT, Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), certain former directors of RACA (the “Director Holders”) and certain former stockholders of Old POINT (the “POINT Holders” and, collectively with Sponsor and the Director Holders, the “Holders”) entered into an Amended and Restated Registration and Stockholder Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Holders agreed not to effect any sale or distribution of any equity securities of New POINT held by any of them during the 180-day lock-up period described therein and New POINT agreed to register for resale, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Common Stock and other equity securities of New POINT that are held by the parties thereto from time to time.
In particular, the Registration Rights Agreement provides for the following registration rights:
Shelf registration rights.   As soon as practicable but no later than 30 calendar days following the Closing Date, New POINT is required to file a shelf registration statement pursuant to Rule 415 of the Securities Act covering resale of all the Holders’ registrable securities on a delayed or continuous basis and use commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof. At any time New POINT has an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”), Sponsor and any POINT Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, to sell all or any portion of their registrable securities; provided that New POINT is only obligated to effect any such underwritten shelf takedown if the total offering price for the registrable securities to be sold is reasonably expected to exceed, in the aggregate, at least $20 million, and New POINT is not required to effect more than one underwritten shelf takedown in any six-month period.
Piggyback registration rights.   At any time after the Closing Date, if New POINT or any Holder proposes to conduct a registered offering of, or if New POINT proposes to file a registration statement under the Securities Act to register, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of any stockholders of New POINT, subject to certain exceptions, the Holders are entitled to include their registrable securities in such registration statement.
Expenses and indemnification.   All fees, costs and expenses of underwritten registrations will be borne by New POINT and incremental selling expenses, including underwriting discounts and selling commissions, brokerage fees, underwriting marketing costs and, subject to certain exceptions, all fees and expenses of legal counsel, will be borne by the Holders of the registrable securities being registered. The Registration Rights Agreement contains cross-indemnification provisions under which New POINT is obligated to indemnify Holders of registrable securities in the event of any untrue or alleged untrue statement of material fact in any registration statement or prospectus covering registrable securities pursuant to the Registration Rights Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement or omission was furnished in writing by such Holder, and Holders of registrable securities are obligated to indemnify New POINT for any such untrue or alleged untrue statements of material fact or any such omissions or alleged omissions of material fact to the extent such untrue statement is contained in or such omission is not contained in any information or affidavit furnished in writing by or on behalf of such Holder.
Registrable securities.   Securities shall cease to be registrable securities under the Registration Rights Agreement upon the earliest to occur of:
•
a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

•
such securities have otherwise been transferred and new certificates for such securities not bearing a legend restricting further transfer has been delivered to New POINT and subsequent public distribution of such securities shall not require registration under the Securities Act;

•
such securities have ceased to be outstanding;

•
such securities have been sold without registration pursuant to Rule 144 under the Securities Act, Section 4(a)(1) of the Securities Act or Rule 145 under the Securities Act; and

•
such securities have been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction.

Lock-up.   Notwithstanding the foregoing, each Holder may not transfer any shares of Common Stock or any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Holders immediately following the Closing or any shares of Common Stock issued with respect to equity awards on or after the Closing as permitted under the Registration Rights Agreement for 180 days following the Closing Date, subject to certain customary exceptions and for transfers to certain permitted transferees.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.
Certain Relationships and Related Person Transactions — RACA
On April 30, 2020, RACA issued 2,875,000 shares (the “Founder Shares”) of RACA’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), to Sponsor in exchange for a capital contribution of $25,000, or approximately $0.01 per share. In June 2020, Sponsor transferred 30,000 Founder Shares to each of Daniel S. Grau, David C. Lubner and Michael P. Gray. On July 8, 2020, RACA effected a 1:1.18 stock split of its Class B Common Stock, resulting in Sponsor holding an aggregate of 3,286,300 Founder Shares and there being an aggregate of 3,392,500 Founder Shares outstanding. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the initial public offering (excluding the private placement shares).
Sponsor purchased, pursuant to a written agreement, 471,400 shares of RACA’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in a private placement, at a price of $10.00 per share for an aggregate purchase price of $4.7 million. The private placement shares are identical to the shares of Class A Common Stock sold in the initial public offering, subject to certain limited exceptions.
Sponsor and RACA’s executive officers and directors were reimbursed for any out-of-pocket expenses incurred in connection with activities on RACA’s behalf in connection with the completion of an initial business combination, such as identifying potential target businesses and performing due diligence on suitable business combinations. RACA’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.
On April 30, 2020, the Sponsor agreed to loan RACA an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). In May 2020, RACA borrowed $275,000 under the Note. The loan was non-interest bearing, unsecured and was due at the earlier of the closing of the initial public offering or the date upon which it was determined not to conduct an initial public offering. The loan was fully repaid by RACA in July 2020.
In connection with the Business Combination, as part of the PIPE Financing, affiliates of Sponsor entered into subscription agreements (the “Subscription Agreements”) to purchase an aggregate of 4,000,000 shares of Class A Common Stock at a purchase price of $10 per share.
Concurrently with the execution of the Business Combination Agreement, the Sponsor, certain affiliates of the Sponsor and Old POINT entered into the Sponsor Letter Agreement, pursuant to which the such affiliates of the Sponsor agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) waive any adjustment to the conversion ratio set forth in the governing documents of RACA or any other anti-dilution or similar protection with respect to the shares of Class B Common Stock (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination and (iv) be bound by certain transfer restrictions with respect to his, her or its shares in RACA prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.
Certain Relationships and Related Person Transactions — POINT
Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” in this prospectus and the transactions described below, since its Inception in September 2019 to which Old POINT was a party, in which:
•
the amount involved exceeded or will exceed the lesser of (1) $120,000, or (2) 1% of the average of Old POINT’s total assets at year end for the last two completed fiscal years; and

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any of Old POINT’s directors, executive officers or holders of more than 5% of any class of Old POINT’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

POINT Founders Shares and Private Placements
During the year ended December 31, 2020, Old POINT issued 13,375,384 common shares at $0.01 per share raising $133,754 (the “POINT Founders Round”). From March 2020 through May 2020, Old POINT issued 1,058,500 common shares at $5.00 per share, raising $5,292,500 (the “Seed Round”). From June 2020 through August 2020, Old POINT issued 800,000 common shares at $25.00 per share, raising $20 million, as part of the Old POINT Series A private placement financing. In connection with the Old POINT Series A private placement financing, Old POINT issued 800,000 share warrants to Western Capital Group, LLC allowing the warrant holder to acquire an additional 800,000 common stock of Old POINT with a par value of $0.001 per share at an exercise price of $25.00 per share. On January 28, 2021, the Western Capital Group, LLC exercised the warrants and Old POINT received cash proceeds of $20 million. All outstanding shares of capital stock of Old POINT were converted into a number of shares of New POINT Common Stock equal to the conversion ratio upon the completion of the Business Combination.
The table below sets forth the number of common shares purchased by Old POINT’s related parties:
Stockholder	Shares of Common Stock	Total Cash Purchase Price
Allan C. Silber(1)	4,170,370	$1,835,875
Ariel Shomair(2)	275,000	1,000,750
Dr. Neil Fleshner(3)	1,375,100	138,501
Jonathan Ross Goodman(4)	10,000	250,000
Michael Gottlieb(5)	322,500	115,500
Western Capital Group, LLC(6)	1,000,000	25,000,000

(1)
Mr. Silber, Executive Chairman of Old POINT and Executive Chair and director of New POINT, purchased 1,000,000 common shares in the POINT Founder Round for $10,000. Allan Silber in Trust, a beneficial owner of more than 5% of Old POINT’s capital stock, purchased (i) 150,000 common shares in the POINT Founder Round for $1,500, (ii) 232,500 common shares in the Seed Round for $1,162,500, and (iii) 5,370 common shares in the Old POINT Series A private placement for $134,250. Mr. Silber is the trustee of the Allan Silber in Trust. Silber Holdings Inc. purchased 1,125,000 common shares in the POINT Founder Round for $11,250. Mr. Silber is the President of Silber Holdings Inc. Anglian Holdings, LLC purchased 20,000 common shares in the Old POINT Series A private placement for $500,000. Mr. Silber is the sole member and manager of Anglian Holdings, LLC. David Silber, Hinda Silber, Jay Silber and Leah Silber, immediate family members of Mr. Silber, purchased a total of 1,637,500 common shares in the POINT Founder Round for $16,375. Mr. Silber has no voting or dispositive power over the shares held by David Silber, Hinda Silber, Jay Silber and Leah Silber and disclaims beneficial ownership of all such shares.
(2)
Ariel Shomair, Vice President of Corporate Affairs & Strategy of Old POINT and of New POINT, purchased (i) 75,000 common shares in the POINT Founder Round for $750 and (ii) 140,000 common shares in the Seed Round for $700,000. Nicole Shomair and Michael Shiman and Benjamin Shomair, immediate family members of Mr. Shomair, purchased a total of 60,000 common shares in the Seed Round for $300,000.

(3)
Dr. Fleshner, a director and Chief Medical Officer of Old POINT and of New POINT, purchased 1,000,000 common shares in the POINT Founder Round for $10,000. 15108789 Ontario Inc., a company owned by Dr. Fleshner, purchased (i) 50,000 common shares in the POINT Founder Round for $500 and (ii) 15,000 common shares in the Seed Round for $75,000. The Fleshner Family Trust, a trust controlled by Dr. Fleshner’s brother, purchased (i) 100,000 common shares in the POINT Founder Round for $1,000 and (ii) 10,000 common shares in the Seed Round for $50,000. 6093353 Ontario Inc., Dr. Fleshner’s brother-in-law’s company, purchased 100,000 common shares in the POINT Founder Round for $1,000. Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife’s purchased 100 common shares in the POINT Founder Round for $1.00. Eleanore Rosenstein, Carole Rosenstein, immediate family members of Dr. Fleshner, purchased a total of 100,000 common shares in the POINT Founder Round for $1,000. Dr. Fleshner has no voting or dispositive power over the shares held by The Fleshner Family Trust, 6093353 Ontario Inc., Patricia North in Trust, Eleanore Rosenstein and Carole Rosenstein and disclaims beneficial ownership of all such shares.

(4)
Jonathan Goodman was a director of Old POINT and is a director of New POINT. Long Zone Holdings Inc., a company owned by Jonathan Goodman’s family, purchased 10,000 common shares in the Old POINT Series A private placement for $250,000.

(5)
Michael Gottlieb, Chief Commercial Officer of Old POINT and of New POINT, purchased (i) 300,000 common shares in the POINT Founder Round for $3,000 and (ii) 22,500 common shares in the Seed Round for $112,500.

(6)
Western Capital Group, LLC, a beneficial owner of 5% of Old POINT’s capital stock, purchased 200,000 shares in the Old POINT Series A private placement for $5,000,000 and exercised all outstanding warrants on January 28, 2021 to purchase 800,000 common shares for $20,000,000.

Stockholders Agreement and Right of First Refusal
Old POINT entered into a stockholders agreement dated March 25, 2020 with Dr. Fleshner, Mr. Glase, Dr. McCann and Mr. Silber (“POINT Founders and Key Holders”). The stockholders agreement contained agreements among the parties with respect to, among other things, board nominations rights, drag-along rights and restrictions on transfer of shares. The stockholders agreement terminated upon the consummation of the Business Combination. Old POINT also entered into a Right of First Refusal Agreement dated March 25, 2020, with the POINT Founders and Key Holders. The Right of First Refusal Agreement provided, among other things, a right of first refusal to Old POINT, a secondary refusal right to the Key Holders, and a right of co-sale, in respect of proposed transfers of Old POINT’s common shares. The Right of First Refusal Agreement terminated upon the consummation of the Business Combination.
Allan Silber’s Guarantee of the Mortgage Loan on the Indianapolis Facility
On July 10, 2020, West 78th Street, LLC, a wholly-owned subsidiary of Old POINT and a wholly-owned indirect subsidiary of New POINT, entered into a Loan and Security Agreement with CIBC Bank USA pursuant to which it obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage Loan”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana. The Mortgage Loan was guaranteed by Mr. Silber, Executive Chairman of POINT and, following the Closing, Executive Chair of New POINT. The Mortgage Loan bore interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage Loan required quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022. On July 29, 2021, the Mortgage Loan was repaid in full and the related mortgage on the facility in Indianapolis, Indiana and Mr. Silber’s personal guarantee were released.

Policies for Approval of Related Person Transactions
New POINT’s board of directors reviews and approves transactions with directors, officers and holders of 5% or more of its capital stock and their affiliates, each a related party. Prior to the Business Combination, the material facts as to the related party’s relationship or interest in the transaction are disclosed to its board of directors prior to their consideration of such transaction, and the transaction is not considered approved by New POINT’s board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.
Policies and Procedures for Related Person Transactions
New POINT’s written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which New POINT or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of New POINT’s officers or one of New POINT’s directors;

•
any person who is known by New POINT to be the beneficial owner of more than five percent (5%) of its voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

New POINT has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related person transactions.

MANAGEMENT
The following sets forth certain information, as of the date of this prospectus, concerning the directors and executive officers of POINT.
Name	Age	Position
Dr. Joe McCann, Ph.D.(1)	44	Chief Executive Officer and Class III Director
Allan C. Silber(1)	72	Executive Chair and Class III Director
Bill Demers, FCPA, FCA	63	Chief Financial Officer
Michael Gottlieb	43	Chief Commercial Officer
Dr. Neil Fleshner, M.D.(1)	58	Chief Medical Officer and Class II Director
Jessica Jensen	41	Executive Vice President Clinical Development
Dr. Rajesh K. Malik, M.D.(3)	62	Class I Director
Jonathan Ross Goodman(1)	53	Class I Director
Margaret E. Gilmour(1)	61	Class I Director
Gerald Hogue(1)	63	Class III Director
David C. Lubner(2)	56	Class II Director
Dr. Yael Margolin, Ph.D.(1)	68	Class II Director
Executive Officers
Dr. Joe McCann, Ph.D. has served as Chief Executive Officer of Old POINT since January 2020 and of New POINT since June 2021 and as a member of the board of directors of Old POINT since September 2019 and of New POINT since June 2021. Dr. McCann has overall responsibility for the day-to-day operations of New POINT. Prior to this role, from May 2010 until December 2019, Dr. McCann held various roles of increasing responsibility at the Centre for Probe Development and Commercialization (CPDC), most recently as Chief Executive Officer and President, where he led the formation and growth of the company’s contract development and manufacturing operations and the build out of radiopharmaceutical manufacturing facilities. Prior to joining CPDC, Dr. McCann was a scientist in Pharmaceutical Development at GlaxoSmithKline from July 2006 until May 2010, with responsibility for developing products across all stages of clinical development. Dr. McCann has a Ph.D. in biochemistry from McMaster University. We believe Dr. McCann is qualified to serve on New POINT’s board of directors because of his extensive executive experience in the pharmaceutical and radiopharmaceutical industries and his service as Old POINT’s Chief Executive Officer.
Bill Demers, FCPA, FCA has served as Chief Financial Officer of Old POINT since August 2020 and of New POINT since June 2021. Mr. Demers is responsible for the planning, implementation management and operation of all financial activities at New POINT. Previously the Senior Assurance Partner and Canadian National IPO Leader at Ernst & Young LLP from October 2014 until June 2018, Mr. Demers has over 38 years of professional experience involving a wide range of high-growth companies in the pharmaceutical, manufacturing, and technology sectors, including private and publicly-traded Canadian and U.S. Nasdaq-listed companies. Mr. Demers also previously served as the Chief Financial Officer of both AgMedica Bioscience Inc. (“AgMedica”) and Contract Pharmaceuticals Ltd. from September 2018 until August 2020 and July 2019, respectively. In 2019, while Mr. Demers was serving as Chief Financial Officer of AgMedica, it filed a petition under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, seeking an arrangement with certain of its creditors. On September 11, 2020, AgMedica implemented a Plan of Arrangement and successfully completed its emergence from creditor protection under the CCAA. Mr. Demers earned an Honours Bachelor of Business Administration in business and economics from Wilfrid Laurier University.
Michael Gottlieb has served as Chief Commercial Officer of Old POINT since January 2020 and of New POINT since June 2021. Mr. Gottlieb is responsible for commercial operations, market strategy and patient-focused engagement at New POINT. Prior to joining Old POINT, Mr. Gottlieb spent seven years at Sanofi Genzyme Canada, leading commercial operations, patient infusions and support programs, strategy and finance, and most recently served as its Rare Disease Franchise Head with responsibility for sales and marketing across a broad portfolio of orphan drug and oncology products. While in this role, Mr. Gottlieb led teams responsible for physician and patient engagement, market access, and pricing. Mr. Gottlieb earned a Bachelor of Science in biology from the University of Western Ontario and a Master of Management and Professional Accounting from the University of Toronto.
Dr. Neil Fleshner has served as Chief Medical Officer of Old POINT since January 2020 and of New POINT since June 2021 and as a member of the board of directors of Old POINT since September 2019 and of New POINT since June 2021. Dr. Fleshner has served as the Chief Medical Officer and a member of the board of directors of Verity Pharmaceuticals since July 2016. Dr. Fleshner also previously served as the Chief Medical Officer and a member of the board of directors of Hybridine from March 2015 until September 2019. Dr. Fleshner is also a Professor of Surgery at the University of Toronto. In the past, he has served as the Head of the Division of Urology at the University Health Network, and the Head of Genitourinary Cancer Site group at the Princess Margaret Hospital, where he was awarded the prestigious Love Chair in prostate cancer prevention. Dr. Fleshner graduated with a medical degree from the University of Toronto in 1988. He completed specialty training in urologic surgery and oncology from 1993 to 1996, received a Master’s in Public Health in epidemiology from Columbia University in 1997, and completed his oncology training at Memorial Sloan-Kettering Cancer Center. Dr. Fleshner is certified in both urology and epidemiology. We believe Dr. Fleshner is qualified to serve on New POINT’s board of directors because of his extensive medical experience in the fields of oncology, urology and epidemiology and his service as Old POINT’s Chief Medical Officer.
Jessica Jensen has served as Executive Vice President Clinical Development of Old POINT since August 2020 and of New POINT since June 2021. Ms. Jensen has over 15 years of experience developing early- and late-stage oncology drugs. Prior to joining Old POINT, Ms. Jensen served as Senior Vice President of Clinical Development at Progenics Pharmaceuticals from September 2014 until August 2020, advancing their PSMA-targeted diagnostic and radiotherapeutic portfolio in prostate cancer and their radiotherapeutic neuroendocrine program, which led to the approval of AZEDRA®. Previously, Ms. Jensen advanced global immunotherapy programs at the Ludwig Institute for Cancer Research, an orphan drug program at Gentium SpA, now Jazz Pharmaceuticals, and supported the development of a CRO business unit at U.S. Oncology. Ms. Jensen also currently serves as a consultant for Evergreen Theragnostics. Ms. Jensen has an expertise in study design and execution, has directly led regulatory agency communications and FDA inspections, and the clinical submission of several INDs and NDAs. Ms. Jensen started her career in the pharmaceutical industry as a Statistical Programmer and Biostatistician after receiving a Master of Public Health in epidemiology & biostatistics at George Washington University. Ms. Jensen earned a Bachelor of Science in interdisciplinary health services from Saint Joseph’s University.
Directors
Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, the POINT board of directors consists of nine (9) directors, which are divided into three classes (Class I, II and III) with each of class consisting of three directors. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2022 for Class I directors, 2023 for Class II directors and 2024 for Class III directors. Margaret E. Gilmour, Dr. Rajesh K. Malik, M.D. and Jonathan Ross Goodman were appointed as Class I directors, Dr. Neil Fleshner, David C. Lubner and Dr. Yael Margolin, Ph.D. were appointed as Class II directors and Gerald Hogue, Dr. Joe McCann, Ph.D. and Allan C. Silber were appointed as Class III directors.
Dr. Neil Fleshner — The principal occupation and employment experience of Dr. Neil Fleshner are set forth above under the heading “Executive Officers.”
Margaret E. Gilmour has served as a member of the board of directors of Old POINT since December 2020 and of New POINT since June 2021. Ms. Gilmour is a senior finance, risk management and audit executive with a deep understanding of both U.S. and Canadian regulatory environments. Most recently, Ms. Gilmour was Board Chair of the Institute of Internal Auditors, Toronto Chapter, and has previously held board, audit, governance and risk roles with organizations such as Metrolinx (from

June 2016 until July 2018), Interac and the Ontario Pension Board. A chartered accountant by training, Ms. Gilmour gained her extensive finance experience as Chief Financial Officer of the Operations & Technology Division within BMO Financial Group and as Senior Vice President of Finance at Aviva Insurance Canada. Ms. Gilmour earned a Bachelor of Commerce in accounting from the University of Toronto. We believe Ms. Gilmour is qualified to serve on New POINT’s board of directors because of her extensive finance, accounting and executive experience and her service on Old POINT’s board of directors.
Jonathan Ross Goodman has served as a member of the board of directors of Old POINT since December 2020 and of New POINT since June 2021. Mr. Goodman was the co-founder, President and Chief Executive Officer of publicly-traded Paladin Labs Inc. (“Paladin”) (TSE: PLB), which was acquired in 2014 by Endo International Inc. (NASDAQ: ENDP) for $3.2 billion. Upon Paladin’s acquisition, Mr. Goodman started a second publicly-traded specialty pharmaceutical company, Knight Therapeutics Inc., where Mr. Goodman has served as Chief Executive Officer and as a director since February 2014. Mr. Goodman is a recipient of the Globe and Mail’s Top 40 Under 40 award, Federation CJA’s Sam Steinberg Award for entrepreneurial excellence and the Koach Award for leading campaigner, UIA Federations of Canada National Young Leadership Award of Distinction, the Special Recognition Award by Brain Injury Canada and Bernard Gross Leadership Award by ORT Montreal. He was also appointed Honorary Chairman of the Ride to Conquer Cancer and was named Quebec Entrepreneur of the Year in the Life Sciences by the National Post and Ernst & Young LLP. Mr. Goodman earned a B.A. in economics and an LL.B/MBA in law and business from McGill University. We believe Mr. Goodman is qualified to serve on New POINT’s board of directors because of his extensive executive and industry experience and his service on Old POINT’s board of directors.
Gerald Hogue has served as a member of the board of directors of Old POINT since December 2020 and New POINT since June 2021. Mr. Hogue is the founder of VieCure, an oncology EMR software platform, and has served as its President and Chief Executive Officer since November 2015. Mr. Hogue has spent many years working in the field of enabling technologies for cancer care. In 1993, Mr. Hogue founded OpTx Corporation, which created the world’s first oncology-specific electronic medical record and decision support system. Mr. Hogue earned a diploma in computer science and business from Red River Community College. We believe Mr. Hogue is qualified to serve on New POINT’s board of directors because of his extensive executive and industry experience and his service on Old POINT’s board of directors.
David C. Lubner has served as a member of RACA’s board of directors since May 2020 and New POINT’s board of directors since June 2021. Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc. acquired by UCB S.A. in April 2020, from January 2016 until June 2020. Prior to joining Ra Pharmaceuticals, Inc., Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from its inception in 2006 through 2016, as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2015. Prior to joining PharMetrics, Mr. Lubner served as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999, where Velcade® (bortezomib), a therapy widely used for the treatment of the blood cancer, multiple myeloma, was discovered. Mr. Lubner serves on the boards of directors of Dyne Therapeutics, Inc., Vor Biopharma, Inc. and Gemini Therapeutics, Inc. as well as several private companies and was previously a member of the board of directors of Nightstar Therapeutics plc (formerly NASDAQ: NITE), which was acquired by Biogen in June 2019. Mr. Lubner is a member of the American Institute of CPAs and a Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Lubner received his B.S. in business administration from Northeastern University and M.S. in taxation from Bentley University. We believe Mr. Lubner is qualified to serve on New POINT’s board of directors because of his extensive experience serving in senior level financial positions of numerous companies, his experience with biopharmaceutical companies, his executive leadership experience and his experience as a director of a public biotechnology company, including serving as chair of the audit committee.
Dr. Rajesh K. Malik, M.D. has served as a member of the board of directors of New POINT since June 2021. Dr. Malik is currently the Chief Medical Officer of G1 Therapeutics, Inc. (NASDAQ:GTHX) a position he has held since July 2014. As Chief Medical Officer, Dr. Malik is responsible for the clinical development, medical affairs, regulatory affairs, biometrics, translational medicine and preclinical teams of G1 Therapeutics. He currently serves on the board of directors of Meryx, Inc., a private biotech company, and has since May 2018. From 2007 to 2013, Dr. Malik served as Chief Medical Officer and on the board of directors at Agennix AG. From 2004 to 2007, he served as the Chief Medical Officer at Adherex Technologies. Dr. Malik also previously served in oncology clinical development positions at EMD Pharmaceutical from 2002 to 2004 and at Bristol-Myers-Squibb Company (NYSE: BMY) from 2000 to 2002. During his academic career, Dr. Malik was an assistant professor at the University of Virginia, where he conducted basic science and clinical research in addition to patient care and teaching. Dr. Malik received his M.B., Ch.B from the University of Sheffield Medical School in the United Kingdom. He completed his residency at Duke University Medical Center and fellowships at the Children’s Hospital of Philadelphia and Duke University Medical Center. We believe Dr. Malik is qualified to serve on New POINT’s board of directors because of his extensive experience as a chief medical officer and his role in oncology clinical development positions.
Dr. Yael Margolin, Ph.D., has served as a member of the board of directors of New POINT since June 2021. Dr. Margolin currently serves on the board of directors of BiodVax Pharmaceuticals Ltd. (NASDAQ: BVXV) and has since 2019. She previously served as CEO, President and a board member of Gamida Cell Ltd. from 2005 to 2018, leading the company from preclinical development through successful phase 3 international registration studies. Since 2020, Dr. Margolin has been a member of the board of directors at Ramot at Tel Aviv University and TAU Ventures by Tel Aviv University. Dr. Margolin was formerly a Vice President at Denali Ventures LLS, a venture capital firm focused on healthcare. Dr. Margolin earned a B.S. in biology and a M.S. in microbiology from Tel Aviv University. She received her Ph.D. in the Department of Membrane Research at the Weitzmann Institute of Science and was a post-doctoral associate at Yale University School of Medicine. Additionally, she participated in the top executive course at the Tel Aviv School of Management. We believe Dr. Margolin is qualified to serve on New POINT’s board of directors because of her extensive experience in the biopharmaceutical industry and her service on the board of several other respected institution.
Dr. Joe McCann, Ph.D. — The principal occupation and employment experience of Dr. McCann are set forth above under the heading “Executive Officers.”
Allan C. Silber has served as the Executive Chairman of Old POINT since January 2020 and of New POINT since June 2021 and as a member of the board of directors of Old POINT since September 2019 and of New POINT since June 2021. Mr. Silber has served as Chairman of Verity Pharmaceuticals, a specialty pharmaceutical company since January 2018, and previously Chairman of Heritage Global Inc., a global financial services and asset trading company providing corporate and financial asset monetization, advisory, and valuation services. Mr. Silber has an extensive background in the private equity, real estate and financial services fields. Mr. Silber served as Chairman and CEO of Counsel Corporation from approximately 1982 to June 2015, and remained as Chairman of Street Capital Group Inc. (formerly Counsel Corporation) until December 2018. Mr. Silber earned a Bachelor of Science from the University of Toronto. We believe Mr. Silber is qualified to serve on New POINT’s board of directors because of his extensive executive experience and his service as Old POINT’s Executive Chairman.
Director Independence
The rules of Nasdaq require that a majority of the POINT board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of POINT or any other individual having a relationship which, in the opinion of the POINT’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The POINT board of directors has determined that each individual who serves on the POINT board of directors, other than Dr. Neil Fleshner, Dr. Joe McCann, Ph.D. and Allan C. Silber, qualifies as an independent director under Nasdaq listing standards.
Committees of the Board of Directors
The POINT board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Copies of each committee’s charter are posted on the investor relations section of our website. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

Audit Committee
The members of our audit committee consist of Margaret E. Gilmour (chair), Jonathan Goodman and David Lubner. Under Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each member of our audit committee qualifies as an independent director under applicable rules. Each of Margaret E. Gilmour, Jonathan Goodman and David Lubner is financially literate and Ms. Gilmour qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee
Our compensation committee consists of at least three members of POINT’s board of director, all of which are independent directors. The members of the compensation committee are Jonathan Goodman (chair), Gerald Hogue and Dr. Yael Margolin, Ph.D.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of at least three members of POINT’s board of directors, all of which are independent directors. The members of the nominating and corporate governance committee are Gerald Hogue (chair), Margaret E. Gilmour and Dr. Rajesh K. Malik, M.D.
Role of Our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics is available on our website at www.pointbiopharma.com. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only.
We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “POINT,” “we,” “us” or “our” refers to Old POINT and its consolidated subsidiaries prior to the consummation of the Business Combination.
We have the option and have elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we refer to as our “named executive officers”. Our named executive officers for the fiscal year ended December 31, 2020 (“fiscal year 2020”) were as follows:
•
Dr. Joe McCann, Ph.D., Chief Executive Officer;

•
Bill Demers, Chief Financial Officer; and

•
Jessica Jensen, Executive Vice President Clinical Development.

Executive Compensation Overview
Compensation Philosophy
Our executive compensation program for fiscal year 2020 was been designed to reinforce a strong link between pay and performance in order to: (i) attract leading talent; (ii) retain and motivate top performers; (iii) promote and a pay-for-performance culture with an emphasis on variable compensation, specifically annual incentives; and (iv) position Our compensation at the median of a target comparator group for good performance and above median for superior performance, with exceptions based on individual contribution and relevant scientific expertise as well as the importance of each individual’s role at various points in time.
Market Positioning
We engaged Radford Life Science (AON) to provide a compensation review and benchmarking data for its senior leadership team. During this review, the following considerations were included: company growth, business strategy, and peer group to be used for benchmarking. There are no relationships between Radford Life Science and any of our officers or directors.
The use of comparative market data is just one of the factors used in setting compensation for our named executive officers. Compensation could be higher or lower than suggested by the comparator data as result of personal performance, skills, specific role or experience in this business. During fiscal year 2020, Radford Life Sciences was paid $4,500 for its compensation review and benchmarking services.
We believe we have assembled an accomplished management team with proven track records in the pharmaceutical industry to lead the company. Our key management personnel have an average of over 25 years of experience, each in our target industries including radiopharmaceutical, clinical development, oncology and manufacturing.
Compensation Elements
The compensation for our named executive officers for fiscal year 2020 primarily consisted of the following:
Compensation Element	Purpose
Base Salary	To provide stable and competitive income.
Annual Incentives	To motivate and reward short-term behaviors, actions and results that drive long-term value creation.
Long-Term Incentives	To encourage executives to maximize long-term shareholder value (provided in the form of options)

To accomplish both its short-term and long-term objectives, the compensation program emphasized pay-for-performance, with two variable components. These variable components included annual and long-term incentives which were used to align each component of incentive compensation with our short and long-term business objectives.
2020 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to us in all capacities in fiscal year 2020.
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)	Total ($)
Dr. Joe McCann, Ph.D.,	2020	217,510	—	—	64,197	—	281,707
Chief Executive Officer
Bill Demers,	2020	61,734	—	624,750	16,529	—	703,013
Chief Financial Officer
Jessica Jensen,	2020	121,874	60,000(3)	379,050	81,250	1,756(6)	643,930
Executive Vice President Clinical Development

(1)
Except for Ms. Jensen, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to 0.79 Canadian dollars, which was the average Bank of Canada foreign exchange rate on January 1, 2021.

(2)
Dr. McCann earned a base salary of $275,000 (Canadian dollars) from January 6, 2020 to November 9, 2020, which was increased to $325,000 (Canadian dollars) on November 10, 2020 to reflect a market adjustment for similar roles in the industry. Mr. Demers earned a base salary of $225,000 (Canadian dollars), which was prorated to reflect his partial year of employment from August 2020. Ms. Jensen earned a base salary of $325,000, which was prorated to reflect her partial year of employment from July 2020.

(3)
The amount reported reflects a signing bonus paid to Ms. Jensen at her time of hire. All other cash bonuses, which were based upon the achievement of performance goals under our annual performance-based cash bonus program, are disclosed under the “Non-Equity Incentive Compensation” column.

(4)
The amounts reported represent the aggregate grant-date fair value of options granted in 2020, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions underlying the stock option valuation. Mr. Demers was granted an option to purchase 50,000 shares of common stock in connection with his 2020 employment agreement, of which 25% will vest annually with the first 25% vesting on August 17, 2021. Similarly, Ms. Jensen was granted an option to purchase 35,000 shares of common stock in connection with her 2020 employment agreement, which fully vested on September 17, 2020.

(5)
The amounts reported reflect the annual performance-based cash bonus amounts awarded to our named executive officers for their service in fiscal year 2020. See “—  2020 Annual Performance-Based Cash Bonuses” below.

(6)
The amount reported for Ms. Jensen consists of 401(k) matching contributions.

Narrative Disclosure to the Summary Compensation Table
2020 Base Salaries
The base salary component of compensation for the named executive officers in fiscal year 2020 reflected the level of responsibility within POINT and compared to similar positions in comparable companies in the biotechnology/pharmaceutical industry. The employment agreement with each named executive officer, described below, establishes a base salary. As of December 31, 2020, the base salaries for Dr. McCann, Mr. Demers and Ms. Jensen were $325,000 (Canadian dollars), $225,000 (Canadian dollars) and $325,000 (U.S. dollars), respectively. Both Mr. Demers’ and Ms. Jensen’s salaries were prorated to reflect their partial year of employment from August 2020 and July 2020, respectively.
2020 Annual Performance-Based Cash Bonuses
Our annual performance-based cash bonuses for the named executive officer’s fiscal year 2020 compensation were intended to motivate and reward senior management for strong corporate and individual performance. Recommendations are presented to the Board of Directors by the Chief Executive Officer, and bonuses are paid within the second quarter following the fiscal year end. Under the annual bonus plan for fiscal year 2021, target eligibility was 25% of base pay for vice presidents and executive officers and the various weights were determined by level of responsibility and overall impact to our short- and long-term success. Bonus eligibility in fiscal year 2020 was based on both business and individual objectives.
The following table outlines the performance measures and weighting for each named executive officer for the fiscal year ended December 31, 2020.
	Dr. Joe McCann Ph.D., CEO	Bill Demers, CFO	Jessica Jensen, EVP Clinical Development
Short Term Success	30%	30%	30%
Long Term Success	20%	20%	20%
Personal Success	50%	50%	50%
Under the 2020 annual performance-based cash plan, eligibility was based on the financial achievement of corporate and individual objectives. A performance rating was assigned based on those individual objectives and a multiplier with a payout under the plan of 1.00 times the target amount. Payments to the named executive officers were based on the achievement of specific corporate objectives and personal performance measures. Corporate objectives considered for these purposes were based on both short- and long-term objectives that include financing, completion of FDA and Health Canada meetings and purchase of facilities. Personal performance measures included personal and overall contributions to the business including hiring key staff, completion of preclinical studies and ensuring GMP compliance. The amounts earned under our annual performance-based cash bonus program with respect to the fiscal year ended December 31, 2020 are reported under the “Non-Equity Incentive Compensation” column in the 2020 Summary Compensation Table above.
Long-Term Incentive Compensation
Under the long-term incentive compensation component of the 2020 fiscal year compensation for our named executive officers, we aimed to motivate our executives through aligning their long-term interests with our success through making option awards which reward increasing the value of POINT. In March 2020, our board of directors approved the 2020 EIP, which provided for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to our employees, directors and consultants. Effective as of June 30, 2021 in connection with the Business Combination, the 2020 EIP was replaced by the 2021 EIP, New POINT assumed the outstanding equity awards under the 2020 EIP and each outstanding option to acquire Old POINT common stock (whether vested or unvested) under the 2020 EIP was revised and converted into a substantially equivalent option based on the conversion ratio of the Old POINT common stock in the Business Combination and remains outstanding under the 2020 EIP. No further grants will be made under the 2020 EIP.
During the fiscal year 2020, executive officers could receive equity grants valued at up to 20% of their base pay. The vesting schedule for any option granted was determined by our board of directors, provided that the option would vest over a certain period of time or upon the occurrence of certain goals. Stock options granted in fiscal year 2020 generally vest over a four-year period with 25% vesting after the first anniversary of the vesting start date and the remainder vesting in equal annual installments thereafter and expire six (6) years from the date of the grant. Unless otherwise determined by the New POINT Board or in the case of death, disability, or ceasing to be an Eligible Person (as defined in the 2021 EIP), all options outstanding under the 2021 EIP shall expire on the date so fixed by the New POINT Board or the Old POINT board of directors, as appropriate, at the time the particular option is granted, provided that such date will be no later than the tenth anniversary of the date the option was awarded pursuant to the 2020 EIP or the 2021 EIP, as applicable.
During the fiscal year ended December 31, 2020, we granted the option to purchase (i) 50,000 shares of common stock to Mr. Demers at a strike price of $25.00 per share, with the first 25% vesting on August 17, 2021 and the remaining vesting ratably over the remaining three years; and (ii) 35,000 shares of common stock to Ms. Jensen, at a strike price of $25.00 per share, which fully vested on September 17, 2020. These awards are described in more detail in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below.
Employment Agreements
We have entered into employment agreements with each of our named executive officers.
The material terms of these agreements with Dr. McCann, Mr. Demers and Ms. Jensen are described below.
Dr. Joe McCann, Ph.D. Effective January 6, 2020, we entered into an employment agreement with Dr. McCann for the position of Chief Executive Officer, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by our board of directors), an annual incentive bonus of up to 25% of his base salary based upon our board of directors’ determination that established performance objectives have been met by both us and Dr. McCann, eligibility to participate in our benefits plans generally available to our other executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of our board of directors. Dr. McCann’s base salary was adjusted on November 10, 2020 to reflect a market adjustment for similar roles in the industry to $325,000 Canadian dollars. Dr. McCann is entitled to certain severance benefits upon a termination of his employment by us without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Dr. McCann is entitled to certain benefits upon a termination of his employment by us without “cause” within 30 days prior to or 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Dr. McCann will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Dr. McCann entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Bill Demers Effective August 17, 2020, we entered into an employment agreement with Mr. Demers for the position of Chief Financial Officer, which provides for a base salary of $225,000 (Canadian dollars) per year (subject to periodic adjustment as determined by our board of directors), an annual incentive bonus of up to 25% of his base salary based upon our board of directors’ determination that established performance objectives have been met by both us and Mr. Demers, eligibility to participate in our benefits plans generally available to our other executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of our board of directors. Pursuant to his employment agreement, Mr. Demers was granted an option to purchase 50,000 shares of common stock with the first 25% vesting on August 17, 2021. Mr. Demers is entitled to certain severance benefits upon a termination of his employment by us without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Mr. Demers is entitled to certain benefits upon a termination of his employment by us without “cause” within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Mr. Demers will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Mr. Demers entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Jessica Jensen Effective August 17, 2020, we entered into an employment agreement with Ms. Jensen for the position of Executive Vice President Clinical Development, which provides for a base salary of $325,000 per year (subject to periodic adjustment as determined by our board of directors), an annual incentive bonus of up to 25% of her base salary based upon the Board’s determination that established performance objectives have been met by both us and Ms. Jensen, eligibility to participate in our benefits plans generally available to our other executives, and eligibility to receive additional grants of stock options equivalent in shares to 20% of her salary, subject to the approval of our board of directors. For the 2020 calendar year only, and subject to the achievement of established performance objectives, Ms. Jensen was entitled to receive additional grants of stock options equivalent in shares to 25% of her 2020 base salary and was eligible to receive her annual bonus, if earned, as if she were employed as of January 1, 2020. Pursuant to her employment agreement, Ms. Jensen received a signing bonus of $60,000, which was paid on December 31, 2020, and was granted an option to purchase 35,000 shares of common stock which fully vested on September 17, 2020. Ms. Jensen is entitled to certain severance benefits upon a termination of her employment by us without “cause” (as defined in the employment agreement) or her resignation with “good reason” (as defined in the employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to us, in the form of (i) a lump sum cash payment equal to 25% of her then current base pay plus 25% of the prior year’s annual bonus, if any; and (ii) so long as Ms. Jensen has been employed by us for three (3) consecutive years, an additional lump sum cash payment equal to one-twelfth (1/12th) of her then current salary multiplied by the number of full years of employment. Additionally, Ms. Jensen is entitled to certain benefits upon a termination of her employment by us without “cause” (as defined in the employment agreement) within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to us, in the form of (i) a lump sum cash payment equal to 50% of her then current salary plus 50% of the prior year’s annual bonus, if any and (ii) so long as Ms. Jensen has been employed by us for three (3) consecutive years, an additional lump sum cash payment equal to one-twelfth (1/12th) of her then current salary multiplied by the number of full years of employment. In addition, any unvested stock options granted to Ms. Jensen will vest and be exercisable upon a change in control. Ms. Jensen’s employment agreement also contains non-compete obligations within the United States during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020. The table reflects both vested and unvested option awards. The options were granted pursuant to the 2020 EIP and are subject to time-based vesting. In connection with the Business Combination, each of these equity awards were adjusted to reflect the conversion ratio in the Business Combination

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Dr. Joe McCann, Ph.D.	—	—	—	—
Bill Demers	—	50,000(3)	25.00	8/16/26
Jessica Jensen	35,000(1)	—	25.00	7/19/26

(1)
As of September 17, 2020, Ms. Jensen’s option to purchase 35,000 shares at a per share exercise price of $25.00 were fully vested and exercisable.

(2)
The vesting of the option awards granted to each of the named executive officers accelerates upon the consummation of a change in control.

(3)
Amount reflects the aggregate number of shares subject to Mr. Demers’ option award that were unvested and unexercisable as of December 31, 2020. On August 17, 2020, Mr. Demers was granted an option to purchase 50,000 shares of common stock. The first 25% of the option shares shall vest and become exercisable on August 17, 2021, conditioned upon Mr. Demers’ continued employment with POINT at such time. The remaining 75% of the option shares shall vest in three equal annual installments thereafter, conditioned upon Mr. Demers’ continued employment with POINT through such time.

Equity Compensation Plans
POINT Biopharma Global Inc. 2021 Equity Incentive Plan
At the special meeting of RACA stockholders held on June 29, 2021, RACA stockholders considered and approved the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “2021 EIP”). The 2021 EIP replaced the 2020 EIP and allows New POINT to grant equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The 2021 EIP is intended to provide such persons with a direct stake in New POINT to assure a closer alignment of the interests of such individuals with those of New POINT and its stockholders, thereby stimulating their efforts on New POINT’s behalf and strengthening their desire to remain with New POINT.
We initially reserved 7,438,527 shares of Common Stock for the issuance of awards under the 2021 EIP (the “Initial Limit”). The 2021 EIP provides that the number of shares reserved and available for issuance under the 2021 EIP will automatically increase each January 1, beginning on January 1, 2022, by 4.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the New POINT Board (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in New POINT’s capitalization. The maximum aggregate number of shares which may be issued under the 2021 EIP pursuant to incentive stock options is 7,438,527 shares.
The foregoing description of the 2021 EIP does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 EIP, which is filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
As of July 30, 2021, options to purchase 1,004,959 shares of Common Stock were outstanding under the 2021 EIP.
POINT Biopharma Inc. 2020 Equity Incentive Plan
In March 2020, Old POINT’s board of directors approved the POINT Biopharma Inc. 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP provided for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other share-based awards to our employees, directors and consultants. Under the 2020 EIP, Old POINT reserved for issuance an aggregate of 1,610,432 shares of its common stock (prior to the application of the conversion ratio in the Business Combination).
In connection with the Business Combination, the outstanding equity awards under the 2020 EIP were assumed by New POINT and each outstanding option to acquire Old POINT’s common stock (whether vested or unvested) under the 2020 EIP was converted into a substantially equivalent option based on the conversion ratio of the Old POINT common stock in the Business Combination and remains outstanding under the 2020 EIP. As a result, as of July 1, 2021, options to purchase 2,622,292 were outstanding under the 2020 EIP. No further grants will be made under the 2020 EIP.
Indemnification Agreements
As of the Closing Date, New POINT entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New POINT of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New POINT or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
401(k) Plan
During the fiscal year 2020, we maintained a retirement plan, which is qualified under section 401(k) of the Internal Revenue Code for its U.S. employees. The plan allowed eligible employees to defer, at the employee’s discretion, pretax compensation up to the IRS annual limits. We matched contributions up to 4% of the eligible employee’s compensation or the maximum amount permitted by law. Total expense for contributions made to U.S. employees was $2,787 for the year ended December 31, 2020.

DIRECTOR COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “POINT,” “we,” “us” or “our” refers to Old POINT and its consolidated subsidiaries prior to the consummation of the Business Combination.
Dr. McCann, Mr. Silber and Dr. Fleshner, our Chief Executive Officer, Executive Chairman and Chief Medical Officer, did not receive any compensation from us for their services on the board of directors during the fiscal year ended December 31, 2020. Dr. McCann’s compensation during the fiscal year 2020, for his service as Chief Executive Officer, is set forth above in “Executive Compensation — 2020 Summary Compensation Table.” In addition, Mr. Silber and Dr. Fleshner have agreements with us regarding their positions as our Executive Chairman and Chief Medical Officer, respectively. Below is a description of Mr. Silber’s and Dr. Fleshner’s compensation agreements with us.
Allan C. Silber Effective January 6, 2020, we entered into an employment agreement with Mr. Silber for the position of Executive Chairman, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by our board of directors), an annual incentive bonus of up to 25% of his base salary based upon our board of directors’ determination that established performance objectives have been met by both us and Mr. Silber, eligibility to participate in our benefits plans generally available to our other executives, and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of our board of directors. Mr. Silber’s base salary was adjusted on November 10, 2020 to reflect a market adjustment for similar roles in the industry to $325,000 (Canadian dollars). Mr. Silber is entitled to certain severance benefits upon a termination of his employment by us without “cause” (as defined in the employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Mr. Silber is entitled to certain benefits upon a termination of his employment by us without “cause” within 30 days prior to or within 12 months after a “change of control” (as defined in the employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Mr. Silber entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.
Dr. Neil Fleshner Effective February 22, 2021, we entered into a consulting agreement with Dr. Neil Fleshner, one of our directors, pursuant to which Dr. Fleshner will provide consulting services as our Chief Medical Officer until December 31, 2021. The consulting agreement provides for an annual fee equal to $125,000 (Canadian dollars) and eligibility to receive (i) an annual bonus of up to 25% of his annual fees based upon our board of directors’ determination that established performance objectives have been met by both us and Dr. Fleshner and (ii) an annual performance-based allocation of stock options equivalent in shares to 20% of his annual fee, subject to the approval of our board of directors. The consulting agreement also provides that during the term of the agreement and for six months thereafter, Dr. Fleshner will not (i) encourage or solicit any of our employees to leave POINT for any reason or to accept employment with Dr. Fleshner or any other entity and (ii) interfere with or attempt to impair the relationship with us and any of our non-employee consultants and advisors or attempt, directly or indirectly, to solicit, entice, hire or otherwise by inducing any of our non-employee consultants or advisors to terminate association with POINT.
Except as described above, for the fiscal year 2020, each of our remaining non-employee directors was eligible to receive any of the following forms of compensation.

Annual Cash Retainers
For the fiscal year ended December 31, 2020, each of our non-employee directors was eligible to receive compensation under our non-employee director compensation policy. Our non-employee director compensation policy provided that each non-employee director was eligible to receive annual cash retainers as follows:
•
$12,000 (Canadian dollars) for service as a director;

•
$2,200 (Canadian dollars) additional annual cash retainer to any director serving as a member of the Governance Committee or the Compensation Committee and $3,750 (Canadian dollars) for serving as a member of the Audit Committee; and

•
$2,700 (Canadian dollars) additional annual cash retainer to any director serving as the chair of the Governance Committee or the Compensation Committee and $4,500 (Canadian dollars) for serving as the chair of the Audit Committee.

2020 Non-Employee Director Compensation Table
The following table presents the total compensation for each person other than Dr. McCann, who served as a director of our board of directors during fiscal year 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Dr. Neil Fleshner				98,750(2)	98,750
Margaret E. Gilmour	4,675		125,210		129,885
Howard Glase	3,000		125,210		128,210
Jonathan Ross Goodman	4,613		125,210		129,823
Gerald Hogue	4,225		125,210		129,435
Allan C. Silber		4,755(3)		218,707(3)	223,462

(1)
All director fees and other compensation were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to 0.79 Canadian dollar, which was the average Bank of Canada foreign exchange rate on January 1, 2021.

(2)
Dr. Fleshner our Chief Medical Officer and was paid this amount pursuant to his consulting agreement.

(3)
Mr. Silber was our Executive Chairman and was paid these amounts pursuant to his compensation as Executive Chairman.

Non-Employee Director Compensation Policy
Following the Business Combination, pursuant to the Non-Employee Director Compensation Policy as adopted by the New POINT Board, which is designed to enable New POINT to attract and retain, on a long-term basis, highly qualified non-employee directors, each director who is not an employee will be paid cash compensation for serving on the New POINT Board, with such compensation to be paid on a quarterly basis in arrears:
Annual Retainer
Board of Directors	$40,000
Audit Committee Chair	$7,500
Audit Committee Member	$7,500
Compensation Committee Chair	$5,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$5,000
Nominating and Corporate Governance Committee Chair	$5,000

In addition, each non-employee director elected or appointed to the New POINT Board will be granted an initial stock award to purchase 25,000 shares of Common Stock. On the date of each annual meeting of stockholders of New POINT, each non-employee director will be granted an annual stock option award to purchase shares of Common Stock having a value of $125,000 (USD), calculated by dividing such amount by the Black-Scholes Value as of the date of grant. Each stock option granted to the non-employee directors will have a term of six (6) years from the date of grant, and will have a per-share exercise price equal to the closing price of the Common Stock on such grant date.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of POINT securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. A copy of the Certificate of Incorporation and a copy of the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.
Authorized Capitalization
General
The total amount of our authorized share capital consists of 430,000,000 shares of New POINT Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share, of New POINT (“New POINT Preferred Stock”). As of June 30, 2021, there were 90,121,794 shares of New POINT Common Stock outstanding.
The following summary describes all material provisions of our capital stock. We urge you to read the Certificate of Incorporation and the Bylaws.
POINT Common Stock
Voting rights.   Each holder of New POINT Common Stock will be entitled to one (1) vote for each share of New POINT Common Stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of New POINT Common Stock will not be entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of New POINT Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designation relating to any series of New POINT Preferred Stock) or pursuant to the DGCL.
Dividend rights.   Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of New POINT Common Stock will be entitled to receive ratably, in proportion to the number of shares of New POINT Common Stock held by them, such dividends and other distributions in cash, stock or property of POINT when, as and if declared thereon by the Board from time to time out of assets or funds of POINT legally available therefor.
Rights upon liquidation.   Subject to the rights of holders of New POINT Preferred Stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of New POINT Preferred Stock ranking senior to the shares of New POINT Common Stock upon such dissolution, liquidation or winding up, if any, POINT’s remaining net assets will be distributed to the holders of shares of New POINT Common Stock and the holders of shares of any other class or series ranking equally with the shares of New POINT Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Other rights.   No holder of shares of New POINT Common Stock will be entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the New POINT Common Stock. The rights, preferences and privileges of holders of the New POINT Common Stock will be subject to those of the holders of any shares of the New POINT Preferred Stock that POINT may issue in the future.
New POINT Preferred Stock
The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of New

POINT Preferred Stock could have the effect of decreasing the trading price of New POINT Common Stock, restricting dividends on the capital stock of POINT, diluting the voting power of the New POINT Common Stock, impairing the liquidation rights of the capital stock of POINT, or delaying or preventing a change in control of POINT.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the terms and conditions of the Amended and Restated Registration and Stockholder Rights Agreement, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of nine (9) directors, which shall be divided into three (3) classes, designated Class I, II and III, with each of Class I, II and III consisting of three (3) directors.
Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of New POINT Preferred Stock, in the interim between annual meetings of stockholders or Special Meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of New POINT Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock (as defined below) of POINT then entitled to vote at an election of directors. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by POINT, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of New POINT Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the New POINT Preferred Stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Annual Stockholder Meetings
The Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our Preferred Stock, Special Meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting has been held for a period of thirteen (13) months after our last annual meeting, a Special Meeting in lieu thereof may be held, and such Special Meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a Special Meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any Special Meeting of stockholders will be limited to the purposes stated in the notice.
The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Certificate of Incorporation will provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then outstanding shares of our stock entitled to vote thereon and the affirmative vote of at least 66 2∕3% of the outstanding shares of each class entitled to vote thereon as a class:
•
the provisions regarding the size of the Board and the election of directors;

•
the provisions prohibiting stockholder actions without a meeting;

•
the provisions regarding calling Special Meetings of stockholders;

•
the provisions regarding removal of directors;

•
the provisions regarding the limited liability of directors;

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of not less than two thirds of the outstanding shares of our capital stock entitled to vote on such amendment or repeal, voting as a single class, provided that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
(1)
the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

(2)
the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(3)
the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, we opted out of Section 203 of the DGCL and therefore we are not subject to Section 203. However, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Certificate of Incorporation provides that (1) Allan C. Silber or any of his affiliates or associates, or (2) any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by POINT (provided, that such person shall be an “interested stockholder” if thereafter such person acquires additional shares of voting stock of POINT, except as a result of further corporate actions not caused by such person) do not constitute “interested stockholders” for purposes of this provision.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation limits the liability of the directors of POINT to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of POINT or any of its subsidiaries or was serving at POINT’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Exclusive Jurisdiction of Certain Actions
The Bylaws require, to the fullest extent permitted by law, unless POINT consents in writing to the selection of an alternative forum, that derivative actions brought in the name of POINT, actions against directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws and actions asserting a claim against POINT governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits POINT by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
In addition, the Bylaws require that, unless POINT consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. POINT has chosen the United States District Court for the District of Delaware as the exclusive forum for such Securities Act causes of action because doing so will provide increased consistency in the application of Securities Act law in the types of lawsuits to which it applies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock immediately following consummation of the Transactions by:
•
each person known to be the beneficial owner of more than 5% of New POINT’s outstanding Common Stock immediately following the consummation of the Transactions;

•
each of New POINT’s executive officers and directors; and

•
all executive officers and directors of New POINT as a group following the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, New POINT believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of New POINT is 4850 West 78th Street, Indianapolis, IN 46268. The percentage of beneficial ownership of New POINT is calculated based on 90,121,794 shares of Common Stock outstanding as of the Closing Date.
Name and Address of Beneficial Owner	Number of Shares	%
Directors and Officers:
Dr. Joe McCann, Ph.D.(1)	3,614,153	4.0
Allan C. Silber(2)	8,865,788	9.8
Bill Demers (3)	44,840	*
Michael Gottlieb(4)	1,156,887	1.3
Dr. Neil Fleshner, M.D.(5)	3,820,778	4.2
Jessica Jensen(6)	125,553	*
Dr. Rajesh K. Malik, M.D.	—	*
Jonathan Ross Goodman(7)	35,872	*
Margaret E. Gilmour	—	*
Dr. Yael Margolin, Ph.D.	—	*
Gerald Hogue	—	*
David C. Lubner	35,400	*
All Directors and Executive Officers as a group (12 individuals)	17,699,271	19.6

*
Less than one percent.

(1)
Consists of 3,614,153 shares of Common Stock issued in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing.

(2)
Consists of (i) 4,218,605 shares of Common Stock issued to Mr. Silber in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 1,697 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Silber in exchange of pre-Closing Old POINT options within 60 days of June 30, 2021. Also consists of (i) 538,087 shares of Common Stock issued to Allan Silber in Trust, of which Mr. Silber is the trustee, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing; (ii) 4,035,655 shares of Common Stock issued to Silber Holdings, Inc., a company of which Mr. Silber is the President, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing; and (iii) 71,744 shares of

Common Stock issued to Anglian Holdings, LLC, of which Mr. Silber is the sole member and manager, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing. Mr. Silber holds sole voting and dispositive power over the shares held by Allan Silber in Trust, Silber Holdings, Inc. and Anglian Holdings, LLC.
(3)
Consists of 44,840 shares of Common Stock issuable upon the exercise of New POINT options issued in exchange of pre-Closing Old POINT options within 60 days of June 30, 2021.

(4)
Consists of 1,156,887 shares of Common Stock issued in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing.

(5)
Consists of 3,587,249 shares of Common Stock issued to Dr. Fleshner in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing. Also consists of (i) 233,171 shares of Common Stock issued to 1510789 Ontario Inc., a company owned by Dr. Fleshner, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing; and (ii) 358 shares of Common Stock issued to Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing. Dr. Fleshner holds sole voting and dispositive power of the shares held by 1510789 Ontario Inc.

(6)
Consists of 125,553 shares of Common Stock issuable upon the exercise of New POINT options issued in exchange of pre-Closing Old POINT options within 60 days of June 30, 2021.

(7)
Consists of 35,872 shares of Common Stock issued to Long Zone Holdings, Inc., a company owned by Mr. Goodman’s family, in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing. Mr. Goodman holds sole voting and dispositive power over such shares.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to an aggregate of 53,211,039 shares of Common Stock (consisting of up to an aggregate of 16,500,000 shares of our Common Stock that were issued to the PIPE Investors in the PIPE Financing, up to an aggregate of 34,704,451 shares of our Common Stock otherwise held by the Selling Securityholders and up to an aggregate of 2,006,588 shares of our Common Stock that may be issued to the Selling Securityholders upon exercise of outstanding options held by the Selling Securityholders) as well as the issuance by us of the shares of Common Stock issuable upon the exercise of up to an aggregate of 2,006,588 outstanding options held by the Selling Securityholders. The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.
The following table, which has been prepared based on information provided to us by the Selling Securityholders, sets forth, as of July 29, 2021, the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. The percentage of beneficial ownership of the Selling Securityholders after the offered securities are sold is calculated based on 90,121,794 shares of common stock outstanding as of the Closing Date.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.” The percentage of securities beneficially owned after the offered securities are sold is calculated based on 90,121,794 shares of Common Stock outstanding as of June 30, 2021.
	Securities Beneficially Owned Prior to the Offering	Shares Issuable upon Exercise of Outstanding Options	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholder	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
Allan Silber(1)	8,864,091	6,787	8,870,878	—	—
David Silber(2)	1,495,883	—	1,495,883	—	—
Hinda Silber(3)	313,884	—	313,884	—	—
Jay Silber(4)	2,568,470	678,739	3,247,209	—	—
Leah Silber(5)	1,495,883	—	1,495,883	—	—

	Securities Beneficially Owned Prior to the Offering	Shares Issuable upon Exercise of Outstanding Options	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholder	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
1510789 Ontario Inc.(6)	233,171	—	233,171	—	—
Fleshner Family Trust(7)	394,597	—	394,597	—	—
Neil Fleshner(8)	3,587,249	25,000	3,612,249	—	—
Eleanore Rosenstein(9)	179,362	—	179,362	—	—
Carole Rosenstein(10)	179,362	—	179,362	—	—
Patricia North in Trust(11)	358	—	358	—	—
Compass Meeting Science Inc.(12)	3,632,090	—	3,632,090	—	—
Verity Pharmaceuticals Inc.(13)	538,087	—	538,087	—	—
Joe McCann(14)	3,614,153	—	3,614,153	—	—
Michael Gottlieb(15)	1,156,887	48,000	1,204,887	—	—
Ariel Shomair(16)	771,258	180,705	951,963	—	—
Benjamin Shomair(17)	107,617	—	107,617	—	—
Nicole Shomair and Michael Shiman(18)	107,617	—	107,617	—	—
Long Zone Holdings Inc.(19)	35,872	—	35,872	—	—
Jonathan R. Goodman(20)	—	60,872	60,872	—	—
Gerry Hogue(21)	—	60,872	60,872	—	—
M.E. (Peggy) Gilmour(22)	—	60,872	60,872	—	—
Bill Demers(23)	—	196,129	196,129	—	—
Todd Hockemeyer(24)	466,342	38,186	504,528	—	—
Jessica Jensen(25)	—	586,803	586,803	—	—
Justyna Kelly(26)	—	31,836	31,836	—	—
Averill Master Fund, Ltd.(27)	2,045,600	—	700,000	1,345,600	1.5%
Perceptive Life Sciences Master Fund, Ltd.(28)	2,000,000	—	500,000	1,500,000	1.6%
Woodline Master Fund LP(29)	700,000	—	700,000	—	—
Sphera Biotech Master Fund, LP(30)	420,430	—	280,000	140,430	*
Sphera Global Healthcare Master Fund(31)	589,067	—	420,000	169,067	*
Boxer Capital, LLC(32)	2,500,000	—	1,000,000	1,500,000	1.7%
Biotechnology Value Fund, L.P. (33)	1,450,587	—	1,040,687	409,900	*
Biotechnology Value Fund II, L.P. (34)	1,114,595	—	812,404	302,191	*
Biotechnology Value Trading Fund OS, L.P.(35)	173,889	—	124,725	49,164	*
MSI BVF SPV LLC(36)	33,155	—	22,184	10,971	*
Alyeska Master Fund, L.P. (37)	744,200	—	500,000	244,200	*
Citadel Multi-Strategy Equities Master Fund Ltd. (38)	2,517,866	—	2,000,000	517,866	*
2B LLC(39)	6,300	—	6,300	—	—
SilverArc Capital Alpha Fund I, L.P. (40)	12,413	—	9,160	3,253	*
SilverArc Capital Alpha Fund II, L.P.(41)	122,588	—	84,540	38,048	*

	Securities Beneficially Owned Prior to the Offering	Shares Issuable upon Exercise of Outstanding Options	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholder	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
Farallon Capital F5 Master I, L.P.(42)	159,100	—	159,100	—	—
Farallon Capital (AM) Investors, L.P.(42)	31,900	—	31,900	—	—
Farallon Capital Institutional Partners III, L.P.(42)	79,000	—	79,000	—	—
Four Crossings Institutional Partners V, L.P.(42)	86,900	—	86,900	—	—
Farallon Capital Institutional Partners, L.P.(42)	613,700	—	613,700	—	—
Farallon Capital Institutional Partners II, L.P.(42)	128,900	—	128,900	—	—
Farallon Capital Offshore Investors II, L.P.(42)	907,400	—	907,400	—	—
Farallon Capital Partners, L.P.(42)	393,100	—	393,100	—	—
Johnson & Johnson Innovation – JJDC, Inc.(43)	1,000,000	—	1,000,000	—	—
Fairmount Healthcare Fund II LP(44)	824,574	—	458,531	366,043	*
Fairmount Healthcare Fund LP(45)	61,257	—	41,469	19,788	*
RA Capital Healthcare Fund, L.P.(46)	4,098,318	—	4,098,318	—	—
RA Capital Nexus Fund, L.P.(47)	1,000,000	—	1,000,000	—	—
Brightstone Capital Partners Inc.(48)	100,000	—	100,000	—	—
Ullman Wealth Management Inc.(49)	100,000	—	100,000	—	—
Robert W. Rieder(50)	200,000	6,787	206,787	—	—
Therapeutics Acquisition Holdings LLC(51)	3,757,700	—	3,757,700	—	—
Daniel Grau(52)	35,400	—	35,400	—	—
Michael Gray(53)	35,400	—	35,400	—	—
David Lubner(54)	35,400	—	35,400	—	—

*
Less than one percent

(1)
Consists of (i) 4,218,605 shares of Common Stock issued to Mr. Silber in exchange for outstanding pre-Closing shares of Old POINT Common Stock at the Closing and (ii) 6,787 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Silber in exchange of pre-Closing Old POINT options within 60 days of June 30, 2021. Also consists of (i) 538,087 shares of Common Stock issued to Allan Silber in Trust, of which Mr. Silber is the trustee, in exchange for outstanding pre-Closing shares of Old POINT Common Stock at the Closing; (ii) 4,035,655 shares of Common Stock issued to Silber Holdings, Inc., a company of which Mr. Silber is the President, in exchange for outstanding pre-Closing shares of Old POINT Common Stock at the Closing; and (iii) 71,744 shares of Common Stock issued to Anglian Holdings, LLC, of which Mr. Silber is the sole member and manager, in exchange for outstanding pre-Closing shares of Old POINT Common Stock at the Closing. Mr. Silber holds sole voting and dispositive power over the shares held by Allan Silber in Trust, Silber Holdings, Inc. and Anglian Holdings, LLC. Mr. Silber is a director of New POINT and the Executive Chair of the board of directors of New POINT. Mr. Silber served as Old POINT’s Executive Chairman and as a member of its board of directors prior to the Business Combination. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. The address of Mr. Silber is 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario M4T 2S3.
(2)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. David Silber is an immediate family member of Allan Silber, a director and the Executive Chair of New POINT. The address of David Silber is 223 Richview Ave., Toronto, ON M5P 3G2.

(3)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Hinda Silber is an immediate family member of Allan Silber, a director and the Executive Chair of New POINT. The address of Hinda Silber is 106 Old Forest Hill Rd., Toronto, ON M5P 2R9.

(4)
Consists of (i) 2,568,470 shares of Common Stock issued to Mr. Silber in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 678,739 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Silber. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Jay Silber is an immediate family member of Allan Silber, a director and the Executive Chair of New POINT. The address of Jay Silber is 17 Ava Road, Toronto, ON M5P 1X8.

(5)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Leah Silber is an immediate family member of Allan Silber, a director and the Executive Chair of New POINT. The address of Leah Silber is 415 Glenayr Rd., Toronto, ON M5P 3C8.

(6)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. 15108789 Ontario Inc. is owned by Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT. Neil Fleshner exercises voting and investment power over the shares of Common Stock beneficially owned by 15108789 Ontario Inc. The address of 15108789 Ontario Inc. is 610 University Ave., Ste. 3-130, Toronto, ON M5G 2M9.

(7)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Fleshner Family Trust is a trust controlled by Shelley Fleshner and Phillip Fleshner, the brother of Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT. The address of Fleshner Family Trust is 486 S. Spalding Dr., Beverly Hills, CA 90048.

(8)
Consists of (i) 3,587,249 shares of Common Stock issued to Mr. Fleshner in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 25,000 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Fleshner. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Fleshner is the Chief Medical Officer of New POINT and a director of New POINT. Mr. Fleshner served as the Chief Medical Officer of Old POINT prior to the Business Combination. The address of Mr. Fleshner is 610 University Ave., Ste. 3-130, Toronto, ON M5G 2M9.

(9)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Eleanore Rosenstein is an immediate family member of Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT. The address of Eleanore Rosenstein is 66 Collier St., Apartment 5A, Toronto, Ontario M4W1L9.

(10)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Carole Rosenstein is an immediate family member of Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT. The address of Carole Rosenstein is 175 Cumberland, Apt. 1909, Toronto, Ontario M5R 3M9.

(11)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Patricia North In Trust is a trust controlled by the wife of Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT. The address of Patricia North In Trust is 155 Rosedale Heights Dr., Toronto, Ontario, M4T 1C7.

(12)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Howard Glase, who served as a director of Old POINT prior to the Business Combination, exercises voting and investment power over the shares of Common Stock beneficially owned by Compass Meeting Science Inc. The address of Compass Meeting Science Inc. is 2728 Horely St., Vancouver, BC V5R 4R8.

(13)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Allan Silber, a director and Executive Chair of New POINT, is the Chairman of Verity Pharmaceuticals Inc. Neil Fleshner, the Chief Medical Officer of New POINT and a director of New POINT, is the Chief Medical Officer and a director of Verity Pharmaceuticals Inc. Howard Glase, who served as a director of Old POINT prior to the Business Combination, is the Chief Executive Officer of Verity Pharmaceuticals Inc. Howard Glase exercises voting and investment power over the shares of Common Stock beneficially owned by Verity Pharmaceuticals Inc. The address of Verity Pharmaceuticals Inc. is 2560 Matheson Blvd. East, Suite 220, Mississauga, ON L4W 4Y9.

(14)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. McCann is the Chief Executive Officer of New POINT and a director of New POINT. Mr. McCann served as the Chief Executive Officer of Old POINT and as a director of Old POINT prior to the Business Combination. The address of Mr. McCann is 2918 Darien Road, Burlington, Ontario, L7M 4K2.

(15)
Consists of (i) 1,156,887 shares of Common Stock issued to Mr. Gottlieb in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 48,000 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Gottlieb. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Gottlieb is the Chief Commercial Officer of New POINT. Mr. Gottlieb served as the Chief Commercial Officer of Old POINT prior to the Business Combination. The address of Mr. Gottlieb is 579 Bedford Park Ave., Toronto, Ontario M5M 1K4.

(16)
Consists of (i) 771,258 shares of Common Stock issued to Mr. Shomair in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 180,705 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Shomair. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Shomair is the Chief of Staff of New POINT and served as the Vice President of Corporate Affairs of Old POINT prior to the Business Combination. The address of Mr. Shomair is 639 Dupont St., Unit 323, Toronto, Ontario M6G 1Z4.

(17)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Benjamin Shomair is an immediate family member of Ariel Shomair, the Chief of Staff of New POINT. The address of Mr. Shomair is 305 Tioga Ct., Palo Alto, CA 94306.

(18)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Nicole Shomair and Michael Shiman are immediate family members of Ariel Shomair, the Chief of Staff of New POINT. The address of Nicole Shomair and Michael Shiman is 587 NW Crane Terrace, Boca Raton, FL 33432.

(19)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and

Shareholder Rights Agreement”. Long Zone Holdings Inc. is owned by the family of Jonathan R. Goodman, a director of New POINT. The address of Long Zone Holdings Inc. is 6111 Royalmount Ave., Montreal, Quebec H4P 2T4.
(20)
Consists of 60,872 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Goodman. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Goodman is a director of New POINT. Mr. Goodman served as a director of Old POINT prior to the Business Combination. The address of Mr. Goodman is 30 Forden Ave., Westmount, Quebec H3Y 2Y7.

(21)
Consists of 60,872 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Hogue. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Hogue is a director of New POINT. Mr. Hogue served as a director of Old POINT prior to the Business Combination. The address of Mr. Hogue is 11394 E. Ida Ave., Englewood, CO 80111.

(22)
Consists of 60,872 shares of Common Stock issuable upon the exercise of New POINT options issued to Ms. Gilmour. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Ms. Gilmour is a director of New POINT. Ms. Gilmour served as a director of Old POINT prior to the Business Combination. The address of Ms. Gilmour is 7 Broadway Ave., Suite 1003, Toronto, ON M4P 3C5.

(23)
Consists of 196,129 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Demers. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Demers is the Chief Financial Officer of New POINT. Mr. Demers served as the Chief Financial Officer of Old POINT prior to the Business Combination. The address of Mr. Demers is 7373 Concession 1, RR2, Puslinch, Ontario N0 2J0.

(24)
Consists of (i) 466,342 shares of Common Stock issued to Mr. Hockemeyer in exchange for outstanding pre-Closing shares of Old POINT common stock at the Closing and (ii) 38,186 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Hockemeyer. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Hockemeyer is the Executive Vice President of U.S. Manufacturing Operations of New POINT. The address of Mr. Hockemeyer is P.O. Box 142, Fishers, Indiana 46037.

(25)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Jessica Jensen is the Executive Vice President Clinical Development of New POINT. Jessica Jensen served as the Executive Vice President Clinical Development of Old POINT prior to the Business Combination. The address of Ms. Jensen is 19 Mirror Lake Dr., Mirror Lake, NH 03853.

(26)
Consists of 31,836 shares of Common Stock issuable upon the exercise of New POINT options issued to Ms. Kelly. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Ms. Kelly is the Vice President — Medical Isotope Development and Operations of New POINT. The address of Ms. Kelly is 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario M4T 2S3.

(27)
Consists of 700,000 shares of Common Stock acquired in connection with the PIPE Financing. Suvretta Capital Management, LLC is the investment manager of Averill Master Fund, Ltd. Aaron Cowen is the control person of Suvretta Capital Management, LLC. The address of Averill Master Fund, Ltd. is 540 Madison Ave., 7th Floor, New York, NT 10022.

(28)
Consists of 500,000 shares of Common Stock acquired in connection with the PIPE Financing. Joseph Edelman has sole voting and investment power over the shares of Common Stock owned by Perceptive

Life Sciences Master Fund, Ltd. The address of Perceptive Life Sciences Master Fund, Ltd. is 51 Astor Place, 10th Floor, New York, NY 10003.
(29)
Consists of 700,000 shares of Common Stock acquired in connection with the PIPE Financing. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Woodline Master Fund LP. Woodline Master Fund LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Ste. 3450, San Francisco, CA 94111.

(30)
Consists of 280,000 shares of Common Stock acquired in connection with the PIPE Financing. Doron Breen is a director of the investment manager of Sphera Biotech Master Fund, L.P and has shared voting and investment power over the shares of Common Stock beneficially owned by Sphera Biotech Master Fund, L.P. The address of Sphera Biotech Master Fund, L.P is 21 Ha’arba’ah St. Tel Aviv, Israel, 6473921.

(31)
Consists of 420,000 shares of Common Stock acquired in connection with the PIPE Financing. Doron Breen is a director of Sphera Global Healthcare Master and also a director of the investment manager of Sphera Global Healthcare Master and has shared voting and investment power over the shares of Common Stock beneficially owned by Sphera Global Healthcare Master. The address of Sphera Global Healthcare Master Fund is 21 Ha’arba’ah St. Tel Aviv, Israel, 6473921.

(32)
Consists of 1,000,000 shares of Common Stock acquired in connection with the PIPE Financing. Boxer Asset Management Inc. is the managing member and majority owner of Boxer Capital, LLC. Joseph C. Lewis is the sole indirect beneficial owner of Boxer Asset Management Inc. The address of Boxer Capital, LLC is 12860 El Camino Real, Ste. 300, San Diego, CA 92130.

(33)
Consists of 1,040,687 shares of Common Stock acquired in connection with the PIPE Financing. BVF I GP LLC, as the General Partner of Biotechnology Value Fund, L.P., shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund, L.P. BVF GP Holdings, LLC as the sole member of BVF I GP LLC, shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund, L.P. BVF Partners LP, as the investment manager of Biotechnology Value Fund, L.P., shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund, L.P. BVF Inc. as the General Partner of BVF Partners LP and Mark Lampert as a director and officer of BVF Inc., share voting and investment power over the shares beneficially owned by Biotechnology Value Fund, L.P. The address of Biotechnology Value Fund, L.P. is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(34)
Consists of 812,404 shares of Common Stock acquired in connection with the PIPE Financing. BVF II GP LLC, as the General Partner of Biotechnology Value Fund II, L.P., shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund II, L.P. BVF GP Holdings, LLC as the sole member of BVF II GP LLC, shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund II, L.P. BVF Partners LP, as the investment manager of Biotechnology Value Fund II, L.P., shares voting and investment power over the shares beneficially owned by Biotechnology Value Fund II, L.P. BVF Inc. as the General Partner of BVF Partners LP and Mark Lampert as a director and officer of BVF Inc., share voting and investment power over the shares beneficially owned by Biotechnology Value Fund II, L.P. The address of Biotechnology Value Fund II, L.P. is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(35)
Consists of 124,725 shares of Common Stock acquired in connection with the PIPE Financing. BVF Partners OS Ltd., as the General Partner of Biotechnology Value Trading Fund OS, L.P., shares voting and investment power over the shares beneficially owned by Biotechnology Value Trading Fund OS, L.P. BVF Partners LP, as the sole member of BVF Partners OS Ltd., shares voting and investment power over the shares beneficially owned by Biotechnology Value Trading Fund OS, L.P. BVF Inc. as the General Partner of BVF Partners LP and Mark Lampert as a director and officer of BVF Inc., share voting and investment power over the shares beneficially owned by Biotechnology Value Trading Fund OS, L.P. The address of Biotechnology Value Trading Fund OS, L.P. is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(36)
Consists of 22,184 shares of Common Stock acquired in connection with the PIPE Financing. BVF Partners LP, as investment manager of MSI BVF SPV LLC, shares voting and investment power over the shares beneficially owned by MSI BVF SPV LLC. BVF Inc., as the General Partner of BVF Partners LP, shares voting and investment power over the shares beneficially owned by MSI BVF SPV LLC. Mark Lampert as a director and officer of BVF Inc., shares voting and investment power over the shares beneficially owned by MSI BVF SPV LLC. The address of MSI BVF SPV LLC is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(37)
Consists of 500,000 shares of Common Stock acquired in connection with the PIPE Financing. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(38)
Consists of (i) 2,000,000 shares of Common Stock acquired in connection with the PIPE Financing and (ii) 517,866 shares of Common Stock. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel Multi-Strategy”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel Multi-Strategy. The foregoing shall not be construed as an admission that Mr. Griffin, nor any of the Citadel related entities listed above, is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel Multi-Strategy is 601 Lexington Ave., New York, NY 10022.

(39)
Consists of 6,300,000 shares of Common Stock acquired in connection with the PIPE Financing. SilverArc Capital Management, LLC is the investment adviser to 2b, LLC. Devesh Gandhi is the President and Portfolio Manager of SilverArc Capital Management, LLC. The address of 2b, LLC is 17-20 Whitestone Expressway, Suite 403, Whitestone, NY 11357.

(40)
Consists of 9,160 shares of Common Stock acquired in connection with the PIPE Financing. SilverArc Capital Management, LLC is the investment adviser to SilverArc Capital Alpha Fund II, L.P. Devesh Gandhi is the President and Portfolio Manager of SilverArc Capital Management, LLC. The address of SilverArc Capital Alpha Fund II, L.P. is 20 Park Plaza, 4th Floor, Boston, MA 02116.

(41)
Consists of 84,540 shares of Common Stock acquired in connection with the PIPE Financing. SilverArc Capital Management, LLC is the investment adviser to SilverArc Capital Alpha Fund II, L.P. Devesh Gandhi is the President and Portfolio Manager of SilverArc Capital Management, LLC. The address of SilverArc Capital Alpha Fund II, L.P. is 20 Park Plaza, 4th Floor, Boston, MA 02116.

(42)
Farallon Partners, L.L.C. (“FPLLC”), as the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P. and Farallon Capital (AM) Investors, L.P., (collectively, the “FPLLC Entities”), may be deemed to beneficially own such shares held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of Farallon Capital F5 Master I, L.P. (“F5MI”), may be deemed to beneficially own such shares held by F5MI. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of Four Crossings Institutional Partners V, L.P. (“FCIP V”), may be deemed to beneficially own such shares held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion, may be deemed to beneficially own such shares held by the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The listed amount of shares of Common Stock owned by F5MI consists of 159,100 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital (AM) Investors, L.P. consists of 31,900 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital Institutional Partners III, L.P. consists of 79,000 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by FCIP V consists of 86,900 shares of Common Stock acquired in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital Institutional Partners, L.P. consists of 613,700 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital Institutional Partners II, L.P. consists of 128,900 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital Offshore Investors II, L.P. consists of 907,400 shares of Common Stock acquired by it in connection with the PIPE Financing. The listed amount of shares of Common Stock owned by Farallon Capital Partners, L.P. consists of 393,100 shares of Common Stock acquired by it in connection with the PIPE Financing. The address of each of the entities and individuals referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(43)
Consists of 1,000,000 shares of Common Stock acquired in connection with the PIPE Financing. Johnson & Johnson Innovation — JJDC, Inc. (“JJDC”) is a wholly-owned subsidiary of Johnson & Johnson (“J&J”), and, as a result, J&J may be deemed to indirectly beneficially own the shares of Common Stock that are directly beneficially owned by JJDC. The principal business address of JJDC is 410 George Street, New Brunswick, New Jersey 08901, and the principal business address of J&J is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

(44)
Consists of 458,531 shares of Common Stock acquired in connection with the PIPE Financing. Fairmount Healthcare Fund II GP LLC is the general partner of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC is the investment manager of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund II GP LLC, as the general partner, exercise voting and investment power over Fairmount Healthcare Fund II LP. Fairmount Healthcare Fund II GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund II LP, except to the extent of their pecuniary interest therein. The address of Fairmount Healthcare Fund II LP is 2001 Market Street, Suite 2500, Philadelphia, PA 19103.

(45)
Consists of 41,469 shares of Common Stock acquired in connection with the PIPE Financing. Fairmount Healthcare Fund GP LLC is the general partner of Fairmount Healthcare Fund LP. Fairmount Funds Management LLC is the investment manager of Fairmount Healthcare Fund LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund GP LLC, as the general partner, exercise voting and investment power over Fairmount Healthcare Fund LP. Fairmount Healthcare Fund GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund LP, except to the extent of their pecuniary interest therein. The address of Fairmount Healthcare Fund LP is 2001 Market Street, Suite 2500, Philadelphia, PA 19103.

(46)
Consists of 3,000,000 shares of Common Stock acquired in connection with the PIPE Financing. RA Capital Healthcare Fund GP, LLC is the general partner of the RA Capital Healthcare Fund, L.P. (the “Fund”). The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of POINT held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the its portfolio, including the shares of the Common Stock reported herein. Because the Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaims any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of

Section 13(d) of the Exchange Act, of any securities of POINT beneficially owned by RA Capital. The address of the Fund is c/o RA Capital Management, L.P., 200 Berkeley St., 18th Floor, Boston, MA 02116.
(47)
Consists of 1,000,000 shares of Common Stock acquired in connection with the PIPE Financing. RA Capital Nexus Fund GP, LLC is the general partner of RA Capital Nexus Fund, L.P. (the “Nexus Fund”). The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act of 1934, of any securities of POINT held by the Nexus Fund. The Nexus Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the its portfolio, including the shares of Common Stock reported herein. Because the Nexus Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Nexus Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaims any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Issuer beneficially owned by RA Capital. The address of the Nexus Fund is c/o RA Capital Management, L.P., 200 Berkeley St., 18th Floor, Boston, MA 02116.

(48)
Consists of 100,000 shares of Common Stock acquired in connection with the PIPE Financing. Kenneth Finklestein has sole voting and investment power over Brightstone Capital Partners Inc. The address of Brightstone Capital Partners Inc. is 90 Adelaide St. W., #601, Toronto, Ontario M5H 3V9.

(49)
Consists of 100,000 shares of Common Stock acquired in connection with the PIPE Financing. Lawrence Ullman is the C.E.O. and Portfolio Manager of Ullman Wealth Management Inc. and has voting and investment power over the shares of Common Stock beneficially owned by Ullman Wealth Management Inc. The address of Ullman Wealth Management Inc. is 135 Yorkville Ave., Ste. 405, Toronto, ON M5R 0C7.

(50)
Consists of (i) 200,000 shares of Common Stock acquired in connection with the PIPE Financing and (ii) 6787 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Rieder. The address of Mr. Rieder is 1477 Fountain Way, #407, Vancouver, British Columbia V6H 3W9.

(51)
Consists of 3,757,700 shares of Common Stock acquired in connection with the PIPE Financing. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Therapeutics Acquisition Holdings LLC was the sponsor of RACA and is an affiliate of RA Capital. Matthew Hammond, the Manager of Therapeutics Acquisition Holdings LLC, exercises voting and investment power over the shares of Common Stock beneficially owned by Therapeutics Acquisition Holdings LLC. The address of Therapeutics Acquisition Holdings LLC is c/o RA Capital Management, L.P., 200 Berkeley St., 18th Floor, Boston, MA 02116.

(52)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Grau was a director of RACA until the consummation of the Business Combination. The address of Mr. Grau is 42 Ashland St., Arlington, MA 02476.

(53)
These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Gray was a director of RACA until the consummation of the Business Combination. The address of Mr. Gray is 3 Canterbury Dr., Sudbury, MA 01774.

(54)
Consists of (i) 35,400 shares of Common Stock issued to Mr. Lubner, and (ii) 25,000 shares of Common Stock issuable upon the exercise of New POINT options issued to Mr. Lubner. These shares are subject to a contractual lock-up for 180 days following the Closing Date as described under “Certain Relationships and Related Person Transactions — Amended and Restated Registration and Shareholder Rights Agreement”. Mr. Lubner is a director of New POINT. Mr. Lubner was a director of RACA until the consummation of the Business Combination. The address of Mr. Lubner is 26 Croton St., Welleslely, MA 02481.

PLAN OF DISTRIBUTION
We are registering the possible offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to an aggregate of 16,500,000 shares of our Common Stock that were issued to PIPE Investors in a private placement in connection with the closing of the Business Combination (as defined below). We are also registering up to an aggregate of 34,704,451 shares of our Common Stock otherwise held by the Selling Securityholders and up to an aggregate of 2,006,588 shares of our common stock that may be issued to the Selling Securityholders upon exercise of outstanding options held by the Selling Securityholders as well as the issuance by us of the shares of Common Stock issuable upon the exercise of up to an aggregate of 2,006,588 outstanding options held by the Selling Securityholders. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the selling securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
Our Common Stock is listed on Nasdaq under the symbol “PNT”.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

ADDITIONAL INFORMATION
Legal Matters
The validity of the shares of our Common Stock offered by this prospectus will be passed upon by Bass, Berry & Sims PLC, Nashville, Tennessee.
Experts
The financial statements of Therapeutics Acquisition Corp. as of December 31, 2020 and for the period from April 15, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Point Biopharma Inc. at December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from September 18, 2019 (Inception) to December 31, 2019, appearing in this prospectus and registration statement have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Changes in Registrant’s Certifying Accountant
Dismissal of Previous Independent Registered Public Accounting Firm.
Effective upon the Closing, our Audit Committee of the Board of Directors (the “Audit Committee”) approved the dismissal of Withum as our independent registered public accounting firm.
The reports of Withum on the financial statements of RACA (our legal predecessor) as of December 31, 2020 and for the period from April 15, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from April 15, 2020 (inception) through December 31, 2020 and the subsequent interim period, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events”, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.
We have provided Withum with a copy of these disclosures and requested that Withum furnish a letter addressed to the SEC stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated June 30, 2021 is filed as Exhibit 16.1 hereto.
Engagement of New Independent Registered Public Accounting Firm.
Effective upon the Closing, the Audit Committee approved the engagement of Armanino LLP (“Armanino”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Armanino audited the consolidated balance sheets of Old POINT as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020 and the period from September 18, 2019 (inception) through December 31, 2019.
During the year ended December 31, 2020 and the period from September 18, 2019 (inception) through December 31, 2019 and the subsequent interim period, neither we nor anyone on our behalf consulted with Armanino regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Armanino concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain a website at http://www.pointbiopharma.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INDEX TO FINANCIAL STATEMENTS
Page Number
Audited Financial Statements of Therapeutics Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2020	F-3
Statement of Operations for the period from April 15, 2020 (inception) through December 31, 2020	F-4
Statement of Changes in Stockholders’ Equity for the period from April 15, 2020 (inception) through December 31, 2020	F-5
Statement of Cash Flows for the period from April 15, 2020 (inception) through December 1, 2020	F-6
Notes to Financial Statements	F-7
Unaudited Condensed Financial Statements of Therapeutics Acquisition Corp.
Unaudited Condensed Balance Sheet as of March 31, 2021	F-17
Unaudited Condensed Statements of Operations for the three months ended March 31, 2021	F-18
Unaudited Condensed Statements of Stockholders’ Equity for the three months ended March 31, 2021	F-19
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2021	F-20
Notes to the Unaudited Condensed Financial Statements	F-21
Audited Consolidated Financial Statements of POINT Biopharma Inc.
Report of Independent Registered Public Accounting Firm	F-34
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-35
Consolidated Statements of Operations for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-36
Consolidated Statements of Stockholders’ Equity (Deficit) for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-37
Consolidated Statements of Cash Flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019	F-38
Notes to the Consolidated Financial Statements	F-39
Unaudited Interim Condensed Consolidated Financial Statements of POINT Biopharma Inc.
Unaudited Interim Condensed Consolidated Balance Sheets as of March 31, 2021	F-59
Unaudited Interim Condensed Consolidated Statements of Operations for the three months ended March 31, 2021 and 2020	F-60
Unaudited Interim Condensed Consolidated Statements of Shareholders’ Equity for the three months ended March 31, 2021 and 2020	F-61
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2021 and 2020	F-62
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-63

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from April 15, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 1, 2021

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
BALANCE SHEET
DECEMBER 31, 2020
ASSETS
Cash	$1,094,556
Prepaid expenses	106,316
Total Current Assets	1,200,872
Cash and marketable securities held in Trust Account	135,706,395
Total Assets	$136,907,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,109
Accrued expenses	112,579
Total Current Liabilities	117,688
Deferred Underwriting Commissions	4,749,500
Total Liabilities . .	4,867,188
Commitments and Contingencies
Class A Common Stock subject to possible redemption, 12,704,007 shares at $10.00 per share.	127,040,070
Stockholders’ Equity
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 1,337,393 issued and outstanding (excluding 12,704,007 shares subject to possible redemption) at December 31, 2020	134
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 3,392,500 issued and outstanding at December 31, 2020	339
Additional paid-in-capital	5,311,049
Accumulated deficit	(311,513)
Total Stockholders’ Equity	5,000,009
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,907,267
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION)
THROUGH DECEMBER 31, 2020
Formation and operating costs	$317,908
Loss from operations	(317,908)
Other income:
Interest earned on marketable securities held in Trust Account	6,395
Net loss	$(311,513)
Weighted average shares outstanding of Class A redeemable Common Stock	13,570,000
Basic and diluted net income per common share, Class A	$0.00
Weighted average shares outstanding of Class B non-redeemable Common Stock	3,708,573
Basic and diluted net loss per common share, Class B	$(0.09)
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – April 15, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	3,392,500	339	24,661	—	25,000
Issuance of Class A Common Stock in initial public offering, net of issuance costs of $8.1 million	13,570,000	1,357	—	—	127,611,235	—	127,612,592
Issuance of Class A Common Stock to Sponsor in a private placement .	471,400	47	—	—	4,713,953	—	4,714,000
Shares subject to possible redemption	(12,704,007)	(1,270)	—	—	(127,038,800)	—	(127,040,070)
Net loss .	—	—	—	—	—	(311,513)	(311,513)
Balance – December 31, 2020 .	1,337,393	$134	3,392,500	$339	$5,311,049	$(311,513)	$5,000,009
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities
Net loss	$(311,513)
Interest earned on marketable securities held in Trust Account	(6,395)
Changes in operating assets and liabilities:
Prepaid expenses	(106,316)
Accounts payable	5,109
Accrued expenses	112,579
Net cash used in operating activities	(306,536)
Cash Flows from Investing Activities
Investment of cash into Trust Account	(135,700,000)
Net cash used in investing activities	(135,700,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A Common Stock to Sponsor in a Private Placement	4,714,000
Proceeds from issuance of Class A redeemable Common Stock, gross	135,700,000
Proceeds from issuance of Class B Common Stock	25,000
Payment of offering costs	(3,337,908)
Repayment of related party note	(277,687)
Proceeds from related party note	277,687
Net cash provided by financing activities	137,101,092
Net Change in Cash	1,094,556
Cash – beginning of the period	—
Cash – end of the period	$1,094,556
Supplemental disclosure of noncash activities
Initial classification of Class A Common Stock subject to possible redemption	$127,365,550
Change in value of Class A Common Stock subject to possible redemption	$(325,480)
Deferred underwriting commissions in connection with the initial public offering	$4,749,500
The accompanying notes are an integral part of the financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
1.   Organization, Business Operations and Basis of Presentation
Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I (the “Company” for purposes of this section) is a blank check company incorporated on April 15, 2020 (inception) as a Delaware corporation for the purpose of the Business Combination. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team to identify and acquire a business, focusing on the healthcare industry. In particular, the Company will target companies in the biotechnology sector where its management has extensive investment experience. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from April 15, 2020 (inception) through December 31, 2020 relates to the Initial Public Offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
The Company’s Sponsor is the Sponsor. The registration statement for the Company’s Initial Public Offering was declared effective on July 7, 2020. On July 10, 2020, the Company consummated the Initial Public Offering, and sold 13,570,000 shares of Class A Common Stock for $10.00 per share, generating gross proceeds of $135.7 million, and incurring offering costs of approximately $8.1 million, inclusive of approximately $4.8 million in deferred underwriting commissions (Note 5).
Concurrently with the closing of the Initial Public Offering, the Company completed the private sale of the Private Placement Shares at a purchase price of $10.00 per Private Placement Share, to the Sponsor, generating gross proceeds to the Company of approximately $4.7 million. The Private Placement Shares are identical to the Class A Common Stock sold in the Initial Public Offering, except that, so long as they are held by the Sponsor and their permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property, and (ii) they are entitled to registration rights. Additionally, if the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Private Placement Shares will be released from the lock-up. In addition, the Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with (i) the consummation of the Company’s initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A Common Stock sold in the Company’s Initial Public Offering if the Company has not consummated a Business Combination within 24 months of the closing of its Initial Public Offering or with respect to any other material provisions relating to the stockholders’ rights or pre-initial Business Combination activity (although the Sponsor shall be entitled to redemption and liquidation rights with respect to any Initial Public Offering shares it holds if the Company fails to consummate a Business Combination within 24 months of the closing of the Initial Public Offering).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Company’s Initial Public Offering and the sale of the Private Placement shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, $135,700,000 ($10 per share) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement Shares were placed in the Trust Account, located in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.
The Company will provide the holders of its outstanding shares of Class A Common Stock, par value $0.0001, (the “Class A Common Stock”), sold in the Initial Public Offering (the “Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined in Note 3) upon the completion of a Business Combination in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination will be made by the Company, solely in its discretion. The Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, directors and executive officers have agreed to vote their Founder Shares (as defined below in Note 4), Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Company’s Sponsor, directors and executive officers have agreed to waive its redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares owned by it in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s second amended and restated certificate of incorporation provides that a Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of Class A Common Stock sold in the Initial Public Offering, without the prior consent of the Company.
The Sponsor, directors and executive officers have agreed not to propose an amendment to the second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the stockholders with the opportunity to redeem their shares of Class A Common Stock in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 10, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, directors and executive officers have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, directors or executive officers acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1.1 million in cash as of December 31, 2020. The Company did not have any cash equivalents as of December 31, 2020.
Cash and Marketable Securities Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were invested in money market funds.
Offering Costs
Offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $8.1 million were charged to stockholders’ equity upon the completion of the Initial Public Offering in July 2020.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, the 12,704,007 shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Income (Loss) Per Share of Common Stock
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A redeemable Common Stock is calculated by dividing the interest income earned on the Trust Account of approximately $6 thousand for the period from April 15, 2020 (inception) through December 31, 2020, by the weighted average number of Class A redeemable Common Stock of 13,570,000 shares outstanding since issuance. Net loss per common share, basic and diluted, for Class B non-redeemable Common Stock is calculated by dividing the net loss of approximately $0.3 million, less income attributable to Class A redeemable Common Stock of approximately $6 thousand, by the weighted average number of Class B non-redeemable Common Stock outstanding for the period. Class B non-redeemable Common Stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses, and advances from related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On July 10, 2020, pursuant to the Initial Public Offering, the Company sold 13,570,000 shares of Class A Common Stock (the “Public Shares”), including the issuance of 1,770,000 shares as a result of the underwriters’ exercise in full of their over-allotment option. The Class A Common Stock was sold at a price of $10.00 per share, generating gross proceeds to the Company of $135.7 million.
Note 4 — Related Party Transactions
Founder Shares
On April 30, 2020, the Sponsor paid $25,000 in consideration for 2,875,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.0001 per share (the “common stock”). On July 8, 2020 the Company effected a 1:1.18 stock split resulting in the initial stockholders holding 3,392,500 Founder Shares, of which up to an aggregate of 442,500 shares were subject to forfeiture. Unless the context otherwise implies, all share and per-share amounts in these financial statements have been retroactively restated to reflect the stock split.
The Company filed an Amended and Restated Certificate of Incorporation on June 15, 2020, such that the Company is authorized to issue shares of Class B Common Stock. Pursuant to the amendment, the Founder Shares were converted into shares of Class B Common Stock.

The Founder Shares will automatically convert into shares of Class A Common Stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Company’s Sponsor had agreed to forfeit up to 442,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. On July 10, 2020, the underwriters exercised the over-allotment option in full; thus, these Founder Shares are no longer subject to forfeiture.
The Sponsor, directors and executive officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares or Private Placement Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Shares
Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 471,400 Private Placement Shares, at a price of $10.00 per share in a private placement for an aggregate purchase price of $4.7 million. The Private Placement Shares are identical to the shares of Class A Common Stock sold in the Initial Public Offering, subject to certain limited exceptions as described in Note 1.
A portion of the proceeds from the Private Placement Shares were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On April 30, 2020, the Sponsor agreed to loan the Company an aggregate of up to $0.3 million to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). In
May 2020, the Company borrowed $0.3 million under the Note. The loan was non-interest bearing and the borrowings outstanding under the Note of $0.3 million were repaid in full in July 2020.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Private Placement Shares at a price of $10.00 per share. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loans.
Private Placement of Common Stock
The Sponsor has indicated an interest to purchase $25.0 million of the Company’s common stock in a private placement that would occur concurrently with the consummation of the initial Business Combination.

The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, the Sponsor may determine not to purchase any such shares, or to purchase fewer shares than it indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.
Note 5 — Commitments and Contingencies
Registration Rights
Holders of the Founder Shares will be entitled to registration rights with respect to the Founder Shares and Private Placement Shares (in the case of the Founder Shares, only after conversion of such shares into shares of Class A Common Stock) pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. Holders of the Founder Shares and Private Placement Shares are entitled to certain demand and “piggyback” registration and stockholder rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,770,000 additional shares of Class A Common Stock to cover over-allotments, if any, at $10.00 per share, less underwriting discounts and commissions. The underwriters exercised this option in full on July 10, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per share, or approximately
$2.7 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per share, or approximately $4.8 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value $0.0001 per share. Holders of Class A Common Stock are entitled to one vote for each share. At December 31, 2020, there were 14,041,400 Class A shares issued and outstanding, including 12,704,007 subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. Holders of Class B Common Stock are entitled to one vote for each share. In connection with the filing of the Amended and Restated Certificate of Incorporation, the 3,392,500 shares of common stock that were outstanding became shares of Class B Common Stock, of which 442,500 share were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Company’s Sponsor would collectively own 20.0% of the Company’s issued and outstanding shares of common stock after the Public Offering. The underwriters exercised this option in full on July 10, 2020; thus these Founder Shares are no longer subject to forfeiture.
The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of the Company’s initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the initial public offering plus all shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A Common Stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement shares). The Company’s Sponsor may also elect to convert its shares of Class B Common Stock into an equal number of shares of Class A Common Stock, subject to adjustment as provided above, at any time.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there was no preferred stock outstanding.
Note 7 — Income Taxes
A reconciliation of the total income tax provision tax rate to the statutory federal income tax rate of 21% for the year ended December 31, 2020 is as follows:
(in thousands):	For the Period from April 15, 2020 (inception) through December 31, 2020
Statutory federal income tax rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$(65)	21%
Change in valuation allowance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$65	−21%
Income tax provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	—%
Significant components of the Company’s deferred tax assets at December 31, 2020, are as follows:
(in thousands):	December 31, 2020
Deferred tax assets:
Net operating loss carryforward	$22
Capitalized start up/organization costs	43
Total deferred tax assets	$65
Valuation allowance	(65)
Deferred tax assets, net of allowance	$—
The Company has established a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred assets are realizable, the valuation allowance will be reduced. The Company has recorded a full valuation allowance of $0.1 million as of December 31, 2020 as it cannot conclude that it is more likely than not that certain deferred tax assets will be realized primarily due to the generation of pre-tax book losses from its inception.
As of December 31, 2020, the Company has federal net operating loss carryforwards of approximately $0.1 million. As a result of the Tax Cuts and Jobs Act of 2017, for U.S. income tax purposes, net operating losses generated after December 31, 2017 can be carried forward indefinitely, but are limited to 80% utilization against future taxable income each year.
Pursuant to the Internal Revenue Code (IRC) Section 382 and 383, annual use of the Company’s NOL and research and development credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The Company has not completed an ownership change analysis pursuant to IRS Section 382. If ownership changes have occurred or occurs in the future, the amount of remaining tax attribute carryforwards available to offset taxable income and income tax expense in future years may be restricted or eliminated. If eliminated, the related asset would be removed from deferred tax assets with a corresponding reduction in the valuation allowance.
Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgement based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue.
The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination by tax authorities.
As of December 31, 2020, the Company has no uncertain tax positions.
The Company files income tax returns in the U.S. The Company’s tax returns for the period from April 15, 2020 (inception) through December 31, 2020 remain open and subject to examination. The Company is not currently under examination by any federal, state or local tax authority.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Marketable securities . . . . . . . . . . . . . . . . . . . .	$135,706,395	$135,706,395	$—	$—
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$135,706,395	$135,706,395	$—	$—
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from April 15, 2020 (inception) through December 31, 2020.
Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred through March 1, 2021, the date that the financial statements were available to be issued.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
CONDENSED BALANCE SHEETS
	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Cash	$699,534	$1,094,556
Prepaid expenses	88,817	106,316
Total Current Assets	788,351	1,200,872
Cash and marketable securities held in Trust Account	135,709,741	135,706,395
Total Assets	$136,498,092	$136,907,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$352,744	$5,109
Accrued expenses	754,809	112,579
Deferred Underwriting Commissions, current	4,749,500	—
Total Current Liabilities	5,857,053	117,688
Deferred Underwriting Commissions, non-current	—	4,749,500
Total Liabilities	5,857,053	4,867,188
Commitments and Contingencies
Class A Common stock subject to possible redemption, 12,564,103 and 12,704,007 shares at $10.00 per share at March 31, 2021 and December 31, 2020, respectively	125,641,030	127,040,070
Stockholders’ Equity
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,477,297 and 1,337,393 issued and outstanding (excluding 12,564,103 and 12,704,007 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	148	134
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,392,500 issued and outstanding at March 31, 2021 and December 31, 2020	339	339
Additional paid-in capital	6,710,075	5,311,049
Accumulated deficit	(1,710,553)	(311,513)
Total Stockholders’ Equity	5,000,009	5,000,009
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,498,092	$136,907,267
The accompanying notes are an integral part of these unaudited condensed financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
UNAUDITED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
Formation and operating costs	$1,402,386
Loss from operations	(1,402,386)
Other income:
Interest earned on marketable securities held in Trust Account	3,346
Net loss	$(1,399,040)
Weighted average shares outstanding of Class A redeemable common stock	13,570,000
Basic and diluted income per share, Class A	$0.00
Weighted average shares outstanding of Class B non-redeemable common stock	3,863,900
Basic and diluted net loss per share, Class B	$(0.36)
The accompanying notes are an integral part of these unaudited condensed financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	1,337,393	$134	3,392,500	$339	$5,311,049	$(311,513)	$5,000,009
Shares subject to possible
redemption	139,904	14	—	—	1,399,026	—	1,399,040
Net loss	—	—	—	—	—	(1,399,040)	(1,399,040)
Balance – March 31, 2021	1,477,297	$148	3,392,500	$339	$6,710,075	$(1,710,553)	$5,000,009
The accompanying notes are an integral part of these unaudited condensed financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
Cash Flows from Operating Activities
Net loss	$(1,399,040)
Interest earned on marketable securities held in Trust Account	(3,346)
Changes in operating assets and liabilities:
Prepaid expense	17,499
Accounts payable	347,635
Accrued expenses	642,230
Net cash used in operating activities	(395,022)
Net Change in Cash	(395,022)
Cash – beginning of the period	1,094,556
Cash – end of the period	$699,534
Supplemental disclosure of noncash activities
Initial classification of Class A common stock subject to possible redemption	$127,365,550
Change in value of Class A common stock subject to possible redemption	$1,724,520
The accompanying notes are an integral part of these unaudited condensed financial statements.

THERAPEUTICS ACQUISITION CORP.
d/b/a RESEARCH ALLIANCE CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
1.   Organization, Business Operations and Basis of Presentation
Therapeutics Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated on April 15, 2020 (inception) as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team to identify and acquire a business, focusing on the healthcare industry. In particular, the Company will target companies in the biotechnology sector where its management has extensive investment experience. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from April 15, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 7, 2020. On July 10, 2020, the Company consummated the Initial Public Offering, and sold 13,570,000 shares of Class A common stock for $10.00 per share, generating gross proceeds of $135.7 million, and incurring offering costs of approximately $8.1 million, inclusive of approximately $4.8 million in deferred underwriting commissions (Note 5).
Concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 471,400 shares of Class A Common Stock (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share, to the Sponsor, generating gross proceeds to the Company of approximately $4.7 million. The Private Placement Shares are identical to the Class A Common Stock sold in the Initial Public Offering, except that, so long as they are held by the Sponsor and their permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property, and (ii) they are entitled to registration rights. Additionally, if the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Private Placement Shares will be released from the lock-up. In addition, the Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with (i) the consummation of the Company’s initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A common stock sold in the Company’s Initial Public Offering if the Company has not consummated a Business Combination within 24 months of the closing of its Initial Public Offering or with respect to any other material provisions relating to our stockholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Sponsor, shall be entitled to redemption and liquidation rights with respect to any Initial Public Offering shares it holds if the Company fails to consummate a Business Combination within 24 months of the closing of the Initial Public Offering).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Company’s Initial Public Offering and the sale of the Private Placement shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, $135,700,000 ($10 per share) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement Shares were placed in a trust account (“Trust Account”), located in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.
The Company will provide the holders of its outstanding shares of Class A common stock, par value $0.0001 (the “Class A common stock”), sold in the Initial Public Offering (the “Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its second amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, directors and executive officers have agreed to vote their Founder Shares (as defined below in Note 4), Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Company’s Sponsor, directors and executive officers have agreed to waive its redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares owned by it in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s second amended and restated certificate of incorporation provides that a Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.
The Sponsor, directors and executive officers have agreed not to propose an amendment to the second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 10, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, directors and executive officers have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, directors or executive officers acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On March 15, 2020, the Company, entered into a Business Combination Agreement (“Business Combination Agreement”), by and among the Company, Bodhi Merger Sub, Inc., a Delaware corporation

(“Merger Sub”), a wholly owned subsidiary of the Company and POINT Biopharma Inc., a Delaware corporation (“POINT”), which provides for, among other things, that the parties to the Business Combination Agreement will cause a certification of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into POINT, with POINT as the surviving company in the merger and, after giving effect to such merger, POINT shall be a wholly-owned subsidiary of the Company (see Note 8).
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future interim periods.
The accompanying unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 4, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Liquidity and Capital Resources
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2021, the Company had approximately $0.7 million in its operating bank account, approximately $10,000 in investment income held in the Trust Account available to pay franchise tax, and a working capital deficit of approximately $5.1 million. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Prior to the completion of the Initial Public Offering through receipt of a $25,000 capital contribution from the

Sponsor in exchange for the issuance of the Founder Shares to the Sponsor and a commitment from the Sponsor to loan the Company up to $300,000 to cover expenses in connection with the Initial Public Offering.
The net proceeds from (i) the sale of the shares of Class A common stock in the Initial Public Offering, after deducting offering expenses of $0.6 million, underwriting commissions of $2.7 million (excluding deferred underwriting commissions of $4.8 million), and (ii) the sale of the Private Placement Shares for a purchase price of $4.7 million generated net proceeds of $137.1 million. $135.7 million was placed within the Trust Account, which includes the deferred underwriting commissions described above. The proceeds held in the Trust Account are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
As of March 31, 2021, the Company had cash and cash equivalents of $0.7 million outside of the Trust Account. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial Business Combination.
The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating the business prior to the initial Business Combination. However, if the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate the business prior to our initial Business Combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company would repay such loaned amounts. In the event that the Company’s initial Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1.5 million of such loans may be convertible into private placement shares at a price of $10.00 per share at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, we do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined these conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Combination Period, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a business combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Net Income (Loss) Per Share of Common Stock
The Company’s condensed statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $3,346 for the three months ended March 31, 2021, by the weighted average number of Class A redeemable common stock of 13,570,000 shares outstanding since issuance. Net loss per common share, basic and diluted, for Class B non-redeemable common stock for the three months ended March 31, 2021 is calculated by dividing the net loss of approximately $1.4 million, less income attributable to Class A redeemable common stock of $3,346, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, 12,564,103 and 12,704,007 shares of common stock subject to possible redemption, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of March 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of March 31, 2021, the carrying values of cash, accounts payable, accrued expenses, and advances from related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.
Use of Estimates
The preparation of unaudited financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $0.7 million and $1.1 million in cash as of March 31, 2021 and December 31, 2020, respectively. The Company did not have any cash equivalents, outside of funds held in the Trust Account, as of March 31, 2021 or December 31, 2020.
Cash and Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were invested in money market funds.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On July 10, 2020, pursuant to the Initial Public Offering, the Company sold 13,570,000 shares of Class A common stock (the “Public Shares”), including the issuance of 1,770,000 shares as a result of the underwriters’ exercise in full of their over-allotment option. The Class A common stock was sold at a price of $10.00 per share, generating gross proceeds to the Company of $135.7 million.
Note 4 — Related Party Transactions
Founder Shares
On April 30, 2020, the Sponsor paid $25,000 in consideration for 3,392,500 shares (the “Founder Shares”) of the Company’s common stock, par value $0.0001 per share (the “common stock”).
The Company filed an Amended and Restated Certificate of Incorporation on June 15, 2020, such that the Company is authorized to issue shares of Class B common stock. Pursuant to the amendment, the Founder Shares were converted into shares of Class B common stock.
The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Company’s Sponsor had agreed to forfeit up to 442,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. On July 10, 2020, the underwriters exercised the over-allotment option in full; thus, these Founder Shares are no longer subject to forfeiture.
The Sponsor, directors and executive officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares or Private Placement Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Shares
Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 471,400 Private Placement Shares, at a price of $10.00 per share in a private placement for an aggregate purchase price of $4.7 million. The Private Placement Shares are identical to the shares of Class A common stock sold in the Initial Public Offering, subject to certain limited exceptions as described in Note 1.
A portion of the proceeds from the Private Placement Shares were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On April 30, 2020, the Sponsor agreed to loan the Company an aggregate of up to $0.3 million to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). In May 2020, the Company borrowed $0.3 million under the Note. The loan was non-interest bearing and the borrowings outstanding under the Note of $0.3 million were repaid in full in July 2020.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Private Placement Shares at a price of $10.00 per share.
Private Placement of Common Stock
The Sponsor has indicated an interest to purchase $25 million of the Company’s common stock in a private placement that would occur concurrently with the consummation of the initial Business Combination. The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, the Sponsor may determine not to purchase any such shares, or to purchase fewer shares than it indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.
Note 5 — Commitments and Contingencies
Registration Rights
Holders of the Founder Shares will be entitled to registration rights with respect to the Founder Shares and Private Placement Shares (in the case of the Founder Shares, only after conversion of such shares into shares of Class A common stock) pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. Holders of the Founder Shares and Private Placement Shares are entitled to certain demand and “piggyback” registration and stockholder rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,770,000 additional shares of Class A common stock to cover over-allotments, if any, at $10.00 per share, less underwriting discounts and commissions. The underwriters exercised this option in full on July 10, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per share, or approximately $2.7 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per share, or approximately $4.8 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6 — Stockholders’ Equity
Class A common stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there was 14,041,400 Class A shares issued and outstanding, including 12,564,103 and 12,704,007 shares subject to possible redemption at March 31, 2021 and December 31, 2020, respectively.
Class B common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock, par value $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. In connection with the filing of the Amended and Restated Certificate of Incorporation, the 3,392,500 shares of common stock that were outstanding became shares of Class B common stock, of which 442,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Company’s Sponsor would collectively own 20.0% of the Company’s issued and outstanding shares of common stock after the Public Offering. The underwriters exercised this option in full on July 10, 2020; thus these Founder Shares are no longer subject to forfeiture.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20.0% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by public stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement shares). The Company’s Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there was no preferred stock outstanding.
Note 7 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
Description	March 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Cash equivalents – money market funds	$135,709,741	$135,709,741	$—	$—
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$135,709,741	$135,709,741	$—	$—
Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Cash equivalents – money market funds	$135,706,395	$135,706,395	$—	$—
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$135,706,395	$135,706,395	$—	$—
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2021 and for the year ended December 31, 2020.
Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Note 8 — Business Combination Agreement
On March 15, 2021, the Company entered into the Business Combination Agreement with the Company and Bodhi Merger Sub, pursuant to which Bodhi Merger Sub will merge with and into the Company with the POINT as the surviving entity and wholly-owned subsidiary of the Company. Under the terms of the Business Combination Agreement, shareholders of the Company would be entitled to receive approximately 3.59 common shares of the Company in exchange for each common share of POINT. In connection with the Business Combination, the Company has commitments for PIPE financing of $165.0 million which will be received in exchange for 16,500,000 Class A common shares of the Company. The PIPE financing is conditioned upon and will close concurrently with the Business Combination. The Business Combination Agreement and the transactions were approved by the board of directors of each of the Company and POINT. The Business Combination is conditional upon, among other things, approvals by each of the Company’s and POINT’s shareholders.
The Business Combination
The Business Combination Agreement provides for, among other things, that Merger Sub will merge with and into POINT, with POINT as the surviving company in the merger and, after giving effect to such merger, POINT shall be a wholly-owned subsidiary of the Company (the “Merger”). In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time, (i) each share and vested equity award of POINT outstanding as of immediately prior to the effective time will be exchanged for shares of the Company’s common stock or comparable vested equity awards that are settled or are exercisable for shares of the Company’s common stock, as applicable, based on an implied POINT vested equity value of $585,000,000; (ii) all unvested equity awards of POINT will be exchanged for comparable unvested equity awards that are settled or exercisable for shares of the Company’s common stock, as applicable, determined based on the same implied POINT vested equity value described in clause (i); and (iii) each share of the Company’s Class A common stock and each share of the Company’s Class B common stock that is issued and outstanding immediately prior to the Effective Time shall become one share of the common stock of the Company following the consummation of the Business Combination, par value $0.0001 per share. In addition, the Company will be renamed POINT Biopharma Global Inc.
The Business Combination is expected to close in May 2021.
Representations and Warranties; Covenants
The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of POINT and its subsidiaries during the period between execution of the Business Combination Agreement and the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to cause all actions and things necessary to consummate and expeditiously implement the Business Combination.
Conditions to Each Party’s Obligations
Under the Business Combination Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder relating to the Business Combination having been expired or been terminated; (ii) no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination being in effect; (iii) the registration statement/ proxy statement to be filed by the Company relating to the Business Combination Agreement and the Merger becoming effective in accordance with the provisions of the Securities Act of 1933, as amended, no stop order being issued by Securities and Exchange Commission (the “SEC”) and remaining in effect with respect to the registration statement/proxy statement to be filed by the Company relating to the Business Combination Agreement and the Merger, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending; (iv) the approval and adoption of the Business Combination

Agreement and transactions contemplated thereby by requisite vote of the Company’s stockholders (the “Required RACA Stockholder Vote”); (v) the absence of a Company Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing; (vi) the Company has not redeemed Class A common stock in an amount that would cause the Company to have net tangible assets in its trust account of less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) immediately after the Effective Time of the Business Combination; and (vii) the New POINT Board consisting of the number of directors, and comprising the individuals, determined pursuant to the Business Combination Agreement.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation (i) by the mutual written consent of the Company and POINT; (ii) by the Company, subject to certain exceptions, if any of the representations or warranties made by POINT are not true and correct or if POINT fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of the Company, could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (A) thirty (30) days after written notice thereof, and (B) September 15, 2021 (the “Termination Date”); (iii) by POINT, subject to certain exceptions, if any of the representations or warranties made by the Company Parties are not true and correct or if any the Company Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that the condition to the obligations of POINT, as could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (A) thirty (30) days after written notice thereof, and (B) the Termination Date; (iv) by either the Company or POINT, if the transactions contemplated by the Business Combination Agreement are not consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement; (v) by either the Company or POINT, if (A) any governmental entity shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action shall have become final and nonappealable; or (B) if the Required Company Stockholder Vote is not obtained; and (vi) by the Company, if POINT does not deliver, or cause to be delivered to the Company, the POINT stockholder written consent or the POINT Stockholder Transaction Support Agreements when required under the Business Combination Agreement.
If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of a willful breach of any covenant or agreement under the Business Combination Agreement or Fraud.
Other Agreements
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor, certain affiliates of the Sponsor and POINT entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which such affiliates of the Sponsor have agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) waive any adjustment to the conversion ratio set forth in the governing documents of the Company or any other anti-dilution or similar protection with respect to the shares of Class B common stock (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination and (iv) be bound by certain transfer restrictions with respect to his, her or its shares in the Company prior to the closing of the Business Combination, in each case, on the terms and subject to conditions set forth in the Sponsor Letter Agreement.
PIPE Financing (Private Placement)
Concurrently with the execution of the Business Combination Agreement, the Company has entered into the Subscription Agreements (the “Subscription Agreements”) with each of the PIPE Investors, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of the Company’s Class A common stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Financing”). Affiliates of RA Capital Management, L.P., will fund $40,000,000 in the PIPE Financing. The shares of the Company’s Class A common stock to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act when issued. Such shares of the Company’s Class A common stock to be issued pursuant to the Subscription Agreements will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Company has granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The consummation of the PIPE Financing is contingent upon, among other things, the closing of the Business Combination.
POINT Stockholder Transaction Support Agreements
Promptly after signing of the Business Combination Agreement, each “Company Stockholder” listed shall duly execute and deliver to the Company a transaction support agreement (collectively, the “POINT Stockholder Transaction Support Agreements”), pursuant to which, among other things, each such Supporting POINT Stockholder would agree to, (a) support and vote in favor of the Business Combination Agreement, the ancillary documents to which POINT is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing (as defined in the Business Combination Agreement).
Amended and Restated Registration and Stockholder Rights Agreement
The Business Combination Agreement contemplates that, at the Closing, the Company, the Sponsor, certain former directors of the Company, and certain POINT stockholders will enter into an Amended and Restated Registration and Stockholder Rights Agreement (the “Registration Rights Agreement”), pursuant to which New POINT will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of New POINT Common Stock and other equity securities of New POINT that are held by the parties thereto from time to time. The parties will also agree not to effect any sale or distribution of New POINT equity securities during the 180-day lock-up period described therein.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred through the date that the financial statements were available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
POINT Biopharma Inc.
22 St. Clair Avenue East, #1201
Toronto, Ontario, Canada M4T 2S3
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of POINT Biopharma Inc. and Subsidiaries (collectively the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements).
In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial positions of the Company as of December 31, 2020 and 2019 and the related consolidated results of its operations and cash flows for the year ended December 31, 2020 and for the period from September 18, 2019 (inception) through December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ ArmaninoLLP San
Jose, California
We have served as the Company’s auditor since 2021.
March 15, 2021, except for Notes 11 and 12, as to which the date is April 30, 2021

POINT BIOPHARMA INC.
Consolidated Balance Sheets
(In U.S. dollars)
	December 31, 2020	December 31, 2019
	$	$
ASSETS
Current assets
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10,546,749	—
Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . .	1,850,346	1,176
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,397,095	1,176
Property in development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,797,400	—
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22,194,495	1,176
LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,596,634	—
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,479,041	—
Amount due to related party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	10,400
Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	87,882	—
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,163,557	10,400
Mortgage payable, net of debt discount . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,550,660	—
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8,714,217	10,400
Commitment and contingencies (note 11)
Equity (Deficit)
Common shares, par value $0.001 per share,50,000,000 and 1,000 authorized, 15,233,884 and nil issued and outstanding as at December 31, 2020 and 2019, respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15,234	—
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26,847,271	—
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(13,382,227)	(9,224)
Total shareholders’ equity (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13,480,278	(9,224)
Total liabilities and shareholders’ equity (deficit) . . . . . . . . . . . . . . . . . . . . . . .	22,194,495	1,176
See accompanying Notes to the Consolidated Financial Statements

POINT BIOPHARMA INC.
Consolidated Statements of Operations
For the year ended December 31, 2020 and the period from September 18, 2019 (date of incorporation) to December 31, 2019
(In U.S. dollars)
	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019
	$	$
Operating expenses
Research and development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,142,156	290
General and administrative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,972,649	8,739
Total operating expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13,114,805	9,029
Loss from operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(13,114,805)	(9,029)
Other expenses
Finance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(5,354)	—
Foreign currency loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(164,962)	(195)
Total other expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(170,316)	(195)
Loss before provision for income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(13,285,121)	(9,224)
Provision for income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(87,882)	—
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(13,373,003)	(9,224)
Net loss per basic and diluted common shares:
Basic and diluted net loss per common share . . . . . . . . . . . . . . . . . . . . . . . .	$(1.24)	$—
Basic and diluted weighted average common shares outstanding . . . . . . . . . .	10,783,895	—
See accompanying Notes to the Consolidated Financial Statements

POINT BIOPHARMA INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
For the year ended December 31, 2020 and the period from September 18, 2019 (date of incorporation) to
December 31, 2019
(In U.S. dollars, except share amounts)
	Common Shares		Additional Paid-in Capital	Retained Earnings / (Accumulated Deficit)	Total Equity
	Number	Amount
		$	$	$	$
Incorporation, September 18, 2019 . . . . .	—	—	—	—	—
Net loss and comprehensive loss . . . . . . .	—	—	—	(9,224)	(9,224)
Balance at December 31, 2019 . . . . . . . . .	—	—	—	(9,224)	(9,224)
Balance at January 1, 2020 . . . . . . . . . . .	—	—	—	(9,224)	(9,224)
Issuance of common shares, net of issuance costs of $324,555 . . . . . . . . .	15,233,884	15,234	22,560,145	—	22,575,379
Issuance of warrants . . . . . . . . . . . . . . .	—	—	2,526,320	—	2,526,320
Share-based compensation . . . . . . . . . . .	—	—	1,760,806	—	1,760,806
Net loss . . . . . . . . . . . . . . . . . . . . . . . .	—	—	—	(13,373,003)	(13,373,003)
Balance at December 31, 2020 . . . . . . . . .	15,233,884	15,234	26,847,271	(13,382,227)	13,480,278
See accompanying Notes to the Consolidated Financial Statements

POINT BIOPHARMA INC.
Consolidated Statements of Cash Flows
For the year ended December 31, 2020 and the period from September 18, 2019 (date of incorporation) to December 31, 2019
(In U.S. dollars)
	For the Year Ended December 31, 2020	Period from Inception to December 31, 2019
	$	$
Cash flows from operating activities
Net loss: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(13,373,003)	(9,224)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	87,882	—
Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,760,806	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . .	(1,849,170)	(1,176)
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,596,634	—
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,479,041	—
Amount due to related party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(10,400)	10,400
Net cash used in operating activities	(8,308,210)	—
Cash flows from investing activities
Purchase of property in development . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(9,797,400)	—
Net cash used in investing activities	(9,797,400)	—
Cash flows from financing activities
Borrowings on mortgage payable, net of debt discount	3,550,660	—
Issuance of common shares and warrants . . . . . . . . . . . . . . . . . . . . . . . . .	25,426,254	—
Cost and fees on issuance of common shares . . . . . . . . . . . . . . . . . . . . . . .	(324,555)	—
Net cash provided by financing activities	28,652,359	—
Net increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . .	10,546,749	—
Cash and cash equivalents, beginning of period . . . . . . . . . . . . . . . . . . . . . . .	—	—
Cash and cash equivalents, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10,546,749	—
See accompanying Notes to the Consolidated Financial Statements

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
1. Nature of business
Formation and organization
POINT Biopharma Inc., together with its consolidated subsidiaries (“POINT Biopharma Inc. “or the “Company”), is a clinical-stage global pharmaceutical company focused on the development and commercialization of radioligand therapies for the treatment of cancer. The Company was incorporated on September 18, 2019 (“Date of Incorporation”) as POINT Theranostics Inc. under the General Corporation Law of the State of Delaware and amended its name to POINT Biopharma Inc. on November 22, 2019. The Company was founded on a mission to make radioligand therapy applicable to more cancers and available to more people, thereby improving the lives of cancer patients and their families everywhere.
The Company has three wholly-owned subsidiaries, POINT Biopharma Corp., located in Canada, and POINT Biopharma USA Inc. and West 78th Street, LLC which are both located in the USA. The Company’s office is located at 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3.
2. Summary of significant accounting policies
Basis of presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries, POINT Biopharma Corp., POINT Biopharma USA, Inc. and West 78th Street, LLC. All intercompany accounts and transactions have been eliminated in consolidation.
Going concern
The Company assesses and determines its ability to continue as a going concern in accordance with the provisions of ASC Topic 205-40, Presentation of Financial Statements — Going Concern.
As of December 31, 2020, the Company’s cash and cash equivalents totaled $10,546,749 and its accumulated deficit was $13,382,227. For the fiscal years ended December 31, 2020 and 2019, the Company incurred net losses of $13,373,003 and $9,224, respectively. As of December 31, 2020, the Company had aggregate gross interest-bearing indebtedness of $3,562,500, which is due at maturity on January 10, 2022. The Company also had $5,163,557 of other non-interest-bearing accounts payable, accrued liabilities and income taxes payable due within one year. On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in cash proceeds of $20,000,000 and on March 8, 2020, 18,000 stock options were exercised resulting in cash proceeds of $450,000 (see note 18). The Company expects to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as it continues to complete clinical trials for its products and prepares for potential future regulatory approvals and commercialization of its products, if approved. The Company has not generated any revenue to date and does not expect to generate product revenue unless and until it successfully completes development and obtains regulatory approval for at least one of its product candidates. The Company’s current cash and cash equivalents balance will not be sufficient to complete all necessary development activities and commercially launch all of its products. The Company anticipates that its current cash and cash equivalents balance will not be sufficient to sustain operations within one year after the date that these audited consolidated financial statements and notes were issued, which raises substantial doubt about the Company’s ability to continue as a going concern.
To continue as a going concern, the Company will need, among other things, to raise additional capital resources. On March 15, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Therapeutics Acquisition Corp. (NASDAQ: RACA) (“RACA”) and

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Bodhi Merger Sub, Inc. (“Bodhi Merger Sub”), a wholly-owned subsidiary of RACA, pursuant to which Bodhi Merger Sub will merge with and into the Company with the Company as the surviving company (the “Business Combination”) (see note 18). The Company’ believes the proceeds received in connection with the Business Combination, which includes the proceeds from the related PIPE financing, together with the Company’s available resources and existing cash and cash equivalents alleviate the substantial doubt as to the Company’s ability to continue as a going concern.
The consolidated financial statements and accompanying notes have been prepared on the basis that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
Impact of Covid-19
The COVID-19 pandemic, which was declared by the World Health Organization as a pandemic in March 2020 and has spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border security and other measures. The impact of this pandemic has been, and will likely continue to be, extensive in many aspects of society, which has resulted, and will likely continue to result, in significant disruptions to the global economy as well as businesses and capital markets around the world. The future progression of the pandemic and its effects on the Company’s business and operations are uncertain.
In response to public health directives and orders and to help minimize the risk of the virus to employees, the Company has taken precautionary measures, including implementing work-from-home policies for certain employees. The impact of the virus, including work-from-home policies, may negatively impact productivity, disrupt the Company’s business, and delay its preclinical research and clinical trial activities and its development program timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct its business in the ordinary course. Specifically, the Company may not be able to enroll additional patient cohorts on its planned timeline due to disruptions at its clinical trial sites. The Company is currently unable to predict when it will be able to resume normal clinical activities for its clinical programs. Other impacts to the Company’s business may include temporary closures of its suppliers and disruptions or restrictions on its employees’ ability to travel. Any prolonged material disruption to the Company’s employees or suppliers could adversely impact the Company’s preclinical research and clinical trial activities, financial condition and results of operations, including its ability to obtain financing.
The Company is monitoring the potential impact of the COVID-19 pandemic on its business and consolidated financial statements. To date, the Company has not experienced any material business disruptions or incurred any impairment losses in the carrying values of its assets as a result of the pandemic and it is not aware of any specific related event or circumstance that would require it to revise its estimates reflected in these consolidated financial statements.
Risks and uncertainties
The Company has incurred significant net losses since inception and has funded operations through equity financings. Operating losses and negative cash flows are expected to continue for the foreseeable future. As losses continue to be incurred, the Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and development of its product candidates, regulatory approval of its product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of the COVID-19 coronavirus, the ability to secure additional capital to fund operations and commercial success of its product candidates. Product candidates currently under development will require

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s drug development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.
On January 28, 2021, warrants for the purchase of common shares were exercised resulting in net proceeds of $20,000,000 (see note 18). The Company intends to use the net proceeds from exercise of the warrants and the Business Combination for general corporate purposes, funding of development programs, payment of milestones pursuant to the Company’s license agreements, general and administrative expenses, licensing of additional product candidates and working capital.
Use of estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses for the periods presented. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the accrual of research and development expenses and the valuations of stock options and warrants. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Foreign currency and currency translation
The reporting currency of the Company is the U.S. dollar. The functional currency of the Company’s legal entities including its parent is also the U.S. dollar. As a result, the Company records no cumulative translation adjustments related to translation of unrealized foreign exchange gains or losses.
Realized foreign exchange gains and losses that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other income (expense), net in the consolidated statements of operations, as incurred.
Account balances denominated in a currency other than the local currency are translated at the year-end spot rate with the unrealized exchanged gains and losses included in other income (expense) net in the consolidated statements of operations.
Fair value of financial instruments
Cash and cash equivalents are carried at fair value. Other financial instruments, including accounts payable and mortgage payable, are carried at amortized cost, which approximates fair value given their short-term nature.
Fair value measurements
Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Cash and cash equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less as cash equivalents.
Property in development
Property in development includes the purchase price of the land and building for the Company’s manufacturing facility in Indianapolis, Indiana, plus other acquisition-related costs. The Company also capitalizes all direct costs relating to the development of this property including interest on its mortgage borrowings and direct development costs identified with the property. Once the asset is complete and available for use, the costs of construction are transferred to the appropriate category of property, plant and equipment, and depreciation commences.
Leases
At inception, the Company early adopted ASC Topic 842, Leases (“ASC 842”). Currently, the Company only holds short term leases and has elected to apply the short-term lease exemption.
For all future lease arrangements, at the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement and in accordance with the guidance of ASC 842. Operating lease liabilities and their corresponding right-of-use assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the right-of-use asset may be required for items such as incentives received. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate to discount lease payments, which reflects the fixed rate at which the Company could borrow, on a collateralized basis, the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. The Company currently does not have financing leases.
The Company has elected not to recognize leases with an original term of one year or less on the consolidated balance sheets. Options to renew or early terminate a lease are included in the initial lease term of a lease when there is reasonable certainty that the option will be applied.
The Company’s lease expense is recognized in the consolidated statements of operations according to its use in either research and development expenses or general administrative expenses. Currently, all lease expense is recorded in general and administrative expense.
Warrants
Common share purchase warrants entitle the holder to acquire common shares of the Company at a specified price for a specified period of time, which are classified as equity. Warrants are measured at the date of issuance using the Black-Scholes-Merton option pricing model. On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in cash proceeds of $20,000,000 (see note 18).

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Research and development costs
Research and development costs are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities, including costs for salaries and bonuses, employee benefits, subcontractors, facility-related expenses, depreciation and amortization, share-based compensation, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. The Company recognizes external research and development costs based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its service providers.
Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.
Upfront payments under license agreements are expensed as research and development expense upon receipt of the license, and annual maintenance fees under license agreements are expensed in the period in which they are incurred. Milestone payments under license agreements are accrued, with a corresponding expense being recognized, in the period in which the milestone is determined to be probable of achievement and the related amount is reasonably estimable.
Acquired in-process research and development expense
The Company has entered into various research, development and manufacturing contracts with research institutions and other companies. These agreements are generally cancelable, and related costs are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research, development and manufacturing costs.
The upfront payments to acquire a new drug compound, as well as subsequent milestone payments, are immediately expensed as acquired in-process research and development, provided that the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, has no alternative future use. Once regulatory approval is received, payments to acquire rights, and the related milestone payments, are capitalized and the amortization of such assets recorded to product cost of sales.
Share-based compensation expense
The Company recognizes share-based compensation expense for all share-based awards made to employees, directors and consultants based on estimated fair values. The Company determines share-based compensation on the grant date using the Black-Scholes-Merton option pricing model. The value of the award is recognized as expense on a straight-line basis over the requisite service period. The Company applies the provisions in ASU 2016-09 Improvements to Employee Share-Based Payment Accounting, which allows for forfeitures to be recognized in the period in which they occur. The Company applies the provisions in ASU 2018-07 (as defined below) which aligns the accounting for share-based payments to non-employees with that of employees, with certain exceptions.
Income taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
The Company may be entitled to investment tax credits in connection with its research and development costs. These investment tax credits are non-refundable tax credits and are accounting for in accordance with the Company’s income tax accounting policies.
Net income (loss) per share
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period.
Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding warrants and stock options are considered potential dilutive common shares.
Segment information
The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. The Company’s focus is on the development of radioligand therapy for the treatment of cancer.
Recently adopted accounting standards
Leases
In February 2016, the FASB issued guidance on accounting for leases in ASU No. 2016-02. The guidance requires that lessees recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term at the commencement date. The guidance was effective for fiscal years beginning after December 15, 2021. The Company has early adopted the new leases standard at the date of incorporation, September 18, 2019.
The Company has elected certain practical expedients permitted in ASC 842. The Company has elected an accounting policy to not allocate payments made under the lease agreement between lease and non-lease components. Currently, the Company only holds short term leases and has elected to apply the short-term lease exemption under ASC 842, Leases.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Financial Instruments — Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The Company early adopted ASU 2016-13 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial statements and related disclosures.
Share-Based Compensation
In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Some of the areas of simplification apply only to non-public entities. The amendments are effective for annual periods beginning after December 15, 2019. The Company adopted ASU 2018-07 effective January 1, 2020 and evaluated its nonemployee share based compensation arrangements in accordance with this guidance. There were no share-based compensation arrangements entered into by the Company prior to this adoption.
Fair Value Measurement
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the existing disclosure requirements for fair value measurements in ASC 820. The provisions of ASU 2018-13 include eliminated and modified disclosure requirements. The Company early adopted ASU 2018-13 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial and related disclosures.
Income Taxes
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which removes certain exceptions to the general principles of ASC 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company early adopted ASU 2019-12 on the date of incorporation, September 18, 2019. There was no material impact on the Company’s consolidated financial statements and related disclosures.
IBOR Reform
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). In addition, it allows entities to make a one-time election to sell and/or reclassify held-to-maturity debt securities that reference an interest rate affected by reference rate reform. ASU 2020-04 is effective upon issuance and generally can be applied through December 31, 2022.
The Company adopted the provisions of ASU 2020-04 on its issuance date and there is no material impact to the Company as the result of the adoption.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Recent accounting pronouncements not yet effective
Debt with Conversion and Other Options
The FASB has issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for convertible instruments, such as convertible debt or convertible preferred stock, by eliminating two potential methods in accounting for the embedded conversion feature. The standard also removes certain conditions previously used to evaluate whether a freestanding financial instrument, or certain types of embedded features, are considered to be settled in the issuer’s own equity. Finally, ASU 2020-06 requires that an entity use the if-converted method in calculating the effects of convertible instruments on diluted earnings per share, with one limited exception. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than for fiscal years beginning after December 15, 2020. The Company is currently evaluating the effects of this guidance.
3. Cash and cash equivalents
As at December 31, 2020, the Company’s cash and cash equivalents balance was $10,546,749 (2019 — $nil). The Company’s cash and cash equivalents balance represents cash deposited with financial institutions.
4. Prepaid expenses and other current assets
Prepaid expenses and other current assets consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Prepaid clinical trial expenses . . . . . . . . . . . . . . . . . . . . . . .	1,763,731	—
Canadian harmonized sales tax receivable . . . . . . . . . . . . . .	58,982	—
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27,633	1,176
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,850,346	1,176
5. Property, in development
On July 2020, the Company purchased land and a 77,000 square-foot building in Indianapolis, Indiana for the purpose of retrofitting the existing building into a state-of-the-art, Good Manufacturing Practices (GMP) compliant facility that will expand the Company’s drug manufacturing operations.
Property, plant and equipment consisted of construction in progress as at December 31, 2020 of $9,797,400 (2019 — $nil). The purchase of the property was financed by a mortgage (see note 8).
6. Accounts payable
Accounts payable consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,595,745	—
Other payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	889	—
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,596,634	—

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
7. Accrued expenses
Accrued liabilities consisted of the following:
	As at December 31, 2020	As at December 31, 2019
	$	$
Accrued research and development costs	597,994	—
Accrued personnel costs	540,292	—
Accrued corporate legal fees and other professional services	210,099	—
Other accrued costs	130,656	—
Total	1,479,041	—
8. Mortgage payable
On July 10, 2020, the Company obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana (the “Property”) (see note 5). The Mortgage is collateralized by a first charge over the Property. As part of the financing the Company incurred $17,194 of costs and fees from the lender that are capitalized and recorded as finance costs over the life of the Mortgage.
The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022.
For the year ended December 31, 2020, the Company recorded $54,605 in interest costs which have been capitalized within property, in development, and $5,354 of accretion expense related to the unwinding of unamortized financing costs and fees as recorded through finance costs.
The Mortgage is guaranteed by a shareholder of the Company (the “Guarantor”). As at December 31, 2020 the Guarantor was in compliance with this covenant.
9. Shareholders’ equity (deficit)
Common shares
The Company is authorized to issue 50,000,000 common shares with a par value of $0.001.
During the year ended December 31, 2020, the Company issued 13,375,384 common shares at $0.01 per share raising $133,754. Subject to amending the Company’s Certificate of Incorporation to increase the number of shares authorized, the issuance of these common shares was approved by the Company during the period ended December 31, 2019. On February 18, 2020, the Company’s board of directors authorized the amendment to its Certificate of Incorporation to increase authorized capital to 50,000,000 common shares and on February 22, 2020 the amendment was effected. As a result, these founder shares were issued during the year ended December 31, 2020 following such amendment.
During March-May 2020, the Company issued 1,058,500 common shares at $5.00 per share, raising $5,292,500.
During June-August 2020, the Company issued 800,000 common shares at $25 per share, raising $20,000,000, as part of the Series A private placement financing. In connection with the Series A private placement financing, the Company incurred costs and fees totaling $324,555 which have been recorded against the proceeds of the issuance. As at December 31, 2020, the number of total issued and outstanding common shares is 15,233,884 (2019 — nil).

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Each common share entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. Common shareholders are entitled to receive dividends, if any, as may be declared by the Company’s board of directors. During the year ended December 31, 2020, no cash dividends had been declared or paid by the Company (2019 — $nil).
Warrants
In connection with the Series A private placement financing, the Company issued 800,000 share warrants to an institutional investor allowing the warrant holder to acquire an additional 800,000 common stock of the Company with a par value of $0.001 per share at an exercise price of $25.00 per share. The warrants were issued for no additional consideration, and the specified exercise prices of each warrant are subject to adjustment for share dividends, share splits, combination or other similar recapitalization transactions as provided under the terms of the warrants. The warrants were set to expire July 29, 2021.
The Company valued the warrants using the Black-Scholes-Merton option pricing model with the following inputs:
Year ended December 31, 2020
Risk-free interest rate	0.13%
Expected term (in years)	1
Expected volatility	65%
Expected dividend yield	0%
The allocation of the total proceeds between the common shares issued and the warrants was performed using the relative fair value method resulting in the recording of $2,526,320 to warrants within stockholders’ equity (deficit).
On January 28, 2021, the holder exercised the warrants and the Company received cash proceeds of $20,000,000 (see note 18).
10. Share-based compensation
2020 Equity Incentive Plan
In March 2020, the Company’s board of directors approved the 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to the Company’s employees, directors, and consultants. 1,610,432 common shares are authorized for issuance under the 2020 EIP.
Stock options generally vest over a four-year period, with 25% vesting after the 1st year anniversary and the remaining options vesting ratably over the remaining three years. All employee stock options generally expire 6 years from the date of the grant. The Company also issued certain stock options to non-employee service providers during the year ended December 31, 2020.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Share-based compensation expense for the year ended December 31, 2020 was recognized in the Consolidated Statements of Operations as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Research and development	398,139	—
General and administrative	1,362,667	—
Total share-based compensation expense	1,760,806	—
No share-based compensation expense was recorded for the period ended December 31, 2019. The Company did not recognize a tax benefit related to share-based compensation expense during the year ended December 31, 2020 as the Company had net operating losses carryforwards and recorded a valuation allowance against the deferred tax asset.
Stock option valuation
The fair value of stock option grants is estimated using the Black-Scholes-Merton option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price. For options with service-based vesting conditions, the expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
The following table presents the assumptions used in the Black-Scholes-Merton option-pricing model to determine the grant date fair value of stock options granted:
Year ended December 31, 2020
Risk-free interest rate	0.11% – 0.50%
Expected term (in years)	0.35 – 4.25
Expected volatility	65%
Expected dividend yield	0%

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The following table summarizes the activity relating to the Company’s options to purchase stock:
	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2019 . . . . . . . . . . . . . . . .	—	—
Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	659,006	10.33
Forfeited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Outstanding as of December 31, 2020 . . . . . . . . . . . . . . . .	659,006	10.33	5.2	9,670,120
Vested and expected to vest as of December 31, 2020 . . . . . .	659,006	10.33	5.2	9,670,120
Options exercisable as of December 31, 2020 . . . . . . . . . . . .	53,000	25.00	3.8	—
The aggregate intrinsic value in the table above represents the pretax intrinsic value, which is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common shares. The weighted-average grant date fair value of stock options grated during the year ended December 31, 2020 is $4.85 per option. There were no stock option exercises or forfeitures during the year ended December 31, 2020.
As of December 31, 2020, the unrecognized share-based compensation expense related to unvested options, was $1,433,785 and the estimated weighted average remaining vesting period was 3.1 years.
11. Commitments and contingencies
Property, in development commitment
On May 7, 2020, the Company entered into an agreement for the engineering design and modification of the property, in development. As at December 31, 2020, the Company is committed to future payments of approximately $8.6 million, relating to the construction and retrofit of the building, which are due before the expected completion in fiscal year 2021. $4,921,433 has been recorded as of the date of these consolidated financial statements.
Clinical trial and commercial commitments
The Company in the normal course of business enters into various services and supply agreements in connection with its clinical trials to ensure the supply of certain product and product lines during the Company’s clinical phase. These agreements often have minimal purchase commitments and generally terminate upon the termination of the clinical trial. Minimum purchase commitments under these agreements range from $630,000 to $3,700,000 with a total aggregate remaining minimum commitment amount of approximately $8.4 million that range from three to eight years or upon completion of the clinical trial if earlier.
The Company also has a supply agreement with a third party to purchase certain products for use in the Company’s full scale production process. The Company is committed to purchase a minimum quantity of product in the amount of approximately $41.2 million ($52.5 million CAD) over the contract term. The purchase commitments are contingent upon to completion of certain milestones by the third-party supplier.
The Company also has an agreement with a third party to provide certain services in connection with the Company’s SPLASH clinical phase study. The contract expires on the date of the completion or termination of the clinical trial. The minimum purchase commitment under this agreement is approximately $52.6 million with payments that range from one to six years.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
12. License agreements
License agreement with Scintomics GMBH (“SCI”)
In November 2019, the Company entered into a sublicense agreement with SCI (“SCI Agreement). Under the SCI Agreement, the Company was granted an exclusive, sublicensable, worldwide (other than the Middle East and Asia) license under SCI’s patent rights to use, develop, manufacture and commercialize any products arising from SCI’s patent rights related to PSMA ligands for imaging and endoradiotherapy. Under the SCI Agreement, the Company is obligated to make aggregate milestone payments to SCI of up to $28,600,000 (€23,500,000), upon the achievement of specified development and regulatory milestones. The Company is also obligated to pay a low-teens percentage royalty related to the annual net sales by the Company and any of its affiliates and sublicensees. Royalties will be paid by the Company on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low thirties percentage fee payable to SCI for monetary payments arising from the grant of a sublicense to a sublicensee or in the form of other benefits. The Company has the right to terminate the agreement, subject to a prior notice of five months, with a termination fee of approximately $1,500,000 (€1,250,000) unless the first milestone payment has already been paid. If the Company or SCI fails to comply with any of its obligations or otherwise breaches the agreement, the other party may terminate the agreement.
During the year ended December 31, 2020, the Company made a payment to SCI of approximately $1,520,000 upon the achievement of a specified development milestone and recognized this amount as a research and development expense in its consolidated statements of operations. During the period ended December 31, 2019 the Company did not make any payments to SCI or recognize any research and development expenses under the SCI Agreement.
Research and license agreements with Bach Sciences LLC (“BACH”)
First BACH Agreement
In April 2020, the Company entered into a sublicense and collaboration agreement with BACH to develop and commercialize a radiopharmaceutical agent (“BACH Agreement). Under the BACH Agreement, the Company was granted an exclusive, sublicensable, worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from a patent related to the radiopharmaceutical agent. The Company has a commercialization option pursuant to the BACH Agreement that, if exercised, would allow it to commercialize any products arising from the research. For the exclusive commercialization option, the Company paid an upfront fee of $600,000 which gets credited against the $5,000,000 option exercise fee. If the option is exercised, the Company is obligated to make aggregate milestone payments to BACH up to $8,000,000, upon the achievement of specified development and regulatory milestones and of up to $38,000,000 upon the achievement of specified sales milestones. The Company is also obligated to pay a low-teens percentage royalty related to the annual net sales of each licensed products or licensed process covered by a valid claim, but reduced to a single digit percentage royalty related to net sales in the absence of a Valid Claim by the Company and any of its affiliates and sublicensees based on its global sales. Royalties will be paid by the Company on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low- teens to mid-twenties percentage sublicense fee payable to BACH for monetary payments arising from a grant of a sub-license to a sub-licensee or in the form of other benefits, depending on the specified development stage of the product.
In April 2020, the Company also entered into a sponsored research agreement with BACH for a period of five years whereby BACH is contracted to perform research on behalf of the Company, with respect to the BACH Agreement, and payments made thereunder will be credited against the option exercise fee.
During the year ended December 31, 2020, the Company made a payment to BACH of a $600,000 upfront fee and recognized this amount as research and development expenses in its consolidated statements

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
of operations. During the year ended December 31, 2020, the Company also made payments for the research agreement in the amount of $750,000, which are recognized as research and development expenses in the Company’s consolidated statements of operations.
Second BACH Agreement
In December 2020, the Company entered into a sublicense and collaboration agreement with BACH to develop and commercialize compounds that leverage a proprietary technology platform (“Second BACH Agreement’”). Under the Second BACH Agreement, the Company was granted an exclusive, sublicensable, worldwide license under BACH’s patent rights to use, develop, manufacture and commercialize any products arising from the patent related to the synthetic compound.
For an exclusive commercialization option, the Company paid an upfront fee of $200,000 in January 2021. The Company is further obligated to make aggregate milestone payments to BACH of up to $3,000,000 for the first product developed, upon the achievement of specified development and regulatory milestones and of up to $45,000,000 upon the achievement of specified sales milestones. For subsequent products, the Company is obligated to make a milestone payment to BACH of up to $1,000,000 for major market regulatory approval and of up to $45,000,000 upon the achievement of specified sales milestones. The Company is also obligated to pay a low-teens percentage royalty related to net sales of each licensed product or licensed process covered by a valid claim, but reduced to a single digit percentage royalty related to net sales in the absence of a valid claim. Royalty payments will be reduced in an amount equal to 100% of royalty fees paid to AVACTA (defined below) for the same licensed product. Royalties will be paid by the Company on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low-teens to mid-twenties percentage sublicense fee payable to BACH for monetary payments arising from a grant of a sub-license to a sub-licensee or in the form of other benefits, depending on the specified development stage of the product.
During the year ended December 31, 2020, the Company recognized the upfront fee of $200,000 as a research and development expense.
License agreement with Avacta Lifesciences Limited (“AVACTA”)
In December 2020, the Company entered into an agreement with AVACTA (“AVACTA Agreement”), which is directly related to the second BACH agreement above. Under the AVACTA Agreement, the Company became a sublicensee of AVACTA’s license for using intellectual property related to developing and marketing radiopharmaceutical agents. Under this agreement, the Company obtained an exclusive license of AVACTA’s patent rights to use, develop, manufacture and commercialize any products arising from the patent. The Company has the right to grant sublicenses of its rights.
The Company will pay during 2021 an upfront payment of $1,000,000 for the initial license fee. The Company is further obligated to make aggregate milestone payments to AVACTA of up to $4,500,000, upon the achievement of specified development milestones for its first product and up to $3,000,000 each for any additional products developed with the technology upon reaching the specified development milestones. In addition, the Company is obligated to pay a milestone payment of $5,000,000 for each product for the regulatory milestone being approved in specified territories. The Company is also obligated to pay a single digit percentage royalty (subject to a reduction on certain conditions) related to the annual net sales by the Company, its affiliates or its sublicensees for each licensed product or license process and a single digit percentage royalty on a specified product arising out of the patents. The royalty rate will be reduced by 50% for net sales occurring in the United States if there is no valid claim at the time of sale. There is also an additional single digit percentage fee payable to AVACTA for monetary payments arising from a grant of a sublicense to a sublicensee or in the form of other benefits.
During the year ended December 31, 2020, the Company recognized the first installment of the initial license fee of $250,000 as a research and development expense.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
License agreement with Canadian Molecular Probe Consortium (“CanProbe”)
In December 2020, the Company entered into a license agreement with CanProbe (“CanProbe Agreement”). Under the CanProbe Agreement, the Company was granted an exclusive, sublicensable and worldwide license under CanProbe’s patent rights to use, develop, manufacture and commercialize any products arising from a patent associated with the process for the production of Lu177. Under the CanProbe Agreement, the Company paid an upfront fee of approximately $386,000 ($500,000 CAD) for the execution of the agreement and a further payment of approximately $188,000 ($250,000 CAD), which will be credited against the first milestone payment. The Company is obligated to make aggregate milestone payments to CanProbe of up to $2,582,000 ($3,250,000 CAD) upon the achievement of receiving marketing authorization milestones for specified territories. The Company is also obligated to pay a single digit royalty related to the annual net sales by the Company and any of its affiliates and sublicensees. Royalties will be paid by the Company on a country-by country basis beginning upon the first commercial sale in such country. There is also an additional low-teens percentage fee payable to CanProbe for monetary payments arising from a grant of a sublicense to a sublicensee or in the form of other benefits. In the event it is necessary for the Company or its sublicensees to sell the product in a sub-territory or to obtain a license and to pay royalties to one or more third parties on net-sales, and if the aggregate royalty burden payable is greater than a high single digit percent of net-sales, then the Company may reduce the royalty fees or sub-licensing fees for sales of such product by 50% of royalties actually paid to the third party on net sales of the product in the territory in the same royalty period.
During the year ended December 31, 2020, the Company made payments to CanProbe of approximately $574,000 upon the execution of the contract and recognized this amount as research and development expenses in its consolidated statements of operations.
13. Income taxes
The Company has operations in both the United States and Canada, as such it is subject to tax in both countries.
Loss before provision for income taxes consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
U.S.	(13,591,329)	—
Canada	(164,668)	(9,029)
Unrealized foreign exchange translation adjustment	470,876	(195)
Loss before provision for income taxes	(13,285,121)	(9,224)

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The provision for income taxes consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Current income tax provision:
Federal	10,000	—
State	4,114	—
Canada	73,768	—
Total current income tax expense (benefit)	87,882	—
Deferred income tax:
Federal	(2,796,615)	—
State	(565,482)	—
Canada	(52,794)	(2,494)
Valuation allowance	3,414,891	2,494
Total deferred income tax (benefit)	—	—
Total provision for income tax (benefit)	87,882	—
A reconciliation of the United States federal statutory income tax rate to the Company’s effective income tax rate is as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Provision for income taxes at the Company’s statutory tax rate of 21%	(2,789,875)	(1,937)
State income taxes	(561,368)	—
Income tax rate differential	(123,695)	(609)
Change in valuation allowance	3,412,397	2,494
Other	150,423	52
Provision for income taxes at the Company’s effective income tax rate	87,882	—

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
Net deferred tax assets consisted of the following:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Net operating loss carryforwards	1,910,665	580
License agreements	967,268	—
Share based compensation	422,280	—
Other	114,678	1,914
Total deferred tax assets	3,414,891	2,494
Valuation allowance	(3,414,891)	(2,494)
Net deferred tax assets	—	—
As of December 31, 2020, the Company had $7,568,114 of U.S. net operating loss carryforwards that is carried forward indefinitely. The Company had no capitalized research and development expenditure pool and no U.S. research and development tax credit carryforwards as at December 31, 2020. Utilization of the net operating loss carryforwards and credits may be subject to an annual limitation due to ownership changes of the Company. As of December 31, 2020, the Company believes no ownership change has occurred to impact the Company’s use of its net operating losses and credits.
The realization of deferred tax assets is dependent upon a number of factors including future earnings, the timing and amount of which is uncertain. A valuation allowance was established for the net deferred tax asset balance due to management’s belief that the realization of these assets is not likely to occur in the foreseeable future. The Company’s valuation allowance increased during the years ended December 31, 2020 and 2019 due primarily to the generation of U.S. net operating loss carryforwards, as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Valuation allowance, beginning of year and period	2,494	—
Increases recorded to income tax provision – US	3,362,097	—
Increases recorded to income tax provision – Canada	50,300	2,494
Valuation allowance, end of year and period	3,414,891	2,494
As of December 31, 2020, and 2019, the Company had no uncertain tax positions.
The Company files income tax returns in the US federal, certain state, and Canada with varying statutes of limitations. The Company is not currently subject to tax examinations by any taxing jurisdiction. However, in the event of any such examination of its tax years 2019 and 2020, there may or may not be an impact on the Company’s net operating loss carryforwards and credits. The Company does not anticipate that any potential tax adjustments resulting from such examinations will have a significant impact on its financial position or results of operations.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was passed into law. The CARES Act includes several significant business tax provisions including modification to the taxable income limitation for utilization of net operating losses incurred in 2019 and 2020, an

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
increase to the limitation on deductibility of certain business interest expense, bonus depreciation for purchases of qualified improvement property and special deductions on certain corporate charitable contributions. The Company analyzed the provisions of the CARES Act and determined there was no impact to its income tax provision for the year ended December 31, 2020.
14. Net loss per share
Basic loss earnings per share is computed by dividing the loss available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing loss available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued, using the treasury stock method.
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
Net loss attributable to common shareholders	13,373,003	9,224
Weighted-average common shares outstanding – basic and diluted	10,783,895	—
Net loss per share attributable to common shareholders – basic and
diluted	$1.24	$—
The Company’s potentially dilutive securities, which include stock options and warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate bot basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at the year ended December 31, 2020, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
Options to purchase common shares	659,006	—
Warrants to purchase common shares	800,000	—
	1,459,006	—
15. Financial instruments risk management
Concentration risk
The Company currently holds all its cash deposits and entered into the Mortgage with one financial institution. The financial institution is a large and high-quality investment grade institution. The Company will continue to monitor for changes in credit quality in relation to the counterparties to which it has relationships.
Foreign currency risk
The Company does not have significant operating subsidiaries or significant investments in foreign countries as of December 31, 2020 and 2019. The Company is subject to foreign currency exposure on its

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
cash balances, accounts payable and accrued liabilities denominated in currencies other than the U.S. dollar, expenses incurred from certain supplier and service agreements denominated in Canadian dollars and Euro, as well as salaries and wages in respect of the Company’s Canadian employees. The Company does not currently manage its foreign currency exposure through hedging programs and will continue to monitor its foreign currency assets and liabilities and evaluate the needs for these programs in the future. During the year-ended December 31, 2020 and period ended December 31, 2019, the Company recorded $164,962 and $195, respectively, of foreign currency losses in the consolidated statements of operations.
Interest rate risk
The Company is subject to interest rate risk under its Mortgage loan. The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022. Accordingly, increases in LIBOR could increase the associated interest payments that the Company is required to make on the Mortgage. For more details around the Mortgage see note 8. The Company does not currently manage this interest rate exposure through hedging programs and as at December 31, 2020, the contractual interest rate floor of 0.25% is in effect as the current LIBOR benchmark rate is negative. The Company will continue to monitor and evaluate the need for interest rate hedging programs in the future.
16. Related party transactions
The Company recognized expenses in connection with related party transactions in the consolidated statements of operations as follows:
	Year ended December 31, 2020	Period from September 18, 2019 (date of incorporation) to December 31, 2019
	$	$
Share-based compensation for consulting arrangement	1,109,776	—
Consulting fees to shareholder	164,812	—
Consulting fees on business activities to Board member	90,975	—
Reimbursement to Board member for occupancy costs	21,315	—
	1,386,878	—
Transactions with related parties are in the normal course of operations and have been measured at their agreed upon exchange amount.
As at December 31, 2020, there was $nil owing to related parties in connection with the services above. As at December 31, 2019, $10,400 was owing to a related party that paid certain expenses on behalf of the Company prior to it obtaining equity financing. The amounts were fully repaid during the year ended December 31, 2020.
During the year ended December 31, 2020, the Company issued stock options to shareholders of a related party in exchange primarily for legal and financial consulting services. No amounts are owing in respect of these services as at December 31, 2020.
During the year ended December 31, 2020, the Company received consulting services for research and development and manufacturing planning from a shareholder as well as a Board member. No amounts are owing in respect of these services as at December 31, 2020.

POINT BIOPHARMA INC.
December 31, 2020 and December 31, 2019
Notes to the consolidated financial statements (in U.S. dollars)
The Company currently has a lease arrangement in place with a Board member for the use of office space. The arrangement does not have a defined contractual lease term and is payable monthly. The Company has applied the short-term lease exemption under ASC 842 to this arrangement and is recording the lease payments of approximately $4 thousand monthly as rent expense.
17. Employee benefit plan
The Company maintains a retirement plan, which is qualified under section 401(k) of the Internal Revenue Code for its U.S. employees. The plan allows eligible employees to defer, at the employee’s discretion, pretax compensation up to the IRS annual limits. The Company matched contributions up to 4% of the eligible employee’s compensation or the maximum amount permitted by law. Total expense for contributions made to U.S. employees was $2,787 for the year ended December 31, 2020 (2019 $nil).
18. Subsequent events
Warrants exercise
On January 28, 2021, all outstanding warrants to purchase common shares of the Company were exercised resulting in the issuance of 800,000 common shares for cash proceeds of $20,000,000.
Stock options exercise
On March 8, 2021, a non-employee consultant of the Company exercised 18,000 stock options resulting in the issuance of 18,000 common shares for cash proceeds of $450,000.
Business Combination
On March 15, 2021, the Company entered into the Business Combination Agreement with RACA and Bodhi Merger Sub, pursuant to which Bodhi Merger Sub will merge with and into the Company with the Company as the surviving entity and wholly-owned subsidiary of RACA. Under the terms of the Business Combination Agreement, shareholders of the Company would be entitled to receive approximately 3.59 common shares of RACA in exchange for each common share of the Company. In connection with the Business Combination, RACA has commitments for PIPE financing of $165 million which will be received in exchange for 16,500,000 Class A common shares of RACA. The PIPE financing is conditioned upon and will close concurrently with the Business Combination. The Business Combination is conditional upon, among other things, approvals by each of RACA’s and the Company’s shareholders. Completion of the Business Combination and PIPE financing are expected to occur during the second quarter of 2021.

POINT BIOPHARMA INC.
Unaudited Interim Condensed Consolidated Balance Sheets
(In U.S. dollars)
	March 31, 2021	December 31, 2020
	$	$
ASSETS
Current assets
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,843,052	10,546,749
Deferred financing costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,553,499	—
Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . .	4,555,236	1,850,346
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25,951,787	12,397,095
Property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,698,122	9,797,400
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38,649,909	22,194,495
LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,373,990	3,596,634
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,971,051	1,479,041
Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	128,307	87,882
Mortgage payable, net of debt discount . . . . . . . . . . . . . . . . . . . . . . . . . .	3,553,459	—
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10,026,807	5,163,557
Mortgage payable, net of debt discount . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	3,550,660
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10,026,807	8,714,217
Commitment and contingencies (note 8)
Shareholders’ Equity
Common shares, par value $0.001 per share, 50,000,000 authorized, 16,051,884 and 15,233,884 issued and outstanding as at March 31,2021 and December 31, 2020, respectively . . . . . . . . . . . .	16,052	15,234
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47,773,698	26,847,271
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(19,166,648)	(13,382,227)
Total shareholders’ equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28,623,102	13,480,278
Total liabilities and shareholders’ equity . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38,649,909	22,194,495
See accompanying Notes to the Unaudited Interim Condensed Consolidated Financial Statements

POINT BIOPHARMA INC.
Unaudited Interim Condensed Consolidated Statements of Operations
(In U.S. dollars)
	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Operating expenses
Research and development	4,269,298	385,594
General and administrative	1,464,692	1,023,664
Total operating expenses	5,733,990	1,409,258
Loss from operations	(5,733,990)	(1,409,258)
Other expenses
Finance costs	(2,799)	—
Foreign currency loss	(7,207)	(158,332)
Total other expenses	(10,006)	(158,332)
Loss before provision for income taxes	(5,743,996)	(1,567,590)
Provision for income taxes	(40,425)	(15,244)
Net loss	(5,784,421)	(1,582,834)
Net loss per basic and diluted common shares:
Basic and diluted net loss per common share	$(0.37)	$(9.19)
Basic and diluted weighted average common shares outstanding	15,799,284	172,291
See accompanying Notes to the Unaudited Interim Condensed Consolidated Financial Statements

POINT BIOPHARMA INC.
Unaudited Interim Condensed Consolidated Statements of Shareholders’ Equity For the three months ended March 31, 2021 and March 31, 2020
(In U.S. dollars, except share amounts)
	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Equity
	Number	Amount
		$	$	$	$
Balance at December 31, 2019	—	—	—	(9,224)	(9,224)
Issuance of common shares	6,330,834	6,331	3,238,103	—	3,244,433
Share-based compensation	—	—	660,163	—	660,163
Net loss	—	—	—	(1,582,834)	(1,582,834)
Balance at March 31, 2020	6,330,834	6,331	3,898,266	(1,592,058)	2,312,538
Balance at December 31, 2020	15,233,884	15,234	26,847,271	(13,382,227)	13,480,278
Issuance of common shares in connection with exercise of warrants	800,000	800	19,999,200	—	20,000,000
Issuance of common shares in connection with stock option exercises	18,000	18	449,982	—	450,000
Share-based compensation	—	—	477,245	—	477,245
Net loss	—	—	—	(5,784,421)	(5,784,421)
Balance at March 31, 2021	16,051,884	16,052	47,773,698	(19,166,648)	28,623,102
See accompanying Notes to the Unaudited Interim Condensed Consolidated Financial Statements

POINT BIOPHARMA INC.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
(In U.S. dollars)
	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Cash flows from operating activities
Net loss:	(5,784,421)	(1,582,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for income taxes	40,425	15,244
Share-based compensation expense	477,245	660,163
Finance costs	2,799	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(2,704,890)	(107,232)
Deferred financing costs	(1,553,499)	—
Accounts payable	(222,644)	132,840
Accrued expenses	1,492,010	344,204
Amount due to related party	—	132,412
Net cash used in operating activities	(8,252,975)	(405,203)
Cash flows from investing activities
Purchase of property, plant and equipment	(2,900,722)	—
Net cash used in investing activities	(2,900,722)	—
Cash flows from financing activities
Issuance of common shares in connection with exercise of warrants	20,000,000	—
Issuance of common shares in connection with stock option exercises	450,000	3,244,433
Deposit received for future issuance of common shares	—	1,060,067
Net cash provided by financing activities	20,450,000	4,304,500
Net increase in cash and cash equivalents	9,296,303	3,899,297
Cash and cash equivalents, beginning of period	10,546,749	—
Cash and cash equivalents, end of period	19,843,052	3,899,297
See accompanying Notes to the Unaudited Interim Condensed Consolidated Financial Statements

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
1.   Nature of business
Formation and organization
POINT Biopharma Inc., together with its consolidated subsidiaries (“POINT Biopharma Inc. “or the “Company”), is a late-stage clinical precision oncology company focused on the development and commercialization of next-generation radiopharmaceuticals for the treatment of cancer. The Company was incorporated on September 18, 2019 as POINT Theranostics Inc. under the General Corporation Law of the State of Delaware and amended its name to POINT Biopharma Inc. on November 22, 2019. The Company was founded on a mission to make radioligand therapy applicable to more cancers and available to more people, thereby improving the lives of cancer patients and their families everywhere.
The Company has three wholly-owned subsidiaries, POINT Biopharma Corp., located in Canada, and POINT Biopharma USA Inc. and West 78th Street, LLC which are both located in the USA. The Company’s office is located at 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3.
Business Combination
On March 15, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Therapeutics Acquisition Corp. (NASDAQ: RACA) (“RACA”) and Bodhi Merger Sub, Inc. (“Bodhi Merger Sub”), pursuant to which Bodhi Merger Sub will merge with and into the Company with the Company as the surviving entity (the “Business Combination”) and wholly-owned subsidiary of RACA. Under the terms of the Business Combination Agreement, shareholders of the Company would be entitled to receive approximately 3.59 common shares of RACA in exchange for each common share of the Company. In connection with the Business Combination, RACA has commitments for PIPE financing of $165 million which will be received in exchange for 16,500,000 Class A common shares of RACA. The PIPE financing is conditioned upon and will close concurrently with the Business Combination. The Business Combination is conditional upon, among other things, approvals by each of RACA’s and the Company’s shareholders. Completion of the Business Combination and PIPE financing are expected to occur during the second quarter of 2021.
2.   Summary of significant accounting policies
Basis of presentation
The accompanying unaudited interim condensed unaudited condensed financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 270, Interim Reporting and include the accounts of the Company and its wholly-owned subsidiaries, POINT Biopharma Corp., POINT Biopharma USA, Inc. and West 78th Street, LLC for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Except as described below, the accounting policies and methods of computation applied in the unaudited interim condensed consolidated financial statements and related notes contained therein are consistent with those applied by the Company in its audited consolidated financial statements as at and for the year ended December 31, 2020 (the “2020 Financial Statements”). These unaudited interim condensed consolidated financial statements should be read in conjunction with the 2020 Financial Statements.
Going Concern
The Company assesses and determines its ability to continue as a going concern in accordance with the provisions of ASC Topic 205-40, Presentation of Financial Statements — Going Concern.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
The Company’s current cash and cash equivalents balance will not be sufficient to complete all necessary development activities and commercially launch its products. The Company anticipates that its current cash and cash equivalents balance will not be sufficient to sustain operations within one year after the date that these unaudited interim condensed consolidated financial statements and notes were issued, which raises substantial doubt about the Company’s ability to continue as a going concern. For additional details on the factors identified that raise substantial doubt as to the Company’s ability to continue as a going concern, please see the 2020 Financial Statements.
The Company believes that its cash of approximately $19,843,052 as of March 31, 2021, together with funds to be received in connection with the Business Combination and PIPE financing alleviate the substantial doubt as to the Company’s ability to continue as a going concern.
These unaudited interim condensed consolidated financial statements and accompanying notes have been prepared on the basis that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
Impact of Covid-19
The COVID-19 pandemic, which was declared by the World Health Organization as a pandemic in March 2020 and has spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border security and other measures. The impact of this pandemic has been, and will likely continue to be, extensive in many aspects of society, which has resulted, and will likely continue to result, in significant disruptions to the global economy as well as businesses and capital markets around the world. The future progression of the pandemic and its effects on the Company’s business and operations are uncertain.
In response to public health directives and orders and to help minimize the risk of the virus to employees, the Company has taken precautionary measures, including implementing work-from-home policies for certain employees. The impact of the virus, including work-from-home policies, may negatively impact productivity, disrupt the Company’s business, and delay its preclinical research and clinical trial activities and its development program timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct its business in the ordinary course. Specifically, the Company may not be able to enroll additional patient cohorts on its planned timeline due to disruptions at its clinical trial sites. The Company is currently unable to predict when it will be able to resume normal clinical activities for its clinical programs. Other impacts to the Company’s business may include temporary closures of its suppliers and disruptions or restrictions on its employees’ ability to travel. Any prolonged material disruption to the Company’s employees or suppliers could adversely impact the Company’s preclinical research and clinical trial activities, financial condition and results of operations, including its ability to obtain financing.
The Company is monitoring the ongoing impact of the COVID-19 pandemic on its business and the unaudited interim condensed consolidated financial statements. To date, the Company has not experienced any material business disruptions or incurred any impairment losses in the carrying values of its assets as a result of the pandemic and it is not aware of any specific related event or circumstance that would require it to revise its estimates reflected in these unaudited interim condensed consolidated financial statements.
Risks and uncertainties
The Company has incurred significant net losses since inception and has funded operations through equity financings. Operating losses and negative cash flows are expected to continue for the foreseeable future. As losses continue to be incurred, the Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, successful discovery and

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
development of its product candidates, regulatory approval of its product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, protection of proprietary technology, compliance with governmental regulations, the impact of the COVID-19 coronavirus, the ability to secure additional capital to fund operations and commercial success of its product candidates. Product candidates currently under development will require extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s drug development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.
Use of estimates
The preparation of the unaudited interim condensed consolidated financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements, and the reported amounts of expenses for the periods presented. Significant estimates and assumptions reflected in these unaudited interim condensed consolidated financial statements include, but are not limited to, the accrual of research and development expenses and the valuations of stock options and warrants. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Deferred Financing Costs
The Company capitalized certain legal, audit, accounting and other third-party fees that are directly associated with the Business Combination as deferred financing costs until the Business Combination is completed. After completion of the Business Combination, these fees will be recorded as a reduction to additional paid-in capital generated as a result of the Business Combination. Should the Business Combination not be completed, the deferred financing costs will be expensed immediately as a charge to operating expenses in the consolidated statements of operations.
Recent accounting pronouncements not yet effective
Debt with Conversion and Other Options
The FASB has issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for convertible instruments, such as convertible debt or convertible preferred stock, by eliminating two potential methods in accounting for the embedded conversion feature. The standard also removes certain conditions previously used to evaluate whether a freestanding financial instrument, or certain types of embedded features, are considered to be settled in the issuer’s own equity. Finally, ASU 2020-06 requires that an entity use the if-converted method in calculating the effects of convertible instruments on diluted earnings per share, with one limited exception. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than for fiscal years beginning after December 15, 2020. The Company is currently evaluating the effects of this guidance.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
3.   Prepaid expenses and other current assets
Prepaid expenses and other current assets consisted of the following:
	As at March 31, 2021	As at December 31, 2020
	$	$
Prepaid clinical trial expenses . . . . . . . . . . . . . . . . . . . . . . . .	4,047,248	1,763,731
Prepaid property, plant and equipment costs . . . . . . . . . . . . . .	106,621	—
Canadian harmonized sales tax receivable . . . . . . . . . . . . . . . .	78,549	58,982
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	322,819	27,633
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,555,237	1,850,346
4.   Accrued expenses
Accrued liabilities consisted of the following:
	As at March 31, 2021	As at December 31, 2020
	$	$
Accrued financing costs	1,311,508	—
Accrued research and development costs	358,490	597,994
Accrued personnel costs	481,801	540,292
Accrued corporate legal fees and other professional services	441,625	210,099
Other accrued costs	377,626	130,656
Total	2,971,051	1,479,041
5.   Mortgage payable
On July 10, 2020, the Company obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana (the “Property”). The Mortgage is collateralized by a first charge over the Property. As part of the financing the Company incurred $17,194 of costs and fees from the lender that are capitalized and recorded as finance costs over the life of the Mortgage.
The Mortgage bears interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage requires quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022.
For the three months ended March 31, 2021, the Company recorded $26,689 in interest costs (March 31, 2020 — $nil) which have been capitalized within property, in development, and $2,799 of accretion expense related to the unwinding of unamortized financing costs and fees (March 31, 2020 — $nil) and recorded through finance costs.
The Mortgage is guaranteed by a shareholder of the Company (the “Guarantor”). As at March 31, 2021 the Guarantor was in compliance with this covenant.
6.   Shareholders’ equity
Common shares
The Company is authorized to issue 50,000,000 common shares with a par value of $0.001.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
During the three months ended March 31, 2021, the Company issued 818,000 common shares of which 800,000 were issued in connection with the exercise of 800,000 warrants and 18,000 were issued in connection with the exercise of stock options issued to a non-employee consultant, each at an exercise price of $25 per share resulting in total cash proceeds of $20,450,000.
As at March 31, 2021, the number of total issued and outstanding common shares is 16,051,884 (December 31, 2019 — 15,233,884).
Each common share entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. Common shareholders are entitled to receive dividends, if any, as may be declared by the Company’s board of directors. During the three months ended March 31, 2021, no cash dividends had been declared or paid by the Company (March 31, 2020 — $nil).
During the three months ended March 31, 2020, the Company received $1,060,067 on deposit for the future issuance of common shares. The cash receipts were recorded within current liabilities until the common shares were issued.
7.   Share-based compensation
In March 2020, the Company’s board of directors approved the 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to the Company’s employees, directors, and consultants. 1,610,432 common shares are authorized for issuance under the 2020 EIP.
The Company recorded $400,157 to research and development expense and $77,088 to general and administrative expenses for share-based compensation for the three months ended March 31, 2021 (March 31, 2020 — $660,163 to general and administrative expenses). The Company did not recognize a tax benefit related to share-based compensation expense during the three months ended March 31, 2021 as the Company had net operating losses carryforwards and recorded a valuation allowance against the deferred tax asset.
The following table summarizes the activity relating to the Company’s options to purchase stock:
	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2020 . . . . . . . . . . . . . .	659,006	10.33
Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	100,000	25.00
Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(18,000)	25.00
Forfeited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Outstanding as of March 31, 2021 . . . . . . . . . . . . . . . . .	741,006	11.95	5.7
Vested and expected to vest as of March 31, 2021 . . . . . .	741,006	11.95	5.7
Options exercisable as of March 31, 2021 . . . . . . . . . . . .	180,877	11.63	5.7

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2019 . . . . . . . . . . . . . .	—	—
Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	483,506	5.00
Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Forfeited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Outstanding as of March 31, 2020 . . . . . . . . . . . . . . . . .	483,506	5.00	6.0
Vested and expected to vest as of March 31, 2020 . . . . . .	483,506	5.00	6.0
Options exercisable as of March 31, 2020 . . . . . . . . . . . .	—	—	—
During the three months ended March 31, 2021, 100,000 stock options were granted to a non-employee consultant of the Company. The vesting terms of the grant are such that 25% of the options vested immediately upon grant, 10% of the options vest in a year following the grant and the remaining options vest based on certain performance milestones. During the three months ended March 31, 2021, no share-based compensation expense was recorded in respect of the stock options that vest based on performance milestones as these conditions were not considered probable in accordance with ASC Topic 718, Compensation — Stock Compensation.
During the three months ended March 31, 2020, 1,892 stock options were granted to an employee and 481,614 stock options were granted to non-employee consultants of the Company. 25% of the options vest after the 1st year anniversary and the remaining options vesting ratably over the remaining three years.
The following table presents the assumptions used in the Black-Scholes-Merton option-pricing model to determine the grant date fair value of stock options granted:
	Three months ended March 31, 2021	Three months ended March 31, 2020
Risk-free interest rate	0.716%	0.504%
Expected term (in years)	5.375	4.25
Expected volatility	65%	65%
Expected dividend yield	0%	0%
During the three months ended March 31, 2021, a non-employee consultant of the Company exercised 18,000 stock options resulting in the issuance of 18,000 common shares for cash proceeds of $450,000.
As of March 31, 2021, the unrecognized share-based compensation expense related to unvested options, was $1,444,371 and the estimated weighted average remaining vesting period was 2.6 years.
8.   Commitments and contingencies
Property, in development commitment
The Company entered into agreements for the engineering design and modification of the property, in development. As at March 31, 2021, the Company is committed to future payments of approximately $6.5 million, relating to the construction and retrofit of the building, which are due before the expected completion in fiscal year 2021. $2,666,133 has been recorded within property, plant and equipment during the three months ended March 31. 2021.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
Clinical trial and commercial commitments
The Company in the normal course of business enters into various services and supply agreements in connection with its clinical trials to ensure the supply of certain product and product lines during the Company’s clinical phase. These agreements often have minimal purchase commitments and generally terminate upon the termination of the clinical trial. Minimum purchase commitments under these agreements range from $800,000 to $3,700,000 with a total aggregate remaining minimum commitment amount of approximately $8.4 million that range from three to eight years or upon completion of the clinical trial if earlier. The Company recorded $nil in connection with its supply agreements during the three months ended March 31, 2021 (March 31, 2020 — $nil).
The Company also has a supply agreement with a third party to purchase certain products for use in the Company’s full scale production process. The Company is committed to purchase a minimum quantity of product in the amount of approximately $41.7 million ($52.5 million CAD) over the contract term. The purchase commitments are contingent upon to completion of certain milestones by the third-party supplier.
The Company also has an agreement with a third party to provide certain services in connection with the Company’s SPLASH clinical phase study. The contract expires on the date of the completion or termination of the clinical trial. The remaining minimum purchase commitment under this agreement is approximately $52.6 million with payments that range from one to six years. The Company recorded $nil in connection with this agreement during the three months ended March 31, 2021 (March 31, 2020 — $nil).
License agreements
The Company in the normal course of business enters into license and sublicense agreements in connection with its clinical trials and product development. For additional details of the Company’s license agreements, see note 12 in the 2020 Financial Statements. The Company recorded approximately $0.5 million in connection to its license agreements during the three months ended March 31, 2021 (March 31, 2020 — $nil).
9.    Net loss per share
Basic loss earnings per share is computed by dividing the loss available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing loss available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued, using the treasury stock method.
	Three months ended March 31, 2021	Three months ended March 31, 2020
Net loss attributable to common shareholders . . . . . . . . . . . . . . . .	5,784,421	1,582,834
Weighted-average common shares outstanding – basic and diluted	15,799,284	172,291
Net loss per share attributable to common shareholders – basic and diluted	$0.37	$9.19
The Company’s potentially dilutive securities, which include stock options and warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common shareholders is the same.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
10.   Income Taxes
The Company has operations in both the United States and Canada, as such it is subject to tax in both countries. The income tax expense for the three months ended March 31, 2021 and March 31, 2020 was $40,425 and $15,244 respectively. As of March 31, 2021, the Company had no uncertain tax positions (December 31, 2020 — $nil).
The Company files income tax returns in the US federal, certain state, and Canada with varying statutes of limitations. The Company is not currently subject to tax examinations by any taxing jurisdiction. However, in the event of any such examination of its tax years 2019 and 2020, there may or may not be an impact on the Company’s net operating loss carryforwards and credits. The Company does not anticipate that any potential tax adjustments resulting from such examinations will have a significant impact on its financial position or results of operations.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was passed into law. The CARES Act includes several significant business tax provisions including modification to the taxable income limitation for utilization of net operating losses incurred in 2019 and 2020, an increase to the limitation on deductibility of certain business interest expense, bonus depreciation for purchases of qualified improvement property and special deductions on certain corporate charitable contributions. The Company analyzed the provisions of the CARES Act and determined there was no impact to its income tax provision for the three months ended March 31, 2021 and 2020.
11.   Related party transactions
The Company recognized expenses in connection with related party transactions in the unaudited condensed consolidated statements of operations as follows:
	Three months ended March 31, 2021	Three months ended March 31, 2020
	$	$
Share-based compensation for consulting arrangements . . . . . . .	—	554,888
Consulting fees to shareholder . . . . . . . . . . . . . . . . . . . . . . . . .	—	72,424
Consulting fees on business activities to Board member . . . . . . . .	29,986	22,162
Reimbursement to Board member for occupancy costs . . . . . . . .	17,235	—
	47,221	649,474
Transactions with related parties are in the normal course of operations and have been measured at their agreed upon exchange amount.
As at March 31, 2021, there was $nil owing to related parties in connection with the services above. As at March 31, 2020, $70,388 was owing to a related party that paid certain expenses on behalf of the Company prior to it obtaining equity financing. The amounts were fully repaid subsequent to March 31, 2020.
During the three months ended March 31, 2020, the Company issued stock options to shareholders of a related party in exchange primarily for legal and financial consulting services. No amounts are owing in respect of these services as at March 31, 2021.
During the three-month periods ended March 31, 2021 and 2020, the Company received consulting services for research and development from a Board member. Approximately $30,000 is recorded within accrued liabilities in respect of these services as at March 31, 2021. In addition, during the three months ended March 31, 2020, the Company received consulting services for manufacturing planning from a shareholder.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
The Company currently has a lease arrangement in place with a Board member for the use of office space. The arrangement does not have a defined contractual lease term and is payable monthly. The Company has applied the short-term lease exemption under ASC Topic 842, Leases to this arrangement and is recording the lease payments of approximately $6,000 monthly as rent expense.
12.   Subsequent Events
For the Company’s unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2021, it evaluated subsequent events through April 30, 2021, the date on which those unaudited interim condensed consolidated financial statements were issued, and July 30, 2021, the date the revised unaudited interim condensed financial statements were issued.
Business Combination
On June 30, 2021 (the “Closing Date”), the Company consummated the Business Combination with RACA, pursuant to the terms of the Business Combination Agreement, dated as of March 15, 2021, by and among RACA, Bodhi Merger Sub, Inc. and POINT Biopharma Inc. Pursuant to the Business Combination Agreement, on the Closing Date, (i) Bodhi Merger Sub, Inc. merged with and into POINT Biopharma Inc. (the “Merger”), with Point Biopharma Inc. as the surviving company in the Merger as a wholly-owned subsidiary of RACA and (ii) RACA changed its name to “POINT Biopharma Global Inc.”
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share and vested equity award of POINT Biopharma Inc. outstanding as of immediately prior to the Effective Time was exchanged, at a conversion ratio of approximately 3.59:1, for shares of the common stock, par value $0.0001 per share, of POINT Biopharma Global Inc. (“Common Stock”) or comparable vested equity awards that are exercisable for shares of Common Stock, as applicable, based on an implied POINT Biopharma Inc. vested equity value of $585,000,000; (ii) all unvested equity awards of POINT Biopharma Inc. were exchanged for comparable unvested equity awards that are exercisable for shares of Common Stock, determined based on the same conversion ratio at which the vested equity awards are exchanged for shares of Common Stock; and (iii) each share of Class A common stock, par value $0.0001 per share, of RACA (“Class A Common Stock”) and each share of Class B common stock, par value $0.0001 per share, of RACA (“Class B Common Stock”) that was issued and outstanding immediately prior to the Effective Time became one share of Common Stock following the consummation of the Business Combination.
In addition, concurrently with the execution of the Business Combination Agreement, on March 15, 2021, RACA entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and RACA agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165,000,000 (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the closing of the Business Combination.
The Company received net proceeds of approximately $260 million in connection with the Business Combination and related PIPE Financing exclusive of redemptions and transaction costs. The transaction costs of approximately $27 million comprised of investment banker, legal, audit, tax, accounting, consulting, insurance, board retainer fees and listing fees. The Company’ believes the net proceeds received in connection with the Business Combination and related PIPE Financing, together with the Company’s available resources and existing cash and cash equivalents are sufficient to fund planned operations for at least twelve months from the date that these revised unaudited interim condensed consolidated financial statements are issued.

POINT Biopharma Inc.
March 31, 2021 and March 31, 2020
Notes to the unaudited interim condensed consolidated financial statements (in U.S. dollars)
License agreement
On June 30, 2021, the Company entered into a license agreement with the Belgian Nuclear Research Centre (“SCK-CEN”). Under the SCK-CEN Agreement, the Company was granted a worldwide, royalty-bearing, non-exclusive, sublicensable license under SCK-CEN’s patent rights to develop, make, have made, use and import the no-carrier added Lu-177. The Company is obligated to make aggregate milestone payments to SCK-CEN of up to $130,000 (€110,000) upon the achievement of certain technology implementation milestones. The Company is also obligated to make aggregate minimum royalty payments of $8,500,000 (€7,120,000) over the course of 8 years commencing in 2023.
Issuance of stock options
On July 6, 2021, Point Biopharma Global Inc. granted 1,004,959 stock options for the purchase of Point Biopharma Global Inc. common shares, each with an exercise price of $8.47. 25% of the options vest after the 1st year anniversary and the remaining options vesting ratably over the remaining three years.
Repayment of Mortgage
On July 29, 2021, the Mortgage on the manufacturing facility in Indianapolis, Indiana was repaid and the related guarantee was released.

Up to 53,211,039 Shares of Common Stock
PROSPECTUS
, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.    Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.
All amounts are estimates, except for the SEC registration fee.
Amount
SEC registration fee	$51,614
Accounting fees and expenses	$20,000
Legal fees and expenses	$60,000
Miscellaneous fees and expenses	$18,386
Total expenses	$150,000
ITEM 14.    Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our Certificate of Incorporation further provides that any repeal or modification of such article by the stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to certain conditions and exceptions.
In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service or, at our request, service to other entities, as an officer or director, as applicable, to the maximum extent permitted by applicable law.
We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.
ITEM 15.    Recent Sales of Unregistered Securities.
We have sold the securities described below within the past three years, which were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder.
Founder Shares
On April 30, 2020, RACA’s Sponsor purchased 2,875,000 shares (the “Founder Shares”) of RACA’s common stock, par value $0.0001 per share (the “common stock”), in exchange for a capital contribution of $25,000, or approximately $0.01 per share. In June 2020, the Sponsor transferred 30,000 Founder Shares to each of the other initial shareholders. On June 15, 2020, RACA filed an Amended and Restated Certificate of Incorporation, including an amendment authorizing the issuance by RACA of Class B Common Stock. Pursuant to such amendment, the Founder Shares were converted into shares of Class B Common Stock of RACA. On July 8, 2020, RACA effected a 1:1.18 stock split of its Class B Common Stock, resulting in the Sponsor holding an aggregate of 3,286,300 Founder Shares and there being an aggregate of 3,392,500

Founder Shares outstanding. The Founder Shares were automatically converted into shares of Class A Common Stock of RACA upon the consummation of the Business Combination.
Concurrent Private Placement
Concurrently with the closing of RACA’s initial public offering on July 10, 2020, RACA completed a private sale (the “Private Placement”) of 471,400 shares of Class A Common Stock at a purchase price of $10.00 per share, to its Sponsor, generating gross proceeds of approximately $4.7 million.
PIPE Shares
Concurrently with the execution of the Business Combination Agreement, RACA entered into subscription agreements with each of the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 16,500,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $165,000,000. Affiliates of RA Capital Management, L.P., funded $40,000,000 in the PIPE Financing.

ITEM 16.    Exhibits and Financial Statement Schedules
(a)
Exhibits

Exhibit Index
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1†
Business Combination Agreement, dated as of March 15, 2021, by and among Therapeutics Acquisition Corp., Bodhi Merger Sub 1, Inc., and Point Biopharma Inc. (incorporated by reference to Annex A to the Definitive Proxy Statement filed by the Company on June 9, 2021).

3.1	Certificate of Incorporation of POINT Biopharma Global Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 1, 2021).
3.2	By-laws of POINT Biopharma Global Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on July 1, 2021).
5.1**	Opinion of Bass, Berry & Sims PLC.
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4/A filed by the Company on June 7, 2021).
10.2†
Amended and Restated Registration and Stockholder Rights Agreement, dated June 30, 2021, by and among Therapeutics Acquisition Holdings LLC and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on July 1, 2021).

10.3#	POINT Biopharma Global Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by the Company on July 1, 2021).
10.4#	Form of Non-Qualified Stock Option Agreement under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (Employees) (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by the Company on July 1, 2021).
10.5#	Form of Non-Qualified Stock Option Agreement under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (Directors) (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by the Company on July 1, 2021).
10.6#	Form of Restricted Stock Unit Award Agreement under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (Employees) (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by the Company on July 1, 2021).
10.7#	Form of Restricted Stock Unit Award Agreement under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (Directors) (incorporated by reference to Exhibit 10.7 to the Form 8-K filed by the Company on July 1, 2021).
10.8#	Form of Incentive Stock Option Agreement under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Form 8-K filed by the Company on July 1, 2021).
10.9#	2020 POINT Biopharma, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4/A filed by the Company on June 7, 2021).
10.10#	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Allan Silber, as amended March 8, 2021 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).

Exhibit Number	Description
10.11#	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Joe McCann, as amended March 8, 2021 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).
10.12#	Employment Agreement, dated as of July 24, 2020, by and between POINT Biopharma Corp. and Bill Demers, as amended March 8, 2021 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).
10.13#	Employment Agreement, dated as of April 23, 2020, by and between POINT Biopharma Corp. and Michael Gottlieb, as amended March 8, 2021 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).
10.14#	Consulting Agreement by and between POINT Biopharma Inc. and Dr. Neil Fleshner, dated February 22, 2021 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by the Company on March 23, 2021).
10.15#	Employment Agreement, dated as of July 19, 2020, by and between POINT Biopharma USA Inc. and Jessica Jensen (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).
10.16††
Exclusive License and Commercialization Agreement, dated December 16, 2020, by and between POINT Biopharma Inc., Canadian Molecular Probe Consortium, the Centre for Probe Development and Commercialization, and the University Health Network (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).

10.17	Loan and Security Agreement, dated as of July 10, 2020, by and between West 78th Street, LLC and CIBC Bank USA (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 filed by the Company on March 23, 2021).
10.18††
Supply Agreement dated July 12, 2020, by and between POINT Biopharma Corp. and the Centre for Probe Development and Commercialization (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4/A filed by the Company on May 3, 2021).

10.19	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.18 to the Form 8-K filed by the Company on July 1, 2021).
16.1	Letter to SEC from WithumSmith+Brown, PC (incorporated by reference to Exhibit 16.1 to the Form 8-K filed by the Company on July 1, 2021).
21.1	List of subsidiaries of Point Biopharma Global Inc. (incorporated by reference to Exhibit 21.1 to the Form 8-K filed by the Company on July 1, 2021).
23.1**	Consent of Armanino, LLP, independent registered accounting firm for New POINT.
23.2**	Consent of WithumSmith+Brown, PC, independent registered accounting firm for RACA.
23.3**	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page of the registration statement).
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**
Filed herewith.

#
Indicates a management contract or any compensatory plan, contract or arrangement.

†
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

(b)
Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.
ITEM 17.    Undertakings.
The undersigned registrant hereby undertakes:
A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on July 30, 2021.
POINT BIOPHARMA GLOBAL INC.
By:
/s/ Bill Demers

Name:
Bill Demers

Title:
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Joe McCann, and Bill Demers, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.
Signature	Title	Date
/s/Joe McCann Dr. Joe McCann, Ph.D.	Chief Executive Officer (Principal Executive Officer) and Director	July 30, 2021
/s/Allan C. Silber Allan C. Silber	Executive Chair and Director	July 30, 2021
/s/Bill Demers Bill Demers	Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2021
/s/ Neil Fleshner Dr. Neil Fleshner	Chief Medical Officer and Director	July 30, 2021
/s/Rajesh K. Malik Dr. Rajesh K. Malik, M.D.	Director	July 30, 2021
/s/ Jonathan Ross Goodman Jonathan Ross Goodman	Director	July 30, 2021
/s/ Margaret E. Gilmour Margaret E. Gilmour	Director	July 30, 2021

Signature	Title	Date
/s/ Gerald Hogue Gerald Hogue	Director	July 30, 2021
/s/ David C. Lubner David C. Lubner	Director	July 30, 2021
/s/Yael Margolin Dr. Yael Margolin, Ph.D.	Director	July 30, 2021